      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1996


                                                       REGISTRATION NO. 333-2471
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         EXIDE ELECTRONICS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                             ---------------------

                       DELAWARE                                             22-2231834
   (State or other jurisdiction of incorporation or            (I.R.S. Employer Identification No.)
                     organization)

                             ---------------------

           EXIDE ELECTRONICS CORPORATION         EXIDE ELECTRONICS INTERNATIONAL CORP.
      (Exact name of registrant as specified    (Exact name of registrant as specified
                  in its charter)                           in its charter)
           DELAWARE            23-2119242            DELAWARE            23-2119206
       (State or other      (I.R.S. Employer     (State or other      (I.R.S. Employer
       jurisdiction of       Identification      jurisdiction of       Identification
       incorporation or           No.)           incorporation or           No.)
        organization)                             organization)
               LECTRO PRODUCTS, INC.                  DELTEC POWER SYSTEMS, INC.
      (Exact name of registrant as specified    (Exact name of registrant as specified
                  in its charter)                           in its charter)
           DELAWARE            59-2091680           WISCONSIN            39-1808670
       (State or other      (I.R.S. Employer     (State or other      (I.R.S. Employer
       jurisdiction of       Identification      jurisdiction of       Identification
       incorporation or           No.)           incorporation or           No.)
        organization)                             organization)
       EXIDE ELECTRONICS USA HOLDINGS CORP.            DELTEC ELECTRONICS CORP.
      (Exact name of registrant as specified    (Exact name of registrant as specified
                  in its charter)                           in its charter)
           DELAWARE            56-1854024           CALIFORNIA           36-3279502
       (State or other      (I.R.S. Employer     (State or other      (I.R.S. Employer
       jurisdiction of       Identification      jurisdiction of       Identification
       incorporation or           No.)           incorporation or           No.)
        organization)                             organization)

        INTERNATIONAL POWER MACHINES CORP.
      (Exact name of registrant as specified
                  in its charter)
           DELAWARE            75-1251465
       (State or other      (I.R.S. Employer
       jurisdiction of       Identification
       incorporation or           No.)
        organization)
            DATATRAX ACQUISITION CORP.
      (Exact name of registrant as specified
                  in its charter)
           DELAWARE            84-1244004
       (State or other      (I.R.S. Employer
       jurisdiction of       Identification
       incorporation or           No.)
        organization)
            LORTEC POWER SYSTEMS, INC.
      (Exact name of registrant as specified
                  in its charter)
             OHIO              34-1225211
       (State or other      (I.R.S. Employer
       jurisdiction of       Identification
       incorporation or           No.)
        organization)



                             ---------------------

                                      3698
            (Primary Standard Industrial Classification Code Number)

               8609 SIX FORKS ROAD, RALEIGH, NORTH CAROLINA 27615
                                 (919) 872-3020
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                           NICHOLAS J. COSTANZA, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         EXIDE ELECTRONICS GROUP, INC.
               8609 SIX FORKS ROAD, RALEIGH, NORTH CAROLINA 27615
                                 (919) 872-3020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

               BRAD S. MARKOFF, ESQ.                                     KIRK A. DAVENPORT
        SMITH HELMS MULLISS & MOORE, L.L.P.                               LATHAM & WATKINS
316 W. EDENTON STREET, RALEIGH, NORTH CAROLINA 27603      885 THIRD AVENUE, SUITE 1000, NEW YORK, NEW YORK
                   (919) 755-8700                                              10022
                                                                           (212) 906-1200

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             ---------------------

                         EXIDE ELECTRONICS GROUP, INC.

                             CROSS REFERENCE SHEET

           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K
               SHOWING LOCATION IN PROSPECTUS OF THE INFORMATION
                         REQUIRED BY PART I OF FORM S-4

  1.   Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus...............   Outside Front Cover Page; Cross Reference
                                                           Sheet; Inside Front Cover Page
  2.   Inside Front and Outside Back Cover Pages of
         Prospectus...................................   Inside Front Cover Page; Information
                                                           Incorporated by Reference; Outside Back Cover
                                                           Page
  3.   Risk Factors, Ratio of Earnings to Fixed
         Charges and Other Information................   Prospectus Summary; Risk Factors; Selected
                                                           Historical Consolidated Financial Data
  4.   Terms of the Transaction.......................   The Exchange Offer; Certain United States
                                                         Federal Income Tax Considerations;
                                                           Description of Notes
  5.   Pro Forma Financial Information................   Prospectus Summary; Unaudited Pro Forma
                                                           Combined Financial Statements
  6.   Material Contracts with the Company Being
         Acquired.....................................   Not Applicable
  7.   Additional Information Required for Reoffering
         by Persons and Parties Deemed to be
         Underwriters.................................   Not Applicable
  8.   Interests of Named Experts and Counsel.........   Not Applicable
  9.   Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..................................   Not Applicable
 10.   Information with Respect to S-3 Registrants....   Prospectus Summary; The Deltec Acquisition;
                                                           Capitalization; Selected Historical
                                                           Consolidated Financial Data; Management's
                                                           Discussion and Analysis of Financial
                                                           Condition and Results of Operations;
                                                           Business; Management; Principal
                                                           Shareholders; Description of New Credit
                                                           Facility; Description of Notes; Description
                                                           of Capital Stock; Financial Statements
 11.   Incorporation of Certain Information by
         Reference....................................   Information Incorporated by Reference
 12.   Information with Respect to S-2 or S-3
         Registrants..................................   Not Applicable
 13.   Incorporation of Certain Information by
         Reference....................................   Not Applicable
 14.   Information with Respect to Registrants Other
         Than S-3 or S-2 Registrants..................   Not Applicable
 15.   Information with Respect to S-3 Companies......   Not Applicable
 16.   Information with Respect to S-2 or S-3
         Companies....................................   Not Applicable
 17.   Information with Respect to Companies Other
         Than S-2 or S-3 Companies....................   Not Applicable
 18.   Information if Proxies, Consents or
         Authorizations are to be Solicited...........   Not Applicable
 19.   Information if Proxies, Consents or
         Authorizations are not to be Solicited or in
         an Exchange Offer............................   Management; The Exchange Offer

PROSPECTUS


                               OFFER TO EXCHANGE

              11 1/2% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B
    FOR ALL OUTSTANDING 11 1/2% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A

                                       OF

                         EXIDE ELECTRONICS GROUP, INC.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME

                       ON JUNE 17, 1996 UNLESS EXTENDED.

                             ---------------------

     Exide Electronics Group, Inc., a Delaware corporation (the "Company" or "Exide Electronics"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 11 1/2% Senior Subordinated Notes due 2006, Series B (the "Series B Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"), for each $1,000 principal amount of its outstanding 11 1/2% Senior Subordinated Notes due 2006, Series A (the "Series A Notes"), of which $125.0 million in aggregate principal amount are outstanding as of the date hereof. The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the exchange will have been registered under the Securities Act, and, therefore, the Series B Notes will not bear legends restricting the transfer thereof, and (ii) holders of the Series B Notes will not be entitled to certain rights of holders of the Series A Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits of an indenture dated as of March 13, 1996 governing the Series A Notes and the Series B Notes (the "Indenture"). The Series A Notes and the Series B Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of Notes."

     The Series B Notes will bear interest at the same rate and on the same terms as the Series A Notes. Consequently, the Series B Notes will bear interest at the rate of 11 1/2% per annum and the interest will be payable semiannually on March 15 and September 15 of each year, commencing September 15, 1996. The Series B Notes will bear interest from and including the date of issuance of the Series A Notes (March 13, 1996). Holders whose Series A Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes. On or after March 15, 2001, the Series B Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. Upon a Change of Control (as defined herein), holders of the Series B Notes will have the right to require the Company to purchase their Series B Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

     The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company, including borrowings under the New Credit Facility (as defined herein). The Notes are guaranteed (the "Subsidiary Guarantees") by all of the Company's existing and future domestic subsidiaries (collectively, the "Guarantors"). The Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors, including guarantees of the New Credit Facility. The Notes, the Subsidiary Guarantees and borrowings under the New Credit Facility will be effectively subordinated to the indebtedness of foreign subsidiaries of the Company. As of December 31, 1995, on a pro forma basis after giving effect to the Deltec Acquisition (as defined herein), the New Credit Facility and the Offering (as defined herein), the Company and its subsidiaries would have had $141.8 million of Senior Debt and indebtedness of foreign subsidiaries that would effectively rank senior in right of payment to the Notes and the Subsidiary Guarantees. The Indenture permits the Company and its subsidiaries to incur additional indebtedness, including Senior Debt, subject to certain limitations, and will prohibit the incurrence of any indebtedness that is senior to the Notes and subordinated to any Senior Debt.


     The Company will accept for exchange any and all validly tendered Series A Notes not withdrawn prior to 5:00 p.m., New York City time, on June 17, 1996 unless the Exchange Offer is extended by the Company, in its sole discretion (the "Expiration Date"). Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions." Series A Notes may be tendered only in integral multiples of $1,000.


                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                             ---------------------


                  The date of this Prospectus is May 14, 1996

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Series B Notes issued pursuant to this Exchange Offer in exchange for Series A Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Series B Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring the Series B Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Series B Notes. Holders of Series A Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives the Series B Notes for its own account in exchange for the Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes.

     Prior to this Exchange Offer, there has been no public market for the Notes. The Company does not intend to list the Notes on any securities exchange, but the Series A Notes are eligible for trading in the National Association of Securities Dealers, Inc.'s Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and certain other factors. Such conditions might cause the Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market for the Notes."

     Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has indicated its intention to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer for use in connection with any such resale for a period of 365 days from the date on which the Registration Statement is declared effective. See "Plan of Distribution."

     The Company will not receive any proceeds from, and has agreed to bear the expenses of, this Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SERIES A NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     SEE "RISK FACTORS," ON PAGES 16 THROUGH 20, FOR A DISCUSSION OF CERTAIN FACTORS THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH THIS EXCHANGE OFFER AND AN INVESTMENT IN THE SERIES B NOTES.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     UNTIL AUGUST 12, 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS OFFERING TRANSACTIONS IN THE SERIES B NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION THEREWITH. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


     The Series B Notes will be available initially only in book-entry form. The Company expects that the Series B Notes issued pursuant to this Exchange Offer will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, the Depository Trust Company ("DTC" or the "Depositary") and registered in its name or in the name of Cede & Co., as its nominee. Beneficial interests in the global note representing the Series B Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. After the initial issuance of such global note, Series B Notes in certificated form will be issued in exchange for the global note in accordance with the terms and conditions of the Indenture. See "Description of Notes--Book Entry."

                             ---------------------

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Series B Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and the Series B Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information ("SEC Reports") with the Commission. Such SEC Reports may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained by mail from the public reference branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has agreed that, whether or not it is required by the Exchange Act to file SEC Reports with the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes copies of all quarterly and annual financial information that would be contained in Forms 10-Q and 10-K and all current reports that would be filed on Form 8-K. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents or information have been filed by the Company with the Commission and are incorporated herein by reference:

        The Company's Annual Report on Form 10-K for the year ended September 30, 1995.

        The Company's Current Report on Form 8-K filed with the Commission on October 20, 1995.

        The Company's Current Report on Form 8-K filed with the Commission on November 17, 1995.

        The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

        The information under the heading "Executive Compensation and Related Information" in the Company's Notice of Annual Meeting and Proxy Statement dated January 26, 1996.

        The Company's Current Report on Form 8-K filed with the Commission on February 21, 1996.

        The Company's Current Report on Form 8-K/A filed with the Commission on March 22, 1996.

        The Company's Current Report on Form 8-K filed with the Commission on March 27, 1996.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed incorporated by reference into this Prospectus and a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 8609 SIX FORKS ROAD, RALEIGH, NORTH CAROLINA 27615 (TELEPHONE NUMBER: (919) 872-3020). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Financial Statements and Unaudited Pro Forma Combined Financial Statements and notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, the term "Company" refers to the Company and its subsidiaries, unless the context otherwise requires. The Company's fiscal year ends on September 30. References to a particular fiscal year are to the twelve-month period ended on September 30 of the year indicated.

                                  THE COMPANY

     Exide Electronics Group, Inc. ("Exide Electronics" or the "Company") is one of the world's leading manufacturers and marketers of uninterruptible power supply ("UPS") products and power management software, as well as one of the industry's largest UPS service providers. UPS products protect microprocessors and other sensitive electronic equipment against electrical power interruptions by providing temporary backup power. More sophisticated UPS systems also provide additional protection against power distortions by continuously cleaning and conditioning electrical power. The Company believes that it is one of only three companies providing a full range of UPS products and services on a worldwide basis. The Company's UPS products include small systems for use with personal computers, workstations, client/server platforms and local and wide area networks, and large systems for use with mainframe computers and data centers. In addition, the Company's UPS products protect other types of sensitive electronic equipment, including telecommunication systems, medical and laboratory equipment, automated bank teller machines, industrial process controls, and air traffic control and other transportation systems. Based on a recent independent survey that divided domestic UPS product sales into two segments, one for systems designed for power ratings above 5 kilovolt amperes ("kVA") and one for systems at or below 5 kVA , the Company (after giving effect to the Deltec Acquisition (as defined below)) will have a leading position in each of the two defined segments, ranking first for products above 5 kVA and second for products at or below 5 kVA. (Source: Venture Development Corporation, 1995 (the "VDC Report")).

     Based on internal research, the Company believes that total worldwide sales of UPS products and services have grown approximately 20% since 1993 to approximately $4.2 billion in 1995. The growth in the UPS industry is being driven by the rapid proliferation of computers and related electronic systems in a wide range of industries, including manufacturing, financial services, utilities, telecommunications and transportation. This growth is being compounded by the on-going transition from single-site mainframe systems to multi-site network-based systems. To insure continued reliable operations, computers and other electronic systems require the protection offered by UPS products. The operations of such systems can be affected by a variety of distortions in electrical power, including under-voltages (sags), over-voltages (surges), transients (spikes), temporary power reductions (brownouts) and complete power interruptions (blackouts). Any of these power distortions can cause sensitive electronic equipment to malfunction or "crash," increasing the likelihood of costly system downtime, information loss, and damage to equipment and software. The need for UPS protection is particularly acute in certain international markets where the quality of electrical power is poor.

     On March 13, 1996, the Company completed its acquisition (the "Deltec Acquisition") of Deltec Power Systems, Inc. and its subsidiaries (collectively, "Deltec"). Deltec is one of the world's largest manufacturers and marketers of off-line and line-interactive small UPS systems. Off-line UPS systems provide temporary back-up power without the power conditioning features of an on-line system, while line-interactive UPS systems are hybrid systems that provide limited power conditioning features. The majority of UPS products sold by the Company historically have been more sophisticated on-line systems, which continuously condition the power supply in addition to providing a back-up power source. Off-line and line-interactive products, such as those manufactured by Deltec, are generally less expensive than on-line systems and are suitable for applications where system downtime may be less costly, such as personal or small business uses. With the addition of Deltec's product line and small systems manufacturing and distribution capabilities, the Company believes that it has become one of only a few companies that is a leading manufacturer and worldwide marketer of UPS systems in each of the major product segments of the UPS industry. On a pro forma basis after giving effect to the Deltec Acquisition, the Company would have had revenues and EBITDA (as defined herein) of $515.2 million and $57.2 million, respectively, for the last twelve months ("LTM") ended December 31, 1995.

     The Company currently manufactures substantially all of its products at its manufacturing facilities in Raleigh and Wilmington, North Carolina and Dallas, Texas. Deltec manufactures substantially all of its products at manufacturing facilities in San Diego, California, Tijuana, Mexico and Espoo, Finland near Helsinki. The Company's large systems are sold through a direct sales force, while both the Company's and Deltec's small systems are generally sold through Value-Added Resellers ("VARs"), Original Equipment Manufacturers ("OEMs") and distributors.

                               BUSINESS STRATEGY

     The Company's business strategy is to continue to expand its sales and profitability by providing its customers with Strategic Power Management through a full range of product and service solutions at competitive prices. The Company believes that its recent strategic acquisitions of Deltec, International Power Machines Corporation ("IPM") and Lectro Products, Inc. ("Lectro") give the Company one of the broadest product offerings in the global UPS industry, including a wide range of off-line, line-interactive and on-line products operating across a broad spectrum of kVA power ratings and applications. These acquisitions also enable the Company to offer an expanded line of service options, and provide the Company with one of the industry's largest global distribution networks. To strengthen its global competitive position and improve profitability, the Company intends to pursue a business strategy that incorporates the following elements:

     Increase its presence in the small systems segment. As a result of the trend in the computer industry towards client-server computing and the proliferation of personal computers, workstations, client/server platforms, networks, and other microprocessor-based electronic equipment, industry sales of small UPS systems grew approximately 28% from 1993 to 1995. During the same period, the Company's sales of small systems products grew approximately 66% and constituted approximately 38% of the Company's total revenues in fiscal 1995. According to the VDC Report, sales of small systems in the U.S. are expected to continue to grow significantly through 1999. The Company believes that the Deltec Acquisition further improves the Company's competitive position in the small systems segment because Deltec is particularly strong in sales of off-line and line-interactive products, segments where the Company has traditionally not had an extensive product offering. The Company plans to expand Deltec's existing product line and believes that Deltec's small systems expertise, established distribution channels and strong OEM relationships provide the Company with a strategic platform to increase its small systems revenues and profitability.

     Expand its international sales. The Company believes that international markets accounted for approximately two-thirds of the worldwide market for UPS products and services in 1995. Approximately 31% of the Company's fiscal 1995 sales were derived from products and services sold outside the U.S. The Company anticipates significant growth in international markets due to the unreliability of electric power in many foreign countries. Accordingly, the Company plans to continue to develop products designed specifically to meet the unique power needs of select international markets and establish joint ventures and other strategic partnerships to design, manufacture and distribute UPS products to serve these markets. The Company believes that its global distribution and service networks, which were expanded through the acquisition of IPM (the "IPM Acquisition"), have been significantly expanded with the Deltec Acquisition. Deltec's broad line of high performance products, designed for the international market, enhances the Company's position as one of the leaders in international UPS sales.

     Establish a leading position in emerging technologies. In response to rapid growth in a number of new technologies that depend upon electrical power, the Company has created the Emerging Technologies Group ("ETG"). ETG will aggressively seek out opportunities to develop new small system UPS products utilizing new technologies or serving new applications. ETG's initial efforts will focus on low-end rectifiers and power supplies for the broadband cable television and telecommunications industries, product lines acquired as part of the acquisition of Lectro (the "Lectro Acquisition"). The Company plans to utilize these product lines as a platform to enter the rapidly expanding wireless and personal communication services markets.

     Redefine its large systems focus. The Company believes that the market for large UPS products is relatively mature, and that the demand for such systems will not grow significantly over the next several years. Historically, large UPS systems were used to support the power requirements of large mainframe computers. With the movement away from mainframe systems to smaller data centers and office environments, there has been a need for large UPS systems operating at lower kVA ratings. Accordingly, the Company's future efforts in the large systems segment will generally be directed at reducing cost and product development time by incorporating new features and functionality into existing technology rather than developing entirely new product platforms. The Company is also pursuing new commercial applications for its large systems products in several markets, including healthcare and industrial process control.

     Expand its service business. The Company's Worldwide Services Group ("WSG") is one of the world's leading UPS service organizations. Due to the scheduled decline in service revenues under one large contract with the federal government, the Company is projecting a decline in its total service revenues. Excluding this one contract, however, the Company is anticipating growth in its commercial service business with the introduction of new service offerings that complement its Strategic Power Management focus, including offering support services for non-UPS power equipment such as generators, switchgear, breakers and power distribution systems, as well as providing power quality analysis and remote systems monitoring. In addition, the Company is developing programs to provide service support for OEMs and the federal government, which have historically provided their own service and product support, but are increasingly looking to out-source such services. The Company also plans to target service sales to third party power management vendors.

     Improve financial performance. The Company has implemented several programs to reduce operating costs and to improve manufacturing productivity, including programs designed to increase the commonality of parts in product design in order to reduce inventory levels and the number of suppliers. In addition, the Company is in the process of consolidating the manufacturing facilities acquired in the IPM Acquisition and Lectro Acquisition into the Company's existing manufacturing facilities. The Company also believes that it can significantly reduce manufacturing costs by manufacturing certain sub-assemblies and low-end products formerly sourced from Asian contractors at Deltec's low-cost manufacturing facility in Tijuana, Mexico.

     There can be no assurance that the Company will be successful in implementing its business strategy. See "Risk Factors."

                             THE DELTEC ACQUISITION

     Pursuant to a stock purchase agreement (the "Acquisition Agreement"), the Company acquired Deltec from Fiskars Oy Ab and Fiskars Holdings, Inc. (collectively "Fiskars") on March 13, 1996. Deltec designs, manufactures, markets, sells and services a broad line of UPS products and power management software worldwide through its principal operating subsidiaries, Deltec Electronics Corporation ("Deltec EC"), which is headquartered in San Diego, California and FPS Power Systems Oy Ab ("FPS"), which is based in Espoo, Finland. The purchase price of approximately $188.1 million was comprised of approximately $158.5 million in cash, 825,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), valued at $14.00 per share, and 1,000,000 shares of the Company's Series G convertible preferred stock (the "Series G Preferred Stock"), valued at $18.00 per share. The Series G Preferred Stock is convertible into Common Stock on a one-for-one basis (subject to adjustment under certain circumstances), has a per annum dividend rate of $0.80 per share through March 31, 2001 and $1.20 per share thereafter, and is subject to redemption under certain circumstances. The purchase price was determined based on an assumption that the net book value of Deltec on the closing would be approximately $28.7 million. The purchase price will be adjusted upward or downward to the extent the closing date net book value (as adjusted for certain excluded assets and liabilities) differs from this amount. Such determination is expected to be made within 90 days of the closing date, as provided in the Acquisition Agreement. Based on Deltec's net book value, as adjusted, at December 31, 1995, the Company would have owed Fiskars additional cash of $6.2 million.

     The Company financed the cash portion of the purchase price due on closing, excluding transaction costs, with (i) the net proceeds of the sale of 125,000 units (the "Units") comprised of $125.0 million of the Series A Notes and warrants (the "Warrants") to purchase 643,750 shares of Common Stock (the "Offering"), which net proceeds were $121.3 million (before payment of transaction costs) and (ii) $36.7 million of borrowings under a new credit facility (the "New Credit Facility"). The balance of the purchase price ($0.5 million to redeem 50 shares of outstanding Deltec preferred stock) will be paid on January 8, 1997. In addition, under the terms of the Acquisition Agreement, the Company paid $4.0 million to Fiskars in payment of certain interest carrying costs associated with Fiskars' agreement to extend the time for closing the Deltec Acquisition. At the closing, the Company made a prepayment of $3.0 million to Fiskars related to the variable purchase price adjustment, which would have been $6.2 million based on Deltec's net book value at December 31, 1995. An additional payment of $3.7 million was made to Fiskars, which represented excess cash that remained in Deltec following the closing.

     The New Credit Facility provides for term and revolving credit facilities in the aggregate amount of up to $175.0 million, $134.4 million of which was outstanding following the March 13, 1996 closing of the Offering and the Deltec Acquisition. See "The Deltec Acquisition" and "Description of New Credit Facility."

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER.........  The Company is hereby offering to exchange $1,000 principal amount of Series B Notes for each $1,000 principal amount of Series A Notes that are properly tendered and accepted. The Company will issue Series B Notes on or promptly after the Expiration Date. As of the date hereof, there is $125.0 million aggregate principal amount of Series A Notes outstanding. See "The Exchange Offer."

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Series B Notes issued pursuant to this Exchange Offer in exchange for Series A Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Series B Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring the Series B Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Series B Notes. Each broker-dealer that receives the Series B Notes for its own account in exchange for the Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes.

REGISTRATION RIGHTS
  AGREEMENT................  The Units, which are comprised of the Series A
                             Notes and the Warrants, were sold by the Company on March 13, 1996 to Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc. and NationsBanc Capital Markets, Inc. (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement dated March 7, 1996 by and among the Company and the Initial Purchasers (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company and the Initial Purchasers entered into a Registration Rights Agreement dated as of March 13, 1996 (the "Registration Rights Agreement"), which grants the holders of the Series A Notes certain exchange and registration rights. This Exchange Offer is intended to satisfy such rights, which terminate upon the consummation of the Exchange Offer. The holders of the Series B Notes will not be entitled to any exchange or registration rights with respect to the Series B Notes. See "The Exchange Offer--Termination of Certain Rights."


EXPIRATION DATE............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on June 17, 1996, unless the
                             Exchange Offer is extended by the Company, in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


ACCRUED INTEREST ON THE
SERIES B NOTES AND SERIES A
  NOTES....................  The Series B Notes will bear interest from and including the date of issuance of the Series A Notes (March 13, 1996). Holders whose

                             Series A Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Series A Notes being tendered for exchange. See "The Exchange Offer--Conditions."

PROCEDURES FOR TENDERING
  SERIES A NOTES...........  Each holder of Series A Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Series A Notes and any other required documentation to American Bank National Association, as exchange agent (the "Exchange Agent"), at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to and agree with the Company that, among other things, (i) the Series B Notes to be acquired by such holder of the Series A Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of its business, (ii) such holder has no arrangement or understanding with any person to participate in a distribution of Series B Notes, (iii) if such holder is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Series B Notes, such holder will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Series B Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters (see "The Exchange Offer -- Resale of Series B Notes"), (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Series B Notes obtained by such holder in exchange for Series A Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or
                             Item 508, as applicable, of Regulation S-K of the Commission, and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as a result of market-making activities or other trading activities, such holder is required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Series B Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer--Procedures for Tendering."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series A Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering."

GUARANTEED DELIVERY
  PROCEDURES...............  Holders of Series A Notes who wish to tender their
                             Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Series A Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer--Guaranteed Delivery Procedures."

ACCEPTANCE OF THE SERIES A
  NOTES AND DELIVERY OF THE
  SERIES B NOTES...........  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Series A Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. The Series B Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

WITHDRAWAL RIGHTS..........  Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Date. See "The
                             Exchange Offer--Withdrawal of Tenders."

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS...........  For a discussion of certain material federal income tax considerations relating to the exchange of the Series B Notes for the Series A Notes, see "Certain Federal Income Tax Considerations."

EXCHANGE AGENT.............  American Bank National Association is serving as the Exchange Agent in connection with the Exchange Offer.

                               THE SERIES B NOTES

     The Exchange Offer applies to $125.0 million aggregate principal amount of the Series A Notes. The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the exchange will have been registered under the Securities Act and, therefore, the Series B Notes will not bear legends restricting their transfer, and (ii) holders of the Series B Notes will not be entitled to certain rights of holders of the Series A Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture. See "Description of Notes" for further information and for definitions of certain capitalized terms used below.

THE SERIES B NOTES:

MATURITY DATE..............  March 15, 2006

INTEREST...................  The Series B Notes will bear interest at the rate of 11 1/2% per annum, which will be payable in cash semi-annually on March 15 and September 15 of each year, commencing September 15, 1996.

OPTIONAL REDEMPTION........  The Series B Notes may be redeemed at the option of the Company, in whole or in part, on or after March 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, through the redemption date. See "Description of Notes--Optional Redemption."

GUARANTEES.................  The Series B Notes will be guaranteed (the
                             "Subsidiary Guarantees") on an unsecured senior subordinated basis by all of the Company's existing and future domestic subsidiaries (collectively, the "Guarantors"). Each Subsidiary Guarantee is full, unconditional and made on a joint and several basis with respect to the other Guarantors.

RANKING....................  The Series B Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company, including borrowings under the New Credit Facility. In addition, the Series B Notes will be effectively subordinate to the indebtedness of foreign subsidiaries of the Company. On a pro forma basis after giving effect to the Offering, the Deltec Acquisition and the New Credit Facility, as of December 31, 1995, the Company and its subsidiaries would have had approximately $141.8 million of outstanding Senior Debt and indebtedness of foreign subsidiaries, $133.9 million of which would have been secured.

CHANGE OF CONTROL OFFER....  Upon a Change of Control, the holders of the Series
                             B Notes will have the right to require the Company to purchase their Series B Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

CERTAIN COVENANTS..........  The Indenture under which the Series B Notes will be issued contains certain covenants with respect to the Company and its subsidiaries that limit the ability of the Company and its subsidiaries to, among other things, (i) incur additional Indebtedness (as defined herein) and issue preferred stock, (ii) pay dividends or make other distributions or make certain other Restricted Payments (as defined), (iii) layer Indebtedness,
                             (iv) create certain liens, (v) sell assets of the Company or its subsidiaries, (vi) enter into certain transactions with affiliates, (vii) enter into certain mergers or consolidations, (viii) enter into sale and leaseback transactions, or (ix) sell or issue capital stock of the Company's subsidiaries.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE SERIES B NOTES, SEE "RISK FACTORS."

                        SUMMARY PRO FORMA FINANCIAL DATA

     The following table presents summary unaudited pro forma combined financial information derived from the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Prospectus. The summary pro forma combined financial information gives effect to the Deltec Acquisition, the conversion of the Convertible Subordinated Notes (as defined), the New Credit Facility and the Offering (collectively, the "Transactions") as if they had occurred as of October 1, 1994 for purposes of the pro forma combined statements of operations data and other financial data, and as of December 31, 1995 for purposes of the pro forma combined balance sheet data.

     The Unaudited Pro Forma Combined Financial Statements do not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Combined Financial Statements are based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Combined Financial Statements and should be read in conjunction therewith and with "The Deltec Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical Consolidated Financial Statements of Exide Electronics and the historical Combined/Consolidated Financial Statements of Deltec and the related notes thereto included elsewhere in this Prospectus.

                                                                    THREE MONTHS
                                               YEAR ENDED        ENDED DECEMBER 31,        LTM ENDED
                                              SEPTEMBER 30,     ---------------------     DECEMBER 31,
                                                 1995(1)          1994         1995         1995(2)
                                              -------------     --------     --------     ------------
                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues............................    $ 368,767       $ 88,516     $ 98,025       $378,276
Service revenues............................      138,526         33,024       31,386        136,888
                                              -------------     --------     --------     ------------
     Total revenues.........................      507,293        121,540      129,411        515,164
Gross profit................................      151,223         34,534       41,966        158,655
Income from operations......................       18,884(3)         329       10,223         28,778(3)
Interest expense............................       30,180         10,515        7,054         26,719
Net income..................................       (6,273)(3)     (5,964)       1,833          1,523(3)

OTHER DATA:
EBITDA(4)...................................    $  55,445       $ 13,493     $ 15,223       $ 57,175
Depreciation................................        9,224          2,217        2,469          9,476
Amortization................................       19,637         10,947        2,531         11,221
Capital expenditures........................       14,730          2,902        4,677         16,505
Ratio of EBITDA to interest expense.........          1.8x           1.3x         2.2x           2.1x

                                                                          DECEMBER 31, 1995
                                                                     ---------------------------
                                                                        EXIDE
                                                                     ELECTRONICS       PRO FORMA
                                                                     HISTORICAL        COMBINED
                                                                     -----------       ---------
                                                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital....................................................   $ 108,033        $ 143,621
Total assets.......................................................     253,939          499,989
Long-term debt.....................................................      76,416          256,800
Preferred stock (redeemable after Sept. 30, 2006)..................          --           18,000
Common shareholders' equity........................................      92,588          101,907

                       SUMMARY HISTORICAL FINANCIAL DATA

     The summary historical financial data presented in the table below has been derived from the Company's Consolidated Financial Statements and the related notes thereto and Deltec's Combined/Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus and should be read in conjunction therewith. The Company's historical financial data for the three months ended December 31, 1994 and 1995 and for the LTM ended December 31, 1995 and Deltec's historical financial data for the three months ended December 31, 1994 and 1995 and the year ended September 30, 1995 are unaudited but, in the opinion of management, include all material adjustments (consisting only of normal recurring entries) necessary for a fair presentation of such data in all material respects. The statement of operations data for the three months ended December 31, 1995 is not necessarily indicative of the results that may be expected for a complete fiscal year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

EXIDE ELECTRONICS

                                                                    THREE MONTHS ENDED       LTM
                                  YEAR ENDED SEPTEMBER 30,             DECEMBER 31,         ENDED
                              --------------------------------     ---------------------   DEC. 31,
                                1993       1994         1995        1994        1995       1995(2)
                              --------   --------     --------     -------   -----------   --------
                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Product revenues............  $220,143   $259,403     $271,482     $63,896     $57,659     $265,245
Service revenues............    97,799    104,580      119,496      28,170      25,644      116,970
                              --------   --------     --------     -------   -----------   --------
     Total revenues.........   317,942    363,983      390,978      92,066      83,303      382,215
Gross profit................    85,495     98,695      103,865      23,684      22,215      102,396
Income from operations......    20,397     18,462(5)    16,270(3)    4,580       2,249       13,939(3)
Net income..................    10,832(6)   9,175(5)     7,385(3)    2,249         413        5,549(3)

OTHER DATA:
EBITDA(4)...................  $ 27,347   $ 31,889     $ 33,415     $ 6,795     $ 4,702     $ 31,322
Depreciation................     5,304      6,105        6,683       1,562       1,841        6,962
Amortization................     1,646      2,325        2,762         653         612        2,721
Capital expenditures........     8,255      8,735       12,497       2,332       3,938       14,103

DELTEC

                                                        YEAR
                              YEAR ENDED DECEMBER      ENDED        THREE MONTHS ENDED       LTM
                                      31,              SEPT.           DECEMBER 31,         ENDED
                              -------------------       30,        ---------------------   DEC. 31,
                                1993       1994       1995(1)       1994        1995         1995
                              --------   --------     --------     -------   -----------   --------
                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues............  $ 60,446   $ 80,236     $ 97,285     $24,620     $40,366     $113,031
Service revenues............    14,982     16,960       19,030       4,854       5,742       19,918
                              --------   --------     --------     -------   -----------   --------
     Total revenues.........    75,428     97,196      116,315      29,474      46,108      132,949
Gross profit................    28,749     38,518       44,858      11,500      18,701       52,059
Income from operations......     4,189      6,049        6,581       2,779       6,223       10,025
Net income..................     4,484(6)   3,156        3,288       1,550       3,551        5,289

OTHER DATA:
EBITDA(4)...................  $  9,016   $ 12,332     $ 14,030     $ 4,698     $ 8,521     $ 17,853
Depreciation................     1,358      1,690        2,041         530         503        2,014
Amortization................     1,991      2,295        2,485         675         593        2,403
Capital expenditures........     1,456      1,634        2,233         570         739        2,402

- ---------------

(1) Deltec operating data for the year ended September 30, 1995 was derived from the Deltec Statements of Income for the last three months of the year ended December 31, 1994, and the Deltec Statements of Income for the nine months ended September 30, 1995.

(2) Exide Electronics operating data for the LTM ended December 31, 1995 was derived from the Exide Electronics Statements of Operations for the last nine months of the year ended September 30, 1995 and the three months ended December 31, 1995.

(3) Exide Electronics income from operations and net income for the year ended September 30, 1995 and LTM ended December 31, 1995 include one-time merger, acquisition and litigation charges of $7,700 ($5,597 after tax). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Litigation Expense" and "--Merger and Acquisition Expense."

(4) EBITDA represents income from operations plus depreciation and amortization (including, for pro forma combined EBITDA, the amortization of purchase accounting adjustments), a non-recurring 1994 Exide Electronics litigation charge of $4,997, non-recurring 1995 Exide Electronics merger, acquisition and litigation charges of $7,700 and Deltec royalty expense payable to Fiskars which is not being charged after the Deltec Acquisition. Pro forma EBITDA also includes pro forma adjustments to reflect $8.0 million of annual estimated cost savings resulting from the Deltec Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations--Litigation Expense" and "--Merger and Acquisition Expense." While EBITDA should not be construed as a substitute for income from operations, net income and cash flows from operating activities in analyzing operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. See Note 2 of the Notes to the Unaudited Pro Forma Combined Financial Statements.

(5) Exide Electronics income from operations and net income for the year ended September 30, 1994 include a one-time litigation charge of $4,997 ($2,936 after tax). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Litigation Expense".

(6) Exide Electronics net income for the year ended September 30, 1993 and Deltec net income for the year ended December 31, 1993 were increased $1,000 and $1,509, respectively, for the cumulative effect of an accounting change for income taxes.

                                  RISK FACTORS

     In evaluating this Exchange Offer and an investment in the Series B Notes, prospective investors should consider carefully the following factors in addition to the other information presented in the Prospectus.

FAILURE TO EXCHANGE SERIES A NOTES

     The Series B Notes will be issued in exchange for Series A Notes only after timely receipt by the Exchange Agent of such Series A Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Series A Notes desiring to tender such Series A Notes in exchange for Series B Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Series A Notes for exchange. Series A Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Series A Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected due to the limited amount, or "float," of the Series A Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Series A Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Series B Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

LEVERAGE

     The Company incurred substantial indebtedness in connection with the Deltec Acquisition and, as a result, is highly leveraged. As of December 31, 1995, after giving pro forma effect to the Transactions, the Company would have had total indebtedness of $263.6 million, preferred stock of $18.0 million and common shareholders' equity of $101.9 million and a ratio of earnings to fixed charges for the LTM ended December 31, 1995, of 1.1 to 1 and for the three months ended December 31, 1995, of 1.4 to 1. While pro forma earnings, as adjusted to eliminate non-cash fixed charges of depreciation and amortization, would have exceeded fixed charges by $19.4 million for the year ended September 30, 1995 and by $3.3 million for the three months ended December 31, 1994, pro forma earnings, after deducting depreciation and amortization, were inadequate to cover fixed charges by $9.5 million for the year ended September 30, 1995 and $9.9 million for the three months ended December 31, 1994. Pro forma interest expense for the LTM ended December 31, 1995 would have been $26.7 million. The Company may incur additional indebtedness in the future, subject to limitations imposed by the Indenture and the New Credit Facility. See "Capitalization" and Unaudited Pro Forma Combined Financial Statements.

     The Company's ability to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness (including the Notes) depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the current level of operations and anticipated growth, the Company believes that cash flow from operations, together with available borrowings under the New Credit Facility and other sources of liquidity, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and scheduled payments of principal of and interest on its indebtedness, including the Notes. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make necessary capital expenditures. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Financial Condition."

     The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future could be limited; (iii) certain of the Company's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (iv) the Indenture and the New Credit Facility will contain financial and restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds, dispose of assets or pay cash dividends. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, would have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes" and "Description of New Credit Facility."

SUBORDINATION

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all Senior Debt of the Company (which will include all indebtedness under the New Credit Facility) and will rank senior in right of payment to all future subordinated indebtedness of the Company. As of December 31, 1995, after giving pro forma effect to the Transactions, the Company had approximately $141.8 million of Senior Debt. The Indenture and the New Credit Facility will permit the Company to incur additional Senior Debt in the future, subject to certain conditions. Moreover, the Indenture will not limit the Company's ability to secure Senior Debt. In addition, as of December 31, 1995, after giving pro forma effect to the Transactions, the Company would have had available borrowings of $41.5 million under the revolving portion of the New Credit Facility. In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, or if a judicial proceeding is pending with respect to any default under, any Senior Debt, the lenders under the New Credit Facility and any other creditors who are holders of Senior Debt must be paid in full before a holder of Notes may be paid. Accordingly, there may be insufficient assets remaining after such payments to pay principal of or interest on the Notes. See "Description of Notes--Subordination."

     The amounts outstanding under the New Credit Facility will be subject to mandatory prepayment with (i) the proceeds of certain asset sales and the proceeds of certain debt incurrences, (ii) 50% of the proceeds of equity issuances in excess of $200,000 in any fiscal year, and (iii) on an annual basis, 50% of the Company's Excess Cash Flow (as defined in the New Credit Facility) subject to certain dollar thresholds. The New Credit Facility also will provide that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event that the Company makes certain asset sales or a change of control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders of Senior Debt to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibitions. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. The Company's failure to repurchase tendered Notes at a time when such repurchase is required by the Indenture would constitute an Event of Default thereunder which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes. See "Description of Notes--Subordination," and "Description of New Credit Facility."

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The Guarantors will guarantee the due and punctual payment of principal of, premium, if any, and interest on the Notes and the performance of the other obligations of the Company under the Notes and the Indenture. The Subsidiary Guarantees are general unsecured obligations of the Guarantors and are subordi-nated in right of payment to all senior indebtedness of the Guarantors, including the Guarantors' guarantees of indebtedness under the New Credit Facility. Each Subsidiary Guarantee is full, unconditional and made on a joint and several basis with respect to the other Guarantors.

     It is possible that creditors of the Guarantors may challenge the Subsidiary Guarantees as a fraudulent conveyance under relevant federal and state statutes, and, under certain circumstances (including a finding that a Guarantor was insolvent at the time its Subsidiary Guarantee was issued), a court could hold that the obligations of the Guarantors under the Subsidiary Guarantees may be voided or are subordinate to other obligations of the Guarantors. In addition, it is possible that the amount for which each Guarantor is liable under its Subsidiary Guarantees may be limited. The measure of insolvency for purposes of the foregoing may vary depending upon the law of the jurisdiction that is being applied. Generally, however, a company would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. The Indenture will provide that the obligations of the Guarantors under the Subsidiary Guarantees will be limited to amounts which will not result in the Subsidiary Guarantees being a fraudulent conveyance under applicable law. See "Description of Notes--Subsidiary Guarantees."

HOLDING COMPANY STRUCTURE

     The Company is a holding company that conducts substantially all of its business operations through its subsidiaries; therefore, the Notes will be effectively subordinated to all existing and future liabilities (including trade payables) of the Company's subsidiaries. Consequently, the Company's operating cash flow and its ability to service its indebtedness, including the Notes, is dependent upon the cash flow of its subsidiaries and the payment of funds by such subsidiaries to the Company in the form of loans, dividends or otherwise. Because the Company's subsidiaries are separate and distinct legal entities apart from the Company, all of the Company's domestic subsidiaries have agreed to guarantee payment of the Notes on a senior subordinated basis and the Indenture will contain financial and restrictive covenants that limit the ability of the Company and its subsidiaries to, among other things, borrow additional funds, dispose of assets or pay cash dividends. The Company's foreign subsidiaries, however, will not be Guarantors, and as a result, creditors of those subsidiaries will have claims that would effectively rank senior (as to the assets of such subsidiaries) to the claims of the Holders of Notes. See Note 18 to the Exide Electronics Notes to annual consolidated financial statements,
Note 6 to the Exide Electronics Notes to interim consolidated financial statements and Note 13 to the Deltec Notes to the combined/consolidated financial statements. In addition, the New Credit Facility will be secured by inventory, receivables and a pledge of a portion of the capital stock of certain of the Company's subsidiaries, including the Guarantors. See "Description of New Credit Facility."

INTEGRATION OF ACQUISITIONS

     The Company is currently experiencing rapid growth. The Deltec Acquisition, the IPM Acquisition and the Lectro Acquisition have significantly increased the size of the Company and the scope of its markets. On a pro forma basis, after giving effect to the IPM Acquisition and the Deltec Acquisition as if they had occurred on October 1, 1994, the Company's revenues would have grown to $507.3 million in fiscal 1995 from its actual Exide Electronics revenues of $326.6 million in fiscal 1994, an increase of 55.3%. In addition, the Company has grown from approximately 1,400 employees prior to the 1995 IPM Acquisition to approximately 2,400 employees following the Deltec Acquisition. The integration of these additional employees, as well as the integration of each entity's existing product offerings, manufacturing facilities and distribution networks will require substantial attention from the newly integrated management team. Any inability of the Company to successfully integrate these companies in a timely and efficient manner could have an adverse effect on the Company's business.

COMPETITION

     The Company is one of only three global companies providing a full range of UPS products and services. The UPS industry, however, is highly competitive on both a worldwide basis and a regional geographic basis. The Company competes, and will continue to compete, with several U.S. and foreign firms with respect to small and large UPS products, both on a worldwide basis and in various geographic regions, and within individual UPS product and application niches. Among such competitors, certain of which are larger and have greater financial and other resources than the Company, are a division of Emerson Electric Co., a company that is larger than the Company; American Power Conversion Corporation, a leading manufacturer and seller of small UPS products on a worldwide basis; and a subsidiary of Groupe Schneider, S.A., a diversified worldwide company that has UPS operations in the U.S. and is the leading manufacturer and seller of UPS products in Europe. The future success of the Company will depend primarily upon its continued ability to design, manufacture and market products incorporating new technological developments that address the changing needs of its customers on a cost-effective and timely basis. There can be no assurance that the Company will be able to produce successful products or that new products will achieve market acceptance.

GOVERNMENT CONTRACT MATTERS

     Sales to the federal government accounted for approximately 35%, 33% and 27% of the Company's total revenues for fiscal 1993, 1994 and 1995, respectively. A significant portion of the Company's sales to the federal government in recent years have been under a five-year contract awarded to the Company by the Air Force Logistics Command (the "ALC Contract") in May 1988 following a competitive procurement. A significant portion of the orders received by the Company under the ALC Contract has been for the Federal Aviation Administration Air Route Traffic Control Center Modernization Program (the "FAA Program"). Despite the large proportion of sales to the federal government, such sales actually declined by approximately 12% in fiscal 1995 versus fiscal year 1994, reflecting the scheduled decline in large systems sales due to the completion of most product shipments under the FAA Program. As of September 30, 1995, a significant portion of the Company's backlog related to orders received under the FAA Program. The period during which orders could be placed under the FAA Program expired in May 1993. Although expiration of the program does not affect orders received prior to expiration and delivery on the remainder of such orders, sales to the federal government in fiscal 1996 are expected to decline by approximately 40-50%.

     The Company's contracts with the federal government have no significant minimum purchase commitments, and the government may cease purchases under these contracts at any time for any reason. These contracts are subject to termination for the convenience of the government pursuant to the terms of the contracts. The Company's compliance with government contract regulations is audited or reviewed from time to time by government auditors. Under federal government regulations, certain costs are not allowable as costs for which the government will reimburse the Company. Government auditors may recommend that certain charges be treated as unallowable and reimbursement be made to the government. The Company provides for estimated unallowable charges and voluntary refunds in its financial statements and believes that its provisions are adequate as of December 31, 1995.

FOREIGN OPERATIONS; RISK OF CURRENCY FLUCTUATIONS

     The Company manufactures and markets its products worldwide through several foreign subsidiaries and independent agents. The Company's worldwide operations are subject to the risks normally associated with foreign operations, including, but not limited to, the disruption of markets, changes in export or import laws, restrictions on currency exchanges, and the modification or introduction of other governmental policies with potentially adverse effects.

     Approximately 31% of the Company's fiscal 1995 sales were derived from products and services sold outside the U.S. The U.S. dollar value of these revenues sometimes varies with currency exchange rate fluctuations, and the Company may be exposed to exchange losses based upon such fluctuations, which losses could have a material adverse effect on the Company's financial results and its ability to meet interest and principal obligations on its U.S. dollar denominated debt. Although the Company has entered into hedging transactions to reduce its exposure to such foreign currency exchange risks, there can be no assurance that these hedging transactions will protect the Company from all such exchange losses.

ABSENCE OF PUBLIC MARKET

     As of the date hereof, the only registered holder of the Series A Notes is Cede & Co., as the nominee of DTC. The Company believes that, as of the date hereof, such holder is not an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Company. Prior to the Offering, there had been no market for the Notes and there can be no assurance that such a market will develop or, if such a market develops, as to the liquidity of such market. The Series B Notes will not be listed on any securities exchange, but the Series A Notes are eligible for trading in the National Association of Securities Dealers, Inc.'s Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market. The Series B Notes are new securities for which there is currently no market. The Series B Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and other factors. The Company has been advised by the Initial Purchasers that they intend to make a market in the Series B Notes, as well as the Series A Notes, as permitted by applicable laws and regulations; however, the Initial Purchasers are not obligated to do so and any such market making activities may be discontinued at any time without notice. In addition, such market making activities may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement (as defined in the Registration Rights Agreement). Therefore, there can be no assurance that an active market for the Notes will develop. See "The Exchange Offer" and "Plan of Distribution."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Series A Notes were sold by the Company on March 13, 1996 (the "Closing Date") to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Series A Notes to (i) "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A and (ii) a limited number of institutional "accredited investors" ("Accredited Institutions"), as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. As a condition to the sale of the Series A Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement on March 13, 1996. Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Series B Notes within 30 days after the Closing Date, (ii) use its best efforts to cause such Registration Statement to become effective under the Securities Act within 120 days after the Closing Date and (iii) upon effectiveness of the Registration Statement, to commence the Exchange Offer, maintain the effectiveness of the Registration Statement for at least 20 business days (or a longer period if required by law) and deliver to the Exchange Agent Series B Notes in the same aggregate principal amount as the Series A Notes that were tendered by holders thereof pursuant to the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement of which this Prospectus is a part is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement and the Purchase Agreement.

RESALE OF THE SERIES B NOTES

     With respect to the Series B Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder (other than (i) a broker-dealer who purchases such Series B Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Series A Notes for Series B Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Series B Notes, will be allowed to resell Series B Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Series B Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Series B Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of 365 days from the date on which the Registration Statement is declared effective. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Series A Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of outstanding Series A Notes surrendered pursuant to the Exchange Offer. Series A Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the exchange will be registered under the Securities Act and, therefore, the Series B Notes will not bear legends restricting their transfer and (ii) holders of the Series B Notes will not be entitled to any of the rights of holders of Series A Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Series A Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture.

     As of the date of this Prospectus, $125.0 million in aggregate principal amount of the Series A Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only a registered holder of the Series A Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Series A Notes entitled to participate in the Exchange Offer.

     Holders of the Series A Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Series A Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Series A Notes for the purposes of receiving the Series B Notes from the Company.

     Holders who tender Series A Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time on June 17, 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Company will (i) notify the Exchange Agent of any extension by oral or written notice, (ii) mail to the registered holders an announcement thereof, and (iii) issue a press release or other public announcement, which shall include disclosure of the approximate number of Series A Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Series A Notes, (ii) to extend the Exchange Offer, or (iii) if any conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON THE SERIES B NOTES

     The Series B Notes will bear interest at a rate equal to 11 1/2% per annum. Interest on the Series B Notes will be payable semi-annually on each March 15 and September 15, commencing September 15, 1996. Holders of Series B Notes will receive interest on September 15, 1996 from the date of initial issuance of the Series B Notes, plus an amount equal to the accrued interest on the Series A Notes from the date of initial delivery to the date of exchange thereof for Series B Notes. Holders of Series A Notes that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes.

PROCEDURES FOR TENDERING

     Only a registered holder of Series A Notes may tender such Series A Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Series A Notes must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Series A Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Series A Notes, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below.

     The tender by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF SERIES A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner(s) of the Series A Notes whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Series A Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible

Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Series A Notes listed therein, such Series A Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Series A Notes.

     If the Letter of Transmittal or any Series A Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Series A Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series A Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Series A Notes not properly tendered or any Series A Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Series A Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Series A Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Series A Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Company has no present plan to acquire any Series A Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Series A Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Series A Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Series A Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Series A Notes will represent to the Company that, among other things, (i) the Series B Notes to be acquired by such holder of Series A Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of Series B Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Series B Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Series B Notes obtained by such holder in exchange for Series A Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive

Series B Notes for such holder's own account in exchange for Series A Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Series B Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF SERIES A NOTES

     If any tendered Series A Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Series A Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Series A Notes will be returned without expense to the tendering holder thereof (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Series A Notes will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Series A Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Series A Notes by causing the Depositary to transfer such Series A Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Series A Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Series A Notes and (i) whose Series A Notes are not immediately available or (ii) who cannot deliver their Series A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Series A Notes and the principal amount of Series A Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Series A Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Series A Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Series A Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Series A Notes may be withdrawn at any time prior to the Expiration Date.

     To withdraw a tender of Series A Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Series A Notes to be withdrawn (the "Depositor"), (ii) identify the Series A Notes to be withdrawn (including the certificate number or numbers and principal amount of such Series A Notes), and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Series A Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Series B Notes will be issued with respect thereto unless the Series A Notes so withdrawn are validly retendered. Properly withdrawn Series A Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange the Series B Notes for, any Series A Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Series A Notes, if the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission.

     If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Series A Notes and return all tendered Series A Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Series A Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Series A Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series A Notes that have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Series A Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

TERMINATION OF CERTAIN RIGHTS

     All rights under the Registration Rights Agreement (including registration rights) of holders of the Series A Notes eligible to participate in this Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify such holders (including any broker-dealers) and certain parties related to such holders against certain liabilities (including liabilities under the Securities
Act), (ii) to provide, upon the request of any holder of a transfer-restricted Series A Note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Series A Notes pursuant to Rule 144A,
(iii) to use its best efforts to keep the Registration Statement effective to the extent necessary to ensure that it is available for resales of transfer-restricted Series A Notes by broker-dealers for a period of 365 days from the date on which the Registration Statement is declared effective, and
(iv) to provide copies of the latest version of the Prospectus to broker-dealers upon their request for a period of 365 days from the date on which the Registration Statement is declared effective.

LIQUIDATED DAMAGES

     In the event of a Registration Default (as defined in the Registration Rights Agreement), the Company is required to pay liquidated damages to each holder of Transfer Restricted Securities (as defined below), during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Series A Notes constituting Transfer Restricted Securities held by such holder. Transfer Restricted Securities shall mean each Series A Note until
(i) the date on which such Series A Note has been exchanged for a Series B Note in the Exchange Offer, (ii) the date on which such Series A Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (as defined in the Registration Rights Agreement), or (iii) the date on which such Series A Note is distributed to the public pursuant to Rule 144(k) under the Securities Act. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of Series A Notes constituting Transfer Restricted Securities for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 principal amount of Series A Notes constituting Transfer Restricted Securities. Following the cure of all Registration Defaults, the payment of liquidated damages will cease. The filing and effectiveness of the Registration Statement of which this Prospectus is a part and the consummation of the Exchange Offer will eliminate all rights of the holders of Series A Notes eligible to participate in the Exchange Offer to receive damages that would have been payable if such actions had not occurred.

EXCHANGE AGENT

     American Bank National Association has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

        By Registered or Certified Mail:                   By Hand Delivery:
       American Bank National Association          American Bank National Association
             101 East Fifth Street                       101 East Fifth Street
           St. Paul, Minnesota 55101                   St. Paul, Minnesota 55101
     Attention: Corporate Trust Department       Attention: Corporate Trust Department
             By Overnight Delivery:                          By Facsimile:
       American Bank National Association                    (612) 229-6415
             101 East Fifth Street                       Confirm by Telephone:
           St. Paul, Minnesota 55101                         (612) 229-2600
     Attention: Corporate Trust Department

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Series A Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Series A Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCE OF FAILURES TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Series A Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     The Series A Notes that are not exchanged for the Series B Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act,
(iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company, or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Series B Notes.

                             THE DELTEC ACQUISITION

     Pursuant to the Acquisition Agreement, the Company acquired Deltec from Fiskars on March 13, 1996. Deltec designs, manufactures, markets, sells and services a broad line of uninterruptible power systems products and power management software worldwide through its principal operating subsidiaries, Deltec EC, which is headquartered and has a plant in San Diego, California and a plant in Tijuana, Mexico, and FPS, which is based and has a manufacturing facility in Espoo, Finland. Deltec is one of the world's largest manufacturers of UPS systems, with revenues of $132.9 million for the year ended December 31, 1995.

     The purchase price of approximately $188.1 million was comprised of approximately $158.5 million in cash ($158.0 million of which was paid at the closing or the day immediately following), 825,000 shares of Common Stock, valued at $14.00 per share, and 1,000,000 shares of the Series G Preferred Stock, valued at $18.00 per share. The Series G Preferred Stock is convertible into Common Stock on a one-for-one basis (subject to adjustment under certain circumstances), has a per annum dividend rate of $0.80 per share through March 31, 2001 and $1.20 per share thereafter, and is subject to redemption under certain circumstances. The balance of the purchase price (approximately $0.5 million to redeem 50 shares of Deltec's 10% Class A preferred stock, plus accrued but unpaid dividends) will be paid on January 8, 1997. The purchase price was determined based on an assumption that the net book value of Deltec on the closing would be approximately $28.7 million. The purchase price will be adjusted upward or downward to the extent the closing date net book value (as adjusted for certain excluded assets and liabilities) differs from this amount. Such determination is expected to be made within 90 days of the closing date, as provided in the Acquisition Agreement. Based on Deltec's net book value, as adjusted, at December 31, 1995, the Company would have owed Fiskars additional cash of $6.2 million. The Company financed the cash portion of the purchase price paid at closing, excluding the estimated $4.5 million in transaction costs with (i) the net proceeds of the Offering, which were $121.3 million (before payment of transaction costs) and (ii) $36.7 million of borrowings under the New Credit Facility. In addition, under the terms of the Acquisition Agreement, the Company paid $4.0 million to Fiskars in payment of certain interest carrying costs associated with Fiskars' agreement to extend the time for closing the Deltec Acquisition. At the closing, the Company made a prepayment of $3.0 million to Fiskars related to the variable purchase price adjustment, which would have been $6.2 million based on Deltec's net book value at December 31, 1995. An additional payment of $3.7 million was made to Fiskars, which represented excess cash that remained in Deltec following the closing.

     The Acquisition Agreement contains other provisions customary for transactions of this size and type, including representations and warranties with respect to the condition and operations of the business. The Acquisition Agreement prohibits Fiskars from competing on a worldwide basis in the Company's business for four years. In addition, subject to certain time and dollar limitations, Fiskars will indemnify the Company for liabilities arising from inaccuracies of representations and warranties and breaches of covenants contained in the Acquisition Agreement. Fiskars' total liability for indemnification claims is limited under the Acquisition Agreement to 50% of the purchase price. In addition, under the terms of the Acquisition Agreement, Fiskars is entitled to two representatives on the Company's Board of Directors. To accommodate this provision, the Company's Board of Directors will be enlarged from eight to ten members. See "Description of Capital Stock."

                                USE OF PROCEEDS

     There will be no proceeds to the Company from the Exchange Offer. The net proceeds from the Offering were approximately $121.3 million (after deducting discounts and commissions to the Initial Purchasers and before deducting estimated offering expenses). The net proceeds were used to fund a portion of the cash purchase price of the Deltec Acquisition, the balance of which was funded with borrowings under the New Credit Facility. See "Description of New Credit Facility" and "The Deltec Acquisition."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1995 and pro forma combined to give effect to the Transactions. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Unaudited Pro Forma Combined Financial Statements and the Consolidated Financial Statements of the Company and the Combined/Consolidated Financial Statements of Deltec and the related notes thereto included elsewhere in the Prospectus.

     Total debt outstanding as of February 29, 1996 was $91.7 million.

                                                                   AS OF DECEMBER 31, 1995
                                                                -----------------------------
                                                                   EXIDE
                                                                ELECTRONICS        PRO FORMA
                                                                HISTORICAL        COMBINED(1)
                                                                -----------       -----------
                                                                   (DOLLARS IN THOUSANDS)
     Total debt:
       New Credit Facility(2).................................   $      --         $ 133,550
       Other senior debt(3)...................................      83,163             8,266
       Notes..................................................          --           121,741
                                                                -----------       -----------
          Total debt..........................................      83,163           263,557
     Series G Preferred Stock (redeemable after Sept. 30,
       2006)..................................................          --            18,000
     Common shareholders' equity..............................      92,588           101,907
                                                                -----------       -----------
          Total capitalization................................   $ 175,751         $ 383,464
                                                                  ========        ==========

- ---------------

(1) Pro forma for the Deltec Acquisition, the New Credit Facility and the Offering. The issuance of Warrants to purchase 643,750 shares of Common Stock in connection with the Series A Notes resulted in the Series A Notes being recorded at a discount of $3.3 million (such amount being equal to the value of the Warrants) and common shareholders' equity being increased by the same amount.
(2) The New Credit Facility provides for term and revolving credit in an amount of up to $175.0 million. Upon completion of the Offering and the Deltec Acquisition, approximately $133.6 million was expected to be outstanding on a pro forma basis, $50.0 million of which was expected to be a term loan and $83.6 million of which was expected to constitute revolving credit debt. See "Description of New Credit Facility."
(3) At December 31, 1995, the Company's Senior Debt consisted of $76.1 million outstanding under an existing domestic credit facility, $6.3 million outstanding under various credit facilities entered into by the Company's foreign subsidiaries and other amounts totaling $0.8 million. In connection with closing the Transactions, the Company repaid all amounts outstanding under the existing domestic credit facility with a portion of the proceeds of the New Credit Facility. In addition, as part of the Deltec Acquisition, the Company assumed approximately $1.2 million of indebtedness held by one of Deltec's foreign subsidiaries, increasing the Company's foreign subsidiary debt to approximately $7.5 million.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

     The following sets forth the Company's Unaudited Pro Forma Combined Statement of Operations and Other Data, and the Company's Unaudited Pro Forma Combined Balance Sheet, in each case giving effect to the Transactions described in Note 1 hereto as if such transactions had been consummated at the beginning of fiscal 1995 (in the case of the Unaudited Pro Forma Combined Statement of Operations and Other Data) and on December 31, 1995 (in the case of the Pro Forma Combined Balance Sheet). The Unaudited Pro Forma Combined Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the Transactions assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

     The Exide Electronics operating data for the LTM ended December 31, 1995 was derived from the Exide Electronics Statements of Operations for the last nine months of the year ended September 30, 1995 and the three months ended December 31, 1995. The Deltec operating data for the year ended September 30, 1995, was derived from the Deltec Statements of Income for the three months ended December 31, 1994, and for the nine months ended September 30, 1995.

     The Deltec Acquisition will be accounted for by the Company as a purchase whereby the basis for accounting for Deltec's assets and liabilities will be based upon their fair market values at the date of the Deltec Acquisition. Pro forma adjustments, including the preliminary purchase price allocation and estimated cost savings resulting from the Deltec Acquisition as described in Notes 1 and 2 of the Notes to the Unaudited Pro Forma Combined Financial Statements, represent the Company's preliminary determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Company considers reasonable under the circumstances. Final amount of cost savings may differ significantly from those set forth herein.

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER DATA

                   LAST TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                  EXIDE                       PRO FORMA            PRO FORMA
                                               ELECTRONICS      DELTEC      ADJUSTMENTS(1)         COMBINED
                                               -----------     --------     --------------         ---------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues.............................   $ 265,245      $113,031        $     --            $378,276
Service revenues.............................     116,970        19,918              --             136,888
                                               -----------     --------     --------------         ---------
    Total revenues...........................     382,215       132,949              --             515,164
                                               -----------     --------     --------------         ---------
Product cost of revenues.....................     198,131        71,921          (4,200)(2)(3)      265,852
Service cost of revenues.....................      81,688         8,969              --              90,657
                                               -----------     --------     --------------         ---------
    Total cost of revenues...................     279,819        80,890          (4,200)            356,509
                                               -----------     --------     --------------         ---------
Gross profit.................................     102,396        52,059           4,200             158,655
Selling, general and administrative
  expense....................................      70,866        33,647           3,797(2)(3)       108,310
Research and development expense.............       9,891         4,976          (1,000)(2)          13,867
Litigation expense...........................         700            --              --                 700
Merger and acquisition expense...............       7,000            --              --               7,000
Royalty expense..............................          --         3,411          (3,411)(4)              --
                                               -----------     --------     --------------         ---------
    Income from operations...................      13,939        10,025           4,814              28,778
Interest expense.............................       5,648         3,177          17,894(5)           26,719
Interest income..............................        (377)         (678)             --              (1,055 )
Other (income) expense.......................        (619)           --              --                (619 )
                                               -----------     --------     --------------         ---------
    Income before income taxes...............       9,287         7,526         (13,080)              3,733
Provision for income taxes...................       3,738         2,237          (3,765)(6)           2,210
                                               -----------     --------     --------------         ---------
    Net income...............................       5,549      $  5,289          (9,315)              1,523
                                                               =========
Preferred stock dividends....................         394                           977(7)            1,371
                                               -----------                  --------------         ---------
Net income applicable to common
  shareholders...............................   $   5,155                      $(10,292)           $    152
                                               ==========                   ==============         ==========
Earnings per share(7)........................   $    0.57                                          $   0.01
                                               ==========                                          ==========
Weighted average common shares outstanding...       9,677                                            10,439
                                               ==========                                          ==========
OTHER DATA:
EBITDA(8)....................................   $  31,322      $ 17,853        $  8,000(2)         $ 57,175
Depreciation.................................       6,962         2,014             500               9,476
Amortization.................................       2,721         2,403           6,097              11,221
Capital expenditures.........................      14,103         2,402                              16,505
Ratio of EBITDA to interest expense..........         5.5x          5.6x                                2.1 x
Ratio of earnings to fixed charges(9)........         2.1x          2.8x                                1.1 x

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER DATA

                         YEAR ENDED SEPTEMBER 30, 1995

                                                EXIDE                       PRO FORMA              PRO FORMA
                                             ELECTRONICS      DELTEC      ADJUSTMENTS(1)           COMBINED
                                             -----------     --------     --------------           ---------
                                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues...........................   $ 271,482      $ 97,285        $     --              $368,767
Service revenues...........................     119,496        19,030              --               138,526
                                             -----------     --------     --------------           ---------
    Total revenues.........................     390,978       116,315              --               507,293
                                             -----------     --------     --------------           ---------
Product cost of revenues...................     204,683        61,600          (2,500)(2)(3)        263,783
Service cost of revenues...................      82,430         9,857              --                92,287
                                             -----------     --------     --------------           ---------
    Total cost of revenues.................     287,113        71,457          (2,500)              356,070
                                             -----------     --------     --------------           ---------
    Gross profit...........................     103,865        44,858           2,500               151,223
Selling, general and administrative
  expense..................................      69,966        30,527           5,390(2)(3)         105,883
Research and development expense...........       9,929         4,827           4,000(2)(3)          18,756
Litigation expense.........................         700            --              --                   700
Merger and acquisition expense.............       7,000            --              --                 7,000
Royalty expense............................          --         2,923          (2,923)(4)                --
                                             -----------     --------     --------------           ---------
    Income from operations.................      16,270         6,581          (3,967)               18,884
Interest expense...........................       5,575         2,982          21,623(5)             30,180
Interest income............................        (485)         (701)             --                (1,186 )
Other (income) expense.....................        (897)           --              --                  (897 )
                                             -----------     --------     --------------           ---------
    Income before income taxes.............      12,077         4,300         (25,590)               (9,213 )
Provision for (benefit from) income
  taxes....................................       4,692         1,012          (8,644)(6)            (2,940 )
                                             -----------     --------     --------------           ---------
    Net income.............................       7,385      $  3,288         (16,946)               (6,273 )
                                                             =========
Preferred stock dividends..................         592                           779(7)              1,371
                                             -----------                  --------------           ---------
Net income applicable to common
  shareholders.............................   $   6,793                      $(17,725)             $ (7,644 )
                                             ==========                   ==============           ==========
Earnings per share(7)......................   $    0.84                                            $  (0.73 )
                                             ==========                                            ==========
Weighted average common shares
  outstanding..............................       9,673                                              10,471
                                             ==========                                            ==========
OTHER DATA:
EBITDA(8)..................................   $  33,415      $ 14,030        $  8,000(2)           $ 55,445
Depreciation...............................       6,683         2,041             500                 9,224
Amortization...............................       2,762         2,485          14,390                19,637
Capital expenditures.......................      12,497         2,233                                14,730
Ratio of EBITDA to interest expense........         6.0x          4.7x                                  1.8 x
Ratio of earnings to fixed charges.........         2.4x          2.1x                                  0.7 x(9)

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER DATA

                      THREE MONTHS ENDED DECEMBER 31, 1994

                                                 EXIDE                      PRO FORMA              PRO FORMA
                                              ELECTRONICS     DELTEC      ADJUSTMENTS(1)           COMBINED
                                              -----------     -------     --------------           ---------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues............................    $63,896       $24,620        $     --              $ 88,516
Service revenues............................     28,170         4,854              --                33,024
                                              -----------     -------     --------------           ---------
    Total revenues..........................     92,066        29,474              --               121,540
                                              -----------     -------     --------------           ---------
Product cost of revenues....................     49,060        14,997             650(2)(3)          64,707
Service cost of revenues....................     19,322         2,977              --                22,299
                                              -----------     -------     --------------           ---------
    Total cost of revenues..................     68,382        17,974             650                87,006
                                              -----------     -------     --------------           ---------
    Gross profit............................     23,684        11,500            (650)               34,534
Selling, general and administrative
  expense...................................     16,557         6,862           2,344(2)(3)          25,763
Research and development expense............      2,547         1,145           4,750(2)(3)           8,442
Royalty expense.............................         --           714            (714)(4)                --
                                              -----------     -------     --------------           ---------
    Income from operations..................      4,580         2,779          (7,030)                  329
Interest expense............................      1,424           665           8,426(5)             10,515
Interest income.............................       (139)         (121)             --                  (260 )
Other (income) expense......................       (161)           --              --                  (161 )
                                              -----------     -------     --------------           ---------
    Income before income taxes..............      3,456         2,235         (15,456)               (9,765 )
Provision for (benefit from) income taxes...      1,207           685          (5,693)(6)            (3,801 )
                                              -----------     -------     --------------           ---------
    Net income..............................      2,249       $ 1,550          (9,763)               (5,964 )
                                                              ========
Preferred stock dividends...................        198                           145(7)                343
                                              -----------                 --------------           ---------
Net income applicable to common
  shareholders..............................    $ 2,051                      $ (9,908)             $ (6,307 )
                                              ==========                  ==============           ==========
Earnings per share(7).......................    $  0.25                                            $  (0.61 )
                                              ==========                                           ==========
Weighted average common shares
  outstanding...............................      9,005                                              10,349
                                              ==========                                           ==========
OTHER DATA:
EBITDA(8)...................................    $ 6,795       $ 4,698        $  2,000(2)           $ 13,493
Depreciation................................      1,562           530             125                 2,217
Amortization................................        653           675           9,619                10,947
Capital expenditures........................      2,332           570                                 2,902
Ratio of EBITDA to interest expense.........        4.8x          7.1x                                  1.3 x
Ratio of earnings to fixed charges(9).......        2.6x          3.7x                                  0.1 x(9)

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER DATA

                      THREE MONTHS ENDED DECEMBER 31, 1995

                                                 EXIDE                      PRO FORMA              PRO FORMA
                                              ELECTRONICS     DELTEC      ADJUSTMENTS(1)           COMBINED
                                              -----------     -------     --------------           ---------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues............................    $57,659       $40,366        $     --              $ 98,025
Service revenues............................     25,644         5,742              --                31,386
                                              -----------     -------     --------------           ---------
    Total revenues..........................     83,303        46,108              --               129,411
                                              -----------     -------     --------------           ---------
Product cost of revenues....................     42,508        25,318          (1,050)(2)(3)         66,776
Service cost of revenues....................     18,580         2,089              --                20,669
                                              -----------     -------     --------------           ---------
    Total cost of revenues..................     61,088        27,407          (1,050)               87,445
                                              -----------     -------     --------------           ---------
    Gross profit............................     22,215        18,701           1,050                41,966
Selling, general and administrative
  expense...................................     17,457         9,982             751(2)(3)          28,190
Research and development expense............      2,509         1,294            (250)(2)             3,553
Royalty expense.............................         --         1,202          (1,202)(4)                --
                                              -----------     -------     --------------           ---------
    Income from operations..................      2,249         6,223           1,751                10,223
Interest expense............................      1,497           860           4,697(5)              7,054
Interest income.............................        (31)          (98)             --                  (129 )
Other (income) expense......................        117            --              --                   117
                                              -----------     -------     --------------           ---------
    Income before income taxes..............        666         5,461          (2,946)                3,181
Provision for income taxes..................        253         1,910            (815)(6)             1,348
                                              -----------     -------     --------------           ---------
    Net income..............................        413       $ 3,551          (2,131)                1,833
                                                              ========
Preferred stock dividends...................         --                           343(7)                343
                                              -----------                 --------------           ---------
Net income applicable to common
  shareholders..............................    $   413                      $ (2,474)             $  1,490
                                              ==========                  ==============           ==========
Earnings per share(7).......................    $  0.04                                            $   0.14
                                              ==========                                           ==========
Weighted average common shares
  outstanding...............................      9,500                                              10,323
                                              ==========                                           ==========
OTHER DATA:
EBITDA(8)...................................    $ 4,702       $ 8,521        $  2,000(2)           $ 15,223
Depreciation................................      1,841           503             125                 2,469
Amortization................................        612           593           1,326                 2,531
Capital expenditures........................      3,938           739                                 4,677
Ratio of EBITDA to interest expense.........        3.1x          9.9x                                  2.2 x
Ratio of earnings to fixed charges(9).......        1.3x          6.2x                                  1.4 x

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                                DECEMBER 31, 1995
                                          -------------------------------------------------------------
                                             EXIDE                      PRO FORMA             PRO FORMA
                                          ELECTRONICS     DELTEC      ADJUSTMENTS(1)          COMBINED
                                          -----------     -------     --------------          ---------
                                                             (DOLLARS IN THOUSANDS)
ASSETS
Current Assets
  Cash and cash equivalents.............   $   2,001      $ 5,603        $ (1,903)(1)         $   5,701
  Accounts receivable...................      95,436       34,268              --               129,704
  Inventories...........................      76,753       21,633           1,700(1)            100,086
  Other current assets..................      15,357        4,388           2,500(1)             22,245
                                          -----------     -------     --------------          ---------
     Total current assets...............     189,547       65,892           2,297               257,736
Property, plant and equipment...........      37,251        7,135           4,000(1)             48,386
Goodwill................................      18,318        7,384         129,624(10)           155,326
Other assets............................       8,823          468          29,250(11)            38,541
                                          -----------     -------     --------------          ---------
                                           $ 253,939      $80,879        $165,171             $ 499,989
                                            ========      =======     ===========              ========
LIABILITIES, PREFERRED STOCK AND COMMON SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt.......................   $   6,747      $    10        $     --             $   6,757
  Accounts payable......................      43,220       11,845              --                55,065
  Deferred revenues.....................      15,840        4,461              --                20,301
  Other accrued liabilities.............      15,707       19,341          (6,713)(1)(13)        28,335
  Payable to Fiskars....................          --           --           3,657(1)              3,657
                                          -----------     -------     --------------          ---------
     Total current liabilities..........      81,514       35,657          (3,056)              114,115
Long-term debt..........................      76,416       37,836         142,548(12)           256,800
Deferred liabilities....................       3,421        4,076           1,670(1)(13)          9,167
Series G Preferred Stock (redeemable
  after September 30, 2006).............          --           --          18,000(1)             18,000
Common shareholders' equity.............      92,588        3,310           6,009(13)           101,907
                                          -----------     -------     --------------          ---------
                                           $ 253,939      $80,879        $165,171             $ 499,989
                                            ========      =======     ===========              ========

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. The Company's Unaudited Pro Forma Combined Financial Statements assume the following transactions occurred (1) at the beginning (October 1, 1994) of the Company's 1995 fiscal year for purposes of the Unaudited Pro Forma Combined Statements of Operations and Other Data and (2) on December 31, 1995, for purposes of the Unaudited Pro Forma Combined Balance Sheet:

     a. The Deltec Acquisition -- Immediately prior to the closing of the Deltec Acquisition, under the terms of the Acquisition Agreement, Fiskars converted all net amounts owed by Deltec to Fiskars or affiliates to Deltec shareholders' equity and distributed all Deltec cash to Fiskars. Accordingly, the pro forma adjustments reflect decreases in cash ($5,603), goodwill and intangible assets ($7,384), other accrued liabilities ($6,791), deferred liabilities ($1,060) and long-term debt ($36,643), along with a corresponding increase to Deltec shareholders' equity ($31,507).

        It is assumed that the Deltec Acquisition was financed through borrowings of $43,450 under the New Credit Facility, $121,250 from the net proceeds of the Offering, $500 payable to Fiskars on January 8, 1997 and $3,157 additional variable amount payable to Fiskars related to the assumed purchase price adjustment at December 31, 1995.

        The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:

         Pro forma purchase price --
           Cash --
              Fixed amount stated in Acquisition Agreement......................    $158,500
              Variable amount related to assumed purchase price adjustment;
                calculated based on Deltec net book value and excluded assets and
                liabilities at December 31, 1995, net of prepayment of $3,000....      3,157
              Additional amounts paid at closing:
                Prepayment of variable purchase price adjustment................       3,000
                Excess cash which remained in Deltec following the
                 Acquisition....................................................       3,700
           Series G Preferred Stock (1,000,000 shares at fair value of $18 per
              share)............................................................      18,000
           Common Stock (825,000 shares at fair market value of $14 per
              share)............................................................      11,550
           Transaction costs....................................................       4,500
                                                                                    --------
              Total pro forma purchase price....................................     202,407
                                                                                    --------
         Pro forma historical net book value of assets acquired --
           Book value per historical financial statements.......................       3,310
           Net liabilities excluded as described above..........................      31,507
           Excess cash which remained in Deltec following the Acquisition.......       3,700
                                                                                    --------
              Total pro forma historical net book value of assets acquired......     (38,517)
                                                                                    --------
         Excess of purchase price over net book value of assets acquired........     163,890
           Allocated to:
              Inventories.......................................................      (1,700)
              Other current assets..............................................      (2,500)
              Property and equipment............................................      (4,000)
              Other long-term assets............................................     (20,000)
              In-process research and development...............................      (5,000)
              Deferred income tax liability --
                Current.........................................................       1,638
                Long-term.......................................................       4,680
                                                                                    --------
         Remaining excess of cost over fair value of net assets acquired
           (goodwill)...........................................................    $137,008
                                                                                    ========

                             (DOLLARS IN THOUSANDS)

        The preliminary purchase price allocation included allocations to other long-term assets for the noncompete agreement, prepaid license fees for use of the Fiskars tradename in Europe, trademarks, patents and product drawings and specifications.

        The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a final determination of the fair market value of the net assets acquired at the date of the Deltec Acquisition as determined by valuations and other studies which are not yet complete.

     b. The conversion on October 23, 1995, of Exide Electronics' 8.375% convertible subordinated notes (the "Convertible Subordinated Notes") (balance at September 30, 1995 -- $15,000) into 1,146,789 shares of Common Stock.

     c. The New Credit Facility -- Simultaneously with closing the Offering, the Company entered into the New Credit Facility to replace its then existing credit facility. The Deltec Acquisition was partially financed through borrowings under the New Credit Facility.

     d. The issuance of the Notes in the Offering.

2. Because the Deltec Acquisition was only recently consummated, the Company has begun, but not completed, its strategic and operating plans for the integration of Deltec's operations into those of the Company. The Company is in the process of completing its strategic and operating integration plan, including coordinating its strategic and operating plans and decisions with the plans and decisions of Deltec's management. Nevertheless, based on enacted and planned operating decisions, the Company has begun to eliminate duplicative costs through the combination of the two companies as described below. However, the actual cost savings may differ significantly from the preliminary estimates.

     The pro forma adjustments to reflect estimated cost savings resulting from the Deltec Acquisition assumes the following preliminary estimates of expected cost savings:

                                                                        THREE MONTHS
                                                                            ENDED
                                                     YEAR ENDED         DECEMBER 31,       LTM ENDED
                                                    SEPTEMBER 30,     -----------------   DECEMBER 31,
                                                        1995           1994       1995        1995
                                                    -------------     ------     ------   ------------
    Consolidation of large systems manufacturing
      facilities..................................     $ 3,000        $  750     $  750      $3,000
    Elimination of duplicative selling, general
      and administrative and research and
      development
      costs.......................................       2,700           675        675       2,700
    Elimination of certain manufacturing
      outsourcing and combination of
      procurement.................................       1,200           300        300       1,200
    Consolidation of European sales and service
      operations..................................         600           150        150         600
    Consolidation of international product
      offerings...................................         500           125        125         500
                                                    -------------     ------     ------   ------------
         Pro forma adjustment.....................     $ 8,000        $2,000     $2,000      $8,000
                                                    ==========        ======     ======   ==========

     Such pro forma adjustments have reduced costs of revenues, selling, general and administrative expense and research and development expense by $4,700, $2,300 and $1,000, respectively, for both the year ended September 30, 1995 and the LTM ended December 31, 1995 and by $1,175, $575 and $250 for both the three month periods ended December 31, 1994 and 1995, respectively.

     In addition to the cost savings initiatives and estimated cost savings described above, the Company estimates that it can eliminate additional annual duplicative costs through the combination of the two companies. However, such amount cannot be quantified at this time and has not been reflected in the pro forma adjustments.

                             (DOLLARS IN THOUSANDS)

     The estimated non-recurring costs of implementing the above pro forma cost savings are $3,500 and are excluded from the pro forma adjustments. The actual non-recurring costs may differ significantly from the preliminary estimates.

3. The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of revenues, selling, general and administrative expense and research and development expense assumes:

                                                                    THREE MONTHS
                                                                       ENDED
                                                  YEAR ENDED        DECEMBER 31,       LTM ENDED
                                                 SEPTEMBER 30,    ----------------    DECEMBER 31,
                                                     1995          1994      1995         1995
                                                 -------------    ------    ------    ------------
    Cost of revenues --
      Record amortization of amounts allocated
         to inventories........................     $ 1,700       $1,700    $   --      $     --
      Record depreciation of amounts allocated
         to property and equipment.............         500          125       125           500
                                                 -------------    ------    ------    ------------
                                                    $ 2,200       $1,825    $  125      $    500
                                                 ==========       ======    ======    ==========
    Selling, general and administrative
      expense --
      Record amortization of amounts allocated
         to other current assets...............     $ 2,500       $1,675    $   --      $    825
      Record amortization of goodwill in
         connection with the acquisition over
         40 years..............................       3,425          856       856         3,425
      Record amortization of amounts allocated
         to other long-term assets.............       4,250        1,063     1,063         4,250
      Elimination of previously recorded Deltec
         amortization of goodwill and
         intangible assets.....................      (2,485)        (675)     (593)       (2,403)
                                                 -------------    ------    ------    ------------
                                                    $ 7,690       $2,919    $1,326      $  6,097
                                                 ==========       ======    ======    ==========
    Research and development expense --
      Record amortization of amounts allocated
         to purchased in-process research and
         development...........................     $ 5,000       $5,000    $   --      $     --
                                                 ==========       ======    ======    ==========

     The amounts allocated to inventories, other current assets and purchased in-process research and development will be fully amortized during the twelve months following the Deltec Acquisition date. Amounts allocated to certain long-term assets will be fully amortized during the four years following the Deltec Acquisition date, which will reduce the annual amortization for such amounts from $4,250 as shown above to $750 beginning in the fifth year following the Deltec Acquisition date.

4. The royalty expense previously charged by Fiskars to Deltec is not being charged after the Deltec Acquisition due to the license fees paid in the purchase price for use of the Fiskars tradename in Europe.

                             (DOLLARS IN THOUSANDS)

5.   The pro forma adjustment to interest expense assumes:

                                                                        THREE MONTHS
                                                                            ENDED
                                                     YEAR ENDED         DECEMBER 31,       LTM ENDED
                                                    SEPTEMBER 30,     -----------------   DECEMBER 31,
                                                        1995           1994       1995        1995
                                                    -------------     ------     ------   ------------
    Elimination of interest related to --
      Conversion of Deltec debt to Fiskars to
         Deltec equity............................     $(2,888)       $ (635)    $ (808)    $ (3,061)
      Conversion of Convertible Subordinated
         Notes....................................      (1,256)         (314)       (80)      (1,022)
    Additional interest expense related to --
      The Notes at 11.5%..........................      14,375         3,594      3,594       14,375
      Amortization of discount related to the
         Notes(a).................................         326            82         82          326
      $57,450 of net additional borrowings under
         the New Credit Facility..................       4,869         1,204      1,217        4,882
      Replacement of the previously existing
         credit facility with the New Credit
         Facility.................................         715           125        334          924
      Interest payment to Fiskars as part of
         amendment to Acquisition Agreement.......       4,000         4,000         --           --
    Amortization of deferred financing costs
      related to --
      The Notes...................................         500           125        125          500
      New Credit Facility.........................         982           245        233          970
                                                    -------------     ------     ------   ------------
         Pro forma adjustment.....................     $21,623        $8,426     $4,697     $ 17,894
                                                    ==========        ======     ======   ==========

- ---------------
     (a) The issuance of Warrants in connection with Notes resulted in the Notes being recorded at a discount of $3,259, which discount is amortized over the life of the Notes resulting in additional interest expense being recorded.

     The additional interest expense related to the replacement of the previously existing credit facility with the New Credit Facility was determined based on (i) average borrowings outstanding under the previously existing credit facility of $40,985 for the year ended September 30, 1995, $28,550 for the three months ended December 31, 1994, $70,334 for the three months ended December 31, 1995 and $51,431 for the LTM ended December 31, 1995, and (ii) an increase in the interest rate from the agent bank's base rate or, at the Company's option, the LIBOR rate plus 0.60% under the previously existing credit facility to the agent bank's base rate plus 1.5%, or at the Company's option, the LIBOR rate plus 2.5% under the New Credit Facility.

     A 25 basis point increase (or decrease) in such interest rates would increase (or decrease) annual interest expense with respect to the New Credit Facility by $334 based on pro forma borrowings of $133,550 at December 31, 1995.

6. The pro forma adjustments to the provision for income taxes assumes a tax benefit at a 39% tax rate is applied (1) to the pro forma adjustments which are assumed to be deductible for tax return purposes and (2) to non-deductible pro forma adjustments for which deferred income taxes were established in the preliminary purchase price allocation. While tax benefits for interest deductions on the Notes have been

                             (DOLLARS IN THOUSANDS)

    reflected in the pro forma adjustments, such deductions may be subject to certain limitations under the Code (as defined).

 7. The pro forma adjustments to preferred stock dividends assumes:

                                                                      THREE MONTHS
                                                                         ENDED
                                                       YEAR ENDED     DECEMBER 31,    LTM ENDED
                                                      SEPTEMBER 30,   ------------   DECEMBER 31,
                                                          1995        1994    1995       1995
                                                      -------------   -----   ----   ------------
    Dividends related to Series G Preferred
      Stock issued to Fiskars --
      Cash dividends................................      $ 800       $ 200   $200      $  800
      Accreted dividends............................        571         143    143         571
    Eliminate dividends on Exide Electronics Series
      D and E preferred stock which was converted to
      Common Stock in 1995..........................       (592)       (198)    --        (394)
                                                          -----       -----   ----      ------
                                                          $ 779       $ 145   $343      $  977
                                                          ======      =====   ====      ======

    The accreted dividends relate to the accretion of the difference between the assumed fair market value of the Series G Preferred Stock at the Deltec Acquisition date ($18,000) and the redemption price at the option of holder ($24,000) after September 30, 2006 over the period from the Deltec Acquisition date to September 30, 2006.

    Pro forma primary and fully diluted earnings per share are the same for all periods presented. The computation of pro forma primary and fully diluted earnings per share assumes that the Exide Electronics Series D and E preferred stock were converted to Common Stock on October 1, 1994.

 8. EBITDA represents income from operations plus depreciation and amortization (including depreciation and amortization of purchase accounting adjustments), non-recurring 1995 Exide Electronics merger, acquisition and litigation charges of $7,700 and Deltec royalty expense payable to Fiskars which is not being charged after the Deltec Acquisition. While EBITDA should not be construed as a substitute for income from operations, net income and cash flows from operating activities in analyzing operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

 9. In the computation of the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges minus the undistributed earnings of Exide Electronics' 50%-owned subsidiary accounted for by the equity method. Fixed charges consist of interest expense which includes amortization of deferred financing costs, and one-third of rental expenses which represents that portion of rental expenses attributable to interest. On a pro forma basis after giving effect to the Transactions, earnings were inadequate to cover fixed charges by $9,470 for the year ended September 30, 1995 and $9,882 for the three months ended December 31, 1994. Adjusted to eliminate non-cash charges of depreciation and amortization of $28,861 for the year ended September 30, 1995 and $13,164 for the three months ended December 31, 1994, pro forma earnings would have exceeded fixed charges by $19,391 and $3,282, respectively.

10. The pro forma adjustment to goodwill assumes:

    Record additional goodwill related to the Deltec Acquisition..............  $137,008
    Eliminate existing Deltec goodwill........................................    (7,384)
                                                                                --------
              Pro forma adjustment............................................  $129,624
                                                                                ========

                             (DOLLARS IN THOUSANDS)

11. The pro forma adjustment to other long-term assets assumes:

Record certain other intangible assets............................................  $ 20,000
Record deferred financing costs related to the Notes..............................     5,000
Record deferred financing costs related to New Credit Facility....................     4,250
                                                                                    --------
     Pro forma adjustment.........................................................  $ 29,250
                                                                                    ========

12. The pro forma adjustment to long-term debt assumes:

Record the Notes, less discount of $3,259(a)......................................  $121,741
Record net additional borrowings under New Credit Facility:
  Cash purchase price to Fiskars..................................................    36,750
  Additional amounts of purchase price paid at closing............................     6,700
  Acquisition transaction costs...................................................     4,500
  Transaction costs related to the Notes..........................................     1,250
  Transaction costs related to New Credit Facility................................     4,250
  Interest paid to Fiskars........................................................     4,000
Eliminate Deltec long-term debt to Fiskars........................................   (36,643)
                                                                                    --------
     Pro forma adjustment.........................................................  $142,548
                                                                                    ========

- ---------------
(a) The issuance of Warrants in connection with the Notes resulted in the Notes being recorded at a discount.

13. The pro forma adjustment to common shareholders' equity assumes:

Record common stock issued to Fiskars..............................................  $11,550
Record writeoff of purchased in-process research and development, net of assumed
  tax benefit of $1,950............................................................   (3,050)
Record interest of $4,000 paid to Fiskars, net of assumed tax benefit of $1,560....   (2,440)
Record value of Warrants issued in connection with the Notes(a)....................    3,259
Eliminate Deltec shareholders' equity..............................................   (3,310)
                                                                                     -------
     Pro forma adjustment..........................................................  $ 6,009
                                                                                     =======

- ---------------

(a) The issuance of Warrants to purchase 643,750 shares of Common Stock at $13.475 per share resulted in the value ($3,259) of the Warrants being recorded as additional common shareholders' equity.

                      [This page intentionally left blank]

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected historical financial data were derived from, and should be read in conjunction with, the historical consolidated financial statements of the Company and the historical combined/consolidated financial statements of Deltec. The historical consolidated financial statements of the Company as of and for each of the years ended September 30, 1991, 1992, 1993, 1994 and 1995 have been audited. The historical financial statements of the Company as of and for each of the three-month periods ended December 31, 1994 and 1995 are unaudited. The historical financial statements of Deltec as of December 31, 1994, September 30, 1995 and December 31, 1995 and for each of the years ended December 31, 1993, 1994 and 1995 and the nine-month period ended September 30, 1995 have been audited. The historical financial statements of Deltec as of December 31, 1993 and for the three-month periods ended December 31, 1994 and 1995 are unaudited. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.

EXIDE ELECTRONICS

                                                                                            THREE MONTHS ENDED
                                                   YEAR ENDED SEPTEMBER 30,                    DECEMBER 31,
                                     ----------------------------------------------------   -------------------
                                       1991       1992       1993       1994       1995       1994       1995
                                     --------   --------   --------   --------   --------   --------   --------
                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues.................... $175,487   $186,579   $220,143   $259,403   $271,482   $ 63,896   $ 57,659
Service revenues....................   45,912     60,524     97,799    104,580    119,496     28,170     25,644
                                     --------   --------   --------   --------   --------   --------   --------
    Total revenues..................  221,399    247,103    317,942    363,983    390,978     92,066     83,303
                                     --------   --------   --------   --------   --------   --------   --------
Gross profit........................   51,465     68,695     85,495     98,695    103,865     23,684     22,215
                                     --------   --------   --------   --------   --------   --------   --------
Income (loss) from operations.......   (2,899)    12,844     20,397     18,462(1)  16,270(2)   4,580      2,249
                                     --------   --------   --------   --------   --------   --------   --------
Income (loss) before income taxes
  and the cumulative effect of
  accounting change.................   (7,596)     9,159     16,046     13,459(1)  12,077(2)   3,456        666
                                     --------   --------   --------   --------   --------   --------   --------
Income (loss) before the cumulative
  effect of accounting change.......   (6,698)     6,056      9,832      9,175(1)   7,385(2)   2,249        413
Cumulative effect of accounting
  change............................    1,014         --      1,000         --         --         --         --
                                     --------   --------   --------   --------   --------   --------   --------
Net income (loss)...................   (5,684)     6,056     10,832      9,175(1)   7,385(2)   2,249        413
                                     --------   --------   --------   --------   --------   --------   --------
Preferred stock dividends...........      301        484      1,071        790        592        198         --
                                     --------   --------   --------   --------   --------   --------   --------
Net income (loss) applicable to
  common shareholders............... $ (5,985)  $  5,572   $  9,761   $  8,385   $  6,793   $  2,051   $    413
                                     =========  =========  =========  =========  =========  =========  =========
Primary earnings per share.......... $  (0.82)  $   0.79   $   1.34   $   1.07   $   0.84   $   0.26   $   0.04
                                     =========  =========  =========  =========  =========  =========  =========
Fully diluted earnings per share.... $  (0.82)  $   0.79   $   1.21   $   1.03   $   0.84   $   0.25   $   0.04
                                     =========  =========  =========  =========  =========  =========  =========
OTHER DATA:
EBITDA(3)........................... $  1,601   $ 19,642   $ 27,347   $ 31,889   $ 33,415   $  6,795   $  4,702
Depreciation........................    3,628      4,633      5,304      6,105      6,683      1,562      1,841
Amortization........................      872      2,165      1,646      2,325      2,762        653        612
Capital expenditures................    6,156      5,828      8,255      8,735     12,497      2,332      3,938
Ratio of earnings to fixed
  charges(4)........................     (0.1)x      2.2x       3.4x       2.7x       2.4x       2.6x       1.3x
BALANCE SHEET DATA (END OF PERIOD):
Working capital..................... $ 49,073   $ 61,714   $ 87,029   $ 93,337   $105,543   $ 75,550   $108,033
Total assets........................  137,918    151,178    203,233    224,676    256,451    209,971    253,939
Long-term debt......................   34,995     40,299     56,805     58,400     80,258     39,700     76,416
Redeemable preferred stock..........    5,000     10,100     10,000     10,000         --     10,000         --
Common shareholders' equity.........   39,745     44,501     58,017     67,462     83,767     69,216     92,588

DELTEC

                                                                     NINE          THREE MONTHS
                                                 YEAR ENDED         MONTHS             ENDED
                                                DECEMBER 31,         ENDED         DECEMBER 31,        YEAR ENDED
                                             ------------------    SEPT. 30,    ------------------    DECEMBER 31,
                                              1993       1994        1995        1994       1995          1995
                                             -------    -------    ---------    -------    -------    ------------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues..........................   $60,446    $80,236      $72,665    $24,620    $40,366      $113,031
Service revenues..........................    14,982     16,960       14,176      4,854      5,742        19,918
                                             -------    -------      -------    -------    -------      --------
  Total revenues..........................    75,428     97,196       86,841     29,474     46,108       132,949
                                             -------    -------      -------    -------    -------      --------
Gross profit..............................    28,749     38,518       33,358     11,500     18,701        52,059
                                             -------    -------      -------    -------    -------      --------
Income from operations....................     4,189      6,049        3,802      2,779      6,223        10,025
                                             -------    -------      -------    -------    -------      --------
Income before income taxes and cumulative
  effect of change in accounting principle
  for income taxes........................     3,790      5,041        2,065      2,235      5,461         7,526
                                             -------    -------      -------    -------    -------      --------
Income before cumulative effect of change
  in accounting principle for income
  taxes...................................     2,975      3,156        1,738      1,550      3,551         5,289
Cumulative effect of change in accounting
  principle for income taxes..............     1,509         --           --         --         --            --
                                             -------    -------      -------    -------    -------      --------
Net income................................   $ 4,484    $ 3,156      $ 1,738    $ 1,550    $ 3,551      $  5,289
                                             =======    =======      =======    =======    =======      ========
OTHER DATA:
EBITDA(3).................................   $ 9,016    $12,332      $ 9,332    $ 4,698    $ 8,521      $ 17,853
Depreciation..............................     1,358      1,690        1,511        530        503         2,014
Amortization..............................     1,991      2,295        1,810        675        593         2,403
Capital expenditures......................     1,456      1,634        1,663        570        739         2,402
Ratio of earnings to fixed charges(4).....       3.4x       3.3x         1.7x       3.7x       6.2x          2.8x
BALANCE SHEET DATA (END OF PERIOD):
Working capital...........................   $21,563    $26,336      $26,694                            $ 30,235
Total assets..............................    51,380     63,502       71,601                              80,879
Long-term debt:
  Fiskars or affiliates...................     7,506     32,572       30,704                              36,643
  Other...................................       475        685        1,237                               1,193
Shareholders' equity(5)...................    25,031      5,042        6,240                               3,310

- ---------------

(1) Includes a one-time litigation charge of $4,997 ($2,936 after tax). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Litigation Expense,"
(2) Includes one-time merger, acquisition and litigation charges for Exide Electronics of $7,700 ($5,597 after tax). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations-- Litigation Expense" and "--Merger and Acquisition Expense."
(3) EBITDA represents income from operations plus depreciation and amortization, and a non-recurring 1994 Exide Electronics litigation charge of $4,997 and non-recurring 1995 Exide Electronics merger, acquisition and litigation charges of $7,700 and Deltec royalty expense payable to Fiskars which is not being charged after the Deltec Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Litigation Expenses" and "--Merger and Acquisition Expenses." While EBITDA should not be construed as a substitute for income from operations, net income and cash flows from operating activities in analyzing operating performance, financial position and cash flows, EBITDA has been included because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.
(4) In the computation of the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges minus the undistributed earnings of Exide Electronics' 50%-owned subsidiary accounted for by the equity method. Fixed charges consist of interest expense, which includes amortization of deferred financing costs and one-third of rental expenses, representing that portion of rental expenses attributable to interest.
(5) Capitalization of Deltec Power Systems, Inc. on September 27, 1994 significantly impacted shareholders' equity. See Combined/Consolidated Statements of Shareholders' Equity and Note 12 to the financial statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion provides an assessment of the consolidated results of operations and liquidity and capital resources of the Company and Deltec and should be read in conjunction with "Selected Historical Consolidated Financial Data," with the Consolidated Financial Statements of the Company and the related notes thereto and with the Combined and Consolidated Financial Statements of Deltec and the related notes thereto included elsewhere in this Prospectus.

OVERVIEW

     Over the past five years, the Company's product mix has shifted toward its lower kVA product lines, which support personal computers, workstations, client/server platforms, and networks and away from its traditional large systems products. Sales of small systems products have increased significantly for the past two fiscal years, while commercial sales of the Company's large systems products have generally remained flat. This reflects the general downsizing trend in the computer industry, which has resulted in declines in the commercial mainframe computer and data center market segments.

     Small UPS products are characterized generally by higher unit volumes, lower average prices and higher unit margins than large UPS products, and are sold through different distribution channels. The majority of the Company's UPS products are sold to customers to support computers or similar electronics products. The electronics market, and particularly the networking, client/server, workstation, and personal computer markets supported by small UPS products, is increasingly characterized by intense competition, rapidly changing technology, and evolving industry standards, frequently resulting in shorter product life cycles and declines in selling prices. The Company has responded with reductions in manufacturing costs and purchased components, and has aggressively introduced new hardware and software products with lower costs and higher performance levels. The Company believes that its ability to compete depends on both internal and external factors, including the success and timing of new product introductions by the Company and its competitors, product performance and price, distribution, and customer service.

     International sales accounted for approximately 22%, 25%, and 31% of the Company's total revenues for fiscal 1993, 1994, and 1995, respectively. The Company has focused on these expanding markets by developing versions of its products to meet international voltage and frequency requirements; by establishing subsidiaries in selected European countries and in Hong Kong; by adding distributors and making small acquisitions in other international regions; and by creating joint ventures with strategic partners for distribution in Japan, Brazil, and India.

     Sales to the federal government accounted for approximately 35%, 33%, and 27% of total revenues for fiscal 1993, 1994, and 1995, respectively. Despite the large proportion of sales to the federal government, these sales actually declined by about 12% in fiscal 1995 versus fiscal 1994, reflecting the scheduled decline in large systems sales due to the completion of most product shipments under the multi-year FAA Program. While the work yet to be performed under the FAA Program is scheduled through fiscal 1997, sales to the federal government in fiscal 1996 are expected to decline by approximately 40-50%. The Company's contracts with the federal government have no significant minimum purchase commitments, and the government may cease purchases under these contracts at any time for any reason. These contracts are subject to termination at the convenience of the government pursuant to the terms of the contracts.

     In June 1995, the Company was awarded a three-year follow-on contract to the ALC Contract, with up to two additional one-year extensions at the option of the government. Actual revenues under the follow-on ALC Contract will depend on the specific purchases, if any, by the Air Force and other governmental agencies that may use the contract during the contract period. Following the award of the follow-on ALC Contract, certain competitors filed protests with the General Accounting Office ("GAO"). In December 1995, the GAO notified the Company that all of the protests had been dismissed, except the protest of the Air Force's evaluation of certain discounts offered by the Company in the contract. The GAO has recommended that the Air Force amend a portion of the request for proposal that led to the contract award. The GAO further recommended that the Air Force allow the protesting companies and the Company to submit new proposals regarding such portion, and that the Air Force re-evaluate the award to the Company based upon these new proposals. In response to the notification, the Company has filed a motion for reconsideration of the GAO's ruling. In response to the GAO's ruling, the Air Force has notified the Company that it is in the process of re-evaluating the follow-on ALC Contract and that it will not issue orders under the contract pending its re-evaluation process. The Company is unable to predict at this time what the resolution of the contract protest will be and no assurances can be given that the Company ultimately will retain the follow-on ALC Contract.

     The Company completed the IPM Acquisition in February 1995. IPM is a manufacturer of UPS products headquartered in Dallas, Texas with a similar business in terms of products, services and channels of distribution. The Company acquired all of the capital stock of IPM for approximately 1,510,000 newly registered shares of Common Stock. The IPM Acquisition was accounted for as a pooling-of-interests. Accordingly, the Company's Consolidated Financial Statements and the related notes thereto included in this Offering Memorandum have been restated to reflect the IPM Acquisition for all periods presented.

     In August 1995, the Company completed the Lectro Acquisition. Lectro specializes in power protection and other transmission enhancement devices for the cable television and telecommunications markets. While the results of Lectro did not have a material effect on the Company's results of operations for fiscal 1995, the Company believes that the Lectro Acquisition gives the Company a significant position in the broadband communications market, which the Company intends to use as a platform to expand into other newly emerging high-growth technology markets.

     The Company acquired Deltec from Fiskars for a purchase price of approximately $188.1 million, subject to post-closing adjustment. Under the agreement, Fiskars received approximately $158.5 million in cash, 825,000 shares of Common Stock, valued at $14.00 per share, and 1,000,000 shares of the Series G Preferred Stock, valued at $18.00 per share, in exchange for all of the issued and outstanding common stock of Deltec. At closing, the Company made a prepayment of $3.0 million to Fiskars related to the variable purchase price adjustment, which would have been $6.2 million based on Deltec's net book value at December 31, 1995. An additional payment of $3.7 million was made to Fiskars, which represented excess cash that remained in Deltec following the closing. The Company expects the combination to strengthen the product line offerings of the Company and enhance its global manufacturing, distribution and service capabilities. See Note 16 of the Notes to consolidated financial statements.

RESULTS OF OPERATIONS

     The Company's products and services and its product marketing, manufacturing, and research and development functions are organized into three business units: the Small Systems Group ("SSG") for all products below 50 kVA; the Large Systems Group ("LSG") for products of 50 kVA and above; and the Worldwide Services Group ("WSG") for all services provided by the Company. In the fourth quarter of fiscal 1995, the Company announced the formation of the Emerging Technologies Group ("ETG"). The Company formed this group to more aggressively position itself in newly emerging high-growth technology markets. Initially, ETG will focus primarily on the converging interactive communications markets, such as cable television. ETG results have been included in SSG results for fiscal 1995.

     The following table presents, for the periods shown, statement of operations data:

                                                       FISCAL YEAR ENDED            QUARTER ENDED
                                                         SEPTEMBER 30,              DECEMBER 31,
                                                  ----------------------------     ---------------
                                                   1993       1994       1995      1994      1995
                                                  ------     ------     ------     -----     -----
                                                               (DOLLARS IN MILLIONS)
Revenues
  Small Systems Products........................  $ 89.1     $115.2     $148.1     $33.1     $37.9
  Large Systems Products........................   131.0      144.2      123.4      30.8      19.7
                                                  ------     ------     ------     -----     -----
     Total Products.............................   220.1      259.4      271.5      63.9      57.6
  Services......................................    97.8      104.6      119.5      28.2      25.7
                                                  ------     ------     ------     -----     -----
     Total Revenues.............................   317.9      364.0      391.0      92.1      83.3
Gross Profit
  Products......................................    54.4       65.8       66.8      14.8      15.2
  Services......................................    31.1       32.9       37.1       8.9       7.0
                                                  ------     ------     ------     -----     -----
     Total Gross Profit.........................    85.5       98.7      103.9      23.7      22.2
Selling, general and administrative expense.....    55.5       65.1       70.0      16.6      17.5
Research and development expense................     9.6       10.1        9.9       2.5       2.5
Litigation expense..............................      --        5.0        0.7        --        --
Merger and acquisition expense..................      --         --        7.0        --        --
                                                  ------     ------     ------     -----     -----
     Income from operations.....................    20.4       18.5       16.3       4.6       2.2
Interest/Other..................................     4.4        5.0        4.2       1.1       1.6
Provision for income taxes......................     6.2        4.3        4.7       1.2       0.2
                                                  ------     ------     ------     -----     -----
     Income before the cumulative effect of
       accounting change........................  $  9.8     $  9.2     $  7.4     $ 2.3     $ 0.4
                                                  ======     ======     ======     =====     =====
REVENUE GROWTH:
Small Systems Products..........................      --       29.3%      28.6%       --      14.5%
Large Systems Products..........................      --       10.1      (14.4)       --     (36.0)
     Total Products.............................      --       17.8        4.7        --      (9.8)
Services........................................      --        6.9       14.3        --      (9.0)
     Total Revenues.............................      --       14.5        7.4        --      (9.5)
MARGIN DATA:
Gross Profit
  Products......................................    24.7%      25.4%      24.6%     23.2%     26.3%
  Services......................................    31.8       31.4       31.0      31.4      27.5
     Total Gross Profit.........................    26.9       27.1       26.6      25.7      26.7
Selling, general and administrative expense.....    17.5       17.9       17.9      18.0      21.0
Research and development expense................     3.0        2.8        2.5       2.8       3.0
     Income from operations.....................     6.4        5.1        4.2       5.0       2.7
     Income before the cumulative effect of
       accounting change........................     3.1        2.5        1.9       2.4       0.5

FIRST QUARTER FISCAL 1996 VERSUS FIRST QUARTER 1995

     Several factors had an impact on the Company's results of operations during the first quarter of fiscal 1996 compared to the first quarter of fiscal 1995, including the growth in revenues of small UPS products; the overall strong growth in international sales; the effect of scheduled declines in federal government product and service revenues; and the Lectro Acquisition.

  Revenues

     Total revenues decreased by 9.5% to $83.3 million in the first quarter of fiscal 1996 from $92.1 million in the first quarter of fiscal 1995, due to a 9.8% decrease in product sales and a 9.0% decrease in service revenues.

     SSG revenues for the quarter ended December 31, 1995 increased by $4.8 million or 14.5% over the same period of the prior year. The majority of this increase was in domestic sales channels, which experienced growth of about 36%, a portion of which was attributable to the Lectro Acquisition. Excluding sales related to this acquisition, domestic sales increased by approximately 15% over the prior year. International sales for the quarter were down by about 2% over the same period of the prior year, reflecting a decline in sales in the Latin America sales channel of about 41% versus the prior year, offset by strong sales by the Company's affiliates in Europe. Sales to Latin America were affected by the devaluation of the Mexican peso in 1995, as well as general economic instability in that region. Excluding sales to Latin America, international sales increased by approximately 17% in the first quarter of fiscal 1996 versus the same quarter in fiscal 1995. Average selling prices for SSG products were higher than in the prior year, as sales of the larger kVA models, which are generally higher priced than the small UPS models, represented a larger share of total SSG revenues.

     LSG revenues for the first quarter of fiscal 1996 were 36% lower than in the same period of fiscal 1995, due primarily to the scheduled decline in sales under the FAA Program. Product revenues under the FAA Program have been declining because the Company has completed the shipment of most of the systems and related ancillary products to the various FAA sites. The Company expects LSG revenues to decline in fiscal 1996 from fiscal 1995 levels in the range of 15-20% due to the completion of the FAA shipments. Excluding the effect of this scheduled decline, LSG revenues decreased approximately 7% for the first three months of fiscal 1996 versus the same period a year ago. The number of LSG UPS systems sold increased by about 4% compared to the same period in the prior quarter. The average sales price per system decreased, as sales of the smaller kVA models continue to represent a larger percentage of total LSG revenues. International revenues were down by 3%, primarily due to a decline in sales in the Far East sales channels and the IPM international channels, partially offset by an increase in sales by the Company's European subsidiaries. The increase in sales in the European subsidiaries is partially attributable to the success of the Powerware Plus 80, which is suitable for international use because of its voltage range.

     WSG revenues for the first quarter of fiscal 1996 decreased by $2.5 million or 9.0% over the same period of the prior fiscal year. WSG's commercial domestic revenues fell by about 4%, attributable in part to reduced productivity within the International Parts and Repair Center due to its relocation to a new facility. International revenues were up about 6%, with growth occurring in most categories. Federal service revenues decreased over the prior year by approximately 19%, mainly attributable to a decline in FAA site service revenues. Federal service revenues were further impacted by government budget problems and inclement weather that affected the timing of installation services. The Company expects WSG revenues to decline in the range of 10-15% for fiscal 1996, due to an anticipated decrease in FAA site service revenues. At December 31, 1995, the Company was installing systems at eight FAA sites, versus ten sites in the prior year, and was providing design services at an additional four sites at December 31, 1995 versus 12 sites at December 31, 1994. As described below under "--Contingencies--Government Contract Matters," delivery on the remainder of the FAA orders is currently scheduled through fiscal 1997. The level of FAA site service revenues will vary depending on site construction schedules and the types of services required.

  Gross Profit

     Gross profit decreased by $1.5 million over the first quarter of fiscal 1995 to $22.2 million. Gross profit as a percentage of total revenues increased to 26.7% in the first three months of fiscal 1996 from 25.7% in the same period of fiscal 1995. Product gross profit margins rose to 26.3% in the first quarter of fiscal 1996 from 23.2% in the same period of fiscal 1995, while service margins declined to 27.5% from 31.4% during that same period. Product gross profit margins rose due to a higher proportion of sales in the newer, higher margin Powerware Prestige product line and Powerware Plus 80-225 kVA product. A higher proportion of SSG sales in higher kVA models, which generally have better margins than the lower kVA models, also contributed to the increase in product gross profit margins. Service margins decreased for the quarter primarily due to a decrease in federal margins as higher-margin federal services relating to training, documentation and start-up services represented a lower proportion of total federal revenues. Commercial service margins declined slightly, primarily due to a change in the mix of services provided.

  Selling, General and Administrative Expense

     Selling, general and administrative expense increased $0.9 million to $17.5 million in the first quarter of fiscal 1996 (21.0% of revenues) from $16.6 million in the same period of fiscal 1995 (18.0% of revenues). Selling and marketing expenses increased due to investment in the Company's Emerging Technology Group, which was established after the Lectro Acquisition, in the fourth quarter of fiscal 1995, the launching of a new international advertising campaign, and higher commissions and incentives. Total commissions and incentives spending, and such costs as a percentage of sales, rose in the first quarter of fiscal 1996 versus 1995 due to a higher mix of commercial revenues to total revenues in the first quarter of 1996 over the same period in 1995. General and administrative expenses rose from the prior year due primarily to the amortization of goodwill generated by the Lectro Acquisition and to increased spending for improved financial systems as the Company continues to invest in infrastructure improvements. These expenses are expected to continue at this higher level (as a percent of revenues) in 1996 due to the newly-formed Emerging Technology Group and continued sales and marketing initiatives.

  Research and Development Expense

     Research and development expense decreased slightly in the first quarter of fiscal 1996 compared to the same period of fiscal 1995, but increased slightly as a percentage of revenue to 3.0% in fiscal 1996 from 2.8% in fiscal 1995. The increase in research and development expense as a percentage of sales occurred as the Company invested in its newly-formed Emerging Technologies Group. In addition, the level of LSG research and development expenditures increased slightly while the level of sales declined for the first quarter of fiscal 1996 as compared to the same period of the prior year. Research and development expenses are incurred to support projected annual sales and do not necessarily vary proportionately with revenues on a quarterly basis. The Company expects research and development expenditures for the remainder of the year to decline slightly as a percentage of sales.

  Income from Operations

     For the reasons discussed above, income from operations declined $2.4 million to $2.2 million for the first quarter of fiscal 1996 from $4.6 in the same period of fiscal 1995. As a percentage of revenues, income from operations declined to 2.7% in the first three months of fiscal 1996 from 5.0% in the same period of fiscal 1995.

  Interest/Other Expense

     Interest expense increased slightly to $1.5 million in the first quarter of fiscal 1996 from $1.4 million in the same period of fiscal 1995. This was primarily attributable to an increase in debt levels used to fund inventory levels.

  Provision for Income Taxes

     The fiscal 1996 provision for first quarter income taxes reflects a consolidated effective rate of approximately 38% as compared to approximately 35% for the same period of fiscal 1995. The fiscal 1995 rate for the first quarter was lower due to a lower effective tax rate for the Company's IPM subsidiary. The Company anticipates that its effective tax rate for the fiscal year 1996 will be in the range of 38-40%.

  Net Income

     Net income for the first quarter of fiscal 1996 was $0.4 million, or $0.04 per fully diluted share, as compared to net income of $2.2 million, or $0.25 per fully diluted share, for the same period of fiscal 1995.

  Quarterly Operating Results

     The Company's quarterly operating results have fluctuated significantly. Quarterly results depend upon the timing of product shipments and major systems implementation services, which can be influenced by a number of factors. Some of these factors are beyond the Company's control, particularly for large, customized systems. The first quarter has typically produced the smallest portion of the Company's revenues and income, producing a historical reduction in the Company's first quarter results as compared to the previous fiscal year's fourth quarter. During fiscal years 1995, 1994 and 1993, revenues generally increased for each quarter within the applicable year, but revenues for the first quarter were lower than revenues for the fourth quarter of the prior year.

     Selling, general and administrative, and research and development expenditures are incurred to support projected annual sales. These expenses do not necessarily vary proportionately with revenues on a quarterly basis. As a result, variations in quarterly revenues may not be accompanied by an equivalent change in expenses. Operating margins therefore may vary significantly between quarters.

FISCAL 1995 VERSUS 1994

  Revenues

     Total revenues increased by 7.4% to $391.0 million in fiscal 1995 from $364.0 million in fiscal 1994 due to a 4.7% increase in product sales and a 14.3% increase in service revenues.

     SSG revenues for fiscal 1995 increased by $32.9 million or 28.6% over the prior fiscal year. The majority of this increase was in international sales channels, which experienced growth in excess of 40%. This growth was primarily the result of strong sales by the Company's affiliates in Europe and Canada and increased product sales to the Company's joint venture in Japan. Domestic revenues were approximately 13% higher than in the prior year. Excluding SSG sales generated by Lectro, domestic revenues increased by about 7% over fiscal 1994. Growth in SSG product revenues resulted primarily from continued strong sales of Powerware Prestige products. Prestige sales were approximately $42.1 million higher than in the prior year, while products being phased out declined by about $24.2 million, for a net increase of $17.9 million. In fiscal 1995, the Prestige product line was expanded with the addition of new models, introduction of additional accessories, and incorporation of new versions of software and network communications products. The number of SSG units sold increased by approximately 30% as compared to fiscal 1994. Average selling prices were slightly lower than in the prior year, reflecting the industry trend of declining UPS prices.

     LSG revenues for fiscal 1995 were $20.8 million or 14.4% lower than in fiscal 1994, due primarily to the scheduled decline in sales under the FAA Program. Product revenues under the FAA Program have been declining because the Company has completed the shipment of most of the systems and related ancillary products to the various FAA sites. Excluding the effect of this predicted decline, LSG revenues decreased 3.7% year over year, due primarily to the nonrecurrence of one significant custom job in excess of $6.0 million for a major data center in fiscal 1994. International revenues were flat, primarily due to an increase in sales by the Company's European subsidiaries, offset by a decline in sales by the Company's Canadian subsidiary. The number of LSG UPS systems sold increased by about 6% compared to the same period in the prior year. The average sales price per system decreased, as sales of the smaller kVA models, which are generally lower-priced than the larger kVA models, represented a larger percentage of total LSG revenues than in the prior year.

     WSG revenues for fiscal 1995 increased by $14.9 million or 14.3% over the prior fiscal year. WSG's commercial domestic revenues grew by about 9%, with strong growth occurring in most service categories. International revenues were up approximately 47%, which was primarily attributable to the three sales and service acquisitions in the fourth quarter of fiscal 1994 in Canada and Europe. Federal service revenues increased over the prior year by approximately 13%, mainly attributable to growth in the Company's federal site implementation business. During fiscal 1995, the Company installed systems at an average of 11 FAA sites throughout the year versus an average of ten FAA sites in fiscal 1994. At September 30, 1995, the Company was installing systems at nine FAA sites and was providing design services at an additional four sites. Delivery on the remainder of the FAA orders is currently scheduled through fiscal 1997. See "--Contingencies--Government Contract Matters." WSG revenue increases in fiscal 1995 resulted principally from a higher quantity of services provided as opposed to increased prices.

     The Company expects that the declines in LSG and WSG revenues in fiscal 1996 versus fiscal 1995 resulting from the scheduled decline in federal revenues will be offset by a corresponding increase in SSG sales and commercial LSG sales and service. However, annual revenues depend upon the state of the overall economy, industry conditions, the competitive environment, the timing of product shipments, the success and timing of new product introductions, and a variety of other factors which are beyond the Company's control. See "Risk Factors--Competition."

  Gross Profit

     Gross profit increased to $103.9 million in fiscal 1995 from $98.7 in fiscal 1994. Gross profit as a percentage of total revenues decreased slightly to 26.6% in fiscal 1995 from 27.1% in fiscal 1994. Product gross profit margins declined from 25.4% in fiscal 1994 to 24.6% in fiscal 1995, while service margins declined from 31.4% to 31.0% during that same period. Product gross profit margins declined from the prior year mainly as a result of sales of certain discontinued SSG product lines at lower than normal margins, and a higher proportion of sales in channels with lower margins. The Company also incurred higher than normal costs related to increased production volumes for its new Powerware Prestige product lines, and varying sales price reductions depending upon model and distribution channel. The Company continues its efforts toward cost reductions and operational efficiencies to maintain competitiveness and improve margins in response to the industry trend of declining UPS prices. Service margins decreased slightly as compared to the prior fiscal year, reflecting a higher proportion of lower margin government service revenues and the costs of integrating IPM's service business into the Company's service organization.

  Selling, General and Administrative Expense

     Selling, general and administrative expense increased to $70.0 million in fiscal 1995 from $65.1 million in fiscal 1994, but remained at about 18% percent of revenues. Selling and marketing expenses rose to support the Company's higher commercial sales level and the continued expansion of its worldwide marketing, distribution, and support capabilities, especially in international markets. New selling and marketing programs for fiscal 1995 included the realignment of the North American sales and support operation along customer groups, the launching of an integrated marketing campaign introducing the concept of Strategic Power Management, and the opening of an area sales office in Miami, Florida to service high growth markets in Latin America. General and administrative expense declined from the prior year due primarily to lower legal expenses as a result of the settlement of certain litigation and synergies achieved between Exide Electronics and IPM.

  Research and Development Expense

     Research and development expense decreased to $9.9 million in fiscal 1995 from $10.1 million in fiscal 1994, and decreased as a percentage of revenues to 2.5% in fiscal 1995 from 2.8% in fiscal 1994. The decrease was related to a variety of factors, including the ability of the Company to charge certain custom engineering costs to specific job orders in SSG, cost control efforts by the Company, and lower research and development expenses at IPM, as significant expenses were incurred in fiscal 1994 in the development of a new product line that were not incurred in fiscal 1995. The Company expects research and development expenditures to remain at this level as a percentage of revenues as the Company takes advantage of synergies with IPM and Lectro in the development of new products.

  Litigation Expense

     The Company recorded a $700,000 charge ($424,000 after tax) for the settlement of two related lawsuits in fiscal 1995. Although the Company believed that neither suit had merit, it decided to settle as the suits were consuming significant corporate resources and would have involved substantial legal costs to pursue further. In fiscal 1994, the Company recorded a charge of $5.0 million ($2.9 million net of tax) for the settlement of litigation. See "Business--Legal Proceedings" and Note 15 of the Notes to consolidated financial statements.

  Merger and Acquisition Expense

     The Company incurred $7.0 million of merger and acquisition charges ($5.2 million after tax) in fiscal 1995. In connection with the IPM Acquisition in the second quarter of fiscal 1995, the Company recorded a nonrecurring pretax charge of $5.5 million. This charge included approximately $3.0 million for legal, accounting, financial advisory, and other costs related to the merger. The Company also expensed approximately $2.5 million for the estimated costs of closing a duplicate operating facility and discontinuing certain duplicate product lines manufactured at that facility. In the fourth quarter of fiscal 1995, the Company recorded a pre-tax charge for acquisition expenses of about $1.5 million after negotiations and due diligence efforts to acquire the UPS business of Groupe Schneider S.A. were terminated.

  Income from Operations

     For the reasons discussed above, income from operations declined $2.2 million to $16.3 million in fiscal 1995 from $18.5 million in fiscal 1994. This decrease reflects the nonrecurring litigation and merger and acquisition expenses discussed above. Excluding these charges, income from operations in fiscal 1995 would have been $24.0 million, an increase of $500,000 from $23.5 million in fiscal 1994, and, as a percentage of revenues, would have been 6.1% in fiscal 1995 versus 6.4% in fiscal 1994. This decrease was primarily attributable to the decrease in gross profit margins. See "--Gross Profit."

  Interest/Other Expense

     Interest expense increased to $5.6 million in fiscal 1995 from $5.4 million in fiscal 1994. The Company expensed $233,000 of remaining debt issuance costs and a premium related to the redemption of its Industrial Revenue Bonds ("IRBs") in the first quarter of fiscal 1995, and incurred $204,000 in incremental interest expenses related to the increased level of borrowings used to finance the Lectro Acquisition. Excluding these two items, interest expense would have been about 5% lower than in fiscal 1994. Other income increased by approximately $971,000. The increase was primarily due to favorable changes in foreign exchange rates, improved results for the Company's Japanese joint venture, an increase in royalty income, and a gain on the sale of certain fixed assets in fiscal 1995.

  Provision for Income Taxes

     The fiscal 1995 provision for income taxes reflects a consolidated effective rate of approximately 39% as compared to approximately 32% in fiscal 1994. The higher rate in fiscal 1995 was due primarily to certain non-deductible acquisition costs, which were partially offset by increased utilization of net operating losses in certain of the Company's subsidiaries. The fiscal 1994 rate was lower than usual due to the higher recognition of tax benefits for net operating losses as certain of the Company's subsidiaries turned profitable, and the utilization of certain state tax credits.

  Net Income

     Net income for fiscal 1995 was $7.4 million, or $0.84 per fully diluted share, as compared to net income of $9.2 million, or $1.03 per fully diluted share, for fiscal 1994. Excluding the previously discussed litigation and merger charges in the second quarter of fiscal 1995 and 1994, and the acquisition charges in the fourth quarter of fiscal 1995, net income would have been $13.0 million or $1.42 per fully diluted share for fiscal 1995, and $12.1 million or $1.34 per fully diluted share in fiscal 1994.

FISCAL 1994 VERSUS 1993

  Revenues

     Total revenues increased 14.5% to $364.0 million in fiscal 1994 from $317.9 million in fiscal 1993. Product sales grew by 17.8% to $259.4 million in fiscal 1994, including increases of $26.1 million (29.3%) for the Company's SSG products and $13.2 million (10.1%) for the Company's LSG products. Service revenues increased by $6.8 million (6.9%) over this period.

     The revenue growth in SSG products occurred primarily in the Company's international distribution channels, with particularly strong growth in export sales to Latin America. In the United States, most of the sales growth was experienced through the manufacturer's representatives channel. The majority of the growth in SSG revenue was attributable to new product introductions and to increased sales of an existing product line, as new applications and methods of distribution were established. The growth in international export sales was due primarily to the success of product models designed for the international markets and to expanded international marketing efforts. SSG revenue included approximately $16.0 million in sales of new products, which were partially offset by declines of $7.8 million in sales of discontinued products. For fiscal 1994, total unit sales for SSG were approximately 50% higher than the prior fiscal year, resulting mainly from higher unit sales of lower kVA models. Higher unit sales were partially offset by a decrease in the average selling price per unit, as lower kVA models are generally lower-priced than larger UPS products, and also by price reductions in the approximate range of 5-10% from the prior fiscal year.

     LSG revenues increased by $13.2 million to $144.2 million in fiscal 1994 from $131.0 million in fiscal 1993 due to growth in both the commercial and government markets. Commercial growth occurred primarily in the manufacturer's representatives channel due primarily to one significant custom job in excess of $6.0 million for a major data center, and from increased sales of facilities monitoring software. Federal government sales growth came from an increase in product engineering for the FAA and sales under the Company's multi-year contracts with the U.S. Navy. The commercial and government revenue increases were partially offset by declines in the international channels. The reduction in international sales was due to the non-recurrence of certain large sales in the prior year and to increased competition in certain regions. The total number of LSG modules sold decreased moderately from fiscal 1993, but the average sales price per system increased in fiscal 1994, primarily due to favorable model mix and increased sales of custom engineering, ancillary equipment, and spare parts.

     The $6.8 million increase in WSG revenues for fiscal 1994 occurred primarily from increases in maintenance contract and other field service revenues. This growth resulted from increased marketing of battery services and from increased product sales with accompanying services. This growth occurred both domestically and internationally. Federal service revenues remained relatively constant with fiscal 1993 levels, although fiscal 1993 total service revenues were 62% higher than in fiscal 1992, primarily because of the significant increase in fiscal 1993 of FAA site services. As of September 30, 1994, the Company was installing systems at ten FAA sites and had 13 sites in the engineering design stage, as compared to ten sites in construction and 15 sites in engineering design at September 30, 1993. WSG revenue increases resulted principally from a higher quantity of services provided as opposed to increases in pricing.

  Gross Profit

     Gross profit increased to $98.7 million in fiscal 1994 from $85.5 million in fiscal 1993. Gross profit as a percentage of total revenues increased slightly to 27.1% in fiscal 1994 from 26.9% in fiscal 1993. Gross profit from product sales was higher by $11.4 million, as a result of higher revenues and improved gross profit margins for product sales, which increased to 25.4% in fiscal 1994 as compared to 24.7% in fiscal 1993. This improvement occurred primarily from increased sales of SSG products, which generally have higher gross profit margins than LSG products, and continued cost reduction efforts. These increases were partially offset by higher LSG ancillary equipment sales, which generally have lower margins than UPS equipment, sales of certain discontinued SSG product lines at lower than normal margins, and start-up costs for the new Powerware Prestige product line. Prices for all power ranges of UPS equipment have generally declined from the prior fiscal year in the approximate range of 5-10%. Service margins decreased slightly to 31.4% in fiscal

1994 from 31.8% in fiscal 1993, due principally to increased battery services which have lower gross margins, a decrease in margins on systems implementation services for the FAA, and a decrease in international service margins due to changes in the mix of services provided.

  Selling, General and Administrative Expense

     Selling, general and administrative expense increased to $65.1 million in fiscal 1994 from $55.5 million in fiscal 1993, and increased as a percentage of revenue to 17.9% in fiscal 1994 from 17.5% in fiscal 1993. Selling and marketing expense accounted for most of this increase. The higher level of spending reflects the Company's growth strategy of investing in its distribution channels and promotional activities to improve its market position on a worldwide basis. The increase in selling and marketing expense supports a higher level of commercial sales volume and the continued investment in market support and distribution development programs, particularly for the Company's SSG products. These programs included the launch of new promotional campaigns, primarily in the United States, Latin America, China and Europe; expanded customer support capabilities; participation in several major trade shows; and the introduction of several new products such as the Powerware Prestige. The Company also improved its distribution capacity worldwide, mainly through the addition of several leading distributors in various geographic markets.

  Research and Development Expense

     Research and development expense increased to $10.1 million in fiscal 1994 from $9.6 million in fiscal 1993, and decreased as a percentage of revenue to 2.8% in fiscal 1994 from 3.0% in fiscal 1993. The increase was due primarily to the ongoing development of facilities monitoring software as a result of the acquisition of DataTrax Systems Corporation in fiscal 1993, and to the introduction of several models of the new Powerware Prestige and Balanced Power II product lines. Consistent with the Company's strategy to expand its worldwide market position, many of the Prestige products were developed for international voltages and frequencies prior to their introduction in the United States. Other research and development activities in fiscal 1994 included the development of the new Powerware Plus 80 and the Series 3000M for LSG, both of which have improved performance at a lower cost than previous models, and to the ongoing development of other products and models, as well as additional product software and other product enhancements.

  Litigation Expense

     In March 1994, a trial jury awarded damages payable by the Company in the amount of $3.75 million to the plaintiff in the retrial of certain litigation. While the Company continued to believe that it should have no liability in this matter and announced its intention to appeal, it recorded a one-time charge in the second quarter of fiscal 1994 of approximately $5.0 million, or $2.9 million net of tax, for the jury verdict and the costs of the trial. In July 1994, the Company announced that a settlement agreement had been reached between the parties. Following agreement among the parties to settle, the court vacated the jury award of $3.75 million. To avoid further litigation, including anticipated post-trial motions and appeals, the Company settled the case by making payments to the plaintiff and his attorneys. Since the total value of the settlement payments was less than the one-time charge for the jury verdict, no further charges were necessary in this matter. See "Business--Legal Proceedings" and
Note 15 of the Notes to consolidated financial statements.

  Income from Operations

     For the reason discussed above, income from operations was $18.5 million in fiscal 1994, a decrease from $20.4 million in fiscal 1993. This decrease reflected the litigation charge discussed above. Excluding this nonrecurring charge, income from operations would have been $23.5 million, an increase of $3.1 million over 1993, constant at 6.4% of revenues.

  Interest/Other Expense

     Interest expense increased by $1.0 million to $5.4 million in fiscal 1994 from $4.4 million in the prior year. Approximately $700,000 was due to higher average debt balances used to finance increased levels of working capital. The remainder of the rise in interest expense was related to an increase in the average interest rate, the write-off of certain deferred financing costs associated with refinancing the Company's credit facility, and the partial prepayment of the Company's IRBs. Other expense improved by approximately $322,000 during fiscal 1994, primarily as a result of favorable changes in foreign exchange rates and the loss on disposal of certain fixed assets in fiscal 1993.

  Provision for Income Taxes

     The fiscal 1994 provision for income taxes reflected a consolidated effective tax rate of approximately 32% as compared to 39% in fiscal 1993. The decrease in the effective rate was due primarily to the higher recognition of tax benefits for net operating losses in fiscal 1994 than in fiscal 1993 as certain of the Company's subsidiaries became profitable, and the utilization of certain state tax credits in fiscal 1994.

  Net Income

     For fiscal 1994, income before the cumulative effect of an accounting change was $9.2 million, including the one-time charge in the second quarter of $5.0 million ($2.9 million after tax) for the previously discussed settlement of litigation, as compared to income before the cumulative effect of an accounting change of $9.8 million in fiscal 1993. The Company recorded a cumulative effect adjustment of $1.0 million for a change in its method of accounting for income taxes in fiscal 1993, which had no impact on operating results or cash flows. Fully diluted earnings per share before the cumulative effect of the accounting change were $1.03 for fiscal 1994 versus $1.10 in fiscal 1993. Excluding the one-time charge for litigation in fiscal 1994 and the cumulative effect of the accounting change in fiscal 1993, net income for fiscal 1994 would have been $12.1 million, up $2.3 million or 23.5% from the prior fiscal year. Fully diluted earnings per share would have been $1.34 versus $1.10 a year ago, up 22%.

DELTEC -- 1995 VERSUS 1994

  Revenues

     Revenues increased by $35.7 million, or 36.8%, to $132.9 million in 1995 from $97.2 million in 1994. The increase in revenues includes an increase of $13.8 million, or 33.8%, in international revenues and an increase of $22.0 million, or 38.9%, in domestic revenues.

     The increase in international revenues was partially attributable to the growth in sales of low-kVA rated small systems introduced in Europe as well as increases in product sales in China and Latin America. The increase in domestic revenues was primarily attributable to revenues from small systems products introduced in 1994 as well as a full year of sales from small systems products introduced in 1993. These new product introductions were primarily off-line small systems products designed for network systems and sold through the OEM channel. Revenue increases were partially offset by reduced large system sales resulting from Deltec's decision not to continue marketing large system products in the United States.

     Deltec's service revenues increased by $3.0 million, or 17.4%, to $19.9 million in 1995 from 1994. International and domestic service revenues each grew at approximately the same rate of growth. International service revenues increased primarily as a result of increased sales of service contracts bundled with sales of large systems products. Domestic service revenues increased due to an increased number of contracts to service UPS products manufactured by other vendors.

  Gross Profit

     Gross profit increased by $13.6 million to $52.1 million in 1995 from $38.5 million in 1994. As a percent of sales, gross profit declined slightly to 39.2% in 1995 from 39.6% in 1994. This decline in gross profit margin was due to a decline in product gross margins, partially offset by an increase in service gross margins. Product gross margins declined to 36.4% in 1995 from 37.2% in 1994 primarily due to an increase in sales of small systems products sold through the distribution sales channel in Europe, which have lower margins. Product gross margins were also adversely affected by delays in the introduction and higher than expected introduction costs of, new products for the mid-power range of small system segment. Service gross margin improved to 55.0% from 50.9% as a result of improved efficiency within the field service group supporting increased service revenues.

  Selling, General and Administrative Expense

     Selling, general and administrative expense increased to $33.6 million in 1995 from $26.0 million in 1994 but declined as a percent of sales to 25.3% from 26.8% over that time period. The increase in spending reflects Deltec's strategy to emphasize small system sales through increased utilization of national distribution channels. Deltec also increased the size of its direct sales force and enhanced internal direct sales support services. The decrease as a percentage of sales was due to increased sales over a relatively fixed cost base.

  Engineering Expense

     Engineering expense, which includes research and development expense, increased $0.8 million to $5.0 million in 1995 from $4.2 million in 1994 while declining as a percent of sales to 3.7% in 1995 from 4.3% in 1994. This decrease as a percent of sales was due to higher sales over a relatively fixed cost base.

  Royalty Expenses

     Royalty expense increased $1.1 million to $3.4 million in 1995 from $2.3 million in 1994. As a percent of sales, royalty expense increased slightly to 2.6% in 1995 from 2.4% in 1994. This increase is the result of increased sales of products under a royalty agreement under which Deltec paid an affiliate of Fiskars a royalty for products sold under Fiskars-owned trademarks. Exide has the royalty-free use of these Fiskars-owned trademarks for two years following the Deltec Acquisition at which time Exide Electronics will have the option of continuing to use these trademarks by resuming royalty payments.

  Interest Expense

     Net interest expense increased $1.5 million to $2.5 million in 1995 from $1.0 million in 1994 due to borrowings incurred to finance increased levels of working capital resulting from increased sales. In addition, Deltec paid a dividend of $5.0 million to Fiskars in the fourth quarter of 1994, which was paid in the form of a long-term note to Fiskars. The majority of Deltec's interest expense was related to debt to Fiskars, which was converted to equity upon the consummation of the Deltec Acquisition.

  Provisions for Income Taxes

     The effective income tax rate for 1995 was 29.7% for 1995 which was lower than the effective rate of 37.4% for 1994. The difference in the 1995 effective rate from the statutory federal rate of 35% was primarily due to lower foreign effective tax rates. See Note 9 of the Notes to the Deltec Power Systems, Inc. combined/consolidated financial statements.

DELTEC -- 1994 VERSUS 1993

  Revenues

     Revenues increased by $21.8 million, or 28.9%, to $97.2 million in 1994 from $75.4 million in 1993. The increase in revenues included increases of $8.7 million, or 21.7%, in international product revenues and $13.1 million, or 30.2%, in domestic product revenues.

     The increase in international product revenues was primarily attributable to increased European sales resulting from improved economic conditions in certain European countries, the introduction of new low-kVA small systems products in Europe and Deltec's entry into China. The increase in domestic revenues was primarily attributable to small system product introductions and to increased revenues in the OEM channel. The growth in the OEM channel was primarily attributable to increased penetration of existing accounts and, to a lesser extent, new OEM accounts.

     Deltec's service revenues increased by $2.0 million, or 13.2%, to $17.0 million in 1994. The increase in service revenues was primarily attributable to growth in maintenance contracts sold, which are generally bundled with new product sales and increased contracts to service UPS products manufactured by other vendors.

  Gross Profit

     Gross profit increased to $38.5 million in 1994 from $28.7 million in 1993. Gross profit as a percentage of sales increased to 39.6% in 1994 from 38.1% in 1993. The improvement in gross profit margin was primarily due to the improvement in product gross margins, which increased to 37.2% in 1994 from 35.1% in 1993, primarily as a result of the increased sales from the introduction of new, higher margin, small systems products. Additional improvement resulted from the introduction of new, higher margin large systems products, which replaced existing large system products in the international market. Service gross profit increased slightly to 50.9% in 1994 from 50.3% in 1993.

  Selling, General and Administrative Expense

     Selling, general and administrative expense increased to $26.0 million in fiscal 1994 from $20.0 million in fiscal 1993, and increased as a percent of sales to 26.8% in fiscal 1994 from 26.5% in fiscal 1993. This increased spending reflects Deltec's increased investment in the national direct sales channel, including the increase in the size of the national direct sales force and its telemarketing support group as well as increased marketing and promotional expense for small systems products.

  Engineering Expense

     Engineering expense, which includes research and development expense, increased $1.1 million to $4.2 million in 1994 from $3.1 million in 1993. As a percent of sales, engineering expense increased to 4.3% in 1994 from 4.1% in 1993. This increase was primarily the result of the acquisition and integration of the software development team of Network Security Systems, Inc. ("NSSI") into Deltec's research and development group.

  Royalty Expenses

     Royalty expense increased to $2.3 million in 1994 from $1.5 million in 1993. As a percent of sales, royalty expense increased to 2.4% in 1994 from 2.0% in 1993. This increase was a result of increased sales of products under a royalty agreement that paid an affiliate of Fiskars a royalty for product sold under Fiskars-owned trademarks. Exide Electronics has the royalty-free use of these Fiskars-owned trademarks for two years following the Deltec Acquisition after which Exide Electronics will have the option of continuing to use these trademarks by resuming royalty payments.

  Interest Expense

     Net interest expense increased to $1.0 million in 1994 from $0.4 million in 1993. This increase was the result of increased levels of debt related to the acquisition of NSSI in 1994 and to a $5.0 million dividend paid to Fiskars during the fourth quarter of 1994, which was paid in the form of a long-term note to Fiskars. The majority of Deltec's interest expense was related to debt to Fiskars, which was converted to equity upon the consummation of the Deltec Acquisition.

  Provision for Income Taxes

     The effective income tax rate for 1994 was 37.4% which was higher than the 1993 rate of 21.5%. The 1994 effective rate differed only slightly from the statutory federal rate of 35.0%. See Note 9 of the Notes to Deltec Power Systems, Inc. combined/consolidated financial statements.

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

IMPACT OF COMBINATION

     Based on preliminary due diligence, the Company believes that some or all of the following costs savings and revenue enhancement opportunities can be achieved in the near future: integration of facilities and manufacturing capacity and comparable product lines; coordination of research and development activities to leverage product technologies; reduction of selling, general and administrative expense by consolidation of certain functions; elimination of purchases of certain sourced low-end products; utilization of Deltec distribution channels for Exide Electronics products and Exide Electronics channels for Deltec products; integration of European sales and service operations.

LIQUIDITY AND FINANCIAL CONDITION

     At December 31, 1995, the Company had $108.0 million of working capital, as compared to $105.5 million at September 30, 1995. The increase of $2.5 million in working capital from September 30, 1995 was primarily the result of higher levels of inventory and other current assets, partially offset by lower accounts receivable balances, due to collections of receivable balances generated by sales in the fourth quarter of fiscal 1995. The increased levels of working capital have been financed primarily using the Company's revolving credit facilities. Cash used in operations was a $0.5 million in the first quarter of fiscal 1996, as compared to cash provided by operations of $18.3 million in the first quarter of fiscal 1995.

     At September 30, 1995, the Company had $105.5 million of working capital, as compared to $93.3 million at September 30, 1994. The $12.2 million increase was primarily the result of higher levels of inventory to support the increased levels of revenues expected for full fiscal 1996, the introduction of new product lines and lower than expected revenues for the quarter ended December 31, 1995. Accounts receivable balances, which are typically at their highest level at year-end due to the higher level of fourth quarter sales, were level with the prior year. Commercial receivable balances were higher than the prior year, but were more than offset by a decline in receivables from the United States government. Accounts payable, short term debt, and other accrued liability balances were slightly higher than the prior year. The increased levels of working capital have been financed primarily using the Company's revolving credit facilities. Cash provided by operations was a positive $1.1 million in fiscal 1995, as compared to $8.5 million in fiscal 1994, and cash used in operations of $3.3 million in fiscal 1993.

     During the first quarter of fiscal 1996, the Company invested approximately $3.9 million in capital expenditures, as compared to approximately $2.3 million in the same period of fiscal 1995. Capital expenditures for fiscal 1996 are expected to approximate $13-14 million, including $2-3 million relating to the consolidation of the Company's headquarters and for the integration of acquired companies. During fiscal 1995, the Company invested approximately $12.5 million in capital expenditures, as compared to approximately $8.7 million in fiscal 1994 and $8.3 million during fiscal 1993. Capital expenditures were higher in fiscal 1995 due primarily to expansion of SSG's manufacturing facility in Wilmington, NC, the fit-up of its new Worldwide Logistics Center, new facilities for ETG, and the relocation of Lectro. The Company also invested approximately $12.4 million for the acquisition of Lectro in fiscal 1995.

     At December 31, 1995, the Company had borrowings of $76.1 million outstanding under its $145 million package of committed domestic unsecured bank credit facilities comprised of a $95 million revolving credit facility for working capital and general corporate purposes, including a sublimit of $30 million which may be used in support of its international subsidiaries, and a $50 million revolving credit facility to be used for financing certain acquisitions and refinancing specified existing obligations. The credit agreement contains certain financial covenants, including a senior debt to cash flow ratio, a fixed charge ratio, a leverage ratio and a minimum net worth requirement. At December 31, 1995, the Company was in compliance with all financial covenants, except that its senior debt to cash flow ratio exceeded the prescribed ratio; however, the lenders waived the applicability of this covenant from December 31, 1995 through the date on which the Company refinanced its previously existing credit facilities with the New Credit Facility. See Note 6 of the Notes to annual consolidated financial statements and Note 3 to interim consolidated financial statements.

     In connection with the Deltec Acquisition, the Company refinanced its existing bank credit facilities with the New Credit Facility. The New Credit Facility is a five-year senior bank package of $175.0 million, comprised of a $125.0 million revolving credit facility and a $50.0 million term loan. Amounts outstanding under the New Credit Facility are secured by substantially all the inventory and accounts receivable of the Company and would initially bear interest at LIBOR plus 250 basis points, or the bank's base rate plus 150 basis points, as defined. Under the terms of the New Credit Facility, the Company is subject to certain customary financial covenants and other restrictions. See "Description of New Credit Facility."

     On July 1, 1995, Japan Storage Battery Co., Ltd. converted its shares of the Company's Series D and Series E convertible preferred stock into 595,273 shares of the Company's Common Stock. This conversion increased the Company's common equity by approximately $10 million and will reduce its annual cash dividend payments by approximately $790,000. See Note 8 of the Notes to consolidated financial statements.

     In September 1995, the Board of Directors reaffirmed the authorized repurchase program that permits the Company to repurchase up to 5% of the Company's outstanding Common Stock. As of December 22, 1995, the Company had repurchased approximately 4.7% of its Common Stock. The Company has no current plans to repurchase additional shares of its Common Stock.

     In October 1995, the holder of the Company's $15.0 million convertible subordinated notes converted the notes into 1,146,789 shares of the Company's Common Stock under the terms thereof. Such conversion will save approximately $1.26 million per year in interest expense. See Note 6 of the Notes to consolidated financial statements.

  Deltec

     Working capital at Deltec increased by $3.9 million to $30.2 million in 1995 from $26.3 million in 1994. This increase was primarily the result of increased sales levels, which resulted in increases in accounts receivable and inventories of $12.2 million and $4.8 million, respectively, in 1995.

     Long-term debt of Deltec, owed primarily to Fiskars, increased to $37.8 million at December 31, 1995 from $33.3 million at December 31, 1994, primarily as a result of a $6.0 million preferred stock redemption financed with a note to Fiskars. $36.6 million of the $37.8 million in long-term debt of Deltec outstanding as of December 31, 1995 is debt to Fiskars, which was converted by Fiskars into equity upon the consummation of the Deltec Acquisition, leaving only approximately $1.2 million in long-term debt, which was assumed by the Company.

     Capital expenditures at Deltec increased to $2.4 million in 1995 from $1.6 million in 1994. These investments consisted primarily of manufacturing equipment and facility improvements. Deltec anticipates its capital expenditures for fiscal 1996 will be approximately $3 million. Capital financing requirements have historically been met with cash generated from operations and from borrowings from Fiskars.

     The Company expects to finance the future capital requirements of Exide Electronics and Deltec through existing cash balances, cash generated from operations, and borrowings under its credit facilities. Based on the current level of operations and anticipated growth, management believes that cash flow from operations, together with available borrowings under its credit facilities and other sources of liquidity, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures, and scheduled payments of principal of and interest on its indebtedness, including the Notes. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make necessary capital expenditures. See "Risk Factors."

LITIGATION

     During fiscal 1994 and 1995, the Company settled certain litigation. See "--Litigation Expense," "Business--Legal Proceedings" and Note 15 of the Notes to annual consolidated financial statements.

CONTINGENCIES

  Government Contract Matters

     Sales to the United States federal government accounted for approximately 31% and 19% of total revenues for the first three months ended December 31, 1994 and 1995, respectively, and approximately 35%, 33% and 27% of total revenues for fiscal 1993, 1994 and 1995, respectively. The Company's contracts with the federal government have no significant minimum purchase commitments, and the government may cease purchases under these contracts at any time for any reason. These contracts are subject to termination at the convenience of the government pursuant to the terms of the contracts. The Company's compliance with government contract regulations is audited or reviewed from time to time by government auditors, who have the right to audit the Company's records and the records of its subcontractors during and after completion of contract performance, and may recommend that certain charges be treated as unallowable and reimbursement be made to the government. The Company provides for estimated unallowable charges and voluntary refunds in its financial statements, and believes that its provisions are adequate as of December 31, 1995.

  Foreign Currency Exposures

     International sales accounted for approximately 30% and 33% of total revenues for the three months ended December 31, 1994 and 1995, respectively, and approximately 22%, 25%, and 31% of total revenues for fiscal 1993, 1994 and 1995, respectively. A significant portion of the Company's international sales are denominated in foreign currencies. As of December 31, 1995, approximately 18% of the Company's total assets were located outside the United States, primarily in Canada and Europe. Significant fluctuations in foreign currency exchange rates can result in gains or losses on foreign currency transactions, which are recorded in the consolidated statement of operations. Fluctuations in the recorded value of the Company's net investment in its international subsidiaries resulting from changes in foreign exchange rates are recorded in the cumulative translation adjustments component of common shareholders' equity. The Company hedges these risks using a combination of natural hedges such as foreign currency denominated borrowings and, from time to time, foreign currency financial instruments. European, Canadian, and Japanese currencies have been especially volatile over the last two years.

     As of December 31, 1995, the Company had accounts receivable and accounts payable totaling approximately $8.2 million that were exposed to fluctuations in exchange rates. These balances are spread among various currencies, primarily the French Franc. No foreign currency instruments were outstanding to cover these balances. As of September 30, 1995, the Company had accounts receivable and accounts payable totaling approximately $8.8 million that were exposed to fluctuations in exchange rates, and had one foreign currency financial instrument, described below, covering approximately 23% of these balances. These balances were spread among various currencies, primarily the French Franc. As of September 30, 1995, the Company had one outstanding foreign currency contract consisting of a foreign currency option which gave the Company the right to sell approximately 10 million French Francs at predetermined exchange rates. This contract expired in December 1995, and had no material effect on the Company's results of operations.

     During the first quarter of fiscal 1996, the Company had foreign exchange transaction losses of approximately $64,000, and the change in the cumulative translation adjustments account decreased the recorded value of common shareholders' equity by $52,000 from September 30, 1995 to December 31, 1995. For fiscal 1995, the Company had foreign exchange transaction losses of approximately $218,000, and the change in the cumulative translation adjustments account increased the recorded value of common shareholders' equity by $353,000 from September 30, 1994 to September 30, 1995. For fiscal 1994, the Company had foreign exchange transaction losses of approximately $257,000, as compared to losses of approximately $221,000 in fiscal 1993, and the change in the cumulative translation adjustments account increased the recorded value of common shareholders' equity by $154,000 from September 30, 1993 to September 30, 1994. See "Risk Factors--Foreign Operations; Risk of Currency Fluctuations."

  Environmental Matters

     Exide Electronics' and Deltec's operations are subject to federal, state, local and foreign environmental laws and regulations relating to the storage, handling and disposal of hazardous or toxic materials and discharge into the environment of regulated pollutants. To the best of the Company's knowledge, its operations and those of Deltec are in material compliance with the terms of all applicable environmental laws and regulations as currently interpreted. To the best of the Company's knowledge, there are no existing or potential environmental claims against Exide Electronics or Deltec that are likely to have a material adverse effect on the Company's business or financial condition or its financial statements taken as a whole. However, the Company cannot predict with any certainty whether future events, such as changes in existing laws and regulations, will give rise to liability or additional costs that could have a material adverse effect on the Company's financial condition. Furthermore, actions by federal, state, local and foreign governments concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect the demand for its products. See "Business--Environmental Regulation."

                                    BUSINESS

GENERAL

     The Company is one of the world's leading manufacturers and marketers of UPS products and power management software, as well as one of the industry's largest UPS service providers. UPS products protect microprocessors and other sensitive electronic equipment against electrical power interruptions by providing temporary backup power. More sophisticated UPS systems also provide additional protection against power distortions by continuously cleaning and conditioning electrical power. The Company believes that it is one of only three companies providing a full range of UPS products and services on a worldwide basis. The Company's UPS products include small systems for use with personal computers, workstations, client/server platforms and local and wide area networks, and large systems for use with mainframe computers and data centers. In addition, the Company's UPS products protect other types of sensitive electronic equipment, including telecommunication systems, medical and laboratory equipment, automated bank teller machines, industrial process controls, and air traffic control and other transportation systems. Based on a recent independent survey that divided domestic UPS product sales into two segments, one for systems designed for power ratings above 5 kVA and one for systems at or below 5 kVA , the Company (after giving effect to the Deltec Acquisition) will have a leading position in each of the two defined segments, ranking first for products above 5 kVA and second for products at or below 5 kVA. (Source: the VDC Report).

     Based on internal research, the Company believes that total worldwide sales of UPS products and services have grown approximately 20% since 1993 to approximately $4.2 billion in 1995. The growth in the UPS industry is being driven by the rapid proliferation of computers and related electronic systems in a wide range of industries, including manufacturing, financial services, utilities, telecommunications and transportation. This growth is being compounded by the on-going transition from single-site mainframe systems to multi-site network-based systems. To insure continued reliable operations, computers and other electronic systems require the protection offered by UPS products. The operations of such systems can be affected by a variety of distortions in electrical power, including under-voltages (sags), over-voltages (surges), transients (spikes), temporary power reductions (brownouts) and complete power interruptions (blackouts). Any of these power distortions can cause sensitive electronic equipment to malfunction or "crash," increasing the likelihood of costly system downtime, information loss, and damage to equipment and software. The need for UPS protection is particularly acute in certain international markets where the quality of electrical power is poor.

     On March 13, 1996, the Company completed the Deltec Acquisition. Deltec is one of the world's largest manufacturers and marketers of off-line and line-interactive small UPS systems. Off-line UPS systems provide temporary back-up power without the power conditioning features of an on-line system, while line-interactive UPS systems are hybrid systems that provide limited power conditioning features. The majority of UPS products sold by the Company historically have been more sophisticated on-line systems, which continuously condition the power supply in addition to providing a back-up power source. Off-line and line-interactive products, such as those manufactured by Deltec, are generally less expensive than on-line systems and are suitable for applications where system downtime may be less costly, such as personal or small business uses. With the addition of Deltec's product line and small systems manufacturing and distribution capabilities, the Company believes that it has become one of only a few companies that is a leading manufacturer and worldwide marketer of UPS systems in each of the major product segments of the UPS industry. On a pro forma basis after giving effect to the Deltec Acquisition, the Company would have had revenues and EBITDA of $515.2 million and $57.2 million, respectively, for the LTM ended December 31, 1995.

     The Company currently manufactures substantially all of its products at its manufacturing facilities in Raleigh and Wilmington, North Carolina and Dallas, Texas. Deltec manufactures substantially all of its products at manufacturing facilities in San Diego, California, Tijuana, Mexico and Espoo, Finland. The Company also conducts a small amount of manufacturing activity at its European subsidiaries and through its joint venture in Japan. The Company's large systems are sold through a direct sales force, while both the Company's and Deltec's small systems are generally sold through VARs, OEMs and distributors. The Company currently maintains separate distribution channels for products produced by IPM to take advantage

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

of IPM's historic market acceptance. The Company also intends to maintain separate distribution channels for Deltec products to leverage Deltec's strong name recognition. As the Company integrates IPM and Deltec into the Exide brand name family, the Company will consolidate its distribution groups to cover all products.

     The Company's business began in 1962 as part of Electric Storage Battery, Inc., which was acquired in 1974 by Inco Limited ("Inco"). In 1982, Inco sold the business to the Company, which (although incorporated in Delaware in 1979) commenced operations at that time.

BUSINESS STRATEGY

     The Company's business strategy is to continue to expand its sales and profitability by providing its customers with Strategic Power Management through a full range of product and service solutions at competitive prices. The Company believes that its recent strategic acquisitions of Deltec, IPM and Lectro give the Company one of the broadest product offerings in the global UPS industry, including a wide range of off-line, line-interactive and on-line products operating across a broad spectrum of kVA power ratings and applications. These acquisitions also enable the Company to offer an expanded line of service options, and provide the Company with one of the industry's largest global distribution networks. To strengthen its global competitive position and improve profitability, the Company intends to pursue a business strategy that incorporates the following elements:

     Increase its presence in the small systems segment. As a result of the trend in the computer industry towards client-server computing and the proliferation of personal computers, workstations, client/server platforms, networks, and other microprocessor-based electronic equipment, industry sales of small UPS systems grew approximately 28% from 1993 to 1995. During the same period, the Company's sales of small systems products grew approximately 66% and constituted approximately 38% of the Company's total revenues in fiscal 1995. According to the VDC Report, sales of small systems in the U.S. are expected to continue to grow significantly through 1999. The Company believes that the Deltec Acquisition further improves the Company's competitive position in the small systems segment because Deltec is particularly strong in sales of off-line and line-interactive products, segments where the Company has traditionally not had an extensive product offering. The Company plans to expand Deltec's existing product line and believes that Deltec's small systems expertise, established distribution channels and strong OEM relationships provide the Company with a strategic platform to increase its small systems revenues and profitability.

     Expand its international sales. The Company believes that international markets accounted for approximately two-thirds of the worldwide market for UPS products and services in 1995. Approximately 31% of the Company's fiscal 1995 sales were derived from products and services sold outside the U.S. The Company anticipates significant growth in international markets due to the unreliability of electric power in many foreign countries. Accordingly, the Company plans to continue to develop products designed specifically to meet the unique power needs of select international markets and establish joint ventures and other strategic partnerships to design, manufacture and distribute UPS products to serve these markets. The Company believes that its global distribution and service networks, which were expanded through the IPM Acquisition, have been significantly expanded with the Deltec Acquisition. Deltec's broad line of high performance products, designed for the international market, enhances the Company's position as one of the leaders in international UPS sales.

     Establish a leading position in emerging technologies. In response to rapid growth in a number of new technologies that depend upon electrical power, the Company has created the Emerging Technologies Group. ETG will aggressively seek out opportunities to develop new small system UPS products utilizing new technologies or serving new applications. ETG's initial efforts will focus on low-end rectifiers and power supplies for the broadband cable television and telecommunications industries, product lines acquired as part of the Lectro Acquisition. The Company plans to utilize these product lines as a platform to enter the rapidly expanding wireless and personal communication services markets.

     Redefine its large systems focus. The Company believes that the market for large UPS products is relatively mature, and that the demand for such systems will not grow significantly over the next several years. Historically, large UPS systems were used to support the power requirements of large mainframe computers.

With the movement away from mainframe systems to smaller data centers and office environments, there has been a need for large UPS systems operating at lower kVA ratings. Accordingly, the Company's future efforts in the large systems segment will generally be directed at reducing cost and product development time by incorporating new features and functionality into existing technology rather than developing entirely new product platforms. The Company is also pursuing new commercial applications for its large systems products in several markets, including healthcare and industrial process control.

     Expand its service business. WSG is one of the world's leading UPS service organizations. Due to the scheduled decline in service revenues under one large contract with the federal government, the Company is projecting a decline in its total service revenues. Excluding this one contract, however, the Company is anticipating growth in its commercial service business with the introduction of new service offerings that complement its Strategic Power Management focus, including offering support services for non-UPS power equipment such as generators, switchgear, breakers and power distribution systems, as well as providing power quality analysis and remote systems monitoring. In addition, the Company is developing programs to provide service support for OEMs and the federal government, which have historically provided their own service and product support, but are increasingly looking to out-source such services. The Company also plans to target service sales to third party power management vendors.

     Improve financial performance. The Company has implemented several programs to reduce operating costs and to improve manufacturing productivity, including programs designed to increase the commonality of parts in product design in order to reduce inventory levels and the number of suppliers. In addition, the Company is in the process of consolidating the manufacturing facilities acquired in the IPM Acquisition and Lectro Acquisition into the Company's existing manufacturing facilities. The Company also believes that it can significantly reduce manufacturing costs by manufacturing certain sub-assemblies and low-end products formerly sourced from Asian contractors at Deltec's low-cost manufacturing facility in Tijuana, Mexico.

     There can be no assurance that the Company will be successful in implementing its business strategy. See "Risk Factors."

THE UPS INDUSTRY

     According to the VDC Report, total U.S. sales of UPS products and services in 1994 were approximately $1.6 billion. Sales are projected to grow at an annual compounded rate of 13.1% to approximately $3.1 billion in 1999. (Source: the VDC Report) Based on internal research, the Company believes that total worldwide sales of UPS products and services in 1995 were approximately $4.2 billion. The Company expects the market to grow to approximately $6.7 billion in 1999. There can be no assurances, however, that such growth will occur. Significant geographical growth areas are expected to be Latin America, the Pacific Rim and Eastern Europe.

     Over the last decade, businesses have become more aware not only of the damage to computer systems and other electronic equipment resulting from electrical power disruptions, but also the economic losses stemming from downed computer systems and lost data. UPS products are designed to protect against electrical power disruptions by providing power protection for personal computers ("PCs") and workstations, client server platforms, LANs and WANs, mainframe computers and data centers, and other microprocessor-based systems present in many industries, including the telecommunications, transportation, manufacturing, medical and laboratory, financial, and military and aerospace industries. According to the VDC Report, approximately 78% of the small system (<5 kVA) products sold in the U.S. in 1994 were used with PC/workstations and LAN/WAN applications. Computer rooms, centered primarily around a mainframe computer, and industrial process control applications were the most popular applications of large system (>5 kVA) UPS products, accounting for approximately 65% of the large system applications. Small systems product sales in the U.S. are projected to increase at an annual compounded rate of more than 15% through 1999; large systems product sales in the U.S. are projected to grow at an annual compounded rate of nearly 8% through 1999. (Source: the VDC Report) There can be no assurances, however, that such growth will occur. Based on internal research, the Company believes that it is one of only three companies that markets a full range of UPS products on a worldwide basis and one of only a few companies in the industry with leading positions in both the defined small and large system market segments.

     A significant trend driving the growth of the UPS market, and the most important trend affecting the selection of UPS product type, is the migration from mainframe, mid-range and minicomputers to client-server computing. This trend has resulted in the proliferation of PCs, workstations, client/server platforms, networks and other microprocessor-based equipment, leading to rapid growth for smaller UPS systems and more modest growth for larger systems. The shift to UPS products for LAN/WAN file servers and PC/workstations is expected to generate an increasing demand for lower power UPS products. In addition, improvements in the design of UPS products have led to declines in manufacturing costs, which have produced lower sales prices for UPS products and expanded the market for UPS products to applications where UPS solutions were previously cost-prohibitive. While computer systems are evolving from mainframes to file servers, the concept of computer rooms is undergoing a corresponding evolution to data centers that incorporate large numbers of servers in computer room settings. Accordingly, the Company is designing its large system UPS products for use with the new computer technology. The Company believes growth opportunities still exist in the large systems product segment. Industrial process control, telecommunications and medical applications are expected to show particularly strong future growth in both large and small UPS systems.

     In addition to large and small systems designations, UPS products are also classified functionally as utilizing either off-line, line-interactive or on-line (standby) technology. An off-line UPS product provides a backup power supply if a power failure occurs. Line-interactive systems, in addition to providing a backup power source, continuously monitor the power supply and compensate for any abnormalities such as brownouts, sags, surges or spikes. An on-line product, in addition to providing a backup power source and compensating for any abnormalities also conditions the power supply on a continuous basis by removing voltage fluctuations, frequency variations and electrical noise from the power supply. The Company believes that on-line technology provides superior functionality to off-line and line-interactive technology. Off-line and line-interactive products are adequate for many applications, however, and generally are available at a lower cost.

PRODUCTS

     The Company offers a full range of integrated power protection and management products for small and large computer systems, telecommunications systems, medical and laboratory equipment, financial systems, industrial process control systems and air traffic control and other transportation systems. The Company's products are used with electronic equipment ranging from small applications with power requirements of 0.2 kVA to large systems with power requirements of thousands of kVA. The Company has produced UPS products for more than 20 years, and has established itself as a leader in the market for on-line UPS systems, particularly in large UPS systems where on-line technology is more prevalent. The Company's large system UPS products, all of which currently incorporate on-line technology, are designed for use with the new client/server platforms and network-based computer systems. The Company's largest product line, which can be linked together to support very large power requirements and provide redundancy, is designed to meet the power protection requirements of large data centers. Most of the Company's large systems, including almost all systems for large mainframe computers and data centers, are customized by the Company's applications and product engineers to meet customers' specific requirements. The Company offers specialized UPS products designed for medical imaging applications, such as Magnetic Resonance Imaging and Computer-Assisted Tomography scanning equipment, transportation applications, including airlines and subways, and process control applications for manufacturing businesses. In addition, a significant portion of the Company's sales to the federal government are customized UPS products with complex manufacturing, system design, delivery and installation schedules.

     In response to the evolution of computer systems from mainframes to PC/workstations and client/server platforms, the Company introduced its first small system UPS products in fiscal 1990. The Company's small system products are used with personal computers, workstations, client/server platforms, LANs and WANs, minicomputers and other electronic applications, including telecommunications and medical and laboratory

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

equipment. Historically, the Company's strength in small systems has been at the higher power range of the product market segment, where on-line technology was in greater demand. With demand for line-interactive products increasing, the Company initiated development of line-interactive product lines, particularly in the lower power ranges, and expects to begin marketing its first products during the second quarter of fiscal 1996. The Company's small system UPS products offer various options relating to the length of time for which battery power can be supplied, the level of networking capability and other features. In addition, the Company has developed small system products specifically to meet the unique power protection needs of international customers. The Company's sales of small system products have grown 66% since 1993, and constituted approximately 38% of the Company's total revenues in fiscal 1995. The Company expects significant additional growth in small system sales in 1996 with the Deltec Acquisition and the addition of new small system UPS products, including its new line-interactive products.

     The IPM Acquisition provided the Company with a similar product line. IPM offers a broad line of on-line UPS products, in power ranges from 600VA to 300kVA. IPM's product line has increased the Company's international presence, particularly in China. The IPM Acquisition provides the Company with the ability to increase international sales by utilizing the Company's distribution system to market IPM's products in geographic areas where IPM did not have a strong presence, particularly certain areas of Latin America and Europe. IPM also provides the Company with a stronger presence in the transportation and telecommunications industries.

     The Deltec Acquisition fills an important market niche for the Company. Deltec is a leader in off-line and line-interactive products at the low power range of the small system market. Deltec's low-cost manufacturing capabilities enable the Company to offer a low-cost product sold on a high volume basis through national distributors, and provide the Company with a manufacturing source for the Company's low power range small system UPS products, which the Company has historically sourced from the Far East. The Deltec Acquisition also provides the Company with a 50 Hertz product to serve the international large system market, which will complement the Company's 60 Hertz product that is sold domestically.

     Power Management Software. Network monitoring software has become a significant feature of the Company's small system UPS product line. The Company's proprietary power management software, OnliNet, and related connectivity products are designed to monitor power conditions, environmental events and UPS performance, and initiate automatic shutdown of computers in a controlled sequence in the event of a prolonged power outage. OnliNet is compatible with most commercial operating systems software. The Company acquired DataTrax Systems Corporation ("DataTrax") in September 1993 to expand its ability to provide fully-integrated power management solutions. DataTrax gave the Company an innovative software product that monitors critical power, environmental and security systems for customers with high systems-availability requirements. DataTrax products are designed to interface with other manufacturers' UPS products and air conditioners, generators, and other equipment. In addition, with the Deltec Acquisition, the Company offers a power management software product that is recognized as having one of the strongest networking capabilities in the industry. The Company believes that facilities monitoring products, such as those offered by DataTrax and Deltec, have significant market growth potential.

     Emerging Technologies. In August 1995, the Company formed ETG to aggressively enter and serve emerging markets for power protection and management systems, primarily the cable television and telecommunications industries. The Lectro Acquisition, which served as the catalyst for the formation of ETG, provided the Company with new technology designed for use in harsh operating environments. ETG's UPS products are currently sold primarily to the cable television industry. ETG also sells rectifiers and inverters to the rapidly expanding wireless and personal communication markets, as well as other segments of the telecommunications industry.

     New Products. The Company continues to develop new products and enhance existing product lines to remain an innovative leader meeting the needs of the rapidly evolving power protection and management industry. The Company plans to introduce new small system products over the next several years, including enhanced products at the higher end of the power range for small to mid-range applications, a new generation of off-line products and, in 1996, its first line-interactive products. The Company also intends to introduce new

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

models of existing products containing new features, such as more user-friendly software and expanded international language capabilities.

     The Company devotes significant research and development expenditures to the development of new small system UPS products that incorporate new technological developments and offer enhanced performance features. The market for large UPS products is relatively mature, and the products have relatively long life cycles. Accordingly, the Company expects to direct its improvement efforts in the large systems segment at reducing cost and reducing total cycle time by incorporating new features. The Company also intends to introduce new combinations of large UPS products, ancillary equipment and services.

SERVICES

     WSG offers a wide range of service programs, including preventive, corrective and contract maintenance services, and emergency services, training and spare parts. Because a significant portion of the Company's service revenues come under service contracts, service revenues provide the Company with a relatively predictable recurring source of revenue. Most of the Company's service revenues relate to large system UPS products, which often require a higher level of service, including post-sales applications support, systems implementation and integration, installation and startup support, and comprehensive maintenance services. The Company also provides, in connection with certain significant sales of large UPS products and ancillary equipment to the federal government, site-specific engineering, construction, installation, systems implementation and integration, training, documentation and overall program management services.

     The Company recently expanded its UPS product services to include battery monitoring services. In addition, the Company is developing programs to provide service support for OEMs and the federal government, which historically have provided their own service and product support, but are increasingly seeking to out-source services and support.

     Recent acquisitions have contributed significantly to growth in the Company's service business. The Company is in the process of integrating IPM's service business, which expanded the Company's North American service revenue base by nearly 25%. The Company has also experienced high international service growth as a result of the Company's acquisitions in 1994 of a company in the United Kingdom and two companies in Canada. The Company also expects to benefit significantly from its acquisition of Deltec, which has a large service network in Europe.

     Services in the United States are provided from service centers, which are generally located with sales offices, and are provided by individual field service engineers strategically located throughout the country. The Company maintains inventories of spare parts at the service centers and sales offices. Telephone support is provided 24 hours per day. The Company also provides various factory and extended warranty services as part of the purchase of UPS products, and guarantees on-site support within 24 hours in the contiguous United States and 48 hours anywhere in the world. International services are provided through the Company's affiliates and distributors. The Company provides spare parts, training and technical support for its international distributors to ensure a consistent worldwide customer service ability.

SALES AND DISTRIBUTION

  Organizational Approach

     The Company's marketing efforts are organized geographically into two groups: the Americas Group, which covers the United States, Canada, and Latin America, and the International Group, which covers all other geographic areas. The Americas Group is further divided into five functional groups: Commercial Sales; Partner Marketing; the Federal Systems Division; Canada; and Latin America. The International Group is divided into three geographic areas: Europe, Middle East, and Africa; Japan; and the Far East. At the present time, the Company maintains separate distribution channels for Deltec, IPM and Lectro products. Over time, the Company intends to integrate Deltec and IPM products into the Company's sales and distribution organization.

  The Americas Group

     Commercial Sales. The Company conducts its commercial sales using manufacturers' representatives, Value-Added Distributors ("VADs") and a Corporate Accounts sales group. The Company works closely with its manufacturers' representatives and provides support to their marketing efforts through ongoing sales and product training programs, advertising and promotional campaigns, and participation in major trade shows. The Company has approximately 50 manufacturers' representative firms, which offer sales, technical service and customer support to commercial accounts throughout the U.S. These manufacturers' representatives are the Company's primary sales channel for large system UPS products, and have recently begun marketing the Company's small systems product lines as well. Commercial Sales also includes VADs, which are local or regional distributors that market both directly to end users and on a resale basis to Value-Added Resellers ("VARs"). The Company's Corporate Accounts sales group is responsible for coordinating direct sales efforts for all of its products to select major customers nationwide. Corporate Accounts may purchase products for their own use or for resale.

     Partner Marketing. The Company's sales effort in Partner Marketing are conducted through OEMs, resellers, distributors and VARs. The Company has OEM and reseller relationships with numerous companies, including IBM, AT&T, Digital Equipment Company, Data General and Unisys, some of which sell the Company's UPS products on a private-label basis. The Company's OEM/reseller sales relate primarily to its small system UPS products. OEMs/resellers market the Company's products separately, as part of a combined product offering with the OEMs' equipment, or through the OEMs' service organizations. The Company has also developed a network of distributors and VARs for the sale of small system UPS products. The Company supports the distributor effort with various VAR marketing programs, and expects to continue expanding its relationships with distributors and VARs.

     Federal Systems Division. The Federal Systems Division coordinates the Company's selling efforts to military and civilian agencies of the federal government. Historically, the majority of sales to the federal government have consisted of large system UPS products and related services. Sales of small system UPS products are currently made to the federal government through distributors, VARs and systems integrators. The Company also offers certain of its UPS products in the 36 to 375 kVA range through a General Services Administration ("GSA") schedule. For fiscal 1995, sales to the federal government declined to 27% of the Company's revenues from 33% for fiscal 1994. See "-- Federal Government Contracts" for a discussion of sales to the federal government and certain government contracts.

     Canada. The Company's wholly-owned Canadian subsidiary distributes, services and performs limited modification of the Company's UPS products in Canada. The subsidiary uses manufacturers' representatives, VARs and direct sales for distribution. The Company plans to integrate IPM's Canadian distribution operations into the Company's Canadian distribution organization during fiscal 1996.

     Latin America. The Company maintains a sales office in Miami to support the Company's sales and marketing efforts in Latin America, which are generally conducted by distributors and OEMs. The Company's network of distributors in Latin America are factory-trained to provide service for all products they sell. In December 1995, the Company announced plans to form a joint venture in Brazil to better serve that market.

  International Group

     The International Group is organized into three geographic regions designed to maximize its participation in certain major international regions using approaches tailored to each geographic area based upon the market's size, growth potential and local governmental requirements. The International Group's sales efforts are focused primarily on small system products and services. The Company also has introduced several products to meet the specific voltage and frequency requirements of international customers.

     Europe, Middle East and Africa. The Company markets and sells its products and services in Europe through subsidiaries in France, the United Kingdom and Germany. In European countries where the Company does not have a local affiliate, as well as in the Middle East and Africa, the Company markets and sells its UPS products through local distributors and manufacturers' representatives. The Company maintains

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

a sales office in London to help support those sales. The Company intends to integrate FPS, Deltec's Espoo, Finland-based subsidiary, into its European operations. Through FPS, the Company's European operations have expanded to include Scandinavia and Eastern Europe.

     Japan. In Japan, the Company has a joint venture with Japan Storage Battery Co., Ltd. ("JSB") that sells, markets and distributes UPS products through a direct sales and service organization, as well as through distributors and VARs.

     Far East. In Pacific Rim countries where the Company does not have a local affiliate, the Company markets and sells its UPS products through local distributors. The Company maintains sales offices in Singapore and Beijing, China to help support those sales. In December 1995, the Company announced plans to form a joint venture with a strategic partner in India to better serve that market.

  IPM

     The Company continues to maintain most of IPM's distribution channels to market its IPM product lines. In North America, IPM markets its products primarily through independent manufacturers' representatives, OEM resellers, national accounts, and direct sales to the federal government. IPM sells its systems internationally primarily through distributors and manufacturers' representatives. Additionally, the Company is involved in direct sales activities from its Hong Kong office, and in China, Germany, and Canada. Over time, the Company intends to integrate IPM's products into its sales and distribution organization.

  Deltec

     Deltec's product marketing is currently divided geographically according to brand name and sales channel strength. FPS trademarks are well-known in Europe, including Eastern Europe, the primary market for the FPS brand name UPS products. Deltec EC, Deltec's San Diego-based subsidiary is strong in North America, South America and the Far East, areas where the Deltec brand name is well known. Deltec EC markets its products in North America through a combination of distributors and VARs, regional and specialty distributors, OEMs and resellers; and direct sales through in-house personnel and independent sales representatives. In addition, Deltec EC maintains a national distribution channel for industrial markets through two large national distributors. FPS maintains direct sales offices in Stockholm, Oslo, Copenhagen, Baden-Baden, Berlin, London, Paris, Zurich, Moscow and St. Petersburg. For each country in which it operates, FPS has a sales force, product program and marketing program oriented to distribution. Sales channels include Pan European distributors, local distributors, VARs, OEMs and resellers, and retail computer supermarkets. FPS and Deltec EC together have over 50 international distributors. In countries of the former Soviet Bloc where FPS does not have sales offices, it operates through "franchised" companies. FPS provides training and maintains close contacts with these franchises and believes that this arrangement gives them a unique marketing position in the Eastern European market.

RESEARCH AND DEVELOPMENT

     The Company believes that it must continue developing new products and enhancing existing ones to maintain its position as an innovative leader in the power protection and management industry. Accordingly, the Company conducts significant research and development activities that employed 131 persons as of September 30, 1995. The Company's research and development efforts with respect to small system products relate primarily to the incorporation of new technological developments, while efforts with respect to large system products are aimed at reducing cost and total cycle time and improving quality. The Company has also been expanding its product line to include specialized offerings for particular applications, such as medical, cable television and telecommunications equipment, in addition to models that meet international voltage and frequency requirements. The Company has replaced most of its product line over the last five years and is currently involved in the development of additional new products and further advances in its product line. In recent years, as software has become increasingly important in the operation of the Company's UPS products, the Company has expanded its software development capability to produce products that improve customers' ability to manage their information technology and power networks.

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

     The Company believes that its relationships with suppliers of semiconductors, batteries and other primary components give the Company access to emerging technologies and applications. The Company's relationships with OEMs also provide it with the opportunity to integrate power and user requirements of products under development by those OEMs into its research and development efforts.

     During fiscal 1993, 1994 and 1995, the Company spent approximately $9.6 million, $10.1 million and $9.9 million, respectively, on research and development. The Company's research and development expenditures as a percentage of revenue were 3.0%, 2.8% and 2.5%, respectively, for fiscal 1993, 1994 and 1995. The Company expects that research and development expenditures will continue at substantially the same level in relation to revenues for the foreseeable future as the Company takes advantage of synergies produced by its recent acquisitions of IPM and Lectro, as well as the synergies expected to be realized through the Deltec Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Research and Development."

MANUFACTURING

     The Company currently manufactures substantially all of its UPS products at three locations: Raleigh and Wilmington, North Carolina and Dallas, Texas. In the Deltec Acquisition, the Company acquired manufacturing facilities in San Diego, California, Tijuana, Mexico and Espoo, Finland near Helsinki. In addition, the Company's international distributors and affiliates can further customize products for various international markets. The Company also conducts a small amount of manufacturing activity at its European subsidiaries and through its joint venture in Japan.

     Most of the Company's small system products currently are manufactured at a facility near Wilmington, North Carolina, and Dallas, Texas. Deltec manufactures small UPS systems at its facilities in Tijuana and San Diego. The Company's manufacturing operations for small systems consist primarily of product assembly, wiring harness fabrication, quality control and product testing. The small systems manufacturing process involves production of high volumes of various models of products, which are significantly easier to assemble than large system products because of standard production runs and fewer discrete components. The Company has historically out-sourced production of some of its low-end products in Taiwan. Although the Company does not manufacture these products directly, they are built to the Company's design specifications. The Company believes that it can improve margins on such products by moving production to Deltec's low-cost manufacturing facility in Tijuana.

     The Company's large system products are manufactured in Raleigh, North Carolina, and Dallas, Texas. Deltec manufactures its large system products in Espoo, Finland and San Diego, California. Manufacturing operations for large systems consist primarily of transformer fabrication, wiring harness fabrication, product assembly, painting, quality control and product testing. Large systems manufacturing involves production of lower volumes of products and requires a higher level of manufacturing expertise due to a higher number of components, and in many cases, the need for customization.

     As a result of the facilities the Company acquired in the Deltec Acquisition, the Company is exploring ways to consolidate its manufacturing operations, including the possibility of relocating manufacturing operations from Dallas to North Carolina and Deltec's facility in Tijuana.

     Although the Company generally uses standard parts and components that are available from a variety of sources, certain electronic components currently are available only from single sources. While the Company has generally been able to obtain adequate supplies of these components, recently UPS manufacturers, including the Company, have experienced temporary shortages in some components, such as certain microprocessors, printed circuit boards and capacitors. These shortages affected the delivery schedule on some products and resulted in lower margins on some sales as the Company incurred higher costs to procure components from alternative sources. Generally, any inability to obtain supplies of sole-source components will temporarily disrupt production as alternatives are located or developed. In addition, the availability of certain specialized components used with large UPS products, such as switchgear, batteries and other ancillary equipment that are not inventoried by the Company, can affect the timing of delivery of the Company's integrated power protection systems.

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

     In October 1992, the Company, based upon an audit of its United States operations, was certified and recognized as a Registered Firm conforming to ISO 9001 quality criteria for the design, manufacture and servicing of its products. In addition, all of Deltec's manufacturing facilities have been ISO 9000 certified, with the San Diego and Helsinki facilities receiving ISO 9001 certification and the Tijuana facility receiving ISO 9002 certification. ISO 9001 and 9002 certification is becoming increasingly important in the marketing and selling of products worldwide.

BACKLOG

     The Company's backlog as of September 30, 1995 was approximately $107 million as compared with $146 million as of September 30, 1994. Approximately $20 million of the backlog as of September 30, 1995 is not expected to be delivered within the next 12 months. Backlog reflects firm customer orders for products and services scheduled for shipment within 12 months, or firm, funded government orders. A significant portion of the backlog at September 30, 1995 is attributable to orders from the federal government, particularly for the FAA Program.

     The level of backlog at any particular time is not necessarily indicative of future operating performance of the Company. Delivery schedules may be extended, particularly in the case of large system UPS products, and orders may be canceled at any time subject to certain cancellation penalties. In addition, since small systems generally can be shipped shortly after firm customer orders are received, backlog levels for small system products as of any particular date may reflect a temporary surge or lull in orders, and may not be indicative of business trends for subsequent periods.

COMPETITION

     The Company believes that it is one of three global companies providing a full range of UPS products and services worldwide. The Company competes with a large number of firms with respect to small UPS products, and believes that its principal competitors in the United States include American Power Conversion Corporation, the leading manufacturer and seller of small UPS products; a business unit of General Signal Corp.; a division of Emerson Electric Co.; and Tripp Manufacturing Company. Since recent growth in the UPS industry has been in small UPS products and since distribution channels for small UPS products are rapidly evolving, the Company believes that it is likely to face significant competition in the sale of small UPS products over the next several years.

     The Company believes that its primary competitors in the large UPS product market include business units of Emerson Electric Co. and Groupe Schneider, S.A. These companies are much larger than the Company and have greater financial and other resources. The Company believes that federal government procurements will be highly competitive, such as the recent procurement process related to the new ALC Contract discussed under "--Federal Government Contracts."

     Many other companies compete successfully in certain countries or geographic regions and in individual UPS product or application niches. Some of the Company's competitors have greater financial and other resources than the Company. The Company believes that product reliability and quality, performance, service, support and price are the most important factors with respect to sales of its UPS products. Marketing and brand recognition also play a role in competing for the sale of UPS products.

FEDERAL GOVERNMENT CONTRACTS

     Sales to the federal government accounted for approximately 35%, 33%, and 27% of the Company's revenues for the fiscal years ended September 30, 1993, 1994, and 1995, respectively. A major portion of the Company's sales to the federal government consists of large, customized UPS products and ancillary equipment under multi-year programs with complex manufacturing, system design, delivery and installation schedules. In connection with these programs, the Company supplies significant services, including site-specific engineering, integration, systems implementation and startup, training, orientation, documentation and program management. The Company also sells its products and services to the federal government through its GSA schedule and frequently through miscellaneous competitively-awarded and sole-source

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

procurement actions. Most of these contracts are subject to termination for the convenience of the government pursuant to the terms of the contracts. See "Risk Factors--Government Contract Matters."

     A significant portion of the Company's sales to the federal government in recent years has been under the ALC Contract awarded to the Company in May 1988 following a competitive procurement and, to a much lesser extent, under a five-year contract with the United States Navy awarded to the Company in June 1991 following a competitive procurement. In April 1992, the Company was awarded a second five-year contract with the United States Navy for a different range of UPS products.

     A significant portion of orders received by the Company under the ALC Contract has been for the FAA Program. As of December 31, 1995, the Company has received approximately $355 million in orders under the FAA Program, which relate to approximately 25 FAA locations. As of September 30, 1995, approximately $60 million of the Company's backlog relates to firm, funded orders received under the FAA Program. The period during which orders could be placed under the ALC Contract expired in May 1993. Expiration of the ALC Contract does not affect orders received prior to expiration, and delivery on the remainder of such orders, which consist primarily of site implementation services for the FAA, is currently planned through fiscal 1997.

     In June 1995, the Company was awarded a three-year follow-on to the ALC Contract, with up to two additional one-year extensions at the option of the government. Actual revenues under the follow-on ALC Contract will depend on the specific purchases, if any, by the Air Force and other governmental agencies that may use the contract during the contract period. Following the award of the follow-on ALC Contract, certain competitors filed protests with the GAO. In December 1995, the GAO notified the Company that all of the protests had been dismissed, except the protest of the Air Force's evaluation of certain discounts offered by the Company in the contract. The GAO has recommended that the Air Force amend a portion of the request for proposal that led to the contract award. The GAO further recommended that the Air Force allow the protesting companies and the Company to submit new proposals regarding such portion, and that the Air Force re-evaluate the award to the Company based upon these new proposals. In response to the notification, the Company has filed a motion for reconsideration of the GAO's ruling. In response to the GAO's ruling, the Air Force has notified the Company that it is in the process of re-evaluating the follow-on ALC Contract and that it will not issue orders under the contract pending its re-evaluation process. The Company is unable to predict at this time what the resolution of the contract protest will be and no assurances can be given that the Company ultimately will retain the follow-on ALC Contract.

     The Company's government contracts require the Company to supply UPS products and services at the Company's contract prices. A principal benefit of these types of contracts is that military or civilian agencies may purchase products from the Company by procuring those products through the contracting agency. The Company's Federal Systems Division therefore seeks to identify applications useful to other Department of Defense and civilian agencies within the federal government.

     The Company's federal government business is performed under firm fixed-price type contracts, time-and-materials type contracts, and at times a combination of both. Under firm fixed-price contracts, the Company agrees to deliver products and perform work for a fixed price. Accordingly, the Company realizes all of the benefit or detriment resulting from decreased or increased costs of performing under a firm fixed-price contract. Under time-and-materials contracts, the Company receives an agreed hourly rate for each employee working under the contract and is reimbursed for the cost of materials and certain administrative overhead.

     The Company's compliance with government contract regulations is audited or reviewed from time to time by government auditors, who have the right to audit the Company's records and the records of its subcontractors during and after completion of contract performance. Under federal government regulations, certain costs are not costs for which the government will reimburse the Company. Government auditors may recommend that certain charges be treated as unallowable and reimbursement be made to the government. In addition, as part of the Company's internal control practices, the Company performs regular internal reviews of its charges to the government. In connection with such reviews, the Company may make voluntary refunds to the government for certain unallowable or inadvertent charges, that are brought to the government's attention by the Company. The Company provides for estimated unallowable charges and voluntary refunds in its financial statements, and believes that its provisions are adequate as of December 31, 1995.

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     The Company recognizes that, in the current federal government contracting environment, many other contractors are the subject of various investigations for breach of government contract rules and procedures. The Company is not aware of any such investigations relating to the Company. However, if the Company were charged with wrongdoing in connection with its federal government contracts, the Company could be subject to civil and criminal damages and penalties, and could be suspended from bidding on or receiving awards of new federal government contracts pending the completion of legal proceedings. Any federal government contracts found to be tainted by illegality can be voided by the government and the contractor can be subject to fine or debarment from new federal government contracts, and its export licenses could be terminated.

     In addition to the right of the federal government to terminate contracts, federal government contracts are conditioned upon the continuing availability of budget appropriations. Funds are appropriated on a fiscal-year basis even though contract performance may take more than one year. Consequently, contracts usually are partially funded at the outset of multi-year programs; additional funds normally are committed to contracts by the procuring agency only as appropriations are made for future fiscal years.

PATENTS, LICENSES AND TRADEMARKS

     The Company currently holds various domestic and international patents, which expire at differing times from 2000 through 2011. In addition, the Company has various patent applications which are pending. Although the Company believes that the pending applications relate to patentable devices or concepts, there can be no assurance that patents will be issued or that any patent issued can be defended successfully, or that such patent rights, once granted, will provide competitive advantages to the Company. Although the Company believes that obtaining patents wherever possible is in its best interests, it also believes that the legal protections afforded by such patents is of no greater importance in the UPS industry than such factors as rapid development cycles, technological expertise, marketing skill and customer support. The Company does not believe that its patents or its patent applications are essential to the success of the Company.

     The Company has a perpetual, exclusive, royalty-free license for the use of the name Exide as part of its corporate name and trade name for the manufacture, sale, and service of UPS products. The Company holds certain licenses required by federal government agencies for the export from the United States of many of the Company's products.

     The Company has numerous trademarks and service marks effective in the United States and in several foreign countries. Powerware(R), OnliNet(R), PowerVision(R), Hot-Tie(R), Strategic Power Management(R) and Cell Saver(R) are registered trademarks of the Company, and PowerCare(R) is a registered service mark. Applications for registered trademarks are pending for ONE-UPS(TM) and DataFrame(TM). Management considers its various trademarks to be valuable assets but believes that the loss of any one trademark would not have a material adverse effect on the Company's operations.

     Pursuant to a license agreement under the Acquisition Agreement, FPS has the right to use the Fiskars trademark in certain countries in connection with the design, manufacture, marketing, sale, distribution and service of UPS products. FPS has a license to use the trademark for 24 months following the closing of the Deltec Acquisition, with an option to extend the license for an additional 12 months.

EMPLOYEES

     As of September 30, 1995, the Company employed approximately 1,700 persons. Approximately 650 are employed in manufacturing and the balance are in customer support, research and development, sales and marketing, and administration. Immediately following the Deltec Acquisition, the Company had approximately 2,400 employees, approximately 1,000 of which were in manufacturing. In addition, the Company uses temporary personnel on an as-needed basis, which it believes affords operating flexibility. The Company believes that its continued success depends on its ability to attract and retain highly qualified personnel.

     None of the Company's employees is represented by a collective bargaining agreement. The metal workers, office and technical staff at Deltec's Finland plant are represented by a collective bargaining agreement. Neither the Company nor Deltec has experienced any work stoppages, and the Company believes that its and Deltec's employee relations are good.

PROPERTIES

     The Company's principal facilities are as follows:

                                           SQUARE
                  LOCATION                  FEET                  OPERATIONS
    -------------------------------------  -------   -------------------------------------
    Raleigh, NC:
      Worldwide Headquarters.............   93,000   Corporate offices; sales and
                                                       marketing; customer service
      LSG Manufacturing Facility.........  170,000   Manufacturing
      Advanced Technology Center.........   28,000   Research and development
      Federal Systems Division...........   18,000   Federal program management;
                                                       engineering
      Training and Support Center........   22,000   Technical training and support
      Emerging Technologies Group and
         Worldwide Logistics Center......  185,000   Distribution; manufacturing; repair;
                                                       administrative offices
    Wilmington, NC.......................  168,000   SSG manufacturing
    Louisville, CO.......................    9,000   DataTrax sales; customer support;
                                                       administrative offices;
                                                       manufacturing; research and
                                                       development
    Dallas, TX...........................  133,000   IPM manufacturing; sales;
                                                       distribution; administrative offices
    Toronto, Canada......................   40,000   Distribution; sales; customer
                                                       support; administrative offices
    Paris, France........................    7,000   Distribution; sales; customer
                                                       support; administrative offices
    London, England......................   15,000   Distribution; sales; customer
                                                       support; administrative offices
                                           -------
              Total......................  888,000
                                           =======

     The Deltec Acquisition added the following facilities:

                                           SQUARE
                  LOCATION                  FEET                  OPERATIONS
    -------------------------------------  -------   -------------------------------------
    San Diego, CA........................   89,000   Corporate offices; sales and
                                                       marketing; customer service;
                                                       manufacturing; distribution
    Tijuana, Mexico......................   64,000   Manufacturing; distribution
    Espoo, Finland.......................   78,000   Corporate offices; sales and
                                                       marketing; customer service;
                                                       manufacturing; distribution
                                           -------
              Total......................  231,000
                                           =======

All of the Company's principal facilities are occupied under long-term leases, except for the facility in Wilmington, North Carolina, which is owned. The Company also leases various sales and service offices worldwide. The Company believes that its facilities are adequate to meet its current requirements.

LEGAL PROCEEDINGS

     In January 1989, a case was filed by a former manufacturer's representative of the Company, alleging that the Company failed to pay commissions owed to him on certain sales. In April 1990, a jury awarded the plaintiff damages of approximately $14.9 million. The Company appealed the decision, and in September 1992, the appellate court reversed the judgment against the Company. In response to various motions filed by the plaintiff, a new trial was granted, and in March 1994, the jury in the new trial awarded damages of $3.8 million payable by the Company to the plaintiff. While the Company continued to believe that it should have no liability in this matter and announced its intention to appeal, it recorded a one-time charge in the second quarter of fiscal 1994 of $5.0 million ($2.9 million after tax) for the jury verdict and for the costs of the trial.

     In July 1994, the Company announced that this litigation had been settled. Following agreement among the parties to settle, the court vacated the jury award of $3.8 million previously entered and determined that the vacated judgment cannot be used against the Company in the future. To avoid further litigation including post-trial motions and appeals, the Company settled the case by making payments to the plaintiff and his attorneys. The parties thereafter stipulated that the entire action was dismissed with prejudice. Since the total value of the settlement payments was less than the one-time charge for the jury verdict recorded by the Company in the second quarter of fiscal 1994, no further charges were necessary in this matter. By agreement with the plaintiff, the terms of the confidential settlement were not disclosed.

     In May 1990, the Company was served with a complaint in the Delaware Court of Chancery and in May 1991, a related case was filed in Federal Court in New York. These complaints alleged, among other things, that the Company's description of the case involving the manufacturer's representative in its prospectus dated December 21, 1989 was false and misleading. In April 1995, the Company announced that it had settled both the Delaware and New York suits. The Delaware action had been dismissed once for failure to state a claim, but was reinstated following an appeal and was in the discovery process prior to the settlement. The Company recorded a charge of $700,000 ($424,000 after tax) for the settlement of the two related lawsuits in the quarter ended March 31, 1995. Court approval of the settlement agreement, after notice to affected shareholders, was granted in August 1995. While the Company believed that neither suit had merit, it decided to settle as the suits were taking valuable corporate time and attention and would have involved significant legal costs to pursue further.

     On August 21, 1995, a case entitled National Broadcasting Company, Inc. and CNBC, Inc. vs. International Power Machines/LorTec Systems Inc. et al, was filed against IPM in the Supreme Court of New York, New York County. The plaintiffs allege that IPM negligently manufactured and installed a UPS product that caused them property and compensatory damages when the equipment malfunctioned during the installation of the product by third-party contractors. The plaintiffs have filed seven causes of action, each of which seeks damages in the amount of $1.1 million. Three of those causes of action also seek $3.0 million in punitive damages. Claims of this nature are generally covered by the Company's insurance and its insurer has accepted general defense of the matter. The insurer has notified the Company that while claims based on IPM's negligent manufacture or design are covered by the insurance policy, damages, if any, caused by IPM's intentional or careless decision to install a known defective and dangerous product would be subject to certain exclusions under the policy. While discovery is at an early stage, the Company believes at this time, based on the advice of its defense counsel, that no evidence has yet been presented that supports any allegation of intentional or careless conduct. IPM also believes that it has meritorious defenses and counter-claims against the third-party co-defendants who the Company alleges defectively installed the UPS product. The Company believes that the final outcome of this matter will not have a material adverse effect on the business or the financial position of the Company and its subsidiaries taken as a whole.

     The Company is involved in various litigation proceedings incidental to its business. The defense of most of these matters is handled by the Company's insurance carriers. The Company believes that the outcome of such other pending litigation in the aggregate will not have a material adverse effect on its financial statements.

ENVIRONMENTAL REGULATION

     The Company's and Deltec's operations are subject to federal, state, local and foreign environmental laws and regulations relating to the storage, handling and disposal of hazardous or toxic materials and discharge into the environment of regulated pollutants. To the best of the Company's knowledge, the Company's and Deltec's operations are in material compliance with the terms of all applicable environmental laws and regulations as currently interpreted and there are no existing or potential environmental claims against the Company or Deltec that are likely to have a material adverse effect on the Company's business or financial condition or on its financial statements taken as a whole. However, the Company cannot predict with any certainty whether future events, such as changes in existing laws and regulations, will give rise to liability or additional costs that could have a material adverse effect on the Company's financial condition. Furthermore, actions by federal, state, local and foreign governments concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect the demand for its products.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are:

                      NAME                   AGE                  POSITION
     --------------------------------------  ---   --------------------------------------
     Conrad A. Plimpton....................  52    Chairman of the Board
     Lance L. Knox.........................  51    Vice Chairman of the Board
     James A. Risher.......................  53    President, Chief Executive Officer and
                                                     Director
     Mark A. Ascolese......................  45    Senior Vice President and General
                                                     Manager, the Americas Group
     Nicholas J. Costanza..................  40    Vice President, Chief Administrative
                                                     Officer, General Counsel and
                                                     Secretary
     Warren J. Johnson.....................  47    Vice President and General Manager,
                                                   IPM and ETG
     Marty R. Kittrell.....................  39    Vice President, Chief Financial
                                                   Officer, Treasurer and Assistant
                                                     Secretary
     Hermann G. P. Metzler.................  54    Vice President, International Group
     William J. Raddi......................  56    Senior Vice President, Chief
                                                   Technology Officer, General Manager,
                                                     Small Systems Group
     Alden R. Schnaidt.....................  47    Vice President and General Manager,
                                                     Large Systems Group
     Wayne L. Clevenger....................  52    Director
     Ron E. Doggett........................  61    Director
     James E. Fowler.......................  63    Director
     David J. McLaughlin...................  59    Director
     Chiaki Tanaka.........................  60    Director

     Conrad A. Plimpton has been Chairman of the Board and a director of the Company since 1982 and was Secretary from 1982 until 1991. Mr. Plimpton has been a Managing Director of the private investment firm of Plimpton & Company since 1979.

     Lance L. Knox has been Vice Chairman of the Board and a director of the Company since 1982. Mr. Knox is a principal of The Lethbridge Group, Inc., a private investment firm, which he founded in 1988.

     James A. Risher has been President, Chief Executive Officer and a director since joining the Company in 1986. From 1984 through 1986, Mr. Risher was Senior Vice President of Distribution Operations of the Computer System Division of Motorola, Inc. From 1979 to 1984, Mr. Risher was employed by Wang Laboratories, serving in his last position as Vice President of Marketing for Domestic Operations. Previously, Mr. Risher spent 12 years with IBM in various sales and marketing positions.

     Mark A. Ascolese joined the Company in 1985 and assumed his current position as Senior Vice President and General Manager, the Americas Group in October 1995. Mr. Ascolese has served in various customer service, sales management and general manager capacities since becoming a Vice President in 1987. He was Vice President and General Manager, Worldwide Services Group from 1992 to January 1995 and Senior Vice President and General Manager, North American Field Operations from January to October 1995.

     Nicholas J. Costanza joined the Company's predecessor in 1980 and assumed his current position as Vice President, Chief Administrative Officer, General Counsel and Secretary in November 1995. As Chief Administrative Officer, Mr. Costanza has assumed worldwide responsibility for Human Resources. Mr. Costanza held various legal positions prior to being promoted to Vice President and Chief Legal Counsel in 1986. He was elected Secretary in 1991.

     Warren J. Johnson joined the Company's predecessor in 1978, serving in various financial and managerial capacities until he assumed his current position as Vice President and General Manager, International Power Machines and Emerging Technologies Group in September 1995. From 1989 to 1992, Mr. Johnson was Vice President and General Manager, Office Systems Group. From 1992 to 1995, he was Vice President, Corporate Development, and from February to September 1995, he was Vice President and General Manager, International Power Machines.

     Marty R. Kittrell joined the Company in 1989 as Vice President and Chief Financial Officer and Treasurer. He was elected Assistant Secretary in 1991.

     Hermann G. P. Metzler joined the Company in 1984 as Manager of International Sales and Service. From 1985 until 1989, he served as Director of International Marketing and Sales, at which time he assumed his current position of Vice President, International Group.

     William J. Raddi has been with the Company and its predecessors since 1962 and has served in various engineering, development and manufacturing capacities. In 1990, he assumed the title of Senior Vice President and Chief Technology Officer. In 1992, he assumed the additional position of Senior Vice President and General Manager, Small Systems Group.

     Alden R. Schnaidt joined the Company in 1986 as Director of Manufacturing, was promoted to Vice President, Manufacturing Operations in 1988, and assumed his current position as Vice President and General Manager, Large Systems Group in 1992.

     Wayne L. Clevenger has been a director since 1982. Mr. Clevenger has been Managing Director of MidMark Management, Inc., a private investment firm, since January 1990. He was President of Lexington Investment Company from 1985 to 1989. Mr. Clevenger is a director of United Wholesale, Inc., and Lionheart Industries, Inc.

     Ron E. Doggett has been a director of the Company since 1991. Mr. Doggett has been Chief Executive Officer since 1985 and Chairman of the Board since 1987 of GoodMark Foods, Inc., a producer of snack foods.

     James E. Fowler has been a director since 1985. Mr. Fowler has been a financial consultant since July 1994. He previously served as Assistant Comptroller of Inco Limited and as President of Inco Battery Holdings Corporation from 1983 until his retirement in 1994.

     David J. McLaughlin has been a director since 1990. Mr. McLaughlin has been President of McLaughlin and Company, Inc., a management consulting firm, since 1984. He has also been Executive Director of the Senior Personnel Executive Forum, a non profit association, since 1979. Mr. McLaughlin is a director of Scientific Atlanta, Inc., Smart & Final, Inc., Troy Biosciences, Inc. and Evolve, Inc.

     Chiaki Tanaka was elected as a director by the Board of Directors in 1992. Mr. Tanaka has been Managing Director, Power Supply Systems Division of JSB since 1990. He has been a director of GS-EE Co., Ltd., the Company's joint venture with JSB, since 1989.

     Mr. Knox was an officer of FGH Corp., which was an inoperative shell company, when that company filed for protection under Chapter 7 of the Bankruptcy Code in 1992.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth ownership of the Company's voting securities as of April 9, 1996 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of any class of its voting securities, (ii) each named executive officer, (iii) each director and (iv) all directors and executive officers as a group. Except as noted below, each person or entity has sole voting and investment power with respect to the shares shown.

         NAME OF BENEFICIAL OWNER
- -------------------------------------------
                                                 SHARES OF        OPTIONS EXERCISABLE            PERCENT OF
         FIVE PERCENT SHAREHOLDERS           COMMON STOCK(1)(2)    WITHIN 60 DAYS(1)          COMMON STOCK(3)
- -------------------------------------------  ------------------   -------------------         ----------------
Fiskars OY AB..............................       1,825,000(4)            -0-                        16.6%
Massachusetts Mutual Life Insurance
  Company..................................       1,146,789(5)            -0-                        10.4
Duquesne Enterprises, Inc. ................       1,043,750               -0-                         9.5
Japan Storage Battery Co., Ltd. ...........         645,273               -0-                         5.9

OFFICERS AND DIRECTORS
- ------------------
Conrad A. Plimpton.........................         353,885(6)            15,500                      3.4%
James A. Risher............................         273,090               60,000(10)(11)              3.0
Lance L. Knox..............................         186,890               15,500                      1.8
Wayne L. Clevenger.........................          10,000               15,500                        *
Ron E. Doggett.............................           3,000               10,500                        *
James E. Fowler............................           1,250(7)             4,250(7)                     *
David J. McLaughlin........................           3,300               13,000                        *
Chiaki Tanaka..............................             -0-(8)            10,500                        *
Alden R. Schnaidt..........................          30,000               12,500(10)(12)                *
Mark A. Ascolese...........................          37,222               13,500(13)                    *
Marty R. Kittrell..........................          36,814               19,500(10)(13)                *
William J. Raddi...........................         115,000               22,000(14)                  1.2
All Executive Officers and Directors as a
  group
  (16 persons).............................       1,141,832(6)(9)        242,375(10)                 12.6%

- ---------------

  *  Less than 1%.

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

 (2) Does not include an option to purchase shares of Common Stock, which are listed separately under the column "Options Exercisable Within 60 Days."

 (3) Represents the percent of shares of Common Stock held, options exercisable within 60 days, and the Series G Preferred Stock issued to Fiskars, each share of which has the same voting rights as a share of Common Stock.

 (4) Includes 1,000,000 shares of the Series G Preferred Stock, which may be converted into Common Stock on a share-for-share basis at any time.

 (5) Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, and MassMutual Participation Investors own 802,752, 229,358 and 114,679 shares of Common Stock of the Company, respectively, which were converted on October 23, 1995 from $10,500,000, $3,000,000 and $1,500,000, respectively, of Convertible Subordinated Notes.

 (6) Includes 2,300 shares held by custodian for the Conrad A. Plimpton SERP Trust.

 (7) Does not include shares of Common Stock that may be owned directly by Inco Battery Holdings Corporation ("Inco"). Mr. Fowler, as a former officer of Inco, shared voting and investment power over any such shares acquired or granted through June 1993 and disclaims beneficial ownership of such shares. Mr. Fowler claims sole voting and investment power over 1,250 shares and 2,750 stock options exercisable within 60 days, which were acquired or granted after June 1993.

 (8) Does not include 595,273 shares of Common Stock which were acquired July 1, 1995 upon conversion of the 5,100 shares of Series D preferred stock and 4,900 shares of Series E preferred stock held by JSB. Mr. Tanaka, as an officer of JSB, has shared voting and investment power over such shares. Mr. Tanaka disclaims beneficial ownership of such shares.

 (9) Does not include shares of Common Stock owned directly or beneficially by Inco. Mr. Fowler, as a former officer of Inco, shared voting and investment power over any such shares acquired or granted through June 1993 and disclaims beneficial ownership of such shares. Does not include 50,000 shares of Common Stock currently owned by JSB or 595,273 shares of Common Stock that were acquired upon conversion of 5,100 shares of Series D preferred stock and 4,900 shares of Series E preferred stock held by JSB. Mr. Tanaka, as an officer of JSB, has shared voting and investment power over such shares and disclaims beneficial ownership of such shares.

(10) Does not include Warrants to purchase Common Stock that were acquired in the Offering.

(11) Does not include an option to purchase 30,000 shares of Common Stock, which is not exercisable within 60 days.

(12) Does not include an option to purchase 7,500 shares of Common Stock, which is not exercisable within 60 days.

(13) Does not include an option to purchase 22,500 shares of Common Stock, which is not exercisable within 60 days.

(14) Does not include an option to purchase 15,000 shares of Common Stock, which is not exercisable within 60 days.

     In connection with the Deltec Acquisition, the Company issued to Fiskars 825,000 shares of Common Stock and 1,000,000 shares of Series G Preferred Stock, which is convertible at any time into 1,000,000 shares of Common Stock (subject to adjustment). The Series G Preferred Stock votes (subject to the terms of a stockholder agreement) on a one-for-one basis with the Common Stock. Assuming all of the Series G Preferred Stock was converted to Common Stock, as of April 9, 1996, Fiskars would have beneficially owned approximately 16.6% of the Company's Common Stock. See "Description of Capital Stock--Preferred Stock."

     In connection with the Offering, the Company issued 125,000 Warrants to purchase in the aggregate 643,750 shares of the Company's Common Stock (subject to adjustment), which represents in the aggregate approximately 5.5% of the Company's Common Stock on a fully diluted basis, on a pro forma basis after giving effect to the Deltec Acquisition. The Warrants are exercisable at any time after the Separation Date (as defined herein).

                       DESCRIPTION OF NEW CREDIT FACILITY

     The Company entered into a credit agreement (the "Credit Agreement"), dated March 13, 1996, with a syndicate of lenders, including Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Agent"), First Union National Bank of North Carolina, Bank of America Illinois, NationsBank, N.A., and ABN AMRO Bank, N.V. (collectively, the "Lenders") for a senior secured credit facility of up to $175.0 million (the "New Credit Facility"), comprised of a $50.0 million term loan and a $125.0 million revolving credit facility. Upon closing of the Offering and the Deltec Acquisition, $50.0 million of the New Credit Facility was in the form of a term loan, part of the proceeds of which were used to finance a portion of the purchase price of the Deltec Acquisition. The remaining $125.0 million of availability under the New Credit Facility as of the closing of the Offering and the Deltec Acquisition was in the form of a revolving credit facility, the proceeds of which were used to refinance the previously existing unsecured credit facility (the "Existing Facility"), to provide working capital for general corporate purposes, and the issuance of letters of credit in an aggregate amount at any one time not to exceed $10.0 million. Advances under the revolving credit facility are limited to an amount not to exceed the sum of (i) 70% of eligible accounts receivables and (ii) 50% of eligible inventory of the Company and its subsidiaries.

     The New Credit Facility is subject to and governed by the Credit Agreement by and among the Company, the Lenders and certain other obligors.

     Both the term portion and the revolver portion of the New Credit Facility require periodic (not more than quarterly) payments of accrued and unpaid interest. The Company is permitted to prepay the principal amount of the New Credit Facility. The Company is obligated to repay during each fiscal year an aggregate principal amount of the term loan equal to the amount set forth below opposite each such fiscal year:

 FISCAL
  YEAR                                         ANNUAL AMOUNT
- --------                                       -------------
1996.........................................   $ 2,500,000
1997.........................................     6,666,667
1998.........................................     8,333,333
1999.........................................    10,833,333
2000.........................................    14,166,667
2001.........................................     7,500,000

Any principal amount of the term loan and any amounts due under the revolver that remain unpaid on the fifth anniversary of the closing of the New Credit Facility (the "Maturity Date") are required to be repaid in full on the Maturity Date.

     In addition to the scheduled principal payments under the term loan, the Company is obligated to first repay the term loan and second permanently reduce commitments under the revolver upon the occurrence of certain events, including
(i) the sale of certain assets by the Company or any of its subsidiaries, (ii) the incurrence of certain additional debt by the Company or any of its subsidiaries, (iii) the issuance of any equity securities by the Company or any of its subsidiaries, or (iv) the receipt of certain casualty insurance proceeds. The amount required to be repaid varies upon the type of event as follows: (i) in respect of certain asset sales, 100% of the net cash proceeds thereof in excess of $1.0 million in any fiscal year, (ii) in respect of the incurrence of certain additional debt or the receipt of certain casualty insurance proceeds, 100% of the net cash proceeds thereof, (iii) in respect of excess cash flow, 50% of the amount thereof, and (iv) in respect of the issuance of equity securities, 50% of the net cash proceeds thereof in excess of $200,000 in any fiscal year.

     The outstanding principal of the New Credit Facility accrues interest at a rate per annum equal to either (i) the Prime Rate of interest publicly announced by the Agent plus the Base Rate Margin, or (ii) the London Interbank Offered Rate plus the Euro-Dollar Margin. The loans included in each borrowing under the New Credit Facility bear interest at the type of rate specified by the Company in the applicable notice of borrowing.

The Applicable Leverage Ratio (as that term is defined in the New Credit Facility) determines the Base Rate Margin and the Euro-Dollar Margin pursuant to the following pricing schedule:

                                                           BASE RATE   EURO-DOLLAR   COMMITMENT
                  APPLICABLE LEVERAGE RATIO                 MARGIN       MARGIN       FEE RATE
    -----------------------------------------------------  ---------   -----------   ----------
    Less than 2.0........................................     0.00%        0.75%        0.25 %
    Greater than or equal to 2.0 and less than 2.5.......     0.00         1.00         0.375
    Greater than or equal to 2.5 and less than 3.0.......     0.50         1.50         0.375
    Greater than or equal to 3.0 and less than 3.5.......     1.00         2.00         0.375
    Greater than or equal to 3.5 and less than 4.0.......     1.25         2.25         0.5
    Greater than or equal to 4.0.........................     1.5          2.5          0.5

The Company's initial Applicable Leverage Ratio was greater than 4.0.

     In addition to the interest charges set forth above, the Company pays to the Agent (i) for the account of the Lenders a commitment fee on the unused portion of the revolver at the Commitment Fee Rate set forth in the pricing schedule to the New Credit Facility, which rate is dependent on the Applicable Leverage Ratio of the Company, (ii) for the account of the Lenders a letter of credit fee on the aggregate amount then available for drawing under all letters of credit at the Letter of Credit Fee Rate set forth in the pricing schedule to the New Credit Facility, which rate is dependent on the Applicable Leverage Ratio of the Company, and which rate coincides with the Euro-Dollar Margin, and
(iii) for the account of any issuing Lender a letter of credit fronting fee accruing on the aggregate amount then available for drawing under all letters of credit issued by such Lender at a rate per annum equal to 0.25%.

     The obligations of the Company under the New Credit Facility are guaranteed by each domestic subsidiary of the Company. The Company and each such guarantor are collectively referred to as the Obligors.

     The New Credit Facility is secured by a first priority lien in all accounts receivables and inventory of the Obligors, and the pledge of all of the capital stock of the Obligors other than the capital stock of certain immaterial subsidiaries, except that the pledge of the capital stock of each foreign subsidiary is limited to 66% of the capital stock of such foreign subsidiary. No foreign subsidiary was required to pledge the capital stock of any foreign subsidiaries owned by such foreign subsidiary.

     The New Credit Agreement contains customary representations, warranties and events of default and requires the Company to comply with certain affirmative and negative covenants, including requirements that the Company (i) periodically deliver certain financial information, (ii) pay and discharge all material obligations and liabilities, (iii) maintain certain insurance coverages, (iv) preserve its corporate existence, (v) comply in all material respects with applicable laws, ordinances, rules and regulations, (vi) not merge or make certain asset sales, (vii) not permit certain liens to exist on its assets,
(viii) not incur additional debt except as may be permitted under the terms of the New Credit Facility, (ix) not make capital expenditures in excess of limits set forth in the New Credit Facility, (x) not declare or make certain dividend payments and (xi) not make certain investments or consummate certain acquisitions.

     In addition, the Company must comply with a number of financial covenants, including maintaining specified Minimum Consolidated Net Worth, Fixed Charge Coverage Ratio, Leverage Ratio and Minimum EBITDA levels (as those terms are defined in the New Credit Facility) in amounts set forth in the New Credit Facility. The Company was in compliance with these covenants upon the closing of the New Credit Facility.

                              DESCRIPTION OF NOTES

GENERAL

     The Series B Notes will be issued by the Company pursuant to the Indenture between the Company and American Bank National Association, as trustee (the "Trustee"). The Series B Notes will evidence the same indebtedness as the Series A Notes (which they replace) and will be entitled to the benefits of the Indenture. The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the Series B Notes will have been registered under the Securities Act, and, therefore, the Series B Notes will not bear legends restricting the transfer thereof and (ii) Holders of the Series B Notes will not be entitled to certain rights of Holders of the Series A Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

     The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt, and ranking senior in right of payment to all future subordinated Indebtedness of the Company. The Company's obligations under the Indenture and the Notes are guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by each of the Company's existing and future domestic Subsidiaries (the "Guarantors"). Each Subsidiary Guarantee is full, unconditional and made on a joint and several basis with respect to the other Guarantors. The Subsidiary Guarantees are subordinated to the guarantees by the Guarantors of Senior Debt. Certain of the Company's Subsidiaries are foreign Subsidiaries and are not, therefore, Guarantors. See "Subordination"; "Subsidiary Guarantees" and Note 18 of the Notes to the Exide Electronics annual consolidated financial statements, Note 6 to the Exide Electronics Notes to interim consolidated financial statements and Note 13 of the Notes to the Deltec combined/consolidated financial statements.

     The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes are effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries that are not Guarantors. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) is effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company. As of the date of the Indenture, all of the Company's Subsidiaries were Restricted Subsidiaries. Under certain circumstances, the Company can designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to many of the restrictive covenants set forth in the Indenture and are not Guarantors.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $125.0 million and will mature on March 15, 2006. Interest on the Notes accrues at the rate of 11 1/2% per annum and is payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 1996, to Holders of record on the immediately preceding March 1 and September 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes are payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and

Liquidated Damages may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company are required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York is the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The Notes are not redeemable at the Company's option prior to March 15, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                                       YEAR                                PERCENTAGE
          ---------------------------------------------------------------  ----------
          2001...........................................................    105.750%
          2002...........................................................    103.833%
          2003...........................................................    101.917%
          2004 and thereafter............................................    100.000%

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The New Credit Facility prohibits the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would almost certainly prevent payments to the Holders of Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to or pari passu with the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Term Debt, (b) to permanently reduce Senior Revolving Debt (and to correspondingly reduce commitments with respect thereto), or (c) to the acquisition of a controlling interest in another business or a division of another Person, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company was engaged in on the date of the Indenture. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SUBORDINATION

     The payment of principal of, premium, if any, and interest on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such

Senior Debt (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is allowed as a claim in any such proceeding) before the Holders will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders would be entitled shall be made to the holders of Senior Debt (except that Holders may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and distributions from the trust described below under "-- Legal Defeasance and Covenant Defeasance.").

     The Company also may not make any payment upon or in respect of the Notes (except in such subordinated securities or from the trust described below under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived (unless another Payment Blockage Notice is then in effect) or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt shall not exceed 179 days and there shall be a period of at least 186 consecutive days in each consecutive 365-day period when such payments are not prohibited. If any holder of Designated Senior Debt delivers a Payment Blockage Notice to the Trustee in respect of any nonpayment default on such Designated Senior Debt, no nonpayment default of which such holders or any representative of such holders was aware that existed or was continuing on the date of delivery of such notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days. Notwithstanding the foregoing, no subsequent Payment Blockage Notice may be delivered unless all scheduled payments of principal, premium, if any, interest and Liquidated Damages on the Notes that have come due have been paid in full in cash.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk
Factors -- Subordination." On a pro forma basis, after giving effect to the Offering and the application of the proceeds therefrom, the principal amount of Senior Debt outstanding at December 31, 1995 would have been approximately $135.2 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes are fully and unconditionally guaranteed (the "Subsidiary Guarantees") by the Guarantors on a joint and several basis. The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include approximately $141.8 million of Senior Debt outstanding at December 31, 1995, and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Conveyance Considerations."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Redemption or Repurchase at Option of Holders -- Asset Sales."

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividends or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to or pari passu with the Notes, except at the stated final maturity thereof or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted

Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     If no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (ii) the defeasance, redemption, repurchase, retirement or other acquisition of any Equity Interests or subordinated Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such defeasance, redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; and

          (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such defeasance, redemption, repurchase, retirement or other acquisition shall be excluded from clause
     (c) (ii) of the preceding paragraph.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing provisions do not apply to:

          (i) the incurrence by the Company of Senior Term Debt (and guarantees thereof by the Guarantors) in an aggregate principal amount at any time outstanding not to exceed an amount equal to $50.0 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Senior Term Debt (other than repayments that are reborrowed immediately or substantially contemporaneously therewith) that have been made since the date of the Indenture;

          (ii) the incurrence by the Company of Senior Revolving Debt and letters of credit (and guarantees thereof by the Guarantors) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) not to exceed an amount equal to $125.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "-- Asset Sales";

          (iii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (iv) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (v) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees, respectively;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that
     (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and
     (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency exchange or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

          (x) the incurrence by the Company's foreign Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed an amount equal to $50.0 million, less the aggregate amount of all Existing Indebtedness outstanding at such time, and Guarantees by the Company and its other Subsidiaries with respect thereto, provided that the aggregate principal amount of additional Indebtedness outstanding at any time pursuant to this clause (x) may not exceed $20.0 million unless the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.25 to 1, determined on a pro forma basis

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

(including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period;

          (xi) the incurrence by the Company or any Guarantors of Indebtedness in the form of guarantees of Indebtedness of the Company and its Subsidiaries permitted to be incurred pursuant to the terms hereof; and

          (xii) the incurrence by the Company and its Subsidiaries of Indebtedness and Guarantees thereof (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed the sum of $20.0 million.

  SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described below under the caption "--Liens" or (ii) (a) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (b) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Asset Sales."

  LIMITATION ON LAYERING

     The Indenture provides that the Company and the Guarantors will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or the Subsidiary Guarantees, as applicable.

  LIENS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument

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

governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, in the case of Indebtedness, that such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

  MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction) and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing with total assets in excess of $1.0 billion; provided that (x) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(y) transactions between or among the Company and/or its Restricted Subsidiaries and (z) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

  ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture provides that if (i) the Company shall acquire or create another domestic Subsidiary after the date of the Indenture or (ii) any Subsidiary that is not a Guarantor shall Guarantee any Senior Debt, then such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture.

  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED
SUBSIDIARIES

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

  REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will, or will cause the Trustee to, furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, at any time after the Company files the Exchange Offer Registration Statement, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," "-- Restricted Payments," "-- Incurrence of Indebtedness and Issuance of Preferred Stock," "-- Limitation on Layering" or "-- Merger, Consolidation or Sale of Assets"; (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or constitutes a default in the payment of such Indebtedness at final maturity of such Indebtedness and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness, at such time, that has been accelerated or not paid at maturity that has not theretofore been paid, exceeds $10.0 million; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately provided that if any Senior Term Debt or Senior Revolving Debt is outstanding upon a declaration or acceleration of the Notes, the principal and interest on the Notes will not be payable until the earlier of (1) the day which is five business days after the notice of acceleration is given to the Company and the Agent under the New Credit Facility or (2) the date of acceleration of the Senior Term Debt or Senior Revolving Debt. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 15, 2001, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,
(ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments" and (iv) the sale of accounts receivable for cash will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated)

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of corporate stock, (iii) in the case of a partnership, partnership interests
(whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) securities issued by any state of the United States of America or any political subdivision or public instrumentality thereof, maturing within one year from the date of acquisition and, at the time of acquisition, having a rating of at least A- by Standard & Poor's Corporation or the equivalent by Moody's Investors Service, Inc., (iii) commercial paper issued by any Person organized under the laws of the United States of America, maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iv) time deposits and certificates of deposit that are insured by the Federal Deposit Insurance Corporation (the "FDIC") or any successor instrumentality of the government of the United States of America up to the applicable limit on insurance granted by the FDIC or such other instrumentality with respect to such instruments (it being understood that the amount invested in such instrument may not exceed the limit on such insurance), maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least $500,000,000, (v) repurchase obligations with a term not exceeding seven
(7) days with respect to underlying securities of the types described in clause
(i) above entered into with any bank or trust company meeting the qualifications specified in clause (iv) above and (vi) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss (a) realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net

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

Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and
(y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments and Investments made prior to the date of the Indenture).

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) the Senior Term Debt, (ii) the Senior Revolving Debt and (iii) any other Senior Debt permitted hereunder the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means up to $10.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) without duplication, any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Exide Electronics Corporation, Exide Electronics International Corp., International Power Machines Corporation, Lectro Products, Inc., Deltec Power Systems, Inc., DataTrax Acquisition Corporation, Exide Electronics USA Holdings Corp., Deltec Electronics Corp. and Lortec Power Systems, Inc. and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

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

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Equity Interests of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than financial statements filed in respect of arrangements purporting to be true leases).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means that certain credit facility, dated as of March 13, 1996, by and among the Company, the Guarantors, as guarantors, Bank of America Illinois, as documentation agent and Morgan Guaranty Trust Company of New York, as agent bank, in the amount of $175.0 million, which provides for (i) $50.0 million in term loan borrowings and (ii) up to $125.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any obligation under the documentation governing any Indebtedness, including without limitation, principal, premium, interest (including post-petition interest thereon in any proceeding under Bankruptcy
Law), penalties, fees, indemnifications, reimbursements, damages, expenses (including post-petition expenses in any proceeding under Bankruptcy Law) and other liabilities payable thereunder (including, without limitation, letter of credit reimbursement obligations, whether contingent or absolute).

     "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
"-- Repurchase at the Option of Holders -- Asset Sales"; and (e) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding, not to exceed $10.0 million.

     "Permitted Liens" means (i) Liens on assets of the Company and its Restricted Subsidiaries securing Senior Debt that is permitted by the terms of the Indenture to be incurred and outstanding; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (vi), (ix), (x) and (xii) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed in the aggregate 10% of the Company's Consolidated Net Worth and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary and (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means (i) the Senior Term Debt, (ii) the Senior Revolving Debt, (iii) Hedging Obligations relating to Senior Debt and (iv) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt referred to in clause (iv) above will not include (v) any liability for federal, state, local or other taxes owed or owing by the Company, (w) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (x) any trade payables, (y) any Indebtedness that is incurred in violation of the Indenture or (z) any Indebtedness that is not fully and adequately secured; provided that any unexpected diminution of the value of any collateral securing any Senior Debt shall not cause such Indebtedness to cease being fully and adequately secured for the purpose of this definition.

     "Senior Revolving Debt" means revolving credit borrowings, and reimbursement obligations (whether contingent or matured) in respect of letters of credit issued, under the New Credit Facility and/or any successor facility or facilities.

     "Senior Term Debt" means term loans under the New Credit Facility and/or any successor facility or facilities.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted

Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain
Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Default or Event of Default would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                         BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the Notes will initially be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited on the date of the closing of the Exchange Offer (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     Notes that are issued as described below under "-- Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Upon the transfer of Certificated Notes, such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depositary ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Holders of Notes are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Securities evidenced by the Global Securities will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  Certificated Notes

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Certificated Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

  Same-Day Settlement and Payment

     The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes represented by the Global Note are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. As of April 9, 1996, the Company had approximately 9,975,000 shares of Common Stock outstanding and 1,000,000 shares of the Series G Preferred Stock outstanding. As of April 9, 1996, the Company also had outstanding 125,000 Warrants to purchase in the aggregate 643,750 shares of Common Stock.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. There is no cumulative voting for the election of directors, which means that the holders of a majority of the shares voted in the election of directors can elect all of the directors they nominate for election. Except as set forth below, generally the vote of a majority of the shares voted on a matter at a meeting of shareholders shall be the act of the shareholders on that matter. The Delaware General Corporation Law provides generally that the approval of a majority of all outstanding shares is required for certain extraordinary Company actions. The Company's Certificate of Incorporation provides, however, that the affirmative vote of shareholders holding at least 80% of the power to vote is required to approve such transactions if (a) a majority of the members of the Board of Directors has not served in such positions for at least 24 months at the time the Company takes such action or (b) 20% or more of the Company's outstanding voting securities are acquired by any person or group (other than any person or group that acquired such voting securities prior to October 1989). The Certificate of Incorporation also provides that no action may be taken by the holders of Common Stock by written consent in lieu of holding a meeting of shareholders. The Company also is subject to the provisions of the Delaware Anti-Takeover Statute described below.

     Subject to the preferences that may be applicable to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference that may be applicable to any outstanding preferred stock. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities. Except for shares of Common Stock for which employees of the Company have given promissory notes, all of the outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

     The authorized preferred stock, par value $0.01 per share, is available for issuance from time to time in the future at the discretion of the Board of Directors of the Company, without shareholder approval. The Board of Directors has authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the dividend rate, and the voting rights, conversion privileges, redemption and liquidation rights, if any, and any other rights, preferences and limitations of the particular series. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. Additionally, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders.

     Series G Preferred Stock. The 1,000,000 shares of Series G Preferred Stock that were issued to Fiskars in connection with the Deltec Acquisition bear quarterly dividends at a per annum rate of $0.80 per share through March 31, 2001 and $1.20 per share thereafter. The dividends are cumulative from the date of issuance. The Company may not make any cash or property dividends with respect to, or purchase or redeem, any Common Stock or other preferred stock of the Company, unless cumulative dividends on the Series G Preferred Stock have been paid or set aside. Holders of the Series G Preferred Stock have preference over the holders of Common Stock and holders of any other preferred stock of the Company in the event of liquidation, dissolution or winding up of the Company. The liquidation preference is equal to $20.00 per share of Series G Preferred Stock plus accrued, but unpaid dividends.

     The Series G Preferred Stock is convertible at any time by the holders thereof into shares of Common Stock on a share-for-share basis, subject to adjustment for stock splits, dividends and combinations, and non-cash dividends, stock purchase rights, capital reorganizations and dissolutions. In the event that the market price of the Company's Common Stock exceeds $28.00 per share for 30 consecutive trading days at any time after March 31, 1996, the Company may redeem any of its Series G Preferred Stock at $20.00 per share from March 31, 1996 through March 30, 1997, $26.00 per share from March 31, 1997 through March 30, 1998 and $24.00 per share after March 30, 1998, plus accrued, but unpaid dividends in each case. The Company's redemption right is subject to the conversion rights of the holders of the Series G Preferred Stock. At any time after September 30, 2006, the holders of the Series G Preferred Stock may require the Company to repurchase the stock at $24.00 per share plus accrued, but unpaid dividends.

     Under the provisions of the New Credit Facility and the Indenture, the Company is prohibited from redeeming the Series G Preferred Stock during the terms of such agreements without the consent of the lenders, or the Holders of the Notes, as the case may be. Furthermore, the New Credit Facility and the Indenture restrict the Company's ability to pay cash dividends. In the event a dividend payment on the Series G Preferred Stock would violate this restriction, such dividend will accrue. The Company presently believes that it will have sufficient flexibility under such financing agreements to pay currently the Series G Preferred Stock dividends.

     Shares of the Series G Preferred Stock have the same voting rights as shares of the Company's Common Stock, with each holder of Series G Preferred Stock entitled to the number of votes that the holder would have if the stock were converted into Common Stock. The Series G Preferred Stock must be voted in accordance with a stockholder agreement between the Company and Fiskars (the "Stockholder Agreement"), the terms of which include agreements regarding board membership, voting, transfer restrictions and registration rights. The Stockholder Agreement permits Fiskars to designate two representatives to the Company's Board of Directors so long as its beneficial ownership of Common Stock (including Common Stock that Fiskars would own upon conversion of the Series G Preferred Stock) exceeds 10% of the outstanding Common Stock, one representative when Fiskars beneficially owns 5% to 10% of the outstanding Common Stock, and no representative if its beneficial ownership of Common Stock is less than 5%. The Stockholder Agreement requires Fiskars to vote all securities of the Company owned or controlled by it in accordance with the recommendations of the Company's Board of Directors. The Stockholder Agreement contains restrictions on Fiskars' ability to transfer any securities of the Company owned or controlled by Fiskars, and grants to Fiskars rights to register its Common Stock for resale in the event the Company files a registration statement under the Securities Act with respect to certain offerings of the Common Stock. Fiskars also has the right after October 1996 to demand that the Company file a registration statement with respect to the Common Stock owned by Fiskars, subject to certain limitations.

WARRANTS

     In connection with the Offering of Units, which included the Series A Notes, the Company issued 125,000 Warrants to purchase in the aggregate 643,750 shares of Common Stock, subject to adjustment under certain circumstances. Each Warrant, when exercised, entitles the holder thereof to receive 5.15 shares of Common Stock at an exercise price of $13.475 per share, subject to adjustment under certain circumstances. The Warrants and Series A Notes are not separately transferable until the earliest to occur of (i) 90 days from the date of issuance, (ii) such date as Donaldson, Lufkin & Jenrette Securities Corporation may, in their discretion, deem appropriate (but in no event earlier than 10 days from the date of issuance), (iii) in the event a Change of Control occurs, the date the Company mails notice thereof to the holders of Notes and (iv) the date on which the registration statement of which this Prospectus is a part is declared effective (such date, the "Separation Date"). The Warrants are exercisable on and after the Separation Date and prior to March 15, 2006. The holders of Warrants have no right to vote on matters submitted to the stockholders of the Company and no right to receive dividends. Pursuant to a warrant registration rights agreement and subject to applicable federal and state securities laws, the Company has agreed to file a shelf registration statement within 120 days of March 13, 1996 (the date on which the Warrants were issued) covering (i) resales of Warrants and the shares of Common Stock that will be acquired upon exercise of the Warrants and
(ii) the exercise of Warrants (unless such registration is not required).

DELAWARE LAW AND CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     Anti-Takeover Statute. Section 203 of the Delaware General Corporation Law (the "Delaware Statute") applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system, or held of record by 2,000 or more persons, and restricts transactions that may be entered into by such a corporation and certain of its shareholders. The Delaware Statute provides, in essence, that a shareholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such shares may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the shareholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the shareholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     The Delaware Statute defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other shareholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation that increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

     Limitation on Directors' Liability. The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's Certificate of Incorporation limits the liability of the Company's directors to the Company and its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

     Shareholder Rights Plan. The Company adopted a shareholder rights plan to deter coercive takeover tactics and to prevent a potential acquirer from gaining control of the Company without offering a fair price to all of the Company's shareholders. In connection with the plan, the Board of Directors declared a dividend distribution of one right for each share of Common Stock outstanding on, or issued after, December 7, 1992 (the "Right" or "Rights"). Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series F junior participating preferred stock at a purchase price of $80 per one one-hundredth share, subject to certain adjustments. The Rights will become exercisable only in the event a person or group acquires beneficial ownership of 15% or more of the Company's then outstanding Common Stock, and will expire in December 2002 unless previously redeemed or exchanged by the Company.

     In the event that a person becomes the beneficial owner of 15% or more of the Company's then outstanding shares of Common Stock, except pursuant to an offer for all outstanding shares of Common Stock that the outside directors determine to be fair to, and otherwise in the best interests of, the Company and its shareholders, each holder of a Right, other than the person triggering the Rights, will have the right to receive Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. If the Company is acquired in a merger or similar business combination without the consent of the Company's Board of Directors, each holder of a Right, except the person triggering the Rights, will have the right to receive Common Stock of the acquiring Company having a value equal to two times the exercise price of the Right.

     Staggered Board of Directors. The bylaws of the Company divide the directors into three classes, with one class being elected each year. Directors are elected to serve for three-year terms and may be removed only for cause upon the affirmative vote of holders of more than 50% of the outstanding Common Stock. The staggered Board makes it more difficult for a substantial stockholder to gain control of the Board of Directors without its consent, thus helping to assure a measure of continuity in the affairs and business strategies of the Company. In the event of any vacancy on the Board of Directors, a majority of the remaining directors may elect a successor to serve for the remainder of the unexpired term.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is First Union National Bank of North Carolina, Charlotte, North Carolina.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Smith Helms Mulliss & Moore, L.L.P., counsel to the Company, the following discussion describes the material federal income tax consequences expected to result to Holders whose Series A Notes are exchanged for Series B Notes in the Exchange Offer. Such opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought with respect to the Exchange Offer. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the Unites States) may be subject to special rules not discussed below. EACH HOLDER OF SERIES A NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SERIES A NOTES FOR SERIES B NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

     The exchange of Series A Notes for Series B Notes will be treated as a "non-event" for federal income tax purposes because the Series B Notes will not be considered to differ materially in kind or extent from the Series A Notes. As a result, no material federal income tax consequences will result to Holders exchanging Series A Notes for Series B Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 365 days from the date on which the Registration Statement is declared effective, it will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such document in the Letter of Transmittal for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Series B Notes by broker-dealers or any other persons. Series B Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B Notes. Any broker-dealer that resells Series B Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the Holders (including any broker-dealers) and certain parties related to such Holders against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Series B Notes will be passed upon for the Company by Smith Helms Mulliss & Moore, L.L.P., Raleigh, North Carolina.

                                    EXPERTS

     The audited financial statements and schedules of Exide Electronics included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Deltec included in this Prospectus, except as they relate to the unaudited three-month periods ended December 31, 1994 and 1995 and except as they relate to FPS Power Systems Oy Ab, FPS Power Systems A/S, Fiskars Power Systems A/S and Fiskars Power Systems AB, have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to FPS Power Systems Oy Ab, FPS Power Systems A/S, Fiskars Power Systems A/S and Fiskars Power Systems AB, by KPMG, independent accountants, whose reports thereon appear herein. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
Exide Electronics Group, Inc.
  Annual Consolidated Financial Statements
     Report of Arthur Andersen LLP, Independent Public Accountants....................  F-2
     Consolidated Balance Sheet as of September 30, 1994 and 1995.....................  F-3
     Consolidated Statement of Operations for the years ended September 30, 1993, 1994
      and
       1995...........................................................................  F-4
     Consolidated Statement of Changes in Common Shareholders' Equity for the years ended September 30, 1993, 1994 and 1995.........................................  F-5
     Consolidated Statement of Cash Flows for the years ended September 30, 1993, 1994 and 1995.......................................................................  F-6
     Notes to Consolidated Financial Statements.......................................  F-7
  Interim Consolidated Financial Statements -- unaudited
     Consolidated Balance Sheet as of September 30, 1995 and December 31, 1995........  F-30
     Consolidated Statement of Operations for the three months ended December 31, 1994 and 1995........................................................................  F-31
     Consolidated Statement of Cash Flows for the three months ended December 31, 1994 and 1995........................................................................  F-32
     Notes to Consolidated Financial Statements.......................................  F-33
Deltec Power Systems, Inc.
  Annual Combined and Consolidated Financial Statements
     Report of Price Waterhouse LLP, Independent Accountants..........................  F-40
     Reports of KPMG Peat Marwick LLP, Independent Accountants, covering FPS Power
      Systems Oy Ab (Finland), FPS Power Systems A/S (Norway), Fiskars Power Systems
      A/S (Denmark) and Fiskars Power Systems AB (Sweden).............................  F-41
     Consolidated Balance Sheets as of December 31, 1994 and 1995 and September 30,
      1995............................................................................  F-45
     Combined/Consolidated Statements of Operations for the years ended December 31,
      1993, 1994, and 1995 and for the nine months ended September 30, 1995...........  F-46
     Combined/Consolidated Statements of Shareholders' Equity for the years ended
      December 31, 1993 and 1994, and for the nine months ended September 30, 1995 and for the three months ended December 31, 1995....................................  F-47
     Combined/Consolidated Statements of Cash Flows for the years ended December 31,
      1993, 1994 and 1995 and for the nine months ended September 30, 1995............  F-48
     Notes to Financial Statements....................................................  F-49
  Interim Consolidated Financial Statements -- unaudited
     Consolidated Balance Sheets as of September 30, 1995 and December 31, 1995.......  F-69
     Consolidated Statements of Operations for the three months ended December 31,
      1994 and 1995...................................................................  F-70
     Consolidated Statements of Cash Flows for the three months ended December 31,
      1994 and 1995...................................................................  F-71
     Notes to the Consolidated Financial Statements...................................  F-72

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO EXIDE ELECTRONICS GROUP, INC.:

     We have audited the accompanying consolidated balance sheet of Exide Electronics Group, Inc. (a Delaware corporation) and subsidiaries as of September 30, 1994 and 1995, and the related consolidated statements of operations, changes in common shareholders' equity and cash flows (restated for the pooling-of-interest transaction as discussed in Note 2) for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exide Electronics Group, Inc. and subsidiaries as of September 30, 1994 and 1995 and the results of their operations and their cash flows (restated for the pooling-of-interest transaction as discussed in Note 2) for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

     As explained in Note 12, in 1993 the Company changed its method of accounting for income taxes.

                                          ARTHUR ANDERSEN LLP

Raleigh, North Carolina,
October 25, 1995 (except for the matters discussed in Note 16, as to which the date is December 13, 1995).

                         EXIDE ELECTRONICS GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                                                              (DOLLARS IN
                                                                         THOUSANDS)
                                            ASSETS
Current assets
  Cash and cash equivalents..........................................    $  5,886     $  2,787
  Accounts receivable................................................     105,712      105,524
  Inventories........................................................      55,529       72,890
  Deferred tax assets................................................       7,532        9,672
  Other current assets...............................................       4,549        3,705
                                                                         --------     --------
     Total current assets............................................     179,208      194,578
                                                                         --------     --------
Property, plant, and equipment
  Land, buildings, and leasehold improvements........................       8,809        9,931
  Machinery and equipment............................................      51,653       61,519
                                                                         --------     --------
                                                                           60,462       71,450
  Accumulated depreciation...........................................      32,250       36,393
                                                                         --------     --------
                                                                           28,212       35,057
Goodwill.............................................................       8,947       18,738
Other assets.........................................................       8,309        8,078
                                                                         --------     --------
                                                                         $224,676     $256,451
                                                                         ========     ========
            LIABILITIES, REDEEMABLE PREFERRED STOCK, & COMMON SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt....................................................    $  5,802     $  7,655
  Accounts payable...................................................      44,958       46,041
  Deferred revenues..................................................      16,577       15,602
  Accrued compensation...............................................       8,153        7,945
  Other accrued liabilities..........................................      10,381       11,792
                                                                         --------     --------
     Total current liabilities.......................................      85,871       89,035
                                                                         --------     --------
Long-term debt.......................................................      43,400       65,258
                                                                         --------     --------
Convertible subordinated notes.......................................      15,000       15,000
                                                                         --------     --------
Deferred liabilities.................................................       2,943        3,391
                                                                         --------     --------
Redeemable preferred stock...........................................      10,000           --
                                                                         --------     --------
Commitments and contingencies (Notes 6, 7 and 15)
Common shareholders' equity
  Common stock, $0.01 par value, 30,000,000 shares authorized;
     shares issued: 7,735,165 in 1994 and 8,376,341 in 1995..........          77           84
  Additional paid-in capital.........................................      48,223       58,190
  Retained earnings..................................................      26,870       32,437
  Cumulative translation adjustments.................................      (1,757)      (1,404)
                                                                         --------     --------
                                                                           73,413       89,307
Less: Notes receivable from shareholders.............................      (5,951)      (5,520)
      Treasury stock.................................................          --          (20)
                                                                         --------     --------
                                                                           67,462       83,767
                                                                         --------     --------
                                                                         $224,676     $256,451
                                                                         ========     ========

The accompanying notes are an integral part of these financial statements, which have been restated to
 reflect the merger with International Power Machines on a pooling-of-interests basis.

                         EXIDE ELECTRONICS GROUP, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 YEAR ENDED SEPTEMBER 30,
                                                           ------------------------------------
                                                             1993          1994          1995
                                                           --------      --------      --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Product revenues.........................................  $220,143      $259,403      $271,482
Service revenues.........................................    97,799       104,580       119,496
                                                           --------      --------      --------
     Total revenues......................................   317,942       363,983       390,978
                                                           --------      --------      --------
Product cost of revenues.................................   165,700       193,572       204,683
Service cost of revenues.................................    66,747        71,716        82,430
                                                           --------      --------      --------
     Total cost of revenues..............................   232,447       265,288       287,113
                                                           --------      --------      --------
  Gross profit...........................................    85,495        98,695       103,865
Selling, general and administrative expense..............    55,506        65,086        69,966
Research and development expense.........................     9,592        10,150         9,929
Litigation expense.......................................        --         4,997           700
Merger and acquisition expense...........................        --            --         7,000
                                                           --------      --------      --------
  Income from operations.................................    20,397        18,462        16,270
Interest expense.........................................     4,421         5,417         5,575
Interest income..........................................      (466)         (488)         (485)
Other (income) expense...................................       396            74          (897)
                                                           --------      --------      --------
  Income before income taxes and the cumulative effect of
     accounting change...................................    16,046        13,459        12,077
Provision for income taxes...............................     6,214         4,284         4,692
                                                           --------      --------      --------
  Income before the cumulative effect of accounting
     change..............................................     9,832         9,175         7,385
Cumulative effect of accounting change for income
  taxes..................................................     1,000            --            --
                                                           --------      --------      --------
Net income...............................................  $ 10,832      $  9,175      $  7,385
                                                           ========      ========      ========
Preferred stock dividends................................     1,071           790           592
                                                           --------      --------      --------
Net income applicable to common shareholders.............  $  9,761      $  8,385      $  6,793
                                                           ========      ========      ========
PRIMARY EARNINGS PER SHARE
  Income before the cumulative effect of accounting
     change..............................................  $   1.21      $   1.07      $   0.84
  Cumulative effect of accounting change for income
     taxes...............................................      0.13            --            --
                                                           --------      --------      --------
  Net income.............................................  $   1.34      $   1.07      $   0.84
                                                           ========      ========      ========
  Weighted average number of common and equivalent shares
     outstanding.........................................     7,270         7,814         8,054
                                                           ========      ========      ========
FULLY DILUTED EARNINGS PER SHARE
  Income before the cumulative effect of accounting
     change..............................................  $   1.10      $   1.03      $   0.84
  Cumulative effect of accounting change for income
     taxes...............................................      0.11            --            --
                                                           --------      --------      --------
  Net income.............................................  $   1.21      $   1.03      $   0.84
                                                           ========      ========      ========
  Weighted average number of common and equivalent shares
     outstanding.........................................     9,316         9,393         9,673
                                                           ========      ========      ========

The accompanying notes are an integral part of these financial statements, which have been restated to
 reflect the merger with International Power Machines on a pooling-of-interests basis.

                         EXIDE ELECTRONICS GROUP, INC.

        CONSOLIDATED STATEMENT OF CHANGES IN COMMON SHAREHOLDERS' EQUITY

                                                                                   NOTES
                                          ADDITIONAL              CUMULATIVE     RECEIVABLE
                                 COMMON    PAID-IN     RETAINED   TRANSLATION       FROM       TREASURY
                                 STOCK     CAPITAL     EARNINGS   ADJUSTMENTS   SHAREHOLDERS    STOCK      TOTAL
                                 ------   ----------   --------   -----------   ------------   --------   -------
                                                                 (IN THOUSANDS)
Balance at September 30, 1992,
  as restated for merger.......   $ 70     $ 40,578    $ 10,215     $  (515)      $ (5,847)     $   --    $44,501
  Issuance of common stock.....      1          597          --          --             --          --        598
  Conversion of Series C
     preferred stock...........      5        4,995          --          --             --          --      5,000
  IPM preferred stock
     dividends.................     --           --        (400)         --             --          --       (400)
  Exide Electronics preferred
     stock dividends...........     --           --      (1,071)         --             --          --     (1,071)
  Accrued interest income on
     notes receivable from
     shareholders..............     --           --          --          --           (262)         --       (262)
  Other, net...................     --           55          --      (1,396)           160          --     (1,181)
  Net income...................     --           --      10,832          --             --          --     10,832
                                 ------   ----------   --------   -----------   ------------   --------   -------
Balance at September 30,
  1993.........................     76       46,225      19,576      (1,911)        (5,949)         --     58,017
  Adjustment to conform fiscal
     year of IPM...............     --           --        (591)         --             --          --       (591)
  Issuance of common stock.....      1        1,998          --          --             --          --      1,999
  IPM preferred stock
     dividends.................     --           --        (500)         --             --          --       (500)
  Exide Electronics preferred
     stock dividends...........     --           --        (790)         --             --          --       (790)
  Accrued interest income on
     notes receivable from
     shareholders..............     --           --          --          --           (278)         --       (278)
  Other, net...................     --           --          --         154            276          --        430
  Net income...................     --           --       9,175          --             --          --      9,175
                                 ------   ----------   --------   -----------   ------------   --------   -------
Balance at September 30,
  1994.........................     77       48,223      26,870      (1,757)        (5,951)         --     67,462
  Issuance of common stock.....      1           (3)         --          --             --       1,288      1,286
  Conversion of Series D and
     Series E preferred
     stock.....................      6        9,994          --          --             --          --     10,000
  Purchases of treasury
     stock.....................     --           --          --          --            605      (1,308)      (703)
  IPM preferred stock
     dividends.................     --           --      (1,226)         --             --          --     (1,226)
  Exide Electronics preferred
     stock dividends...........     --           --        (592)         --             --          --       (592)
  Accrued interest income on
     notes receivable from
     shareholders..............     --           --          --          --           (310)         --       (310)
  Other, net...................     --          (24)         --         353            136          --        465
  Net income...................     --           --       7,385          --             --          --      7,385
                                 ------   ----------   --------   ---------     ----------     -------    -------
Balance at September 30,
  1995.........................   $ 84     $ 58,190    $ 32,437     $(1,404)      $ (5,520)     $  (20)   $83,767
                                 ======    ========    ========   =========      =========      ======    =======

The accompanying notes are an integral part of these financial statements, which have been restated
          to reflect the merger with International Power Machines on a pooling-of-interests basis.

                         EXIDE ELECTRONICS GROUP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1993         1994         1995
                                                             --------     --------     --------
                                                                      (IN THOUSANDS)
Cash flows from operating activities
  Net income...............................................  $ 10,832     $  9,175     $  7,385
  Adjustment to conform fiscal year of IPM.................        --           49           --
  Adjustments to reconcile net income to cash provided by
     (used in) operating activities:
     Depreciation expense..................................     5,304        6,105        6,683
     Amortization expense..................................     1,646        2,325        2,762
     (Increase) decrease in accounts receivable............   (25,867)      (7,351)       2,251
     Increase in inventories...............................   (14,795)      (4,943)     (17,131)
     (Increase) decrease in other current assets...........       437       (2,549)        (360)
     Increase (decrease) in accounts payable...............    14,935        2,657          (77)
     Increase (decrease) in other current liabilities......     5,869        1,946         (681)
     Cumulative effect of accounting change................    (1,000)          --           --
     Other, net............................................      (682)       1,064          276
                                                             --------     --------     --------
       Net cash provided by (used in) operating
          activities.......................................    (3,321)       8,478        1,108
                                                             --------     --------     --------
Cash flows from investing activities
  Acquisitions of property, plant, and equipment...........    (8,255)      (8,735)     (12,497)
  Acquisitions, net of cash acquired.......................    (1,983)      (3,580)     (13,151)
  Other, net...............................................    (1,282)      (1,576)         (50)
                                                             --------     --------     --------
       Net cash used in investing activities...............   (11,520)     (13,891)     (25,698)
                                                             --------     --------     --------
Cash flows from financing activities
  Proceeds from bank credit facilities.....................    78,527       91,938      143,713
  Payments of bank credit facilities.......................   (63,703)     (83,629)    (116,274)
  Payments of industrial revenue bonds.....................      (900)      (3,500)      (4,600)
  (Increase) decrease in funds held in trust for future
     construction..........................................       (64)       2,600           --
  Issuance of common stock.................................       598        1,055        1,342
  Purchases of treasury stock..............................        --           --         (703)
  Issuance of redeemable preferred stock...................     4,900           --           --
  Preferred stock dividends of Exide Electronics...........    (1,006)        (839)        (789)
  Preferred stock dividends of IPM.........................      (400)        (500)      (1,226)
  Payments of notes receivable from shareholders...........       160          276          136
  Other, net...............................................      (879)        (567)        (108)
                                                             --------     --------     --------
       Net cash provided by financing activities...........    17,233        6,834       21,491
                                                             --------     --------     --------
Net increase (decrease) in cash and cash equivalents.......     2,392        1,421       (3,099)
Cash and cash equivalents, beginning of period.............     2,073        4,465        5,886
                                                             --------     --------     --------
Cash and cash equivalents, end of period...................  $  4,465     $  5,886     $  2,787
                                                             ========     ========     ========

The accompanying notes are an integral part of these financial statements, which have been restated
          to reflect the merger with International Power Machines on a pooling-of-interests basis.

                         EXIDE ELECTRONICS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION The consolidated financial statements include the accounts of Exide Electronics Group, Inc. (the "Company") and its wholly-owned subsidiaries. The Company designs, manufactures, markets, and services a broad line of uninterruptible power systems ("UPS") products that protect computers and other sensitive electronic equipment against electrical power distortions and interruptions. The Company's products are used principally for financial, medical, industrial, telecommunications, military, and aerospace applications throughout the world. The Company's investment in a joint venture is accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain amounts in the prior years' financial statements have been reclassified to conform to the current year presentation. These reclassifications are not material.

     On February 8, 1995, the Company completed the merger of International Power Machines Corporation ("IPM") with and into a newly formed subsidiary of the Company. The merger was structured as a tax-free exchange and was accounted for as a pooling-of-interests. Accordingly, the accompanying consolidated financial statements and related notes include the accounts and results of operations of IPM for all periods presented (see Note 2).

     REVENUES Revenues from product sales are recognized at the time of shipment to customers. Service revenues are recognized as services are performed. Maintenance contract revenues, net of directly associated costs, are deferred and recognized on a straight-line basis over the terms of the contracts. All revenues are shown net of provisions for customer returns and adjustments.

     ADVERTISING COSTS Advertising costs are reported in selling, general and administrative expenses in the accompanying consolidated statement of operations and include costs of advertising, public relations, trade shows, direct mailings, customer seminars, and other activities designed to enhance demand for the Company's products. Advertising costs were $4,356,000 in 1993, $5,972,000 in 1994, and $7,344,000 in 1995. There are no capitalized advertising costs in the accompanying consolidated balance sheet.

     PER SHARE DATA Primary net income per common and equivalent share is computed using net income after preferred stock dividends and the weighted average number of shares of common stock and dilutive common stock equivalents. Fully diluted net income per share is similarly computed but includes the effect, when dilutive, of assumed conversion of the Company's convertible subordinated notes, and prior to its conversion, the Company's redeemable preferred stock (see Note 8).

     INVENTORIES Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method for certain domestic inventories and by the first-in, first-out ("FIFO") method for the remaining inventories.

     PROPERTY, PLANT, AND EQUIPMENT Property, plant, and equipment is stated at original cost. Depreciation and amortization is calculated using primarily the straight-line method for financial reporting purposes and primarily accelerated methods for tax purposes. For financial reporting purposes, equipment is depreciated over three to ten years and buildings are depreciated over thirty years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease.

     SOFTWARE DEVELOPMENT COSTS Costs of developing new software products and enhancements to existing software products are capitalized after technological feasibility is established. The costs of capitalized software are amortized over the estimated useful lives of the related products, generally one to five years. The accompanying consolidated balance sheet at September 30, 1994 and 1995 includes unamortized software development costs of $2,128,000 and $2,072,000, respectively. Related amortization expense was $277,000 in 1993, $683,000 in 1994, and $1,035,000 in 1995.

     GOODWILL Goodwill is amortized over periods ranging from ten to forty years.

                         EXIDE ELECTRONICS GROUP, INC.

     TRANSLATION OF FOREIGN CURRENCIES Certain of the Company's non-U.S. subsidiaries use their local currency as their functional currency. Their asset and liability accounts are translated into U.S. dollars at the exchange rates in effect at the balance sheet date, while revenues and expenses are translated using average exchange rates during the period. Translation adjustments are recorded directly to the cumulative translation adjustments component of common shareholders' equity and do not affect the results of operations. Losses on foreign currency transactions were $221,000 in 1993, $257,000 in 1994, and $218,000 in 1995.

     USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results may differ from those estimates.

     RECENT ACCOUNTING PRONOUNCEMENTS The Financial Accounting Standards Board recently issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will adopt SFAS No. 121 in fiscal 1996 and does not expect its provisions to have a material effect on the Company's consolidated results of operations.

     The Financial Accounting Standards Board also recently issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement introduces a fair-value based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on the new fair value accounting rules. However, if the Company chooses not to recognize compensation expense in accordance with the provisions of this statement, pro forma disclosures are required in the notes to consolidated financial statements. The Company will adopt the disclosure provisions of SFAS No. 123 by fiscal 1997.

NOTE 2: MERGER WITH IPM

     On February 8, 1995, the Company completed the merger of IPM with and into a newly-formed subsidiary of the Company. IPM develops, manufactures, sells, and services UPS products, and is compatible with Exide Electronics in terms of the products and services provided and its channels of distribution. Under the terms of the agreement, the Company issued approximately 1,510,000 newly registered shares of Exide Electronics' common stock for all of the outstanding shares of IPM's common and preferred stock. The merger was structured as a tax-free exchange and was accounted for as a pooling-of-interests. Accordingly, the accompanying consolidated financial statements and related notes have been restated to include the accounts and results of operations of IPM for all periods presented.

     Historically, IPM prepared its financial statements using a December 31 fiscal year end. As of September 30, 1994, IPM's fiscal year end has been changed to conform to Exide Electronics' September 30 year end. The consolidated statement of operations for the year ended September 30, 1994, combines Exide Electronics' historical consolidated statement of operations for the fiscal year ended September 30, 1994, with IPM's consolidated statement of operations for the year ended September 30, 1994. In accordance with the accounting rules prescribed or permitted for pooling-of-interests, the restated financial statements for the fiscal year ended September 30, 1993 combine the historical consolidated results of operations of Exide Electronics for the year then ended with IPM's historical consolidated results of operations for the calendar year ended December 31, 1993. As a result, IPM's operations for the quarter ended December 31, 1993, are included in the consolidated statements of income, changes in shareholders' equity, and cash flows for both of the fiscal years ended September 30, 1994 and 1993. IPM's revenues were $9,486,000 and net income was $688,000 for the quarter ended December 31, 1993.

                         EXIDE ELECTRONICS GROUP, INC.

     The restated balance sheet as of September 30, 1994 combines Exide Electronics' historical consolidated balance sheet as of September 30, 1994 with IPM's historical consolidated balance sheet as of that date. The restated balance sheet as of September 30, 1993 combines Exide Electronics' historical consolidated balance sheet as of September 30, 1993 with IPM's historical consolidated balance sheet as of December 31, 1993. An adjustment to conform IPM's fiscal year is shown in the accompanying consolidated statement of changes in shareholders' equity. An adjustment is also shown in the accompanying consolidated statement of cash flows for the year ended September 30, 1994 to account for IPM's change in cash for the quarter ended December 31, 1993. Combined and separate results of Exide Electronics and IPM during the periods preceding the merger were as follows (in thousands):

                                                     EXIDE
                                                  ELECTRONICS       IPM       ADJUSTMENTS     COMBINED
                                                  -----------     -------     -----------     --------
Quarter ended December 31, 1994
  Revenues....................................     $  81,264      $10,802             --      $ 92,066
  Net income..................................     $   1,746      $   538      $     (35)     $  2,249
                                                  -----------     -------     -----------     --------
Year ended September 30, 1994
  Revenues....................................     $ 326,583      $37,400             --      $363,983
  Net income..................................     $   7,731      $ 1,566      $    (122)     $  9,175
                                                  -----------     -------     -----------     --------
Year ended September 30, 1993
  Revenues....................................     $ 281,949      $35,993             --      $317,942
  Net income..................................     $   9,251      $ 1,814      $    (233)     $ 10,832
                                                  -----------     -------     -----------     --------

     The combined financial results presented above and the accompanying consolidated financial statements include adjustments to conform the accounting methodology of IPM for reserving for excess and obsolete service inventories to the accounting methodology used by Exide Electronics. There were no intercompany transactions during the periods presented.

     In connection with the merger, the Company recorded a nonrecurring charge of $5.5 million ($4.4 million after tax) in the second quarter of fiscal 1995. This charge included approximately $3.0 million for legal, accounting, financial advisory, and other costs. The Company also expensed approximately $2.5 million for the estimated costs of closing a duplicate operating facility and discontinuing certain duplicate product lines manufactured at that facility. As of September 30, 1995, all operations at the duplicate facility have ceased, and the Company has entered into negotiations to sell the remaining fixed assets at the facility. The Company is also in the process of disposing of excess inventories related to the duplicate product lines. Other than amounts sufficient to cover remaining lease payments on the duplicate facilities and disposal of excess inventory, there are no significant accrued costs related to the merger included in the consolidated balance sheet at September 30, 1995.

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 3: ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following (in thousands):

                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
Accounts Receivable:
  Commercial.........................................................    $ 73,913     $ 86,936
  United States government...........................................      33,947       21,105
                                                                         --------     --------
                                                                          107,860      108,041
Less: Allowance for doubtful accounts, customer returns and
      adjustments....................................................       2,148        2,517
                                                                         --------     --------
                                                                         $105,712     $105,524
                                                                         ========     ========

     Accounts receivable at September 30, 1994 and 1995 included unbilled receivables of $12,808,000 and $7,371,000, and retainage receivables of $755,500 and $1,452,000, respectively. Unbilled receivables relate primarily to one United States government contract with multiple installation sites and are generally billable in the month following contract performance. Retainage receivables generally relate to larger customer contracts and become payable at specified dates after installation and customer acceptance.

     Commercial accounts receivable are generally not concentrated in any geographic region or industry. Collateral is usually not required except for certain international transactions for which the Company requires letters of credit to secure payment.

NOTE 4: INVENTORIES

     Inventories, which include materials, labor and manufacturing overhead, consisted of the following (in thousands):

                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1994        1995
                                                                           -------     -------
Raw materials and supplies.............................................    $20,149     $27,989
Work in process........................................................      7,288       6,064
Finished goods.........................................................     14,805      24,054
Service parts..........................................................     13,287      14,783
                                                                           -------     -------
                                                                           $55,529     $72,890
                                                                           =======     =======

     Domestic inventories of approximately $37,900,000 and $52,167,000 were valued using the LIFO method at September 30, 1994 and 1995, respectively. The LIFO value exceeded the FIFO value of these inventories by approximately $693,000 at September 30, 1994 and $1,941,000 at September 30, 1995. There was no liquidation of prior years' LIFO layers in 1995, and the effect of such liquidation in 1994 was not significant.

NOTE 5: SHORT-TERM DEBT

     Certain of the Company's subsidiaries maintain various lines of credit. These lines, which had interest rates ranging from 7.25% to 8.50% at September 30, 1995, are primarily due on demand and are generally secured by guaranties of payment by the Company. Approximately $4,902,000 and $7,130,000 were outstanding under these facilities at September 30, 1994 and 1995, respectively. The remaining availability under these facilities at September 30, 1995, was approximately $6,900,000.

                         EXIDE ELECTRONICS GROUP, INC.

     The weighted average interest rate incurred on the Company's short-term debt was 8.5% in 1995 and 8.1% in 1994. The short-term debt balance outstanding at September 30, 1995 approximated fair value for loans with similar terms.

NOTE 6: LONG-TERM DEBT AND CONVERTIBLE SUBORDINATED NOTES

     Long-term debt consisted of the following (in thousands):

                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1994        1995
                                                                           -------     -------
Domestic bank credit facility..........................................    $39,700     $65,000
Industrial revenue bonds...............................................      4,600          --
Other long-term debt...................................................         --         783
                                                                           -------     -------
                                                                            44,300      65,783
Less current portion...................................................        900         525
                                                                           -------     -------
                                                                           $43,400     $65,258
                                                                           =======     =======
Convertible subordinated notes.........................................    $15,000     $15,000
                                                                           =======     =======

     At September 30, 1995, the Company had $145 million of committed domestic unsecured bank credit facilities comprised of a $95 million revolving credit facility ("Facility A") for working capital and general corporate purposes, which may include letters of credit, and a $50 million revolving credit facility ("Facility B") for financing certain acquisitions and refinancing specified existing obligations. Facility A includes a sublimit of $30 million which may be used in support of the Company's international subsidiaries.

     Amounts outstanding at September 30, 1995 under both facilities bear interest at either the agent bank's base rate or, at the Company's option, the LIBOR rate plus .60%. For the year ended September 30, 1995, the weighted average interest rate on these facilities was 6.5%. The average daily unutilized commitment incurs a commitment fee of .20% per annum, and letters of credit bear a fee of .60% per annum. These rates and fees may be adjusted based on a senior debt to cash flow ratio, as defined. Balances outstanding on these facilities at September 30, 1994 and 1995 approximated their fair value. Amounts outstanding under Facility A are due and payable on September 30, 1997. Amounts outstanding under Facility B will convert to a term loan on September 30, 1996, with quarterly principal payments thereafter of 5% of the amount outstanding on conversion, with the remaining balance due September 30, 1999.

     The credit agreement contains certain financial covenants, including a senior debt to cash flow ratio, a fixed charge coverage ratio, a leverage ratio, and a minimum net worth requirement. As of September 30, 1995, the Company was in compliance with all financial covenants, as amended. The agreement also imposes certain restrictions on mergers, acquisitions, investments in other companies and liquidations; additional senior indebtedness; disposition of assets; related party transactions; and prohibits payments of dividends on common stock if the Company would be in default before or after such dividend payment.

     In December 1995, the Company received a commitment to refinance these facilities, concurrent with the closing of the Deltec Acquisition (see Note 16).

     In fiscal 1990, Industrial Revenue Bonds ("the IRBs") in the aggregate amount of $9 million were issued to finance a portion of the cost of constructing a manufacturing facility near Wilmington, North Carolina. The average interest rate on the IRBs was 7.24%. On June 1, 1994, the Company executed a partial redemption in the amount of $2.6 million using the excess project funds held in trust. On December 1, 1994, the Company exercised its option to redeem the remaining bonds outstanding at a redemption price of 102%.

                         EXIDE ELECTRONICS GROUP, INC.

     In September 1992, the Company sold $15 million of convertible subordinated notes (the "Notes"). The Notes bore interest at 8.375% per annum, payable semi-annually. The Notes were convertible into common stock of the Company at any time for an initial conversion price of $13.08 per share, subject to adjustment for certain events. On October 23, 1995, the holder of the Notes exercised its option to convert the Notes into 1,146,789 shares of the Company's common stock. The market value of the Notes if they had been converted into the Company's common stock was approximately $24.9 million and $21.5 million at September 30, 1994 and 1995, respectively.

     Future maturities of long-term debt at September 30, 1995, giving effect to the October 1995 conversion of the Notes into the Company's common stock, were (in thousands):

                        1996.............................    $   525
                        1997.............................     53,469
                        1998.............................      2,969
                        1999.............................      8,769
                        2000.............................         51
                        Thereafter.......................         --
                                                             -------
                                                             $65,783
                                                             =======

NOTE 7: LEASE COMMITMENTS

     The Company leases buildings, equipment and machinery under various operating leases. Future minimum payments at September 30, 1995 under noncancellable operating leases were (in thousands):

                        1996.............................    $ 6,410
                        1997.............................      6,175
                        1998.............................      5,249
                        1999.............................      4,815
                        2000.............................      3,909
                        Thereafter.......................     19,265
                                                             -------
                                                             $45,823
                                                             =======

     Rental expense related to operating leases was $7,165,000 in 1993, $7,780,000 in 1994, and $8,109,000 in 1995.

NOTE 8: REDEEMABLE PREFERRED STOCK

     Authorized preferred stock consists of 2,000,000 shares of $0.01 par value preferred stock, of which 6,000 shares have been designated as Series D Preferred Stock, 6,000 shares as Series E Preferred Stock, and 200,000 shares as Series F Junior Participating Preferred Stock.

     In August 1991, the Company issued 5,000 shares of Series C Preferred Stock (the "Series C shares") at a purchase price of $1,000 per share. The Series C shares were convertible at the option of the holder into the Company's common stock at a conversion price per share of $9.5062. The holder exercised this option in August 1993 and converted the Series C shares into 525,972 shares of the Company's common stock. In February 1995, authorization for Series C Preferred Stock was removed from the Company's Certificate of Incorporation.

     In July 1992, the Company issued to Japan Storage Battery Co., Ltd. ("JSB") 5,100 shares of the Company's Series D Preferred Stock (the "Series D shares") at a purchase price of $1,000 per share. JSB had

                         EXIDE ELECTRONICS GROUP, INC.

the right to convert some or all of the Series D shares into the Company's common stock at a conversion price per share of $13.08, subject to adjustment upon the occurrence of certain events. In December 1992, JSB exercised an option to purchase 4,900 shares of Series E Preferred Stock (the "Series E shares") at a purchase price of $1,000 per share. The Series E shares were convertible at the option of JSB into the Company's common stock at a conversion price per share of $23.86, subject to adjustment upon the occurrence of certain events. On July 1, 1995, JSB exercised these options and converted all of the Series D and Series E shares into 595,273 shares of the Company's common stock.

     The Company owns 50% of a joint venture with JSB for distribution of products in Japan. The carrying value of the Company's investment in the joint venture at September 30, 1995 was $399,000. Total sales to the joint venture by the Company were approximately $3.6 million in 1993, $4.1 million in 1994, and $9.1 million in 1995. Accounts receivable from the joint venture were approximately $938,000 and $2,806,000 at September 30, 1994 and 1995, respectively.

NOTE 9: COMMON SHAREHOLDERS' EQUITY

     As of September 30, 1995, the Company had notes receivable of $5,520,000 (including accrued interest of $1,917,000) related to the sale of 537,852 shares of common stock to certain employees. The notes generally bear simple interest at prime and are payable ten years from the date of issuance or earlier upon sales of the shares or upon termination of employment. The market value of these notes receivable was approximately $5,120,000 and $4,956,000 at September 30, 1994 and 1995, respectively.

     In November 1992, the Board of Directors adopted a shareholders' rights plan to deter coercive takeover tactics and to prevent a potential acquirer from gaining control of the Company without offering a fair price to all of the Company's shareholders. The Board declared a dividend distribution of one right for each share of common stock outstanding on or issued after December 7, 1992 (the "Right" or "Rights"). Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series F Junior Participating Preferred Stock at a purchase price of $80 per one one-hundredth share, subject to certain adjustments. The Rights will become exercisable only upon the occurrence of a person or group acquiring beneficial ownership of 15% or more of the Company's then outstanding common stock, and will expire in December 2002 unless previously redeemed or exchanged by the Company.

     In the event that a person becomes the beneficial owner of 15% or more of the Company's then outstanding shares of common stock, except pursuant to an offer for all outstanding shares of common stock which the outside directors determine to be fair to and otherwise in the best interests of the Company and its shareholders, each holder of a Right, other than the person triggering the Rights, will have the right to receive common stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Similarly, if the Company is acquired in a merger or other similar business combination without the consent of the Company's Board of Directors, each holder of a Right, except the person triggering the Rights, will have the right to receive common stock of the acquiring Company having a value equal to two times the exercise price of the Right.

     In November 1994, the Board of Directors authorized the repurchase of up to 5% of the Company's outstanding common stock. Purchases may be made from time to time as management considers appropriate. In October 1995, the Company repurchased approximately 131,000 shares of its common stock.

NOTE 10: STOCK AND BENEFIT PLANS

     1995 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN This plan provides for the grant to selected employees of up to 750,000 shares of the Company's common stock. The purchase price for stock options under this plan shall be no less than fair market value of the common stock at the date of grant.

                         EXIDE ELECTRONICS GROUP, INC.

     1995 DIRECTORS PLAN This plan provides for the grant of up to 150,000 shares of the Company's common stock. Each of the Company's non-employee directors receives an option to purchase 3,000 shares of common stock on the date of commencement of service as a director and annually thereafter for as long as the director remains on the board. The purchase price for stock options under this plan shall be no less than fair market value of the common stock at the date of grant.

     1989 STOCK OPTION PLAN This plan provides for the grant to selected employees of options for up to 550,000 shares of the Company's common stock. The purchase price for stock options under this plan shall be no less than fair market value of the common stock at the date of grant.

     NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN This plan provided for the grant of 87,500 shares of the Company's common stock. All options available under this plan have been granted. The purchase price for stock options granted under this plan was no less than the fair market value of the common stock at the date of grant.

     The following table summarizes the activity under these plans:

                                                          SHARES
                                                         AVAILABLE       OPTIONS         EXERCISE
                                                         FOR GRANT     OUTSTANDING     PRICE RANGE
                                                         ---------     -----------     ------------
Balances at September 30, 1992.......................      201,270        434,980      $2.99-$18.00
                                                         ---------     -----------     ------------
  Granted............................................      (48,000)        48,000       15.00-20.13
  Exercised..........................................           --        (23,375)       6.50-15.00
  Forfeited..........................................       17,250        (17,250)       6.50-15.00
                                                         ---------     -----------     ------------
Balances at September 30, 1993.......................      170,520        442,355        2.99-20.13
                                                         ---------     -----------     ------------
  Granted............................................      (64,000)        64,000       16.13-23.50
  Exercised..........................................           --        (49,059)       2.99-17.38
  Forfeited..........................................       26,285        (26,285)       6.50-15.00
                                                         ---------     -----------     ------------
Balances at September 30, 1994.......................      132,805        431,011        6.50-23.50
                                                         ---------     -----------     ------------
  1995 Director and Employee Plans...................      900,000             --                --
  Granted............................................     (291,987)       291,987       16.38-16.75
  Exercised..........................................           --        (42,590)       6.50-17.38
  Forfeited..........................................       29,250        (29,250)      15.00-23.50
                                                         ---------     -----------     ------------
Balances at September 30, 1995.......................      770,068        651,158      $6.50-$23.50
                                                          ========      =========       ===========

     As of September 30, 1995, outstanding options to purchase 342,404 common shares were exercisable. The majority of these options expire ten years after the grant date if not exercised.

     EMPLOYEE STOCK PURCHASE PLAN This plan provides for the grant to employees of rights to purchase shares of the Company's common stock. Shares are purchased at the end of an offering period, with a purchase price for the shares equal to the lower of 85% of the fair market value of the common stock at the beginning or the end of the offering period. A maximum of 600,000 shares have been authorized under this plan, and through September 30, 1995, 234,242 shares have been issued under this plan. Under the current offering, which expires December 31, 1995, the offering price at the beginning of the offering period was $13.84.

     BENEFIT PLANS The Company and its subsidiaries have defined contribution plans that cover substantially all employees. The plans allow for the matching of voluntary employee contributions, and the Company may

                         EXIDE ELECTRONICS GROUP, INC.

elect to make additional contributions at the discretion of the Board of Directors. Total expenses related to these plans were $2,097,000 in 1993, $2,303,000 in 1994, and $1,917,000 in 1995.

NOTE 11: GEOGRAPHIC OPERATIONS

                                                               1993         1994         1995
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
REVENUES
  United States --
     Unaffiliated customers
       United States.....................................    $248,452     $273,087     $268,289
       Latin America.....................................      19,962       31,392       36,590
       Far East..........................................      11,958       13,138       23,353
       Other.............................................       6,986        8,669          452
     Intercompany........................................      18,171       22,030       37,338
  Outside the United States --
     Unaffiliated customers
       Europe............................................      13,538       19,193       34,975
       Canada............................................      13,768       14,779       18,523
       Other.............................................       3,278        3,725        8,796
     Intercompany........................................       2,341        3,360        6,541
  Intercompany eliminations..............................     (20,512)     (25,390)     (43,879)
                                                             --------     --------     --------
          Total revenues.................................    $317,942     $363,983     $390,978
                                                             ========     ========     ========
INCOME (LOSS) BEFORE INCOME TAXES AND THE CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE
  United States..........................................    $ 17,560     $ 13,333     $  9,035
  Europe.................................................      (2,630)        (218)       2,097
  Canada.................................................       1,068          120          419
  Other..................................................          48          224          526
                                                             --------     --------     --------
          Total income before income taxes and the
            cumulative effect of accounting change.......    $ 16,046     $ 13,459     $ 12,077
                                                             ========     ========     ========
IDENTIFIABLE ASSETS
  United States..........................................    $179,482     $190,515     $213,541
  Europe.................................................      11,011       18,842       24,935
  Canada.................................................      11,767       14,019       15,179
  Other..................................................         973        1,300        2,796
                                                             --------     --------     --------
          Total assets...................................    $203,233     $224,676     $256,451
                                                             ========     ========     ========

     Revenues include sales to unaffiliated customers and the Company's joint venture (see Note 8). Intercompany sales are made at transfer prices intended to provide a profit for the purchasing entities after coverage of their selling, general and administrative expenses. Identifiable assets are those assets identified with operations in each geographic area.

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 12: INCOME TAXES

     As of the beginning of fiscal 1993, the Company adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," which superseded Statement No. 96, the method of accounting for income taxes previously used by the Company. Statement No. 109 requires recognition of future tax benefits, to the extent that realization of such benefits is more likely than not, attributable to deductible temporary differences between the financial statement and income tax basis of assets and liabilities and to tax net operating loss carryforwards ("NOLs"). The Company elected to adopt Statement No. 109 using the prospective adoption method. Under this method, the Company recognized an increase in net income of $1.0 million in fiscal year 1993 for the cumulative effect of the change in accounting principle. The increase resulted from recording the net benefit of approximately $850,000 in net deferred tax assets for temporary differences and state income tax NOLs which could not previously be recognized under Statement No. 96, and approximately $150,000 for the net benefit of NOLs for certain of the Company's foreign subsidiaries.

     Components of the tax provision are shown below (in thousands):

                                                                 1993        1994        1995
                                                                -------     -------     -------
Provision for (benefit from) income taxes:
  Federal
     Current................................................    $ 6,770     $ 4,784     $ 4,691
     Deferred...............................................     (1,736)     (1,020)       (731)
                                                                -------     -------     -------
       Total federal........................................      5,034       3,764       3,960
                                                                -------     -------     -------
  State
     Current................................................      1,328         619         653
     Deferred...............................................       (363)       (275)         --
                                                                -------     -------     -------
       Total state..........................................        965         344         653
                                                                -------     -------     -------
  Foreign
     Current................................................        420         228         269
     Deferred...............................................       (205)        (52)       (190)
                                                                -------     -------     -------
       Total foreign........................................        215         176          79
                                                                -------     -------     -------
       Total................................................    $ 6,214     $ 4,284     $ 4,692
                                                                =======     =======     =======

     Deferred income tax provision (benefit) has been provided for temporary differences resulting from the recognition of taxable income for tax and financial statement purposes. The provision (benefit) of the significant differences consisted of the following (in thousands):

                                                                 1993        1994        1995
                                                                -------     -------     -------
Deferred income, net........................................    $  (427)    $  (775)    $  (352)
Provisions for uncollectible accounts.......................       (406)        365        (204)
Inventory provisions........................................       (616)       (208)     (1,310)
Foreign currency gains and losses...........................       (231)          5        (104)
Depreciation................................................        (46)        127         515
                                                                -------     -------     -------

                         EXIDE ELECTRONICS GROUP, INC.

     The effective income tax provision differs from the amount computed by applying the federal statutory rate of 35% to income before income taxes due to the following (in thousands):

                                                                 1993        1994        1995
                                                                -------     -------     -------
Income tax expense computed at the federal statutory rate...    $ 5,616     $ 4,710     $ 4,227
State taxes, net of federal tax benefit.....................        648         253         424
Effect of permanent differences.............................        132         442       1,413
Operating losses by foreign subsidiaries with no tax
  benefit...................................................        692         100          26
Benefit of Foreign Sales Corporation........................       (189)       (206)       (315)
Change in valuation allowance...............................       (603)       (534)       (995)
Other.......................................................        (82)       (481)        (88)
                                                                -------     -------     -------
  Provision for income taxes................................    $ 6,214     $ 4,284     $ 4,692
                                                                -------     -------     -------

     The components of the Company's net deferred tax assets (liabilities) were as follows (in thousands):

                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1994        1995
                                                                           -------     -------
Current:
  Service revenue deferred for financial reporting purposes............    $ 4,189     $ 4,842
  Non-deductible accruals..............................................      4,569       6,491
  Accelerated expenses recognized for tax purposes.....................     (1,366)     (1,548)
  Valuation allowance..................................................       (702)       (867)
  Other................................................................        842         754
                                                                           -------     -------
                                                                             7,532       9,672
                                                                           -------     -------
Noncurrent:
  NOLs of foreign subsidiaries.........................................      2,215       1,234
  Accelerated depreciation for tax purposes............................     (1,464)     (1,979)
  Accelerated expenses for tax purposes................................       (932)       (955)
  Valuation allowance..................................................     (1,731)       (370)
  Other................................................................        223         212
                                                                           -------     -------
                                                                            (1,689)     (1,858)
                                                                           -------     -------
  Net deferred tax assets..............................................    $ 5,843     $ 7,814
                                                                           =======     =======

     The Company's foreign subsidiaries have tax NOLs of approximately $3.4 million, of which $1.3 million expires in fiscal 1998, and $2.1 million has no expiration date. If the NOLs are fully utilized at current statutory tax rates of the respective countries, the total asset is estimated to be approximately $1.2 million. Although the Company anticipates future operating income in these subsidiaries, because of prior operating losses in these subsidiaries, as well as general economic conditions, competition, and other factors beyond the Company's control, there can be no guarantee that these NOLs will be utilized. A valuation reserve has been established which reduces the net deferred tax asset of the NOLs to an amount which the Company believes is more likely than not to be realized.

     The Company has not provided for potential U.S. taxes on undistributed earnings of its foreign subsidiaries of approximately $7.6 million at September 30, 1995, as it does not currently intend to repatriate such earnings. Calculation of the potential unrecognized deferred tax liability related to these earnings is not

                         EXIDE ELECTRONICS GROUP, INC.

practicable; however, credits for foreign income taxes already paid may partially offset potential U.S. income taxes.

NOTE 13: SUPPLEMENTAL CASH FLOW INFORMATION

     Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less. Cash equivalents are carried at cost, which approximates market.

     Cash flow disclosures, including non-cash investing and financing activities for the three years ended September 30, 1995, are as follows (in thousands):

                                                                 1993        1994        1995
                                                                -------     -------     -------
Income taxes paid...........................................    $ 5,048     $ 9,616     $ 4,665
Interest paid...............................................      4,718       4,990       4,775
Liabilities assumed in exchange for certain assets in
  acquisitions of subsidiaries (see Note 14)................        758       2,505         450
Conversion of preferred stock to common stock (see Note
  8)........................................................      5,000          --      10,000
Issuance of common stock in the acquisition of a subsidiary
  (see Note 14).............................................         --         944          --
Note receivable repaid with proceeds from treasury stock
  purchases.................................................         --          --         605
                                                                -------     -------     -------

NOTE 14: ACQUISITIONS

     During the fourth quarter of fiscal 1995, the Company acquired Lectro Products, Inc. ("Lectro"), a broadband industry leader specializing in power protection and other transmission enhancement devices for converging cable television and telecommunications networks, for approximately $12.4 million plus the assumption of certain liabilities. The acquisition was accounted for using the purchase method of accounting. In connection with the acquisition, the Company recorded goodwill of approximately $10.2 million, which is being amortized over 20 years. The Company is evaluating the final purchase price allocation, which may impact currently recorded goodwill. Lectro's results of operations are included in the Company's results of operations beginning in July 1995. If Lectro had been consolidated at the beginning of the fiscal year, the effect on the Company's operations or financial condition would not have been significant.

     During the fourth quarter of fiscal 1994, the Company acquired two companies in Canada and one in the United Kingdom. These companies are involved in the sales and service of UPS products. The acquisitions were accounted for using the purchase method of accounting. Goodwill totaling approximately $4.0 million was recorded and is being amortized over periods ranging from ten to twenty years. The results of operations of these companies were included in the Company's consolidated financial statements at various dates beginning in the fourth quarter of fiscal 1994. If these companies had been consolidated at the beginning of fiscal 1994, the effect on the Company's operations or financial condition would not have been significant.

     During the fiscal year ended September 30, 1993, the Company completed the acquisition of DataTrax Systems Corporation ("DataTrax"). DataTrax is a developer of power, environmental, and security monitoring systems for computer rooms and other mission-critical applications, and is based in Colorado. The acquisition was accounted for using the purchase method of accounting. Goodwill of approximately $1.0 million was recorded and is being amortized over 15 years. The results of operations of DataTrax were included in the Company's consolidated financial statements beginning in September 1993. If DataTrax had been consolidated at the beginning of fiscal 1993, the effect on the Company's operations or financial condition would not have been significant.

                         EXIDE ELECTRONICS GROUP, INC.

     In September 1995, the Company wrote off approximately $1.5 million ($813,000 after tax) of costs related to a proposed acquisition that was not consummated. Such costs were incurred during fiscal 1995, and consisted primarily of legal, accounting, and other financial advisory services.

NOTE 15: CONTINGENCIES

     LITIGATION In January 1989, a case was filed by a former manufacturer's representative of the Company, alleging that the Company failed to pay commissions owed to him on certain sales. In April 1990, a jury awarded the plaintiff damages of approximately $14.9 million. The Company appealed the decision, and in September 1992, the appellate court reversed the judgment against the Company. In response to various motions filed by the plaintiff, a new trial was granted, and in March 1994, the jury in the new trial awarded damages of $3.75 million to the plaintiff. While the Company continued to believe that it should have no liability in this matter and announced its intention to appeal, it recorded a one-time charge in the second quarter of fiscal 1994 of $4,997,000 ($2,936,000 after tax) for the jury verdict and for the costs of the trial.

     In July 1994, the Company announced that this litigation had been settled. Following agreement among the parties to settle, the court vacated the jury award of $3.75 million previously entered and determined that the vacated judgment cannot be used against the Company in the future. To avoid further litigation including post-trial motions and appeals, the Company settled the case by making payments to the plaintiff and his attorneys. The parties thereafter stipulated that the entire action was dismissed with prejudice. Since the total value of the settlement payments was less than the one-time charge for the jury verdict recorded by the Company in the second quarter of fiscal 1994, no further charges were necessary in this matter. By agreement with the plaintiff, the terms of the confidential settlement were not disclosed.

     In May 1990, the Company was served with a complaint in the Delaware Court of Chancery and in May 1991, a related case was filed in Federal Court in New York. These complaints alleged, among other things, that the Company's description of the case involving the manufacturer's representative in its prospectus dated December 21, 1989, was false and misleading. In April 1995, the Company announced that it had settled both the Delaware and New York suits. The Delaware action had been dismissed once for failure to state a claim, but was reinstated following an appeal and was in the discovery process prior to the settlement. The Company recorded a charge of $700,000 ($424,000 after tax) for the settlement of the two related lawsuits in the quarter ended March 31, 1995. Court approval of the settlement agreement, after notice to affected shareholders, was granted in August 1995. While the Company believed that neither suit had merit, it decided to settle as the suits were taking valuable corporate time and attention and would have involved significant legal costs to pursue further.

     The Company is involved in various litigation proceedings incidental to its business. The defense of most of these matters is handled by the Company's insurance carriers. The Company believes that the outcome of such other pending litigation in the aggregate will not have a material adverse effect on its financial statements.

     GOVERNMENT CONTRACT MATTERS Sales to the United States Federal government accounted for approximately 35%, 33%, and 27% of total revenues for the years ended September 30, 1993, 1994, and 1995, respectively. The Company's Federal government business is currently performed under firm fixed-price type contracts and time-and-materials type contracts, and at times a combination of both contract types. The Company's compliance with government contract regulations is audited or reviewed from time to time by government auditors, who have the right to audit the Company's records and the records of its subcontractors during and after completion of contract performance. Under Federal government regulations, certain costs are not allowable as costs for which the government will reimburse the Company. Government auditors may recommend that certain charges be treated as unallowable and reimbursement be made to the government. The Company provides for estimated unallowable charges and voluntary refunds in its financial statements, and believes that its provisions are adequate as of September 30, 1995.

                         EXIDE ELECTRONICS GROUP, INC.

     During fiscal 1993, the Company engaged in discussions with the Federal government regarding contract interpretation matters relating to certain time-and-materials charges by the Company under its principal government contract. In August 1993, the Company reached an agreement with the Federal government under which these matters were resolved to the satisfaction of the Company. Under this agreement, there were no adjustments relating to the Company's past time-and-materials charges, and accordingly there was no effect on the Company's financial statements for prior periods relating to this matter. The agreement provided for adjustments to certain hourly labor rates and limited the recovery of certain general and administrative costs prospectively from August 1993.

     In June 1995, the Company was awarded a follow-on ALC contract. This is a three-year requirements contract, which permits extension of the ordering period for up to two additional one-year periods at the option of the Government. Actual revenues under this contract will depend on the specific purchases, if any, by the Air Force and other governmental agencies which can use the contract during the contract period. Following the award of the contract, certain competitors filed protests with the General Accounting Office ("GAO"). In December 1995, the GAO notified the Company that all of the protests had been dismissed, except the protest of the Air Force's evaluation of certain discounts offered by the Company in the contract. In sustaining this protest on the basis that it did, the GAO did not recommend termination of the contract or any other remedy adverse to the interests of the Company at this time. As a result, the Company retains the contract for the present and the Government can place orders under the contract. The GAO has, however, recommended that the Air Force amend a portion of the request for proposal that led to the contract award. The GAO further recommended that the Air Force allow the protesting companies and the Company to submit new proposals regarding such portion, and that the Air Force re-evaluate the award to the Company based upon these new proposals. The Company has not been advised by the Air Force whether it will contest or accept the GAO's recommendations. Similarly, the Air Force has not advised the Company of its plans regarding the issuance of additional orders under the contract, or an amended request for proposal. No assurances can be given that the Company ultimately will retain the contract.

NOTE 16: SUBSEQUENT EVENTS

     In November 1995, the Company executed a definitive agreement to acquire Deltec Power Systems, Inc. and its subsidiaries ("Deltec") from Fiskars Oy Ab ("Fiskars") and an affiliated company for a purchase price of approximately $195 million, subject to certain post-closing adjustments. The acquisition will be accounted for as a purchase. Under the stock purchase agreement, Fiskars will receive cash of approximately $157.5 million and 1,875,000 shares of the Company's common stock valued at a fixed price of $20 per share ($37.5 million), in exchange for all of the issued and outstanding capital stock of Deltec. Deltec had revenues of $86.8 million and net income of $1.7 million for the nine months ended September 30, 1995, and revenues of $97.2 million and net income of $3.2 million for the year ended December 31, 1994. Deltec has two principal operating subsidiaries: Deltec Electronics Corporation, which is headquartered in San Diego, California; and FPS Power Systems Oy Ab, which is based in Espoo, Finland near Helsinki. Deltec is one of the world's largest manufacturers and marketers of off-line and line-interactive small UPS systems. Off-line and line-interactive systems are smaller and less expensive than larger on-line systems, and are suitable for applications where system downtime may be less costly, such as personal or small business uses. The combination will strengthen the product line offering of the Company and enhance its global service capabilities. It is expected that the acquisition will close in the first calendar quarter of 1996, after completion of due diligence reviews by the Company and attainment of all required governmental and other regulatory approvals.

     In December 1995, the Company received a commitment from several banks to establish a five-year senior bank package (the "Facilities") of up to $225 million comprised of a $75 million term loan (the "Term Loan") and a $150 million revolving credit facility (the "Revolver"). The Term Loan would be used for the Deltec acquisition and to refinance a portion of the Company's existing debt, while the Revolver would be

                         EXIDE ELECTRONICS GROUP, INC.

used for working capital, letters of credit, and general corporate purposes. Amounts outstanding under the Facilities would be secured by substantially all the inventory and accounts receivable of the Company and would initially bear interest at LIBOR plus 200 basis points, or the bank's base rate plus 100 basis points, as defined. This commitment is subject to consummation of the Deltec acquisition by February 28, 1996, and the issuance of at least $75 million of subordinated debt, or equivalent bridge financing.

NOTE 17: SUMMARIZED QUARTERLY FINANCIAL DATA

                                          FIRST      SECOND       THIRD       FOURTH
                                         QUARTER     QUARTER     QUARTER     QUARTER       TOTAL
                                         -------     -------     -------     --------     --------
                                              (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)
1994
Total revenues.......................    $79,675     $88,013     $91,764     $104,531     $363,983
Gross profit.........................     22,241      25,359      24,804       26,291       98,695
Net income...........................      1,887         522       3,176        3,590        9,175
Per share amounts
  Primary............................    $  0.22     $  0.04     $  0.38     $   0.43     $   1.07
                                         -------     -------     -------     --------     --------
  Fully diluted......................    $  0.21     $  0.04     $  0.35     $   0.40     $   1.03
                                         =======     =======     =======     ========     ========
1995
Total revenues.......................    $92,066     $91,268     $98,846     $108,798     $390,978
Gross profit.........................     23,684      23,903      27,418       28,860      103,865
Net income (loss)....................      2,249      (2,574)      4,093        3,617        7,385
Per share amounts
  Primary............................    $  0.26     $ (0.36)    $  0.49     $   0.42     $   0.84
                                         -------     -------     -------     --------     --------
  Fully diluted......................    $  0.25     $ (0.36)    $  0.44     $   0.39     $   0.84
                                         =======     =======     =======     ========     ========

     The Company completed its merger with IPM during the second quarter of 1995. This merger has been accounted for as a pooling-of-interests, as discussed in Note 2. Accordingly, the results for all quarterly periods presented include the results of IPM. Per share amounts have been recalculated after adding the shares of Exide Electronics common stock issued to effect the merger to weighted average share amounts.

     In connection with the merger, the Company recorded a non-recurring charge in the second quarter of $5.5 million ($4.4 million after tax). The one-time charge included approximately $3.0 million for legal, accounting, financial advisory, and other costs related to the merger. The Company also expensed approximately $2.5 million for the estimated costs of closing a duplicate operating facility and discontinuing certain duplicate product lines manufactured at that facility.

     The Company incurred additional nonrecurring charges in the second quarter of fiscal 1995 for litigation, and in the fourth quarter of fiscal 1995 for expenses related to a potential acquisition. The amount of these charges was $700,000, or $424,000 after tax (see Note 15), and $1,500,000, or $813,000 after tax (see Note 14), respectively.

     The Company recorded a one-time litigation charge in the second quarter of fiscal 1994 of $5.0 million ($2.9 million after tax), which is described in Note 15.

     The sum of quarterly per share amounts does not necessarily equal the annual net income per share due to the rounding effect of the weighted average common shares outstanding for the individual periods, and for the fully diluted calculation, to the inclusion of the dilutive effect of convertible securities.

     The effective tax rate for the fourth quarter of fiscal 1995 was lower than the rate for the previous quarters in fiscal 1995. The lower rate reflected the use in the fourth quarter of foreign NOL's due to a different mix of foreign versus domestic taxable earnings for the full year than was anticipated in prior quarters.

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 18: SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

     The Company's payment obligations under the Series A Senior Subordinated Notes (see Note 5 to interim consolidated financial statements) are guaranteed by certain of the Company's wholly-owned subsidiaries (the "Guarantor Subsidiaries"). Such guarantees are full, unconditional and joint and several. Separate financial statements of the Guarantor Subsidiaries are not presented because Exide management has determined that they would not be material to investors. Separate audited financial statements of Deltec Power Systems, Inc. ("DPSI") have been included elsewhere herein, including supplemental condensed consolidating financial information related to DPSI and Deltec Electronics Corporation which have also guaranteed the Series A Senior Subordinated Notes. The following supplemental financial information sets forth, on an unconsolidated basis, balance sheet, statement of operations and cash flow information for the Company ("Parent Company Only"), for the Guarantor Subsidiaries and for the Company's other subsidiaries (the "Non-Guarantor Subsidiaries"). The supplemental financial information reflects the investments of the Company and the Guarantor Subsidiaries in the Guarantor and Non-Guarantor subsidiaries using the equity method of accounting.

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 1995

                                               PARENT
                                              COMPANY     GUARANTOR     NON- GUARANTOR
                                                ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                              --------   ------------   -------------   ------------   ------------
                                                                     (DOLLARS IN THOUSANDS)
                                                      ASSETS
Current assets
  Cash and cash equivalents.................  $     --     $    593        $ 2,194       $       --      $  2,787
  Accounts receivable.......................        --       85,512         20,012               --       105,524
  Intercompany accounts receivable..........       206       39,843            791          (40,840)           --
  Inventories...............................        --       62,923         10,473             (506)       72,890
  Other current.............................        57       12,124          1,196               --        13,377
                                              --------   ------------   -------------   ------------   ------------
         Total current assets...............       263      200,995         34,666          (41,346)      194,578
Property, plant, and equipment, net.........        --       32,901          2,156               --        35,057
Goodwill....................................        --       12,224          6,514               --        18,738
Noncurrent intercompany receivables.........    26,969       21,972             --          (48,941)           --
Investment in affiliates....................    85,766       18,927             --         (104,295)          398
Other assets................................       425        6,381            874               --         7,680
                                              --------   ------------   -------------   ------------   ------------
                                              $113,423     $293,400        $44,210       $ (194,582)     $256,451
                                              =========  ===========    =============   ===========    ===========
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt...........................  $    456     $     68        $ 7,131       $       --      $  7,655
  Accounts payable..........................        --       41,100          4,941               --        46,041
  Intercompany accounts payable.............     9,007       23,599          8,234          (40,840)           --
  Deferred revenues.........................        --       13,021          2,581               --        15,602
  Other accrued liabilities.................       355       17,153          2,230               (1)       19,737
                                              --------   ------------   -------------   ------------   ------------
         Total current liabilities..........     9,818       94,941         25,117          (40,841)       89,035
Long-term debt..............................        --       65,258             --               --        65,258
Noncurrent intercompany payables............     4,838       44,103             --          (48,941)           --
Convertible subordinated notes..............    15,000           --             --               --        15,000
Deferred liabilities........................        --        3,332             59               --         3,391
Shareholders' equity........................    83,767       85,766         19,034         (104,800)       83,767
                                              --------   ------------   -------------   ------------   ------------
                                              $113,423     $293,400        $44,210       $ (194,582)     $256,451
                                              =========  ===========    =============   ===========    ===========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 18: SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 1994

                                         PARENT
                                        COMPANY     GUARANTOR     NON-GUARANTOR
                                          ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
                                                               (DOLLARS IN THOUSANDS)
                                                   ASSETS
Current assets
  Cash and cash equivalents...........  $     --     $  3,754        $ 2,132       $       --      $  5,886
  Accounts receivable.................        --       91,022         14,690               --       105,712
  Intercompany accounts receivable....        --       34,755          1,587          (36,342)           --
  Inventories.........................        --       47,389          8,294             (154)       55,529
  Other current assets................         5       11,018          1,058               --        12,081
                                        --------   ------------   -------------   ------------   ------------
          Total current assets........         5      187,938         27,761          (36,496)      179,208
Property, plant, and equipment, net...        --       26,475          1,737               --        28,212
Goodwill..............................        --        2,259          6,688               --         8,947
Noncurrent intercompany receivables...    26,533        2,226             --          (28,759)           --
Investment in affiliates..............    75,737       14,684             --          (90,290)          131
Other assets..........................       565        6,566          1,047               --         8,178
                                        --------   ------------   -------------   ------------   ------------
                                        $102,840     $240,148        $37,233       $ (155,545)     $224,676
                                        ========    =========     ===========       =========     =========
                                 LIABILITIES, REDEEMABLE PREFERRED STOCK AND
                                         COMMON SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt.....................  $     --     $    900        $ 4,902       $       --      $  5,802
  Accounts payable....................        --       39,517          5,441               --        44,958
  Intercompany accounts payable.......     9,867       18,724          7,751          (36,342)           --
  Deferred revenues...................        --       14,199          2,378               --        16,577
  Other accrued liabilities...........       511       16,075          1,948               --        18,534
                                        --------   ------------   -------------   ------------   ------------
          Total current liabilities...    10,378       89,415         22,420          (36,342)       85,871
Long-term debt........................        --       43,400             --               --        43,400
Noncurrent intercompany payables......        --       28,759             --          (28,759)           --
Convertible subordinated notes........    15,000           --             --               --        15,000
Deferred liabilities..................        --        2,837            106               --         2,943
Redeemable preferred stock............    10,000           --             --               --        10,000
Common shareholders' equity...........    67,462       75,737         14,707          (90,444)       67,462
                                        --------   ------------   -------------   ------------   ------------
                                        $102,840     $240,148        $37,233       $ (155,545)     $224,676
                                        ========    =========     ===========       =========     =========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 18: SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1995

                                         PARENT
                                         COMPANY    GUARANTOR     NON-GUARANTOR
                                          ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Product revenues.......................  $    --     $261,101        $54,415        $(44,034)      $271,482
Service revenues.......................       --      105,126         14,370              --        119,496
                                         -------   ------------   -------------   ------------   ------------
          Total revenues...............       --      366,227         68,785         (44,034)       390,978
                                         -------   ------------   -------------   ------------   ------------
Product cost of revenues...............       --      204,491         43,872         (43,680)       204,683
Service cost of revenues...............       --       73,654          8,776              --         82,430
                                         -------   ------------   -------------   ------------   ------------
          Total cost of revenues.......       --      278,145         52,648         (43,680)       287,113
                                         -------   ------------   -------------   ------------   ------------
     Gross profit......................       --       88,082         16,137            (354)       103,865
Selling, general and administrative
  expense..............................      365       57,106         12,495              --         69,966
Research and development expense.......       --        9,929             --              --          9,929
Litigation expense.....................      700           --             --              --            700
Merger and acquisition expense.........    4,500        2,500             --              --          7,000
                                         -------   ------------   -------------   ------------   ------------
     Income (loss) from operations.....   (5,565)      18,547          3,642            (354)        16,270
Interest expense.......................    1,314        3,828            540            (107)         5,575
Interest income........................     (315)         (32)          (138)             --           (485)
Other (income) expense.................   (1,312)         217            204              (6)          (897)
                                         -------   ------------   -------------   ------------   ------------
     Income (loss) before income
       taxes...........................   (5,252)      14,534          3,036            (241)        12,077
Provision for (benefit from) income
  taxes................................   (1,118)       5,730             80              --          4,692
                                         -------   ------------   -------------   ------------   ------------
Income (loss) before equity in income
  of consolidated subsidiaries.........   (4,134)       8,804          2,956            (241)         7,385
Equity in income of consolidated
  subsidiaries.........................   11,519        2,956             --         (14,475)            --
                                         -------   ------------   -------------   ------------   ------------
Net income (loss)......................  $ 7,385     $ 11,760        $ 2,956        $(14,716)      $  7,385
                                         =======    =========     ===========      =========      =========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 18: SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1994

                                         PARENT
                                         COMPANY    GUARANTOR     NON-GUARANTOR
                                          ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Product revenues.......................  $    --     $252,938        $31,855        $(25,390)      $259,403
Service revenues.......................       --       94,931          9,649              --        104,580
                                         -------   ------------   -------------   ------------   ------------
          Total revenues...............       --      347,869         41,504         (25,390)       363,983
                                         -------   ------------   -------------   ------------   ------------
Product cost of revenues...............       --      193,729         25,131         (25,288)       193,572
Service cost of revenues...............       --       64,893          6,823              --         71,716
                                         -------   ------------   -------------   ------------   ------------
          Total cost of revenues.......       --      258,622         31,954         (25,288)       265,288
                                         -------   ------------   -------------   ------------   ------------
     Gross profit......................       --       89,247          9,550            (102)        98,695
Selling, general and administrative
  expense..............................      222       55,652          9,212              --         65,086
Research and development expense.......       --       10,150             --              --         10,150
Litigation expense.....................       --        4,997             --              --          4,997
                                         -------   ------------   -------------   ------------   ------------
          Income (loss) from
            operations.................     (222)      18,448            338            (102)        18,462
Interest expense.......................    1,300        3,918            199              --          5,417
Interest income........................     (278)         (85)          (125)             --           (488)
Other (income) expense.................   (1,305)       1,137            231              11             74
                                         -------   ------------   -------------   ------------   ------------
Income before income taxes.............       61       13,478             33            (113)        13,459
Provision for income taxes.............       25        4,074            185              --          4,284
                                         -------   ------------   -------------   ------------   ------------
Income (loss) before equity in income
  (loss) of consolidated
  subsidiaries.........................       36        9,404           (152)           (113)         9,175
Equity in income (loss) of consolidated
  subsidiaries.........................    9,139         (152)            --          (8,987)            --
                                         -------   ------------   -------------   ------------   ------------
Net income (loss)......................  $ 9,175     $  9,252        $  (152)       $ (9,100)      $  9,175
                                         =======    =========     ===========      =========      =========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 18: SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1993

                                         PARENT
                                         COMPANY     GUARANTOR     NON-GUARANTOR
                                          ONLY      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        ---------   ------------   -------------   ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Product revenues......................   $    --      $215,040        $25,615        $(20,512)      $220,143
Service revenues......................        --        89,878          7,921              --         97,799
                                        ---------   ------------   -------------   ------------   ------------
          Total revenues..............        --       304,918         33,536         (20,512)       317,942
                                        ---------   ------------   -------------   ------------   ------------
Product cost of revenues..............        --       164,576         21,608         (20,484)       165,700
Service cost of revenues..............        --        61,758          4,989              --         66,747
                                        ---------   ------------   -------------   ------------   ------------
          Total cost of revenues......        --       226,334         26,597         (20,484)       232,447
                                        ---------   ------------   -------------   ------------   ------------
     Gross profit.....................        --        78,584          6,939             (28)        85,495
Selling, general and administrative
  expense.............................       219        47,048          8,239              --         55,506
Research and development expense......        --         9,592             --              --          9,592
                                        ---------   ------------   -------------   ------------   ------------
          Income (loss) from
            operations................      (219)       21,944         (1,300)            (28)        20,397
Interest expense......................     1,330         2,993            155             (57)         4,421
Interest income.......................      (262)          (73)          (188)             57           (466)
Other (income) expense................    (1,330)        1,382            344              --            396
                                        ---------   ------------   -------------   ------------   ------------
Income (loss) before taxes and
  cumulative effect of accounting
  change..............................        43        17,642         (1,611)            (28)        16,046
Provision for income taxes............         9         5,985            220              --          6,214
                                        ---------   ------------   -------------   ------------   ------------
Income (loss) before cumulative
  effect..............................        34        11,657         (1,831)            (28)         9,832
Cumulative effect of accounting
  change..............................         9           846            145              --          1,000
                                        ---------   ------------   -------------   ------------   ------------
Income (loss) before equity in income
  (loss) of consolidated
  subsidiaries........................        43        12,503         (1,686)            (28)        10,832
Equity in income (loss) of
  consolidated subsidiaries...........    10,789        (1,686)            --          (9,103)            --
                                        ---------   ------------   -------------   ------------   ------------
Net income (loss).....................   $10,832      $ 10,817        $(1,686)       $ (9,131)      $ 10,832
                                         =======     =========     ===========      =========      =========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 18: SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1995

                                              PARENT
                                              COMPANY     GUARANTOR     NON-GUARANTOR
                                               ONLY      SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             ---------   ------------   --------------   ------------   ------------
                                                                     (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income (loss)........................   $ 7,385      $ 11,760         $2,956         $(14,716)      $  7,385
  Adjustments to reconcile net income to
    cash provided by (used in) operating
    activities:
    Depreciation expense...................        --         6,182            501               --          6,683
    Amortization expense...................        57         2,132            573               --          2,762
    Equity in income of consolidated
      subsidiaries.........................   (11,519)       (2,956)            --           14,475             --
    (Increase) decrease in accounts
      receivable...........................      (206)        2,485         (4,526)           4,498          2,251
    Increase in inventories................        --       (15,304)        (2,179)             352        (17,131)
    Increase in other current assets.......       (52)         (170)          (138)              --           (360)
    Increase (decrease) in accounts
      payable..............................      (860)        5,298            (17)          (4,498)           (77)
    Increase (decrease) in other current
      liabilities..........................      (156)       (1,011)           485                1           (681)
    Other, net.............................        83           289            (96)              --            276
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by (used in)
         operating activities..............    (5,268)        8,705         (2,441)             112          1,108
                                             ---------   ------------      -------       ------------   ------------
Cash flows from investing activities
  Acquisitions of property, plant, and
    equipment..............................        --       (11,553)          (944)              --        (12,497)
  Acquisitions, net of cash acquired.......      (250)      (13,151)            --              250        (13,151)
  Other, net...............................     1,612           555            (63)          (2,154)           (50)
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by (used in)
         investing activities..............     1,362       (24,149)        (1,007)          (1,904)       (25,698)
                                             ---------   ------------      -------       ------------   ------------
Cash flows from financing activities
  Proceeds from bank credit facilities.....        --       139,600          4,113               --        143,713
  Payments of bank credit facilities.......        --      (114,329)        (1,945)              --       (116,274)
  Payments of industrial revenue bonds.....        --        (4,600)            --               --         (4,600)
  Issuance of common stock.................     1,342            --             --               --          1,342
  Purchases of treasury stock..............      (703)           --             --               --           (703)
  Preferred stock dividends of Exide
    Electronics............................      (789)           --             --               --           (789)
  Preferred stock dividends of IPM.........        --        (1,226)            --               --         (1,226)
  Payments of notes receivable from
    shareholders...........................       136            --             --               --            136
  Other, net...............................     3,920        (7,162)         1,342            1,792           (108)
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by financing
         activities........................     3,906        12,283          3,510            1,792         21,491
                                             ---------   ------------      -------       ------------   ------------
Net increase (decrease) in cash and cash
  equivalents..............................        --        (3,161)            62               --         (3,099)
Cash and cash equivalents, beginning of
  period...................................        --         3,754          2,132               --          5,886
                                             ---------   ------------      -------       ------------   ------------
Cash and cash equivalents, end of period...   $    --      $    593         $2,194         $     --       $  2,787
                                             =========   ===========    ==============   ===========    ===========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 18: SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1994

                                              PARENT
                                              COMPANY     GUARANTOR     NON-GUARANTOR
                                               ONLY      SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             ---------   ------------   --------------   ------------   ------------
                                                                     (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income (loss)........................   $ 9,175      $  9,252         $ (152)        $ (9,100)      $  9,175
  Adjustment to conform fiscal year
    of IPM.................................        --            49             --               --             49
  Adjustments to reconcile net income to
    cash provided by (used in) operating
    activities:
    Depreciation expense...................        --         5,701            404               --          6,105
    Amortization expense...................        --         2,110            215               --          2,325
    Equity in (income) loss of consolidated
      subsidiaries.........................    (9,139)          152             --            8,987             --
    (Increase) decrease in accounts
      receivable...........................        --        (3,334)        (5,207)           1,190         (7,351)
    Increase in inventories................        --        (4,483)          (239)            (221)        (4,943)
    (Increase) decrease in other current
      assets...............................        (4)       (2,201)          (357)              13         (2,549)
    Increase (decrease) in accounts
      payable..............................        63        (1,318)         5,102           (1,190)         2,657
    Increase (decrease) in other current
      liabilities..........................       (57)        2,032            (52)              23          1,946
    Other, net.............................        --         1,000             64               --          1,064
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by (used in)
         operating activities..............        38         8,960           (222)            (298)         8,478
                                             ---------   ------------      -------       ------------   ------------
Cash flows from investing activities
  Acquisitions of property, plant, and
    equipment..............................        --        (8,206)          (529)              --         (8,735)
  Acquisitions, net of cash acquired.......        --            --         (3,580)              --         (3,580)
  Other, net...............................     1,169         1,264         (1,567)          (2,442)        (1,576)
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by (used in)
         investing activities..............     1,169        (6,942)        (5,676)          (2,442)       (13,891)
                                             ---------   ------------      -------       ------------   ------------
Cash flows from financing activities
  Proceeds from bank credit facilities.....        --        88,629          3,309               --         91,938
  Payments of bank credit facilities.......        --       (83,430)          (199)              --        (83,629)
  Payments of industrial revenue bonds.....        --        (3,500)            --               --         (3,500)
  (Increase) decrease in funds held in
    trust for future construction..........                   2,600             --               --          2,600
  Issuance of common stock.................     1,055            --             --               --          1,055
  Preferred stock dividends of Exide
    Electronics............................      (839)           --             --               --           (839)
  Preferred stock dividends of IPM.........        --          (500)            --               --           (500)
  Payments of notes receivable from
    shareholders...........................       276            --             --               --            276
  Other, net...............................    (1,699)       (2,253)           645            2,740           (567)
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by (used in)
         financing activities..............    (1,207)        1,546          3,755            2,740          6,834
                                             ---------   ------------      -------       ------------   ------------
Net increase (decrease) in cash and cash
  equivalents..............................        --         3,564         (2,143)              --          1,421
Cash and cash equivalents, beginning of
  period...................................        --           190          4,275               --          4,465
                                             ---------   ------------      -------       ------------   ------------
Cash and cash equivalents, end of period...   $    --      $  3,754         $2,132         $     --       $  5,886
                                             =========   ===========    ==============   ===========    ===========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 18: SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1993

                                            PARENT       GUARANTOR     NON-GUARANTOR
                                         COMPANY ONLY   SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------------   ------------   --------------   ------------   ------------
                                                                   (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income (loss)....................    $ 10,832       $ 10,817        $ (1,686)       $ (9,131)      $ 10,832
  Adjustments to reconcile net income
    to cash provided by (used in)
    operating activities:
    Depreciation expense...............          --          4,925             379              --          5,304
    Amortization expense...............          --          1,475              74              97          1,646
    Equity in (income) loss of
      consolidated subsidiaries........     (10,789)         1,686              --           9,103             --
    (Increase) decrease in accounts
      receivable.......................           1        (19,355)          6,156         (12,669)       (25,867)
    Increase in inventories............          --        (14,171)           (404)           (220)       (14,795)
    (Increase) decrease in other
      current assets...................          (1)           549             (98)            (13)           437
    Increase (decrease) in accounts
      payable..........................          (7)        10,830          (8,561)         12,673         14,935
    Increase (decrease) in other
      current liabilities..............         284          6,153            (543)            (25)         5,869
    Cumulative effect of accounting
      change...........................          (9)          (846)           (145)             --         (1,000)
    Other, net.........................        (214)          (652)            184              --           (682)
                                         ------------   ------------   --------------   ------------   ------------
      Net cash provided by (used in)
         operating activities..........          97          1,411          (4,644)           (185)        (3,321)
                                         ------------   ------------   --------------   ------------   ------------
Cash flows from investing activities
  Acquisitions of property, plant, and
    equipment..........................          --         (7,907)           (348)             --         (8,255)
  Acquisitions, net of cash acquired...          --         (1,983)             --              --         (1,983)
  Other, net...........................     (11,674)       (11,982)            747          21,627         (1,282)
                                         ------------   ------------   --------------   ------------   ------------
      Net cash provided by (used in)
         investing activities..........     (11,674)       (21,872)            399          21,627        (11,520)
                                         ------------   ------------   --------------   ------------   ------------
Cash flows from financing activities
  Proceeds from bank credit
    facilities.........................          --         73,813           4,714              --         78,527
  Payments of bank credit facilities...          --        (60,101)         (3,602)             --        (63,703)
  Payments of industrial revenue
    bonds..............................          --           (900)             --              --           (900)
  (Increase) decrease in funds held in
    trust for future construction......          --            (64)             --              --            (64)
  Issuance of common stock.............         598             --              --              --            598
  Issuance of redeemable preferred
    stock..............................       4,900             --              --              --          4,900
  Preferred stock dividends of Exide
    Electronics........................      (1,006)            --              --              --         (1,006)
  Preferred stock dividends of IPM.....          --           (400)             --              --           (400)
  Payments of notes receivable from
    shareholders.......................         160             --              --              --            160
  Other, net...........................       6,925          8,043           5,595         (21,442)          (879)
                                         ------------   ------------   --------------   ------------   ------------
      Net cash provided by (used in)
         financing activities..........      11,577         20,391           6,707         (21,442)        17,233
                                         ------------   ------------   --------------   ------------   ------------
Net increase (decrease) in cash and
  cash
  equivalents..........................    $     --            (70)          2,462              --          2,392
Cash and cash equivalents, beginning of
  period...............................    $     --            260           1,813              --          2,073
                                         ------------   ------------   --------------   ------------   ------------
Cash and cash equivalents, end of
  period...............................          --       $    190        $  4,275        $     --       $  4,465
                                         =============  ===========    ==============   ===========    ===========

                         EXIDE ELECTRONICS GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                   SEPTEMBER 30,       DECEMBER 31,
                                                                       1995                1995
                                                                   -------------       ------------
                                                                                       (UNAUDITED)
                                                                        (DOLLARS IN THOUSANDS)
                                              ASSETS
Current assets
  Cash and cash equivalents......................................    $   2,787           $  2,001
  Accounts receivable............................................      105,524             95,436
  Inventories....................................................       72,890             76,753
  Other current assets...........................................       13,377             15,357
                                                                   -------------       ------------
          Total current assets...................................      194,578            189,547
                                                                   -------------       ------------
Property, plant, and equipment
  Land, buildings, and leasehold improvements....................        9,931             10,248
  Machinery and equipment........................................       61,519             64,564
                                                                   -------------       ------------
                                                                        71,450             74,812
  Accumulated depreciation.......................................       36,393             37,561
                                                                   -------------       ------------
                                                                        35,057             37,251
Goodwill.........................................................       18,738             18,318
Other assets.....................................................        8,078              8,823
                                                                   -------------       ------------
                                                                     $ 256,451           $253,939
                                                                    ==========         ==========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt................................................    $   7,655           $  6,747
  Accounts payable...............................................       46,041             43,220
  Deferred revenues..............................................       15,602             15,840
  Other accrued liabilities......................................       19,737             15,707
                                                                   -------------       ------------
          Total current liabilities..............................       89,035             81,514
                                                                   -------------       ------------
Long-term debt...................................................       65,258             76,416
                                                                   -------------       ------------
Convertible subordinated notes...................................       15,000                 --
                                                                   -------------       ------------
Deferred liabilities.............................................        3,391              3,421
                                                                   -------------       ------------
Common shareholders' equity
  Common stock, $0.01 par value, 30,000,000 shares authorized;
     shares issued -- 8,376,341 at September 30, 1995 and
     9,537,130 at December 31, 1995..............................           84                 95
  Additional paid-in capital.....................................       58,190             72,556
  Retained earnings..............................................       32,437             32,850
  Cumulative translation adjustments.............................       (1,404)            (1,456)
                                                                   -------------       ------------
                                                                        89,307            104,045
  Less: Notes receivable from shareholders.......................       (5,520)            (5,122)
       Treasury stock, 926 shares at September 30, 1995 and
       385,899 shares at December 31, 1995.......................          (20)            (6,335)
                                                                   -------------       ------------
                                                                        83,767             92,588
                                                                   -------------       ------------
                                                                     $ 256,451           $253,939
                                                                    ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                         EXIDE ELECTRONICS GROUP, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                          THREE MONTHS ENDED
                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                          1994          1995
                                                                         -------       -------
                                                                              (UNAUDITED)
                                                                         (IN THOUSANDS, EXCEPT
                                                                          PER SHARE AMOUNTS)
Product revenues.....................................................    $63,896       $57,659
Service revenues.....................................................     28,170        25,644
                                                                         -------       -------
          Total revenues.............................................     92,066        83,303
                                                                         -------       -------
Product cost of revenues.............................................     49,060        42,508
Service cost of revenues.............................................     19,322        18,580
                                                                         -------       -------
          Total cost of revenues.....................................     68,382        61,088
                                                                         -------       -------
  Gross profit.......................................................     23,684        22,215
Selling, general and administrative expense..........................     16,557        17,457
Research and development expense.....................................      2,547         2,509
                                                                         -------       -------
  Income from operations.............................................      4,580         2,249
Interest expense.....................................................      1,424         1,497
Interest income......................................................       (139)          (31)
Other (income) expense...............................................       (161)          117
                                                                         -------       -------
  Income before income taxes.........................................      3,456           666
Provision for income taxes...........................................      1,207           253
                                                                         -------       -------
  Net income.........................................................    $ 2,249       $   413
                                                                         =======       =======
Preferred stock dividends............................................        198            --
Net income applicable to common shareholders.........................    $ 2,051       $   413
                                                                         =======       =======
Per Share amounts
Primary
  Net income.........................................................    $  0.26       $  0.04
                                                                         =======       =======
  Weighted average number of common and equivalent shares
     outstanding.....................................................      7,782         9,211
                                                                         =======       =======
Fully diluted
  Net income.........................................................    $  0.25       $  0.04
                                                                         =======       =======
  Weighted average number of common and equivalent shares
     outstanding.....................................................      9,005         9,500
                                                                         =======       =======

   The accompanying notes are an integral part of these financial statements.

                         EXIDE ELECTRONICS GROUP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                         THREE MONTHS ENDED
                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1994           1995
                                                                       --------       --------
                                                                             (UNAUDITED)
                                                                       (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income.........................................................  $  2,249       $    413
  Adjustments to reconcile net income to cash provided by (used in)
     operating activities:
     Depreciation expense............................................     1,562          1,841
     Amortization expense............................................       653            612
     Decrease in accounts receivable.................................    15,940         10,088
     Increase in inventories.........................................    (4,317)        (3,863)
     Increase in other current assets................................        --         (1,714)
     Increase (decrease) in accounts payable.........................     8,518         (2,821)
     Decrease in other current liabilities...........................    (6,150)        (3,792)
     Other, net......................................................      (138)        (1,276)
                                                                       --------       --------
          Net cash provided by (used in) operating activities........    18,317           (512)
                                                                       --------       --------
Cash flows from investing activities
  Acquisitions of property, plant, and equipment.....................    (2,332)        (3,938)
  Other, net.........................................................      (783)          (165)
                                                                       --------       --------
          Net cash used in investing activities......................    (3,115)        (4,103)
                                                                       --------       --------
Cash flows from financing activities
  Proceeds from bank credit facilities...............................    18,130         36,925
  Payments of bank credit facilities.................................   (32,196)       (26,504)
  Payment of industrial revenue bonds................................    (4,600)            --
  Issuances of common stock..........................................         2            142
  Purchases of treasury stock........................................      (625)        (6,926)
  Preferred stock dividends of Exide Electronics.....................      (395)            --
  Preferred stock dividends of IPM...................................      (100)            --
  Payments of notes receivables from shareholders....................       104            215
  Other, net.........................................................       (53)           (23)
                                                                       --------       --------
          Net cash provided by (used in) financing activities........   (19,733)         3,829
                                                                       --------       --------
Net decrease in cash and cash equivalents............................    (4,531)          (786)
Cash and cash equivalents, beginning of period.......................     5,886          2,787
                                                                       --------       --------
Cash and cash equivalents, end of period.............................  $  1,355       $  2,001
                                                                       ========       ========
Supplemental cash flow disclosures
  Interest paid, net of amounts capitalized..........................  $  1,368       $  1,920
  Income taxes paid..................................................  $    221       $  1,548

   The accompanying notes are an integral part of these financial statements.

                         EXIDE ELECTRONICS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial statements. Certain information and footnote disclosures required for complete financial statements have been condensed or omitted. These financial statements should be read in conjunction with the annual financial statements included elsewhere herein.

     In the opinion of management, the accompanying consolidated financial statements include all adjustments (which consist of normal recurring adjustments) necessary to present fairly the financial position at December 31, 1995, and the results of operations and cash flows for the three months ended December 31, 1994 and 1995. The results of operations for the three months ended December 31, 1995 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- INVENTORIES

     Inventories, which include materials, labor, and manufacturing overhead, are stated at the lower of cost or market, and consist of the following:

                                                                  SEPTEMBER 30,   DECEMBER 31,
                                                                      1995            1995
                                                                  -------------   ------------
                                                                         (IN THOUSANDS)
     Raw materials and supplies.................................     $27,989        $ 31,153
     Work in process............................................       6,064           7,259
     Finished goods.............................................      24,054          23,318
     Service parts..............................................      14,783          15,023
                                                                  -------------   ------------
                                                                     $72,890        $ 76,753
                                                                  ==========      ==========

NOTE 3 -- LONG-TERM DEBT

     At December 31, 1995, the Company had borrowings of $76.1 million outstanding under its $145 million package of committed domestic unsecured bank credit facilities comprised of a $95 million revolving credit facility for working capital and general corporate purposes, including a sublimit of $30 million which may be used in support of its international subsidiaries, and a $50 million revolving credit facility to be used for financing certain acquisitions and refinancing specified existing obligations. The credit agreement contains certain financial covenants, including a senior debt to cash flow ratio, a fixed charge ratio, a leverage ratio and a minimum net worth requirement. At December 31, 1995, the Company was in compliance with all financial covenants, except that its senior debt to cash flow ratio exceeded the prescribed ratio; however, the lenders have waived the applicability of this covenant from December 31, 1995 through March 30, 1996.

NOTE 4 -- COMMON SHAREHOLDERS' EQUITY

     In September 1992, the Company sold $15 million of convertible subordinated notes (the "Notes"). The Notes bore interest at 8.375% per annum, payable semi-annually. The Notes were convertible into common stock of the Company at any time for an initial conversion price of $13.08 per share, subject to adjustment for certain events. On October 23, 1995, the holder of the Notes exercised its option to convert the Notes into 1,146,789 shares of the Company's common stock.

     During the three months ended December 31, 1995, the Company's treasury stock transactions included: (1) the repurchase of approximately 444,000 shares of its common stock for approximately $7.4 million under a program to repurchase up to 5% of the Company's outstanding common stock as originally authorized by the Board of Directors in November 1994 and reaffirmed in September 1995 and (2) the issuance of

                         EXIDE ELECTRONICS GROUP, INC.

approximately 59,000 shares of its common stock for approximately $.8 million under its Employee Stock Purchase Plan, which included $1.1 million credited to treasury stock and $.3 million charged to additional paid-in capital.

NOTE 5 -- SUBSEQUENT EVENTS

     Pursuant to a Stock Purchase Agreement dated November 17, 1995, as amended on February 9, 1996, the Company acquired Deltec Power Systems, Inc. from Fiskars Oy Ab and Fiskars Holdings, Inc. simultaneously with the closing of the Offering of Units consisting of $125.0 million of Series A Senior Subordinated Notes and Warrants to purchase 643,750 shares of the Company's Common Stock as described elsewhere herein. The purchase price of approximately $188.1 million was comprised of approximately $158.5 million in cash, 825,000 shares of the Company's common stock valued at $14.00 per share, and 1,000,000 shares of the Company's Series G Convertible Preferred Stock valued at $18.00 per share (the "Series G Preferred Stock"). The purchase price was determined based on an assumption that the net book value of Deltec on the closing would be approximately $28.7 million. The purchase price will be adjusted upward or downward to the extent the closing date net book value (as adjusted for certain excluded assets and liabilities) differs from this amount. The Series G Preferred Stock will be convertible into shares of the Company's Common Stock on a one-for-one basis (subject to adjustment under certain circumstances), will have a dividend rate of $0.80 per share through March 31, 2001, and $1.20 per share thereafter, will be subject to redemption at the option of the holder at $24 per share at any time after September 30, 2006 and will have a liquidation preference of $20 per share, plus all accrued and unpaid dividends. The Company financed the cash portion of the purchase price, excluding transaction costs, with (i) the net proceeds of the Offering (excluding transaction costs) of $121.3 million, (ii) $36.7 million of borrowings under a new credit facility (the "New Credit Facility") and (iii) $500,000 payable to Fiskars on January 8, 1997. The New Credit Facility provides for term and revolving credit facilities in the aggregate amount of up to $175.0 million upon completion of the Offering. In addition, the Company made certain interest payments to Fiskars of approximately $4.0 million. At closing, the Company made a prepayment of $3.0 million to Fiskars related to the variable purchase price adjustment, which would have been $6.2 million based on Deltec's net book value at December 31, 1995. An additional payment of $3.7 million was made to Fiskars which represented excess cash which remained in Deltec following the closing.

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 6 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)

     The Company's payment obligations under the Series A Senior Subordinated Notes are guaranteed by certain of the Company's subsidiaries (the "Guarantor Subsidiaries"). The following supplemental financial information sets forth, on an unconsolidated basis, balance sheet, statement of operations and cash flow information for the Company ("Parent Company Only"), for the Guarantor Subsidiaries and for the Company's other subsidiaries (the "Non-Guarantor Subsidiaries").

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1995

                                         PARENT
                                        COMPANY     GUARANTOR     NON-GUARANTOR
                                          ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
                                                               (DOLLARS IN THOUSANDS)
                                                   ASSETS
Current assets
  Cash and cash equivalents...........  $     --     $  1,160        $   841       $       --      $  2,001
  Accounts receivable.................       766       72,177         22,493               --        95,436
  Intercompany accounts receivable....       209       35,340          1,287          (36,836)           --
  Inventories.........................        --       66,749         10,392             (388)       76,753
  Other current.......................        57       13,866          1,434               --        15,357
                                        --------   ------------   -------------   ------------   ------------
          Total current assets........     1,032      189,292         36,447          (37,224)      189,547
Property, plant, and equipment, net...        --       34,940          2,311               --        37,251
Goodwill..............................        --       12,059          6,259               --        18,318
Noncurrent intercompany receivables...    26,944       12,088             --          (39,032)           --
Investment in affiliates..............    86,110       19,673             --         (105,275)          508
Other assets..........................     1,071        6,424            820               --         8,315
                                        --------   ------------   -------------   ------------   ------------
                                        $115,157     $274,476        $45,837       $ (181,531)     $253,939
                                        ========    =========     ===========       =========     =========
                                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt.....................  $    459     $     --        $ 6,288       $       --      $  6,747
  Accounts payable....................        --       38,431          4,789               --        43,220
  Intercompany accounts payable.......     8,893       18,065          9,878          (36,836)           --
  Deferred revenues...................        --       13,718          2,122               --        15,840
  Other accrued liabilities...........        85       12,632          2,990               --        15,707
                                        --------   ------------   -------------   ------------   ------------
          Total current liabilities...     9,437       82,846         26,067          (36,836)       81,514
Long-term debt........................        --       76,416             --               --        76,416
Noncurrent intercompany payables......    13,132       25,900             --          (39,032)           --
Deferred liabilities..................        --        3,204            217               --         3,421
Shareholders' equity..................    92,588       86,110         19,553         (105,663)       92,588
                                        --------   ------------   -------------   ------------   ------------
                                        $115,157     $274,476        $45,837       $ (181,531)     $253,939
                                        ========    =========     ===========       =========     =========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 6 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 31, 1995

                                         PARENT
                                         COMPANY    GUARANTOR     NON-GUARANTOR
                                          ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Product revenues.......................   $  --      $ 58,633        $15,444        $(16,418)      $ 57,659
Service revenues.......................      --        22,695          3,154            (205)        25,644
                                         -------   ------------   -------------   ------------   ------------
          Total revenues...............      --        81,328         18,598         (16,623)        83,303
                                         -------   ------------   -------------   ------------   ------------
Product cost of revenues...............      --        47,248         11,762         (16,502)        42,508
Service cost of revenues...............      --        16,617          2,168            (205)        18,580
                                         -------   ------------   -------------   ------------   ------------
          Total cost of revenues.......      --        63,865         13,930         (16,707)        61,088
                                         -------   ------------   -------------   ------------   ------------
     Gross profit......................      --        17,463          4,668              84         22,215
Selling, general and administrative
  expense..............................     121        14,170          3,166              --         17,457
Research and development expense.......      --         2,509             --              --          2,509
                                         -------   ------------   -------------   ------------   ------------
          Income (loss) from
            operations.................    (121)          784          1,502              84          2,249
Interest expense.......................      34         1,343            120              --          1,497
Interest income........................     (31)           --             --              --            (31)
Other (income) expense.................      --          (237)           354              --            117
                                         -------   ------------   -------------   ------------   ------------
Income (loss) before income taxes......    (124)         (322)         1,028              84            666
Provision for (benefit from) income
  taxes................................     (44)           48            249              --            253
                                         -------   ------------   -------------   ------------   ------------
Income (loss) before equity in income
  of consolidated subsidiaries.........     (80)         (370)           779              84            413
Equity in income of consolidated
  subsidiaries.........................     493           779             --          (1,272)            --
                                         -------   ------------   -------------   ------------   ------------
Net income (loss)......................   $ 413      $    409        $   779        $ (1,188)      $    413
                                         =======    =========     ===========      =========      =========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 6 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 31, 1994

                                         PARENT
                                         COMPANY    GUARANTOR     NON-GUARANTOR
                                          ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Product revenues.......................  $   --      $ 62,315        $11,884        $(10,303)      $ 63,896
Service revenues.......................      --        24,812          3,358              --         28,170
                                         -------   ------------   -------------   ------------   ------------
          Total revenues...............      --        87,127         15,242         (10,303)        92,066
                                         -------   ------------   -------------   ------------   ------------
Product cost of revenues...............      --        49,623          9,507         (10,070)        49,060
Service cost of revenues...............      --        17,225          2,097              --         19,322
                                         -------   ------------   -------------   ------------   ------------
          Total cost of revenues.......      --        66,848         11,604         (10,070)        68,382
                                         -------   ------------   -------------   ------------   ------------
     Gross profit......................      --        20,279          3,638            (233)        23,684
Selling, general and administrative
  expense..............................      82        13,582          2,893              --         16,557
Research and development expense.......      --         2,547             --              --          2,547
                                         -------   ------------   -------------   ------------   ------------
          Income (loss) from
            operations.................     (82 )       4,150            745            (233)         4,580
Interest expense.......................     328           987            109              --          1,424
Interest income........................     (77 )         (27)           (35)             --           (139)
Other (income) expense.................      --          (163)             9              (7)          (161)
                                         -------   ------------   -------------   ------------   ------------
Income (loss) before income taxes......    (333 )       3,353            662            (226)         3,456
Provision for (benefit from) income
  taxes................................    (116 )       1,131            192              --          1,207
                                         -------   ------------   -------------   ------------   ------------
Income (loss) before equity in income
  of consolidated subsidiaries.........    (217 )       2,222            470            (226)         2,249
Equity in income of consolidated
  subsidiaries.........................   2,466           470             --          (2,936)            --
                                         -------   ------------   -------------   ------------   ------------
Net income (loss)......................  $2,249      $  2,692        $   470        $ (3,162)      $  2,249
                                         =======    =========     ===========      =========      =========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 6 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED DECEMBER 31, 1995

                                              PARENT
                                              COMPANY     GUARANTOR     NON-GUARANTOR
                                               ONLY      SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             ---------   ------------   --------------   ------------   ------------
                                                                     (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income (loss)........................   $   413      $    409         $  779         $ (1,188)      $    413
  Adjustments to reconcile net income to
    cash provided by (used in) operating
    activities:
    Depreciation expense...................        --         1,723            118               --          1,841
    Amortization expense...................        --           242            370               --            612
    Equity in income of consolidated
      subsidiaries.........................      (493)         (779)            --            1,272             --
    (Increase) decrease in accounts
      receivable...........................      (769)       17,838         (2,977)          (4,004)        10,088
    (Increase) decrease in inventories.....        --        (3,826)            81             (118)        (3,863)
    Increase in other current assets.......        --        (1,476)          (238)              --         (1,714)
    Increase (decrease) in accounts
      payable..............................      (114)       (8,203)         1,492            4,004         (2,821)
    Increase (decrease) in other current
      liabilities..........................      (270)       (3,824)           301                1         (3,792)
    Other, net.............................         3        (1,202)           (77)              --         (1,276)
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by (used in)
         operating activities..............    (1,230)          902           (151)             (33)          (512)
                                             ---------   ------------      -------       ------------   ------------
Cash flows from investing activities
  Acquisitions of property, plant,
    and equipment..........................        --        (3,521)          (417)              --         (3,938)
  Other, net...............................       559         8,972            212           (9,908)          (165)
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by (used in)
         investing activities..............       559         5,451           (205)          (9,908)        (4,103)
                                             ---------   ------------      -------       ------------   ------------
Cash flows from financing activities
  Proceeds from bank credit facilities.....        --        36,558            367               --         36,925
  Payments of bank credit facilities.......        --       (25,400)        (1,104)              --        (26,504)
  Issuance of common stock.................       142            --             --               --            142
  Purchases of treasury stock..............    (6,926)           --             --               --         (6,926)
  Payments of notes receivable from
    shareholders...........................       215            --             --               --            215
  Other, net...............................     7,240       (16,944)          (260)           9,941            (23)
                                             ---------   ------------      -------       ------------   ------------
      Net cash provided by (used in)
         financing
         activities........................       671        (5,786)          (997)           9,941          3,829
                                             ---------   ------------      -------       ------------   ------------
Net increase (decrease) in cash and cash
  equivalents..............................        --           567         (1,353)              --           (786)
Cash and cash equivalents, beginning of
  period...................................        --           593          2,194               --          2,787
                                             ---------   ------------      -------       ------------   ------------
Cash and cash equivalents, end of period...   $    --      $  1,160         $  841         $     --       $  2,001
                                             =========   ===========    ==============   ===========    ===========

                         EXIDE ELECTRONICS GROUP, INC.

NOTE 6 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED DECEMBER 31, 1994

                                              PARENT
                                              COMPANY     GUARANTOR     NON-GUARANTOR
                                               ONLY      SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             ---------   ------------   --------------   ------------   ------------
                                                                     (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income (loss)........................   $ 2,249      $  2,692        $    470        $ (3,162)      $  2,249
  Adjustments to reconcile net income to
    cash provided by (used in) operating
    activities:
    Depreciation expense...................        --         1,430             132              --          1,562
    Amortization expense...................        --           528             125              --            653
    Equity in income of consolidated
      subsidiaries.........................    (2,466)         (470)             --           2,936             --
    (Increase) decrease in accounts
      receivable...........................        --        16,965          (2,723)          1,698         15,940
    (Increase) decrease in inventories.....        --        (3,021)         (1,464)            168         (4,317)
    (Increase) decrease in other current
      assets...............................         6          (142)            208             (72)            --
    Increase (decrease) in accounts
      payable..............................    (1,745)       10,783           2,315          (2,835)         8,518
    Increase (decrease) in other current
      liabilities..........................      (549)       (4,906)           (810)            115         (6,150)
    Other, net.............................        --          (138)             --              --           (138)
                                             ---------   ------------   --------------   ------------   ------------
      Net cash provided by (used in)
         operating activities..............    (2,505)       23,721          (1,747)         (1,152)        18,317
                                             ---------   ------------   --------------   ------------   ------------
Cash flows from investing activities
  Acquisitions of property, plant, and
    equipment..............................        --        (2,181)           (151)             --         (2,332)
  Other, net...............................     2,638          (480)            663          (3,604)          (783)
                                             ---------   ------------   --------------   ------------   ------------
      Net cash provided by (used in)
         investing activities..............     2,638        (2,661)            512          (3,604)        (3,115)
                                             ---------   ------------   --------------   ------------   ------------
Cash flows from financing activities
  Proceeds from bank credit facilities.....        --        17,116           1,014              --         18,130
  Payments of bank credit facilities.......        --       (32,100)            (96)                       (32,196)
  Payments of industrial revenue bonds.....        --        (4,600)             --              --         (4,600)
  Issuance of common stock.................         2            --              --              --              2
  Purchases of treasury stock..............      (625)           --              --              --           (625)
  Preferred stock dividends of Exide
    Electronics............................      (395)           --              --              --           (395)
  Preferred stock dividends of IPM.........        --          (100)             --              --           (100)
  Payments of notes receivable from
    shareholders...........................       104            --              --              --            104
  Other, net...............................       781        (4,764)           (826)          4,756            (53)
                                             ---------   ------------   --------------   ------------   ------------
      Net cash provided by (used in)
         financing
         activities........................      (133)      (24,448)             92           4,756        (19,733)
                                             ---------   ------------   --------------   ------------   ------------
Net decrease in cash and cash
  equivalents..............................        --        (3,388)         (1,143)             --         (4,531)
Cash and cash equivalents, beginning of
  period...................................        --         3,754           2,132              --          5,886
                                             ---------   ------------   --------------   ------------   ------------
Cash and cash equivalents, end of period...   $    --      $    366        $    989        $     --       $  1,355
                                             =========   ===========    ==============   ===========    ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Shareholders of
  Deltec Power Systems, Inc.

     In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheets and the related combined/consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Deltec Power Systems, Inc. and its subsidiaries (the "Company") at December 31, 1994, September 30, 1995 and December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of FPS Power Systems Oy Ab, FPS Power Systems A/S, Fiskars Power Systems A/S and Fiskars Power Systems AB, wholly-owned subsidiaries, which statements reflect total assets of $13.0, $23.7 and $23.8 million at December 31, 1994, September 30, 1995 and December 31, 1995, respectively, and total revenues of $20.8, $26.7, $38.6 and $25.8 million for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1995, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for those companies, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

     As discussed in Notes 2 and 9 to the financial statements, effective January 1, 1993, Statement of Financial Accounting Standards No. 109 was adopted.

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
March 15, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
FPS Power Systems Oy Ab

     We have audited the accompanying balance sheets of FPS Power Systems Oy Ab (the "Company"), a wholly-owned subsidiary of Deltec Power Systems, Inc., as of December 31, 1994 and 1995 and September 30, 1995, and the related statements of income and cash flows for each of the years in the three-year period ended December 31, 1995 and the nine months ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully described in note 1 to the financial statements, the Company accounts for its investments in wholly-owned subsidiaries using the cost method. The subsidiaries should be consolidated in order to conform with generally accepted accounting principles.

     In our opinion, except for the effects of accounting for investments in subsidiaries on the cost method as discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of FPS Power Systems Oy Ab, as of December 31, 1994, and 1995 and September 30, 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 and the nine months ended September 30, 1995, in conformity with generally accepted accounting principles in the United States of America.

KPMG WIDERI OY AB
Helsinki, Finland
March 15, 1996

Sixten Nyman
Authorized Public Accountant

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
and Shareholder of
Fiskars Power Systems A/S

     We have audited the accompanying balance sheets of Fiskars Power Systems A/S (the "Company"), a wholly-owned subsidiary of Deltec Power Systems, Inc., as of December 31, 1994, September 30, 1995 and December 31, 1995 and the related statements of income and retained earnings and of cash flows for the nine month period ended September 30, 1995 and for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Fiskars Power Systems A/S at December 31, 1994, September 30, 1995 and December 31, 1995, and the results of its operations and its cash flows for the nine month period ended September 30, 1995 and for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles in the United States of America.

KPMG
Oslo, Norway
March 15, 1996

Tom Myhre
State Authorized Public Accountant (Norway)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholder of
Fiskars Power Systems A/S

     We have audited the accompanying balance sheets of Fiskars Power Systems A/S, a wholly-owned subsidiary of Deltec Power Systems, Inc., as of December 31, 1994, September 30, 1995 and December 31, 1995 and the related statements of income and retained earnings and of cash flows for the nine month period ended September 30, 1995 and for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully described in summary of significant accounting policies note to the financial statements, the Company accounts for its wholly owned subsidiary company, on the equity method. The subsidiary should be consolidated to conform with generally accepted accounting principles.

     In our opinion, except for the effects of accounting for its investment in subsidiary on the equity method, the financial statements audited by us present fairly, in all material respects, the financial position of Fiskars Power Systems A/S at December 31, 1994, September 30, 1995 and December 31, 1995, and the results of its operations and its cash flows for the nine month period ended September 30, 1995 and for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles in the United States of America.

KPMG C. Jespersen
Copenhagen, Denmark
March 15, 1996

Torben Vonsild
State Authorized
Public Accountant

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
and Shareholder of
Fiskars Power Systems AB

     We have audited the accompanying balance sheets of Fiskars Power Systems AB (the "Company"), a wholly-owned subsidiary of Deltec Power Systems, Inc., as of December 31, 1994, September 30, 1995 and December 31, 1995 and the related statements of income and retained earnings and of cash flows for the nine month period ended September 30, 1995 and for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Fiskars Power Systems AB at December 31, 1994, September 30, 1995 and December 31, 1995 and the results of its operations and its cash flows for the nine month period ended September 30, 1995 and for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in the income taxes note to the financial statements, in 1993 the Company adopted the method of accounting for income taxes prescribed by Statements of Financial Accounting Standards No. 109.

KPMG Bohlins AB
Stockholm, Sweden
March 15, 1996

Thomas Thiel
Partner

                           DELTEC POWER SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                          1994             1995              1995
                                                      ------------     -------------     ------------
                                               ASSETS
Current assets:
  Cash..............................................  $  6,008,000      $  8,842,000     $  5,603,000
  Accounts receivable, net..........................    21,463,000        23,641,000       34,268,000
  Inventories, net..................................    16,379,000        19,923,000       21,633,000
  Deferred income taxes.............................     1,681,000         2,007,000        2,518,000
  Other current assets..............................     1,606,000         1,920,000        1,870,000
                                                       -----------       -----------      -----------
          Total current assets......................    47,137,000        56,333,000       65,892,000
Property and equipment, net.........................     6,611,000         6,927,000        7,135,000
Intangible assets, net..............................     9,630,000         7,905,000        7,384,000
Other long-term assets..............................       124,000           436,000          468,000
                                                       -----------       -----------      -----------
                                                      $ 63,502,000      $ 71,601,000     $ 80,879,000
                                                       ===========       ===========      ===========
                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................  $  5,843,000      $  8,135,000     $ 11,845,000
  Deferred revenue..................................     4,374,000         4,678,000        4,461,000
  Accrued payroll and employee benefits.............     3,350,000         3,552,000        4,840,000
  Income taxes payable..............................     1,576,000         1,778,000        3,281,000
  Intercompany payable, net.........................     2,537,000         5,546,000        6,791,000
  Accrued commissions...............................       740,000           814,000        1,125,000
  Accrued warranty..................................       504,000           610,000          836,000
  Current maturities of long-term debt..............            --         2,121,000           10,000
  Other current liabilities.........................     1,877,000         2,405,000        2,468,000
                                                       -----------       -----------      -----------
          Total current liabilities.................    20,801,000        29,639,000       35,657,000
                                                       -----------       -----------      -----------
Deferred income taxes...............................     2,941,000         2,307,000        2,252,000
                                                       -----------       -----------      -----------
Long-term debt (payable primarily to related
  parties)..........................................    33,257,000        31,941,000       37,836,000
                                                       -----------       -----------      -----------
Other long-term liabilities.........................     1,461,000         1,474,000        1,824,000
                                                       -----------       -----------      -----------
Commitments (Note 11)
Shareholders' equity:
  Class A redeemable preferred stock -- $.01 par
     value, 1,500 shares outstanding at December 31,
     1994 and September 30, 1995 (liquidation value
     of $15,000,000); 900 shares outstanding at
     December 31, 1995 (liquidation value of
     $9,000,000), at ascribed value.................     9,695,000         9,695,000        5,817,000
  Common stock -- $.01 par value, 600 shares
     outstanding, at ascribed value.................    (4,881,000)       (4,881,000)      (4,881,000)
  Retained earnings.................................       269,000           882,000        1,936,000
  Cumulative translation adjustment.................       (41,000)          544,000          438,000
                                                       -----------       -----------      -----------
          Total shareholders' equity................     5,042,000         6,240,000        3,310,000
                                                       -----------       -----------      -----------
                                                      $ 63,502,000      $ 71,601,000     $ 80,879,000
                                                       ===========       ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                 COMBINED/CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         YEAR ENDED       NINE MONTHS
                                        YEAR ENDED      DECEMBER 31,         ENDED          YEAR ENDED
                                       DECEMBER 31,         1994         SEPTEMBER 30,     DECEMBER 31,
                                           1993          (COMBINED/          1995              1995
                                        (COMBINED)      CONSOLIDATED)    (CONSOLIDATED)    (CONSOLIDATED)
                                       ------------     ------------     -------------     -------------
Revenues:
  Products...........................  $ 60,446,000     $ 80,236,000      $ 72,665,000     $ 113,031,000
  Services...........................    14,982,000       16,960,000        14,176,000        19,918,000
                                       ------------     ------------     -------------     -------------
          Total revenues.............    75,428,000       97,196,000        86,841,000       132,949,000
Cost of revenues:
  Products...........................    39,234,000       50,352,000        46,603,000        71,921,000
  Services...........................     7,445,000        8,326,000         6,880,000         8,969,000
                                       ------------     ------------     -------------     -------------
          Total cost of revenues.....    46,679,000       58,678,000        53,483,000        80,890,000
                                       ------------     ------------     -------------     -------------
Gross profit.........................    28,749,000       38,518,000        33,358,000        52,059,000
Operating expenses:
  Selling and marketing..............    15,059,000       19,767,000        18,628,000        26,067,000
  General and administrative.........     4,904,000        6,236,000         5,037,000         7,580,000
  Engineering........................     3,119,000        4,168,000         3,682,000         4,976,000
  Royalty expense (primarily with
     related parties)................     1,478,000        2,298,000         2,209,000         3,411,000
                                       ------------     ------------     -------------     -------------
Income from operations...............     4,189,000        6,049,000         3,802,000        10,025,000
Interest income (primarily with
  related parties)...................      (382,000)        (367,000)         (580,000)         (678,000)
Interest expense (primarily with
  related parties)...................       781,000        1,375,000         2,317,000         3,177,000
                                       ------------     ------------     -------------     -------------
Income before income taxes and
  cumulative effect of change in
  accounting principle for income
  taxes..............................     3,790,000        5,041,000         2,065,000         7,526,000
Provision for income taxes...........       815,000        1,885,000           327,000         2,237,000
                                       ------------     ------------     -------------     -------------
Income before cumulative effect of
  change in accounting principle for
  income taxes.......................     2,975,000        3,156,000         1,738,000         5,289,000
Cumulative effect of change in
  accounting principle for income
  taxes..............................     1,509,000               --                --                --
                                       ------------     ------------     -------------     -------------
Net income...........................     4,484,000        3,156,000         1,738,000         5,289,000
Dividends on preferred stock.........            --          375,000         1,125,000         1,500,000
Premium on redemption of preferred
  stock..............................            --               --                --         2,122,000
                                       ------------     ------------     -------------     -------------
          Net income allocable to
            common shares............  $  4,484,000     $  2,781,000      $    613,000     $   1,667,000
                                         ==========       ==========        ==========       ===========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

            COMBINED/CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                     CAPITAL IN                 CUMULATIVE
                         PREFERRED       COMMON      EXCESS OF     RETAINED     TRANSLATION
                           STOCK         STOCK       PAR VALUE     EARNINGS     ADJUSTMENT      TOTAL
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31,
  1992.................  $       --   $ 23,164,000   $  904,000   $(2,370,000)  $       --   $21,698,000
Combined net income....          --             --           --     4,484,000           --     4,484,000
Group Contribution, net
  of tax benefit.......          --             --           --      (649,000)          --      (649,000)
Translation
  adjustments..........                                                           (502,000)     (502,000)
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31,
  1993.................          --     23,164,000      904,000     1,465,000     (502,000)   25,031,000
Combined/consolidated
  net income...........          --             --           --     3,156,000           --     3,156,000
Group Contribution, net
  of tax benefit.......          --             --           --    (1,068,000)          --    (1,068,000)
Dividends declared:
  Common stock.........          --             --           --    (5,786,000)          --    (5,786,000)
  Preferred stock......          --             --           --      (375,000)          --      (375,000)
Assumption of Fiskars
  Holdings, Inc.
  debt.................                 (6,000,000)          --            --           --    (6,000,000)
Capitalization of
  DPSI.................   9,695,000    (22,045,000)    (904,000)    2,877,000      502,000    (9,875,000)
Translation
  adjustments..........                                                            (41,000)      (41,000)
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31,
  1994.................   9,695,000     (4,881,000)          --       269,000      (41,000)    5,042,000
Consolidated net
  income...............          --             --           --     1,738,000           --     1,738,000
Preferred stock
  dividends declared...          --             --           --    (1,125,000)          --    (1,125,000)
Translation
  adjustments..........                                                            585,000       585,000
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT SEPTEMBER
  30, 1995.............  9,695,000..    (4,881,000)          --       882,000      544,000     6,240,000
Consolidated net
  income...............          --             --           --     3,551,000           --     3,551,000
Preferred stock
  dividends declared...          --             --           --      (375,000)          --      (375,000)
Preferred stock
  redemption...........  (3,878,000)            --           --    (2,122,000)          --    (6,000,000)
Translation
  adjustments..........          --             --           --            --     (106,000)     (106,000)
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31,
  1995.................  $5,817,000.. $ (4,881,000)  $       --   $ 1,936,000   $  438,000   $ 3,310,000
                          =========    ===========    =========    ==========    =========    ==========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                 COMBINED/CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED       NINE MONTHS
                                            YEAR ENDED      DECEMBER 31,         ENDED         YEAR ENDED
                                           DECEMBER 31,         1994         SEPTEMBER 30,    DECEMBER 31,
                                               1993          (COMBINED/          1995             1995
                                            (COMBINED)      CONSOLIDATED)    (CONSOLIDATED)   (CONSOLIDATED)
                                          --------------    -------------    -------------    -------------
Cash flows from operating activities:
  Net income............................   $  4,484,000      $  3,156,000     $  1,738,000    $   5,289,000
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation of property and
       equipment........................      1,358,000         1,690,000        1,511,000        2,014,000
     Amortization of intangibles........      1,991,000         2,295,000        1,810,000        2,403,000
     Loss on sale of property and
       equipment........................         53,000            47,000               --               --
     Deferred income taxes..............      3,813,000        (1,102,000)        (934,000)      (1,482,000)
     Other..............................             --            68,000               --               --
     Cumulative effect of change in
       accounting for income taxes......     (1,509,000)               --               --               --
     Changes in:
       Net accounts receivable..........     (3,031,000)       (4,832,000)      (1,486,000)     (12,199,000)
       Net intercompany accounts........     (3,759,000)        6,112,000        1,497,000        2,427,000
       Net inventories..................        (77,000)       (6,047,000)      (2,959,000)      (4,822,000)
       Other current assets.............       (424,000)          (70,000)        (251,000)        (227,000)
       Accounts payable.................        803,000          (196,000)       1,858,000        5,773,000
       Accrued expenses.................        791,000         1,530,000        1,229,000        4,417,000
       Deferred revenue.................        582,000           480,000          239,000          102,000
                                          --------------    -------------    -------------    -------------
Net cash provided by operating
  activities............................      5,075,000         3,131,000        4,252,000        3,695,000
                                          --------------    -------------    -------------    -------------
Cash flows from investing activities:
  Purchases of property and equipment...     (1,456,000)       (1,634,000)      (1,663,000)      (2,402,000)
  Proceeds from sale of property and
     equipment..........................             --             7,000           10,000           10,000
  Acquisition of NSSI...................             --        (1,751,000)              --               --
  Other.................................       (388,000)         (544,000)        (378,000)        (481,000)
                                          --------------    -------------    -------------    -------------
Net cash used in investing activities...     (1,844,000)       (3,922,000)      (2,031,000)      (2,873,000)
                                          --------------    -------------    -------------    -------------
Cash flows from financing activities:
  Payments on intercompany note.........     (1,500,000)         (300,000)        (232,000)      (1,921,000)
  Payments on external debt.............       (618,000)               --               --               --
  Advances on intercompany note.........             --         3,814,000               --               --
  Proceeds from external debt...........        211,000           138,000          537,000          537,000
  Dividends paid........................             --          (786,000)              --               --
  Group Contributions, net of tax
     benefit............................       (649,000)       (1,068,000)              --               --
                                          --------------    -------------    -------------    -------------
Net cash provided (used) by financing
  activities............................     (2,556,000)        1,798,000          305,000       (1,384,000)
                                          --------------    -------------    -------------    -------------
Effect of exchange rates on cash........       (293,000)          379,000          308,000          157,000
Increase (decrease) in cash.............        382,000         1,386,000        2,834,000         (405,000)
Cash at beginning of period.............      4,240,000         4,622,000        6,008,000        6,008,000
                                          --------------    -------------    -------------    -------------
Cash at end of period...................   $  4,622,000      $  6,008,000     $  8,842,000    $   5,603,000
                                             ==========        ==========       ==========      ===========
Supplemental information:
  Income taxes paid.....................   $    356,000      $    795,000     $  1,441,000    $   2,128,000
  Assumption of Fiskars Holdings, Inc.
     debt...............................   $         --      $  6,000,000     $         --    $          --
  Dividends to Fiskars Holdings, Inc.
     financed by note...................   $         --      $  5,000,000     $         --    $          --
  Preferred stock redemption financed by
     note...............................   $         --      $         --     $         --    $   6,000,000

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY AND DESCRIPTION OF BUSINESS

     Deltec Power Systems, Inc. ("DPSI" or the "Company") was organized on September 27, 1994 by Fiskars Oy Ab ("Fiskars"), a Finnish company, to acquire the outstanding common shares of FPS Power Systems Oy Ab ("Power Systems") and Deltec Electronics Corporation ("Deltec"). As discussed in Note 12, DPSI acquired Power Systems from Fiskars and Deltec was acquired from Fiskars Holdings, Inc., a wholly-owned subsidiary of Fiskars. This acquisition, between companies under common control, was treated as a tax-free reorganization. Assets acquired and liabilities assumed were recorded at approximate historical values.

     The accompanying DPSI financial statements include Deltec and Power Systems on a combined basis prior to the formation of DPSI and on a consolidated basis thereafter. All significant intercompany transactions and accounts have been eliminated.

     Deltec's financial statements include the accounts of Deltec S.A. de C.V., a subsidiary in Mexico. During 1994, Deltec purchased the assets and assumed certain liabilities of Network Security Systems, Inc. ("NSSI"). The excess of the purchase price over the market value of the net assets acquired was recorded as goodwill. NSSI designs, manufactures and markets a line of uninterruptible power supplies and related software used in computer networking environments. NSSI's operations are not material. On July 1, 1994, Fiskars Holdings, Inc. pushed down $6,000,000 of acquisition debt to Deltec; accordingly, an intercompany note payable was recorded and common stock was reduced by this amount as a return of capital.

     The financial statements of Power Systems include the accounts of the following wholly-owned subsidiaries:

                                 SUBSIDIARY                             COUNTRY
          --------------------------------------------------------  ---------------
          Fiskars Power Systems GmbH..............................  Germany
          Fiskars Power Systems A/S...............................  Denmark
          FPS Power Systems A/S...................................  Norway
          Fiskars Power Systems AB................................  Sweden
          Fiskars Electronics Limited.............................  United Kingdom

     Both Power Systems and Deltec design, manufacture, and distribute uninterruptible power supply systems and related electronic equipment, and power management and facilities monitoring software used in computer networking environments.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

FOREIGN CURRENCY

     Assets and liabilities of the Company's foreign operations are translated at period-end exchange rates; income and expenses are translated at average exchange rates prevailing during the year. Gains and losses from the translation of foreign currency financial statements are accumulated as a separate component of shareholders' equity. Foreign exchange transaction gains and losses were not significant.

INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated over their estimated useful lives of three to ten years on a straight-line basis for financial reporting purposes. Expenditures which substantially increase value or extend useful lives are capitalized. Maintenance and repairs are expensed as incurred.

                           DELTEC POWER SYSTEMS, INC.

INTANGIBLE ASSETS

     Intangible assets are amortized using the straight-line method over their estimated economic lives of three to ten years. The Company reviews the carrying value of intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining life to the net carrying value of the intangible.

REVENUE RECOGNITION

     Revenue from product sales is recognized upon shipment. Revenue and the directly-related costs arising from the sale of maintenance and extended warranty contracts are recognized ratably over the terms of the individual contracts.

INCOME TAXES

     Deltec was included in the consolidated income tax return of Fiskars Holdings, Inc. until the formation of DPSI on September 27, 1994; thereafter, Deltec has been included in the consolidated income tax return of the Company. Federal and state income tax provisions and related tax balances through September 27, 1994 were allocated to Deltec on a separate-company basis by its parent and were settled periodically through the intercompany accounts. The Company's foreign subsidiaries, both before and after the formation of DPSI, filed tax returns in their respective countries based on their separate taxable income.

     Domestic income taxes are not provided on undistributed earnings of foreign subsidiaries which are considered to be permanently invested. If undistributed earnings were remitted, foreign tax credits would substantially offset any resulting domestic tax liability.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes". The adoption of FAS 109 changes the method of accounting for income taxes from the deferred method to an asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial reporting and tax bases of the assets and liabilities.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain amounts in the 1994 Consolidated Balance Sheet have been reclassified to conform to the current financial statement presentation.

                           DELTEC POWER SYSTEMS, INC.

NOTE 3 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                               DECEMBER 31,       SEPTEMBER 30,       DECEMBER 31,
                                                   1994               1995                1995
                                               ------------       -------------       ------------
Accounts receivable:
  Trade accounts receivable..................  $ 22,249,000       $  25,219,000       $ 35,990,000
  Allowance for doubtful accounts............      (786,000)         (1,578,000)        (1,722,000)
                                               ------------       -------------       ------------
                                               $ 21,463,000       $  23,641,000       $ 34,268,000
                                                ===========         ===========        ===========
Inventories:
  Raw materials..............................  $  8,652,000       $  11,580,000       $ 14,014,000
  Work-in-process............................     1,773,000             304,000            411,000
  Finished goods.............................     8,040,000          10,483,000         10,015,000
  Allowance for obsolescence.................    (2,086,000)         (2,444,000)        (2,807,000)
                                               ------------       -------------       ------------
                                               $ 16,379,000       $  19,923,000       $ 21,633,000
                                                ===========         ===========        ===========
Property and equipment:
  Machinery and equipment....................  $  8,766,000       $   9,307,000       $ 10,228,000
  Furniture and fixtures.....................     3,917,000           4,620,000          4,575,000
  Leasehold improvements.....................       988,000           1,174,000          1,432,000
  Construction in progress...................       395,000           1,103,000            473,000
                                               ------------       -------------       ------------
                                                 14,066,000          16,204,000         16,708,000
  Accumulated depreciation...................    (7,455,000)         (9,277,000)        (9,573,000)
                                               ------------       -------------       ------------
                                               $  6,611,000       $   6,927,000       $  7,135,000
                                                ===========         ===========        ===========
Intangible assets:
  Goodwill...................................  $ 10,074,000       $  10,074,000       $ 10,074,000
  Other intangible assets....................    10,773,000          10,256,000         10,299,000
                                               ------------       -------------       ------------
                                                 20,847,000          20,330,000         20,373,000
  Accumulated amortization...................   (11,217,000)        (12,425,000)       (12,989,000)
                                               ------------       -------------       ------------
                                               $  9,630,000       $   7,905,000       $  7,384,000
                                                ===========         ===========        ===========

NOTE 4 -- TRANSACTIONS WITH RELATED PARTIES

     Intercompany balances due to (from) other affiliates within the Fiskars Oy Ab consolidated group were:

                                               DECEMBER 31,       SEPTEMBER 30,       DECEMBER 31,
                                                   1994               1995                1995
                                               ------------       -------------       ------------
    Fiskars Holdings, Inc..................     $2,611,000         $ 2,867,000        $  7,847,000
    Fiskars Oy Ab..........................       (357,000)            791,000          (1,497,000)
    Fiskars AB.............................        225,000              (6,000)              3,000
    Fiskars Europe BV......................        146,000           1,532,000             145,000
    Fiskars GmbH...........................         99,000              66,000                  --
    Fiskars Finance AG.....................       (224,000)             54,000              11,000
    Fiskars Ltd............................             --             206,000               7,000
    Fiskars S.a.r.1........................             --              55,000             142,000
    Other related entities.................         37,000             (19,000)            133,000
                                               ------------       -------------       ------------
                                                $2,537,000         $ 5,546,000        $  6,791,000
                                                ==========          ==========          ==========

                           DELTEC POWER SYSTEMS, INC.

     Cash included $5,012,000, $7,701,000 and $4,048,000 in pooled accounts with various related parties at December 31, 1994, September 30, 1995 and December 31, 1995, respectively. The Company recorded interest income from the pooled account totaling $135,000, $222,000 and $375,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $247,000 for the nine month period ended September 30, 1995.

     The Company is obligated to pay royalties to affiliates on sales of certain product lines bearing the Fiskars name. The Company recorded royalty expense of $1,478,000, $2,298,000 and $3,411,000 for the years ended December 31, 1993,
1994 and 1995, respectively, and $2,209,000 for the nine month period ended September 30, 1995.

     Interest expense of $687,000, $1,330,000 and $3,061,000 was recorded on long-term intercompany borrowings for the years ended December 31, 1993, 1994 and 1995, respectively, and $2,253,000 for the nine month period ended September 30, 1995.

     Intercompany payables to Fiskars Holdings, Inc. include accrued dividends relating to the Class A redeemable preferred stock of $375,000, $1,500,000 and $1,875,000 at December 31, 1994, September 30, 1995 and December 31, 1995,
respectively.

     On September 23, 1994, Deltec declared a $5,000,000 dividend to Fiskars Holdings, Inc., which was financed by a note to Fiskars Holdings, Inc.

     During 1994, DPSI entities paid $786,000 in dividends to affiliated companies.

     During 1995, the Company paid management fees to Fiskars totaling $391,000. These expenses are included in income from operations.

NOTE 5 -- LONG-TERM DEBT

                                                                       SEPTEMBER
                                                  DECEMBER 31,            30,            DECEMBER 31,
                                                      1994                1995               1995
                                                  -------------       ------------       ------------
Note Payable to Fiskars Holdings, Inc...........   $ 18,401,000       $ 18,401,000       $ 24,401,000
Notes Payable to Fiskars Oy Ab..................     11,897,000         12,121,000         10,000,000
Note Payable to Fiskars Limited.................      2,274,000          2,303,000          2,242,000
Other...........................................        685,000          1,237,000          1,203,000
                                                  -------------       ------------       ------------
                                                     33,257,000         34,062,000         37,846,000
Less: Current maturities........................             --         (2,121,000)           (10,000)
                                                  -------------       ------------       ------------
                                                   $ 33,257,000       $ 31,941,000       $ 37,836,000
                                                     ==========         ==========         ==========

     Interest on the Note Payable to Fiskars Holdings, Inc. is payable quarterly at an annual rate of 8.4%. The principal amount is due in varying amounts through 2004.

     At September 30, 1995, the Notes Payable to Fiskars Oy Ab is comprised of two separate notes. A $10,000,000 note which is due in varying amounts through 2004, with interest payable annually at a rate of 8.4%. A $2,121,000 note was due on January 1, 1996, with interest payable quarterly at a rate of HELIBOR plus 0.70% (6.5% at September 30, 1995). The $2,121,000 note was paid prior to December 31, 1995.

     The Note Payable to Fiskars Limited is due on December 19, 2004, with interest payable annually at a rate of LIBOR plus 0.60% (8.35% at September 30, 1995 and 6.91% at December 31, 1995).

     Total interest paid on long-term debt was $746,000, $969,000 and $1,795,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $1,015,000 for the nine month period ended September 30, 1995.

                           DELTEC POWER SYSTEMS, INC.

     Future annual maturities of long-term debt outstanding at December 31, 1995 are as follows:

          1996........................................................  $    10,000
          1997........................................................    8,298,000
          1998........................................................    3,298,000
          1999........................................................    3,298,000
          2000........................................................    3,298,000
          Thereafter..................................................   19,644,000
                                                                        -----------
                                                                        $37,846,000
                                                                         ==========

NOTE 6 -- FINANCIAL INSTRUMENTS

     The carrying value of cash, accounts receivable, accounts payable and long-term debt at December 31, 1994, September 30, 1995 and December 31, 1995 approximates fair value.

     Power Systems enters into forward foreign exchange contracts with Fiskars to hedge certain of its foreign currency commitments. These contracts minimize the risk from fluctuations in exchange rates. Gains and losses on these contracts are deferred and accounted for in the same period as the underlying transactions.

     The following forward contracts were outstanding at December 31, 1995:

                     CURRENCY                    CURRENCY
                       SOLD                     PURCHASED
                     --------           --------------------------
            German DM.................  Finnish Markka............      $293,000
            Danish Krone..............  Finnish Markka............         5,000
            Swedish Krona.............  Finnish Markka............         4,000
            Finnish Markka............  U.S. Dollar...............       265,000
            Others................................................        67,000
                                                                      ------------
                                                                        $634,000
                                                                      ==========

NOTE 7 -- RESEARCH AND DEVELOPMENT

     Expenditures for research activities relating to product development and improvement are charged against income as incurred. Such expenditures amounted to $1,678,000, $2,136,000 and $2,593,000 for the years ended December 31, 1993,
1994 and 1995, respectively, and $2,023,000 for the nine month period ended September 30, 1995.

NOTE 8 -- SIGNIFICANT CUSTOMERS, EXPORT SALES AND GEOGRAPHIC SEGMENTS

SIGNIFICANT CUSTOMERS

     The Company has an agreement with a customer to supply certain product lines at market prices. The agreement is for an indefinite term and is cancelable at any time. Sales under this agreement amounted to 6%, 10% and 21% of net sales for the years ended December 31, 1993, 1994 and 1995, respectively, and 16% for the nine month period ended September 30, 1995. Receivables outstanding from these sales were $1,856,000, $5,310,000 and $11,415,000 at December 31, 1994, September 30, 1995 and December 31, 1995, respectively.

     Receivables outstanding from a foreign distributor were $1,473,000, $1,208,000 and $1,197,000 at December 31, 1994, September 30, 1995 and December
31, 1995, respectively.

                           DELTEC POWER SYSTEMS, INC.

EXPORT SALES

     The Company's foreign operations primarily serve markets in their respective countries. Export sales from the Company's domestic operation were approximately 21%, 23% and 19% of net sales for the years ended December 31, 1993, 1994 and 1995, respectively, and 21% for the nine month period ended September 30, 1995.

GEOGRAPHIC SEGMENTS

                                                                          NINE MONTHS
                                        YEAR ENDED       YEAR ENDED          ENDED          YEAR ENDED
                                       DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                           1993             1994             1995              1995
                                       ------------     ------------     -------------     ------------
Total Revenues
Domestic.............................. $ 43,335,000     $ 56,405,000      $ 49,385,000     $ 78,364,000
European..............................   32,093,000       40,791,000        37,456,000       54,585,000
                                       ------------     ------------     -------------     ------------
                                       $ 75,428,000     $ 97,196,000      $ 86,841,000     $132,949,000
                                         ==========       ==========        ==========      ===========
Income from Operations
Domestic.............................. $  1,786,000     $  2,586,000      $    705,000     $  4,550,000
European..............................    2,403,000        3,463,000         3,097,000        5,475,000
                                       ------------     ------------     -------------     ------------
                                       $  4,189,000     $  6,049,000      $  3,802,000     $ 10,025,000
                                         ==========       ==========        ==========      ===========

                                                         DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                             1994             1995              1995
                                                         ------------     -------------     ------------
Total Assets
Domestic...............................                  $ 46,154,000      $ 45,857,000     $ 56,743,000
European...............................                    17,348,000        25,744,000       24,136,000
                                                         ------------     -------------     ------------
                                                         $ 63,502,000      $ 71,601,000     $ 80,879,000
                                                           ==========        ==========       ==========

NOTE 9 -- INCOME TAXES

     The components of income before income taxes and cumulative effect of change in accounting principle for income taxes included the following:

                                                                             NINE MONTHS
                                           YEAR ENDED       YEAR ENDED          ENDED          YEAR ENDED
                                          DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                              1993             1994             1995              1995
                                          ------------     ------------     -------------     ------------
Domestic.................................  $1,387,000       $1,581,000       $  (974,000)      $2,093,000
Foreign..................................   2,403,000        3,460,000         3,039,000        5,433,000
                                          ------------     ------------     -------------     ------------
                                           $3,790,000       $5,041,000       $ 2,065,000       $7,526,000
                                           ==========       ==========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

     The provision for income taxes consists of the following:

                                                                       NINE MONTHS
                                     YEAR ENDED       YEAR ENDED          ENDED          YEAR ENDED
                                    DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                        1993             1994             1995              1995
                                    ------------     ------------     -------------     ------------
    Current
      Federal.....................  $ (3,567,000)    $  1,828,000      $   187,000      $  1,733,000
      State.......................        21,000           87,000          100,000           464,000
      Foreign.....................       548,000        1,072,000          974,000         1,522,000
                                    ------------     ------------     -------------     ------------
                                      (2,998,000)       2,987,000        1,261,000         3,719,000
                                    ------------     ------------     -------------     ------------
    Deferred
      Federal.....................     3,842,000         (990,000)        (572,000)       (1,221,000)
      State.......................        29,000         (214,000)        (113,000)         (224,000)
      Foreign.....................       (58,000)         102,000         (249,000)          (37,000)
                                    ------------     ------------     -------------     ------------
                                       3,813,000       (1,102,000)        (934,000)       (1,482,000)
                                    ------------     ------------     -------------     ------------
                                    $    815,000     $  1,885,000      $   327,000      $  2,237,000
                                      ==========       ==========       ==========        ==========

     An analysis of the effective income tax rates is as follows:

                                                                         NINE MONTHS
                                       YEAR ENDED       YEAR ENDED          ENDED          YEAR ENDED
                                      DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                          1993             1994             1995              1995
                                      ------------     ------------     -------------     ------------
    Federal statutory rate..........      35.0%            35.0%             35.0%            35.0%
    State income taxes, net of
      federal benefit...............        .1             (1.6)               --              2.1
    Foreign tax differential........      (9.3)             (.7)            (16.4)            (5.5)
    Other...........................      (4.3)             4.7              (2.8)            (1.9)
                                         -----            -----            ------            -----
                                          21.5%            37.4%             15.8%            29.7%
                                      ==========       ==========       ==========        ==========

     Power Systems made Group Contributions to Fiskars and its related entities of $868,000 and $1,424,000 for the years ended December 31, 1993 and 1994, respectively, and consequently realized tax benefits of $219,000 and $356,000 for the respective years. The distributions have been recorded as a reduction of Shareholders' Equity, net of the related tax benefits.

     Deferred income tax assets and liabilities are comprised of the following:

                                                   DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                       1994             1995              1995
                                                   ------------     -------------     ------------
    Current deferred tax asset:
      Nondeductible accruals...................     $1,681,000       $ 2,007,000       $2,518,000
                                                   ------------     -------------     ------------
    Non-current deferred tax liability:
      Amortization on intangible assets........     $2,834,000       $ 2,199,000       $1,988,000
      Depreciation on property and equipment...        611,000           537,000          631,000
      Net operating loss carryforwards.........       (596,000)         (587,000)        (523,000)
      Other....................................         92,000           158,000          156,000
                                                   ------------     -------------     ------------
                                                    $2,941,000       $ 2,307,000       $2,252,000
                                                    ==========        ==========       ==========

     At December 31, 1995, Fiskars Power Systems AB had an operating loss carryforward of approximately $1,867,000 available to offset future income tax liabilities for an unlimited time.

                           DELTEC POWER SYSTEMS, INC.

NOTE 10 -- EMPLOYEE BENEFIT PLANS

     Deltec maintains a defined contribution retirement savings plan which covers substantially all full-time domestic employees. Participants may contribute a percentage of their salaries subject to statutory annual limitations. Deltec contributes an amount equal to a designated percentage of its annual operating profits. The percentage is discretionary and is determined annually by Deltec's board of directors. Contributions totalled $210,000, $336,000 and $560,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $227,000 for the nine month period ended September 30, 1995.

     Power Systems has a defined benefit pension plan covering all employees. Contributions are made to an independent insurance company, which also holds and invests the plan's assets. Pension expense was $618,000, $684,000 and $958,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $674,000 for the nine month period ended September 30, 1995. The projected benefit obligation as of the most recent actuarial valuation date was $783,000, using an assumed discount rate of 7.4%. The fair value of plan assets available for payment of benefits was $1,214,000. The expected long-term rate of return on plan assets was 7%. At December 31, 1995, other assets includes a prepaid pension asset of $157,000.

NOTE 11 -- LEASE OBLIGATIONS

     Deltec leases its San Diego facility under a non-cancelable operating lease that expires in 2006 and provides options to renew for three additional five year terms. Deltec leases its Mexico facility under a non-cancelable operating lease that expires in 2000 and provides the option to renew for two additional five year terms.

     Power Systems leases its facility under a non-cancelable operating lease which expires in 1996 with options to renew.

     Both Deltec and Power Systems also lease office equipment and automobiles.

     Future minimum lease payments under non-cancelable agreements at December 31, 1995 are as follows:

          1996........................................................  $ 2,340,000
          1997........................................................    2,042,000
          1998........................................................    1,423,000
          1999........................................................      822,000
          2000........................................................      620,000
          Thereafter..................................................    3,006,000
                                                                        -----------
                                                                        $10,253,000
                                                                         ==========

     Rent expense was $2,344,000, $2,406,000 and $2,821,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $2,261,000 for the nine month period ended September 30, 1995.

NOTE 12 -- SHAREHOLDERS' EQUITY

     The Company has authorized 3,000 shares of Class A redeemable preferred stock and 6,000 shares of common stock, each with a par value of $.01 per share.

     On September 27, 1994, the Company issued 1,500 shares of Class A redeemable preferred stock to Fiskars Holdings, Inc. in exchange for the outstanding common shares of Deltec Electronics Corporation, a wholly-owned subsidiary of Fiskars Holdings, Inc. Annual dividends of $1,000 per share are cumulative from the date of issuance and payable on a quarterly basis. The preferred stock is redeemable at the option of the Company at any time at a redemption price of $15,000,000 ($10,000 per share) plus unpaid dividends. The liquidation value of this stock is $10,000 per share. The amount ascribed to the Class A redeemable preferred

                           DELTEC POWER SYSTEMS, INC.

stock approximates the historical value of Deltec's net assets at the date of issuance. On December 29, 1995, DPSI redeemed 600 shares of its Class A preferred stock for $6,000,000.

     On September 27, 1994, the Company also issued 600 shares of common stock and a $10,000,000 note (discussed in Note 5) to Fiskars in exchange for the common stock of Fiskars Power Systems Oy Ab. No dividend will be paid or declared on shares of common stock as long as the Class A redeemable preferred stock is outstanding. The amount ascribed to the common stock represents the excess of the $10,000,000 note over the historical value of the net assets of Power Systems at the date of issuance.

NOTE 13 -- STOCK PURCHASE TRANSACTION

     Pursuant to the Stock Purchase Agreement dated November 17, 1995, as amended February 9, 1996, Fiskars and Fiskars Holdings, Inc. sold 100% of DPSI's capital stock and certain intangible assets to Exide Electronics Group, Inc. ("Exide") for approximately $195,000,000, subject to certain post closing adjustments. The purchase price was settled on March 13, 1996 as follows:

          (A) 825,000 shares of Exide's common stock (valued at a fixed price of $20 per share under the agreement).

          (B) 1,000,000 shares of Exide's Series G convertible preferred stock (valued at a fixed price of $20 per share under the agreement).

          (C) Redemption of all of DPSI's Class A preferred stock owned by Fiskars Holdings, Inc. for $10,000 per share plus accrued dividends.

          (D) Repayment of certain DPSI notes payable and intercompany amounts to Fiskars and Fiskars Holdings, Inc.

          (E) The balance paid in cash.

     In conjunction with the stock purchase transaction discussed above, Exide issued Senior Subordinated Notes, principal amount of $125,000,000, due 2006. The Senior Subordinated Notes are guaranteed, jointly and severally, by domestic subsidiaries of Exide ("guarantor subsidiaries"). The following supplemental combining/consolidating Balance Sheets, Statements of Operations and Statements of Cash Flows, present condensed financial information for the guarantor subsidiaries and the non-guarantor subsidiaries of DPSI. The supplemental financial information reflects the investment of the Company in the Guarantor and Non-Guarantor Subsidiaries using the equity method of accounting.

                           DELTEC POWER SYSTEMS, INC.

              SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1995

                             GUARANTOR      GUARANTOR     NON-GUARANTOR
                               DPSI          DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                            -----------    -----------    --------------    -------------    -------------

                                                  ASSETS
Current Assets:
  Cash....................  $        --    $ 1,055,000        4,548,000     $          --     $  5,603,000
  Accounts receivable,
     net..................           --     25,519,000        8,749,000                --       34,268,000
  Inventories, net........           --     13,934,000        7,699,000                --       21,633,000
  Other current assets....           --      2,951,000        1,437,000                --        4,388,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       assets.............           --     43,459,000       22,433,000                --       65,892,000
Property and equipment,
  net.....................           --      5,424,000        1,711,000                --        7,135,000
Intangible assets, net....           --      7,155,000          229,000                --        7,384,000
Investment in
  affiliates..............   22,452,000             --               --       (22,452,000)              --
Other long-term assets....       81,000        246,000          141,000                --          468,000
                            -----------    -----------    --------------    -------------    -------------
                            $22,533,000    $56,284,000     $ 24,514,000     $ (22,452,000)    $ 80,879,000
                             ==========     ==========      ===========       ===========       ==========
                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........  $        --    $ 7,502,000     $  4,343,000     $          --     $ 11,845,000
  Deferred revenue........           --      3,103,000        1,358,000                --        4,461,000
  Intercompany, net.......    3,223,000      3,854,000         (286,000)               --        6,791,000
  Other current
     liabilities..........           --      7,181,000        5,379,000                --       12,560,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       liabilities........    3,223,000     21,640,000       10,794,000                --       35,657,000
Deferred income taxes.....           --      2,450,000         (198,000)               --        2,252,000
Long-term debt............   16,000,000     18,401,000        3,435,000                --       37,836,000
Other long-term
  liabilities.............           --      1,741,000           83,000                --        1,824,000
Shareholders' equity......    3,310,000     12,052,000       10,400,000       (22,452,000)       3,310,000
                            -----------    -----------    --------------    -------------    -------------
                            $22,533,000    $56,284,000     $ 24,514,000     $ (22,452,000)    $ 80,879,000
                             ==========     ==========      ===========       ===========       ==========

                           DELTEC POWER SYSTEMS, INC.

              SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS
                               SEPTEMBER 30, 1995

                             GUARANTOR      GUARANTOR     NON-GUARANTOR
                               DPSI          DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                            -----------    -----------    --------------    -------------    -------------

                                                  ASSETS
Current Assets:
  Cash....................  $        --    $ 1,517,000     $  7,325,000     $          --     $  8,842,000
  Accounts receivable,
     net..................           --     15,970,000        7,671,000                --       23,641,000
  Inventories, net........           --     12,495,000        7,428,000                --       19,923,000
  Other current assets....           --      2,594,000        1,333,000                --        3,927,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       assets.............           --     32,576,000       23,757,000                --       56,333,000
Property and equipment,
  net.....................           --      5,171,000        1,756,000                --        6,927,000
Intangible assets, net....           --      7,739,000          166,000                --        7,905,000
Investment in
  affiliates..............   18,550,000             --               --       (18,550,000)              --
Other long-term assets....       83,000        288,000           65,000                --          436,000
                            -----------    -----------    --------------    -------------    -------------
                            $18,633,000    $45,774,000     $ 25,744,000     $ (18,550,000)    $ 71,601,000
                             ==========     ==========      ===========       ===========       ==========
                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........  $        --    $ 4,992,000     $  3,143,000     $          --     $  8,135,000
  Deferred revenue........           --      3,093,000        1,585,000                --        4,678,000
  Intercompany, net.......    2,393,000      1,380,000        1,773,000                --        5,546,000
  Other current
     liabilities..........           --      4,110,000        7,170,000                --       11,280,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       liabilities........    2,393,000     13,575,000       13,671,000                --       29,639,000
Deferred income taxes.....           --      2,641,000         (334,000)               --        2,307,000
Long-term debt............   10,000,000     18,401,000        3,540,000                --       31,941,000
Other long-term
  liabilities.............           --      1,389,000           85,000                --        1,474,000
Shareholders' equity......    6,240,000      9,768,000        8,782,000       (18,550,000)       6,240,000
                            -----------    -----------    --------------    -------------    -------------
                            $18,633,000    $45,774,000     $ 25,744,000     $ (18,550,000)    $ 71,601,000
                             ==========     ==========      ===========       ===========       ==========

                           DELTEC POWER SYSTEMS, INC.

              SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1994

                             GUARANTOR      GUARANTOR     NON-GUARANTOR
                               DPSI          DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                            -----------    -----------    --------------    -------------    -------------
                                                  ASSETS
Current Assets:
  Cash....................  $        --    $ 3,192,000     $  2,816,000     $          --     $  6,008,000
  Accounts receivable,
     net..................           --     14,411,000        7,052,000                --       21,463,000
  Inventories, net........           --     11,345,000        5,034,000                --       16,379,000
  Other current assets....           --      2,735,000          552,000                --        3,287,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       assets.............           --     31,683,000       15,454,000                --       47,137,000
Property and equipment,
  net.....................           --      4,918,000        1,693,000                --        6,611,000
Intangible assets, net....           --      9,490,000          140,000                --        9,630,000
Investment in
  affiliates..............   15,630,000             --               --       (15,630,000)              --
Other long-term assets....       63,000             --           61,000                --          124,000
                            -----------    -----------    --------------    -------------    -------------
                            $15,693,000    $46,091,000     $ 17,348,000     $ (15,630,000)    $ 63,502,000
                             ==========     ==========      ===========       ===========       ==========
                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........  $        --    $ 3,354,000     $  2,489,000     $          --     $  5,843,000
  Deferred revenue........           --      3,219,000        1,155,000                --        4,374,000
  Intercompany, net.......      651,000      3,034,000       (1,148,000)               --        2,537,000
  Other current
     liabilities..........           --      3,661,000        4,386,000                --        8,047,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       liabilities........      651,000     13,268,000        6,882,000                --       20,801,000
Deferred income taxes.....           --      3,265,000         (324,000)               --        2,941,000
Long-term debt............   10,000,000     18,401,000        4,856,000                --       33,257,000
Other long-term
  liabilities.............           --      1,385,000           76,000                --        1,461,000
Shareholders' equity......    5,042,000      9,772,000        5,858,000       (15,630,000)       5,042,000
                            -----------    -----------    --------------    -------------    -------------
                            $15,693,000    $46,091,000     $ 17,348,000     $ (15,630,000)    $ 63,502,000
                             ==========     ==========      ===========       ===========       ==========

                           DELTEC POWER SYSTEMS, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                             GUARANTOR      GUARANTOR     NON-GUARANTOR
                               DPSI          DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                            -----------    -----------    --------------    -------------    -------------
Revenues:
  Products................. $        --    $72,305,000     $ 49,513,000      $ (8,787,000)   $ 113,031,000
  Services.................          --     11,777,000        8,141,000                --       19,918,000
                            -----------    -----------    --------------    -------------    -------------
     Total revenues........          --     84,082,000       57,654,000        (8,787,000)     132,949,000
Cost of revenues:
  Products.................          --     47,934,000       32,774,000        (8,787,000)      71,921,000
  Services.................          --      4,453,000        4,516,000                --        8,969,000
                            -----------    -----------    --------------    -------------    -------------
     Total cost of
       revenues............          --     52,387,000       37,290,000        (8,787,000)      80,890,000
                            -----------    -----------    --------------    -------------    -------------
Gross profit...............          --     31,695,000       20,364,000                --       52,059,000
Operating expenses:
  Selling and marketing....          --     15,296,000       10,771,000                --       26,067,000
  General and
     administrative........     869,000      4,826,000        1,885,000                --        7,580,000
  Engineering..............          --      3,330,000        1,646,000                --        4,976,000
  Royalty expense
     (primarily with
     related parties)......          --      2,824,000          587,000                --        3,411,000
                            -----------    -----------    --------------    -------------    -------------
Income from operations.....    (869,000)     5,419,000        5,475,000                --       10,025,000
Interest income (primarily
  with related parties)....          --        (68,000)        (610,000)               --         (678,000)
Interest expense (primarily
  with related parties)....     887,000      1,638,000          652,000                --        3,177,000
                            -----------    -----------    --------------    -------------    -------------
Income (loss) before income
  taxes....................  (1,756,000)     3,849,000        5,433,000                --        7,526,000
Provision for (benefit
  from) income taxes.......    (702,000)     1,569,000        1,370,000                --        2,237,000
                            -----------    -----------    --------------    -------------    -------------
Income (loss) before equity
  income, wholly-owned
  subsidiaries.............  (1,054,000)     2,280,000        4,063,000                --        5,289,000
Equity income, wholly-owned
  subsidiaries.............   6,343,000             --               --        (6,343,000)              --
                            -----------    -----------    --------------    -------------    -------------
Net income (loss)..........   5,289,000      2,280,000        4,063,000        (6,343,000)       5,289,000
Dividends on preferred
  stock....................   1,500,000             --               --                --        1,500,000
Premiums on redemptions of
  preferred stock..........   2,122,000             --               --                --        2,122,000
                            -----------    -----------    --------------    -------------    -------------
  Net income (loss)
     allocable to common
     shares................ $ 1,667,000    $ 2,280,000     $  4,063,000      $ (6,343,000)   $   1,667,000
                             ==========     ==========      ===========        ==========      ===========

                           DELTEC POWER SYSTEMS, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                              GUARANTOR      GUARANTOR     NON-GUARANTOR
                                DPSI          DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                             -----------    -----------    --------------    -------------    -------------
Revenues:
  Products.................  $        --    $45,007,000     $ 33,983,000      $ (6,325,000)    $ 72,665,000
  Services.................           --      8,570,000        5,606,000                --       14,176,000
                             -----------    -----------    --------------    -------------    -------------
     Total revenues........           --     53,577,000       39,589,000        (6,325,000)      86,841,000
Cost of revenues:
  Products.................           --     30,891,000       22,037,000        (6,325,000)      46,603,000
  Services.................           --      3,448,000        3,432,000                --        6,880,000
                             -----------    -----------    --------------    -------------    -------------
     Total cost of
       revenues............           --     34,339,000       25,469,000        (6,325,000)      53,483,000
                             -----------    -----------    --------------    -------------    -------------
Gross profit...............           --     19,238,000       14,120,000                --       33,358,000
Operating expenses:
  Selling and marketing....           --     10,537,000        8,091,000                --       18,628,000
  General and
     administrative........      334,000      3,706,000          997,000                --        5,037,000
  Engineering..............           --      2,372,000        1,310,000                --        3,682,000
  Royalty expense
     (primarily with
     related parties)......           --      1,584,000          625,000                --        2,209,000
                             -----------    -----------    --------------    -------------    -------------
Income from operations.....     (334,000)     1,039,000        3,097,000                --        3,802,000
Interest income (primarily
  with related parties)....           --       (132,000)        (448,000)               --         (580,000)
Interest expense (primarily
  with related parties)....      651,000      1,160,000          506,000                --        2,317,000
                             -----------    -----------    --------------    -------------    -------------
Income (loss) before income
  taxes....................     (985,000)        11,000        3,039,000                --        2,065,000
Provision for (benefit
  from) income taxes.......     (392,000)        16,000          703,000                --          327,000
                             -----------    -----------    --------------    -------------    -------------
Income (loss) before equity
  income, wholly-owned
  subsidiaries.............     (593,000)        (5,000)       2,336,000                --        1,738,000
Equity income, wholly-owned
  subsidiaries.............    2,331,000             --               --        (2,331,000)              --
                             -----------    -----------    --------------    -------------    -------------
Net income (loss)..........    1,738,000         (5,000)       2,336,000        (2,331,000)       1,738,000
Dividends on preferred
  stock....................    1,125,000             --               --                --        1,125,000
                             -----------    -----------    --------------    -------------    -------------
  Net income (loss)
     allocable to common
     shares................  $   613,000    $    (5,000)    $  2,336,000      $ (2,331,000)    $    613,000
                              ==========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

          SUPPLEMENTAL COMBINING/CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                              GUARANTOR     GUARANTOR     NON-GUARANTOR
                                DPSI         DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                              ---------    -----------    --------------    -------------    -------------
Revenues:
  Products..................  $      --    $49,222,000     $ 37,119,000      $ (6,105,000)    $ 80,236,000
  Services..................         --     11,190,000        5,770,000                --       16,960,000
                              ---------    -----------    --------------    -------------    -------------
     Total revenues.........         --     60,412,000       42,889,000        (6,105,000)      97,196,000
Cost of revenues:
  Products..................         --     33,151,000       23,306,000        (6,105,000)      50,352,000
  Services..................         --      4,476,000        3,850,000                --        8,326,000
                              ---------    -----------    --------------    -------------    -------------
     Total cost of
       revenues.............         --     37,627,000       27,156,000        (6,105,000)      58,678,000
                              ---------    -----------    --------------    -------------    -------------
Gross profit................         --     22,785,000       15,733,000                --       38,518,000
Operating expenses:
  Selling and marketing.....         --     11,320,000        8,447,000                --       19,767,000
  General and
     administrative.........      3,000      4,636,000        1,597,000                --        6,236,000
  Engineering...............         --      2,728,000        1,440,000                --        4,168,000
  Royalty expense (primarily
     with related
     parties)...............         --      1,512,000          786,000                --        2,298,000
                              ---------    -----------    --------------    -------------    -------------
Income from operations......     (3,000)     2,589,000        3,463,000                --        6,049,000
Interest income (primarily
  with related parties).....         --       (141,000)        (226,000)               --         (367,000)
Interest expense (primarily
  with related parties).....    210,000        936,000          229,000                --        1,375,000
                              ---------    -----------    --------------    -------------    -------------
Income (loss) before income
  taxes.....................   (213,000)     1,794,000        3,460,000                --        5,041,000
Provision for (benefit from)
  income taxes..............    (93,000)       804,000        1,174,000                --        1,885,000
                              ---------    -----------    --------------    -------------    -------------
Income (loss) before equity
  income, wholly-owned
  subsidiaries..............   (120,000)       990,000        2,286,000                --        3,156,000
Equity income, wholly-owned
  subsidiaries..............    857,000             --               --          (857,000)              --
                              ---------    -----------    --------------    -------------    -------------
Net income (loss)...........    737,000        990,000        2,286,000          (857,000)       3,156,000
Dividends on preferred
  stock.....................    375,000             --               --                --          375,000
                              ---------    -----------    --------------    -------------    -------------
  Net income (loss)
     allocable to common
     shares.................  $ 362,000    $   990,000     $  2,286,000      $   (857,000)    $  2,781,000
                              =========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

                 SUPPLEMENTAL COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                              GUARANTOR     GUARANTOR     NON-GUARANTOR
                                DPSI         DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                              ---------    -----------    --------------    -------------    -------------
Revenues:
  Products..................  $      --    $34,682,000     $ 27,301,000      $ (1,537,000)    $ 60,446,000
  Services..................         --     10,159,000        4,823,000                --       14,982,000
                              ---------    -----------    --------------    -------------    -------------
     Total revenues.........         --     44,841,000       32,124,000        (1,537,000)      75,428,000
Cost of revenues:
  Products..................         --     25,464,000       15,307,000        (1,537,000)      39,234,000
  Services..................         --      4,063,000        3,382,000                --        7,445,000
                              ---------    -----------    --------------    -------------    -------------
     Total cost of
       revenues.............         --     29,527,000       18,689,000        (1,537,000)      46,679,000
                              ---------    -----------    --------------    -------------    -------------
Gross profit................         --     15,314,000       13,435,000                --       28,749,000
Operating expenses:
  Selling and marketing.....         --      7,851,000        7,208,000                --       15,059,000
  General and
     administrative.........         --      3,570,000        1,334,000                --        4,904,000
  Engineering...............         --      1,883,000        1,236,000                --        3,119,000
  Royalty expense (primarily
     with related
     parties)...............         --        224,000        1,254,000                --        1,478,000
                              ---------    -----------    --------------    -------------    -------------
Income from operations......         --      1,786,000        2,403,000                --        4,189,000
Interest income (primarily
  with related parties).....         --        (32,000)        (350,000)               --         (382,000)
Interest expense (primarily
  with related parties).....         --        431,000          350,000                --          781,000
                              ---------    -----------    --------------    -------------    -------------
Income before income taxes
  and cumulative effect of
  change in accounting
  principle for income
  taxes.....................         --      1,387,000        2,403,000                --        3,790,000
Provision for income
  taxes.....................         --        325,000          490,000                --          815,000
                              ---------    -----------    --------------    -------------    -------------
Income before cumulative
  effect of change in
  accounting principle for
  income taxes..............         --      1,062,000        1,913,000                --        2,975,000
Cumulative effect of change
  in accounting principle
  for income taxes..........         --        560,000          949,000                --        1,509,000
                              ---------    -----------    --------------    -------------    -------------
     Net income.............  $      --    $ 1,622,000     $  2,862,000      $         --     $  4,484,000
                              =========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                 GUARANTOR     GUARANTOR     NON-GUARANTOR
                                   DPSI          DELTEC       SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                -----------   ------------   --------------   -------------   -------------
Cash flows from operating activities:
  Net income (loss)............ $ 5,289,000   $  2,280,000    $  4,063,000     $ (6,343,000)   $  5,289,000
  Adjustments to reconcile net
     income to net cash
     provided by operating
     activities:
     Depreciation expense......          --      1,230,000         784,000               --       2,014,000
     Amortization of
       intangibles.............      14,000      2,335,000          54,000               --       2,403,000
     Equity income,
       wholly-owned
       subsidiaries............  (6,343,000)            --              --        6,343,000              --
     Loss on sale of property
       and equipment...........          --             --              --               --      (1,482,000)
     Deferred income taxes.....          --     (1,445,000)        (37,000)              --              --
     Other.....................          --             --              --               --              --
     Changes in:
       Net accounts
          receivable...........          --    (11,108,000)     (1,091,000)              --     (12,199,000)
       Net intercompany
          accounts.............   1,072,000        820,000         535,000               --       2,427,000
       Net inventories.........          --     (2,589,000)     (2,233,000)              --      (4,822,000)
       Other current assets....          --        414,000        (641,000)              --        (227,000)
       Accounts payable........          --      4,148,000       1,625,000               --       5,773,000
       Accrued expenses........          --      3,809,000         608,000               --       4,417,000
       Deferred revenue........          --        (48,000)        150,000               --         102,000
                                -----------   ------------   --------------   -------------   -------------
Net cash provided (used) by
  operating activities.........      32,000       (154,000)      3,817,000               --       3,695,000
                                -----------   ------------   --------------   -------------   -------------
Cash flows from investing
  activities:
  Purchases of property and
     equipment.................          --     (1,747,000)       (655,000)              --      (2,402,000)
  Proceeds from sale of
     property and equipment....          --         10,000              --               --          10,000
  Acquisition of NSSI..........          --             --              --               --              --
  Other........................     (32,000)      (246,000)       (203,000)              --        (481,000)
                                -----------   ------------   --------------   -------------   -------------
Net cash used in investing
  activities...................     (32,000)    (1,983,000)       (858,000)              --      (2,873,000)
                                -----------   ------------   --------------   -------------   -------------
Cash flows from financing
  activities:
  Payments on intercompany
     note......................          --             --      (1,921,000)              --      (1,921,000)
  Payments on external debt....          --             --              --               --              --
  Advances on intercompany
     note......................          --             --              --               --              --
  Proceeds from external
     debt......................          --             --         537,000               --         537,000
  Dividends paid...............          --             --              --               --              --
  Group contributions, net of
     tax.......................          --             --              --               --              --
                                -----------   ------------   --------------   -------------   -------------
Net cash provided (used) by
  financing activities.........          --             --      (1,384,000)              --      (1,384,000)
                                -----------   ------------   --------------   -------------   -------------
Effect of exchange rates on
  cash.........................          --             --         157,000               --         157,000
Increase (decrease) in cash....          --     (2,137,000)      1,732,000               --        (405,000)
Cash at beginning of period....          --      3,192,000       2,816,000               --       6,008,000
                                -----------   ------------   --------------   -------------   -------------
Cash at end of period.......... $        --   $  1,055,000    $  4,548,000     $         --    $  5,603,000
                                 ==========    ===========     ===========       ==========      ==========

                           DELTEC POWER SYSTEMS, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                  GUARANTOR     GUARANTOR    NON-GUARANTOR
                                    DPSI         DELTEC       SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                 -----------   -----------   --------------   -------------   -------------
Cash flows from operating activities:
  Net income (loss)............. $ 1,738,000   $    (5,000)   $  2,336,000     $ (2,331,000)   $  1,738,000
  Adjustments to reconcile net
     income to net cash provided
     by operating activities:
     Depreciation expense.......          --       980,000         531,000               --       1,511,000
     Amortization of
       intangibles..............      12,000     1,751,000          47,000               --       1,810,000
     Equity income, wholly-owned
       subsidiaries.............  (2,331,000)           --              --        2,331,000              --
     Loss on sale of property
       and equipment............          --            --              --               --              --
     Deferred income taxes......          --      (685,000)       (249,000)              --        (934,000)
     Other......................          --            --              --               --              --
     Changes in:
       Net accounts
          receivable............          --    (1,559,000)         73,000               --      (1,486,000)
       Net intercompany
          accounts..............     710,000    (2,299,000)      3,086,000               --       1,497,000
       Net inventories..........          --    (1,150,000)     (1,809,000)              --      (2,959,000)
       Other current assets.....          --       202,000        (453,000)              --        (251,000)
       Accounts payable.........          --     1,638,000         220,000               --       1,858,000
       Accrued expenses.........     (97,000)    1,095,000         231,000               --       1,229,000
       Deferred revenue.........          --      (122,000)        361,000               --         239,000
                                 -----------   -----------   --------------   -------------   -------------
Net cash provided (used) by
  operating activities..........      32,000      (154,000)      4,374,000               --       4,252,000
                                 -----------   -----------   --------------   -------------   -------------
Cash flows from investing
  activities:
  Purchases of property and
     equipment..................          --    (1,243,000)       (420,000)              --      (1,663,000)
  Proceeds from sale of property
     and equipment..............          --        10,000              --               --          10,000
  Acquisition of NSSI...........          --            --              --               --              --
  Other.........................     (32,000)     (288,000)        (58,000)              --        (378,000)
                                 -----------   -----------   --------------   -------------   -------------
Net cash used in investing
  activities....................     (32,000)   (1,521,000)       (478,000)              --      (2,031,000)
                                 -----------   -----------   --------------   -------------   -------------
Cash flows from financing
  activities:
  Payments on intercompany
     note.......................          --            --        (232,000)              --        (232,000)
  Payments on external debt.....          --            --              --               --              --
  Advances on intercompany
     note.......................          --            --              --               --              --
  Proceeds from external debt...          --            --         537,000               --         537,000
  Dividends paid................          --            --              --               --              --
  Group contributions, net of
     tax........................          --            --              --               --              --
                                 -----------   -----------   --------------   -------------   -------------
Net cash provided by financing
  activities....................          --            --         305,000               --         305,000
                                 -----------   -----------   --------------   -------------   -------------
Effect of exchange rates on
  cash..........................          --            --         308,000               --         308,000
Increase in cash................          --    (1,675,000)      4,509,000               --       2,834,000
Cash at beginning of period.....          --     3,192,000       2,816,000               --       6,008,000
                                 -----------   -----------   --------------   -------------   -------------
Cash at end of period........... $        --   $ 1,517,000    $  7,325,000     $         --    $  8,842,000
                                  ==========    ==========     ===========       ==========      ==========

                           DELTEC POWER SYSTEMS, INC.

          SUPPLEMENTAL COMBINING/CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                GUARANTOR     GUARANTOR     NON-GUARANTOR
                                  DPSI         DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                ---------    -----------    --------------    -------------    -------------
Cash flows from operating activities:
  Net income (loss)............ $ 737,000    $   990,000     $  2,286,000      $   (857,000)    $  3,156,000
  Adjustments to reconcile net
     income to net cash
     provided by operating
     activities:
     Depreciation expense......        --      1,000,000          690,000                --        1,690,000
     Amortization of
       intangibles.............     3,000      2,248,000           44,000                --        2,295,000
     Equity income,
       wholly-owned
       subsidiaries............  (857,000)            --               --           857,000               --
     Loss on sale of property
       and equipment...........        --         47,000               --                --           47,000
     Deferred income taxes.....        --     (1,205,000)         103,000                --       (1,102,000)
     Other.....................        --             --           68,000                --           68,000
     Changes in:
       Net accounts
          receivable...........        --     (3,420,000)      (1,412,000)               --       (4,832,000)
       Net intercompany
          accounts.............   183,000      7,098,000       (1,169,000)               --        6,112,000
       Net inventories.........        --     (4,241,000)      (1,806,000)               --       (6,047,000)
       Other current assets....        --       (372,000)         302,000                --          (70,000)
       Accounts payable........        --       (562,000)         366,000                --         (196,000)
       Accrued expenses........        --        468,000        1,062,000                --        1,530,000
       Deferred revenue........        --        237,000          243,000                --          480,000
                                ---------    -----------    --------------    -------------    -------------
Net cash provided by operating
  activities...................    66,000      2,288,000          777,000                --        3,131,000
                                ---------    -----------    --------------    -------------    -------------
Cash flows from investing
  activities:
  Purchases of property and
     equipment.................        --     (1,204,000)        (430,000)               --       (1,634,000)
  Proceeds from sale of
     property and equipment....        --          7,000               --                --            7,000
  Acquisition of NSSI..........        --     (1,751,000)              --                --       (1,751,000)
  Other........................   (66,000)            --         (478,000)               --         (544,000)
                                ---------    -----------    --------------    -------------    -------------
Net cash used in investing
  activities...................   (66,000)    (2,948,000)        (908,000)               --       (3,922,000)
                                ---------    -----------    --------------    -------------    -------------
Cash flows from financing
  activities:
  Payments on intercompany
     note......................        --       (300,000)              --                --         (300,000)
  Payments on external debt....        --             --               --                --               --
  Advances on intercompany
     note......................        --      1,751,000        2,063,000                --        3,814,000
  Proceeds from external
     debt......................        --             --          138,000                --          138,000
  Dividends paid...............        --             --         (786,000)               --         (786,000)
  Group contributions, net of
     tax.......................        --             --       (1,068,000)               --       (1,068,000)
                                ---------    -----------    --------------    -------------    -------------
Net cash provided by financing
  activities...................        --      1,451,000          347,000                --        1,798,000
                                ---------    -----------    --------------    -------------    -------------
Effect of exchange rates on
  cash.........................        --             --          379,000                --          379,000
Increase in cash...............        --        791,000          595,000                --        1,386,000
Cash at beginning of period....        --      2,401,000        2,221,000                --        4,622,000
                                ---------    -----------    --------------    -------------    -------------
Cash at end of period.......... $      --    $ 3,192,000     $  2,816,000      $         --     $  6,008,000
                                =========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                   GUARANTOR      GUARANTOR      NON-GUARANTOR
                                     DPSI          DELTEC         SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                   ---------     -----------     --------------     -------------     -------------
Cash flows from operating activities:
  Net income...................... $     --      $ 1,622,000      $  2,862,000       $        --       $ 4,484,000
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
    Depreciation expense..........       --          860,000           498,000                --         1,358,000
    Amortization of intangibles...       --        1,981,000            10,000                --         1,991,000
    Loss on sale of property and
      equipment...................       --           53,000                --                --            53,000
    Deferred income taxes.........       --        3,871,000           (58,000)               --         3,813,000
    Other.........................       --               --                --                --                --
    Cumulative effect of change in
      accounting for income
      taxes.......................       --         (560,000)         (949,000)               --        (1,509,000)
    Changes in:
      Net accounts receivable.....       --       (2,302,000)         (729,000)               --        (3,031,000)
      Net intercompany accounts...       --       (3,435,000)         (324,000)               --        (3,759,000)
      Net inventories.............       --          409,000          (486,000)               --           (77,000)
      Other current assets........       --         (118,000)         (306,000)               --          (424,000)
      Accounts payable............       --          995,000          (192,000)               --           803,000
      Accrued expenses............       --          366,000           425,000                --           791,000
      Deferred revenue............       --          432,000           150,000                --           582,000
                                   ---------     -----------     --------------     -------------     -------------
Net cash provided by operating
  activities......................       --        4,174,000           901,000                --         5,075,000
                                   ---------     -----------     --------------     -------------     -------------
Cash flows from investing
  activities:
  Purchases of property and
    equipment.....................       --       (1,161,000)         (295,000)               --        (1,456,000)
  Proceeds from sale of property
    and equipment.................       --               --                --                --                --
  Acquisition of NSSI.............       --               --                --                --                --
  Other...........................       --               --          (388,000)               --          (388,000)
                                   ---------     -----------     --------------     -------------     -------------
Net cash used in investing
  activities......................       --       (1,161,000)         (683,000)               --        (1,844,000)
                                   ---------     -----------     --------------     -------------     -------------
Cash flows from financing
  activities:
  Payments on intercompany note...       --       (1,500,000)               --                --        (1,500,000)
  Payments on external debt.......       --               --          (618,000)               --          (618,000)
  Advances on intercompany note...       --               --                --                --                --
  Proceeds from external debt.....       --               --           211,000                --           211,000
  Dividends paid..................       --               --                --                --                --
  Group contributions, net of
    tax...........................       --               --          (649,000)               --          (649,000)
                                   ---------     -----------     --------------     -------------     -------------
Net cash used by financing
  activities......................       --       (1,500,000)       (1,056,000)               --        (2,556,000)
                                   ---------     -----------     --------------     -------------     -------------
Effect of exchange rates on
  cash............................       --               --          (293,000)               --          (293,000)
Increase in cash..................       --        1,513,000        (1,131,000)               --           382,000
Cash at beginning of period.......       --          888,000         3,352,000                --         4,240,000
                                   ---------     -----------     --------------     -------------     -------------
Cash at end of period............. $     --      $ 2,401,000      $  2,221,000       $        --       $ 4,622,000
                                   =========     ============    ==============     ============      ============

                           DELTEC POWER SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                  SEPTEMBER 30,       DECEMBER 31,
                                                                      1995                1995
                                                                  -------------       ------------
                                                                            (UNAUDITED)
                                              ASSETS
Current assets:
  Cash..........................................................   $  8,842,000       $  5,603,000
  Accounts receivable, net......................................     23,641,000         34,268,000
  Inventories, net..............................................     19,923,000         21,633,000
  Deferred income taxes.........................................      2,007,000          2,518,000
  Other current assets..........................................      1,920,000          1,870,000
                                                                    -----------        -----------
          Total current assets..................................     56,333,000         65,892,000
Property and equipment, net.....................................      6,927,000          7,135,000
Intangible assets, net..........................................      7,905,000          7,384,000
Other long-term assets..........................................        436,000            468,000
                                                                    -----------        -----------
                                                                   $ 71,601,000       $ 80,879,000
                                                                    ===========        ===========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................   $  8,135,000       $ 11,845,000
  Deferred revenue..............................................      4,678,000          4,461,000
  Accrued payroll and employee benefits.........................      3,552,000          4,840,000
  Income taxes payable..........................................      1,778,000          3,281,000
  Intercompany payable, net.....................................      5,546,000          6,791,000
  Accrued commissions...........................................        814,000          1,125,000
  Accrued warranty..............................................        610,000            836,000
  Current maturities of long-term debt..........................      2,121,000             10,000
  Other current liabilities.....................................      2,405,000          2,468,000
                                                                    -----------        -----------
          Total current liabilities.............................     29,639,000         35,657,000
                                                                    -----------        -----------
Deferred income taxes...........................................      2,307,000          2,252,000
                                                                    -----------        -----------
Long-term debt..................................................     31,941,000         37,836,000
                                                                    -----------        -----------
Other long-term liabilities.....................................      1,474,000          1,824,000
                                                                    -----------        -----------
Shareholders' equity:
  Class A redeemable preferred stock -- $.01 par value, 1,500 shares outstanding at September 30, 1995 (liquidation value of $15,000,000); 900 shares outstanding at December 31,
     1995 (liquidation value of $9,000,000), at ascribed
     value......................................................      9,695,000          5,817,000
  Common stock -- $.01 par value, 600 shares outstanding, at
     ascribed value.............................................     (4,881,000)        (4,881,000)
  Retained earnings.............................................        882,000          1,936,000
  Cumulative translation adjustment.............................        544,000            438,000
                                                                    -----------        -----------
          Total shareholders' equity............................      6,240,000          3,310,000
                                                                    -----------        -----------
                                                                   $ 71,601,000       $ 80,879,000
                                                                    ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   THREE MONTHS ENDED DECEMBER
                                                                               31,
                                                                  -----------------------------
                                                                     1994              1995
                                                                  -----------       -----------
                                                                           (UNAUDITED)
Revenues:
  Products....................................................    $24,620,000       $40,366,000
  Services....................................................      4,854,000         5,742,000
                                                                  -----------       -----------
          Total revenues......................................     29,474,000        46,108,000
Cost of revenues:
  Products....................................................     14,997,000        25,318,000
  Services....................................................      2,977,000         2,089,000
                                                                  -----------       -----------
          Total cost of revenues..............................     17,974,000        27,407,000
                                                                  -----------       -----------
Gross profit..................................................     11,500,000        18,701,000
Operating expenses:
  Selling and marketing.......................................      5,255,000         7,439,000
  General and administrative..................................      1,607,000         2,543,000
  Engineering.................................................      1,145,000         1,294,000
  Royalty expense (primarily with related parties)............        714,000         1,202,000
                                                                  -----------       -----------
Income from operations........................................      2,779,000         6,223,000
Interest income (primarily with related parties)..............       (121,000)          (98,000)
Interest expense (primarily with related parties).............        665,000           860,000
                                                                  -----------       -----------
Income before income taxes....................................      2,235,000         5,461,000
Provision for income taxes....................................        685,000         1,910,000
                                                                  -----------       -----------
Net income....................................................      1,550,000         3,551,000
Dividends on preferred stock..................................        375,000           375,000
Premium on redemption of preferred stock......................             --         2,122,000
                                                                  -----------       -----------
          Net income allocable to common shares...............    $ 1,175,000       $ 1,054,000
                                                                   ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                THREE MONTHS ENDED DECEMBER 31,
                                                                -------------------------------
                                                                    1994               1995
                                                                ------------       ------------
                                                                          (UNAUDITED)
Cash flows from operating activities:
  Net income..................................................  $  1,550,000       $  3,551,000
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation of property and equipment...................       530,000            503,000
     Amortization of intangibles..............................       675,000            593,000
     Deferred income taxes....................................      (547,000)          (548,000)
     Changes in:
       Net accounts receivable................................    (5,808,000)       (10,713,000)
       Net intercompany accounts..............................      (914,000)           930,000
       Net inventories........................................       794,000         (1,863,000)
       Other current assets...................................       (21,000)            24,000
       Accounts payable.......................................       293,000          3,915,000
       Accrued expenses.......................................       778,000          3,188,000
       Deferred revenue.......................................       (51,000)          (137,000)
                                                                ------------       ------------
Net cash used by operating activities.........................    (2,721,000)          (557,000)
                                                                ------------       ------------
Cash flows from investing activities:
  Purchases of property and equipment.........................      (570,000)          (739,000)
  Proceeds from sale of property and equipment................            --                 --
  Other.......................................................      (399,000)          (103,000)
                                                                ------------       ------------
Net cash used in investing activities.........................      (969,000)          (842,000)
                                                                ------------       ------------
Cash flows from financing activities:
  Payments on intercompany note...............................            --         (1,689,000)
  Payments on external debt...................................            --                 --
  Advances on intercompany note...............................     2,274,000                 --
  Proceeds from external debt.................................            --                 --
  Dividends paid..............................................            --                 --
  Group Contributions, net of tax benefit.....................    (1,068,000)                --
                                                                ------------       ------------
Net cash provided (used) by financing activities..............     1,206,000         (1,689,000)
                                                                ------------       ------------
Effect of exchange rates on cash..............................        24,000           (151,000)
Increase (decrease) in cash...................................    (2,460,000)        (3,239,000)
Cash at beginning of period...................................     8,468,000          8,842,000
                                                                ------------       ------------
Cash at end of period.........................................  $  6,008,000       $  5,603,000
                                                                 ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles. Certain information and footnote disclosures required for complete financial statements have been condensed or omitted. These financial statements should be read in conjunction with the audited financial statements presented elsewhere herein.

     In the opinion of management, the accompanying consolidated financial statements include all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations for the quarter ended December 31, 1995 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- STOCK PURCHASE TRANSACTION

     Pursuant to the Stock Purchase Agreement dated November 17, 1995, as amended February 9, 1996, Fiskars and Fiskars Holdings, Inc. sold 100% of DPSI's capital stock and certain intangible assets to Exide Electronics Group, Inc. ("Exide") for approximately $195,000,000, subject to certain post closing adjustments. The purchase price was settled on March 13, 1996 as follows:

          (A) 825,000 shares of Exide's common stock (valued at a fixed price of $20 per share under the agreement).

          (B) 1,000,000 shares of Exide's Series G convertible preferred stock (valued at a fixed price of $20 per share under the agreement).

          (C) Redemption of all of DPSI's Class A preferred stock owned by Fiskars Holdings, Inc. for $10,000 per share plus accrued dividends.

          (D) Repayment of certain DPSI notes payable and intercompany amounts to Fiskars and Fiskars Holdings, Inc.

          (E) The balance paid in cash.

- ------------------------------------------------------
- ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     3
Information Incorporated by
  Reference...........................     4
Prospectus Summary....................     5
Risk Factors..........................    16
The Exchange Offer....................    21
The Deltec Acquisition................    29
Use of Proceeds.......................    30
Capitalization........................    30
Unaudited Pro Forma Combined Financial
  Statements..........................    31
Selected Historical Consolidated
  Financial Data......................    44
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    46
Business..............................    63
Management............................    78
Principal Shareholders................    80
Description of New Credit Facility....    82
Description of Notes..................    84
Book-Entry, Delivery and Form.........   106
Description of Capital Stock..........   108
Certain Federal Income Tax
  Considerations......................   111
Plan of Distribution..................   112
Legal Matters.........................   112
Experts...............................   112
Index to Financial Statements.........   F-1

                             ---------------------


     UNTIL AUGUST 12, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIES B NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                            [EXIDE ELECTRONICS LOGO]

                               EXIDE ELECTRONICS
                                  GROUP, INC.

                             OFFER TO EXCHANGE ITS
                       11 1/2% SENIOR SUBORDINATED NOTES
                              DUE 2006, SERIES B,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED,
                                FOR ANY AND ALL
                               OF ITS OUTSTANDING
                       11 1/2% SENIOR SUBORDINATED NOTES
                               DUE 2006, SERIES A
                           -------------------------
                                   PROSPECTUS
                           -------------------------

                                  MAY 14, 1996


- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the General Corporation Law of the state of Delaware ("Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Delaware Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Delaware Law does not permit indemnification of any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     Article 11 of the Company's Certificate of Incorporation and Article 10 of the Company's Bylaws provide, under certain circumstances, for the indemnification of the Company's present or former directors, officers, employees, agents and persons who, at the request of the Company, are or were serving in a similar capacity for another corporation or entity. These Articles also allow the Board of Directors to purchase and maintain insurance on behalf of the Company's present or former directors, officers or persons who are or were serving at the request of the Company as a director or officer of another corporation or entity. Copies of the Company's Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.3, respectively, and are incorporated herein by reference.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT NO.                                          DESCRIPTION
- -----------       ---------------------------------------------------------------------------------
   2.1        --  Stock Purchase Agreement by and between Exide Electronics Group, Inc. and Fiskars
                  Oy Ab, Fiskars Holdings, Inc. and Deltec Power Systems, Inc., dated November 16,
                  1995 (filed as Exhibit 10 to the Company's Form 8-K, File No. 000-18106, filed on
                  November 17, 1995 and incorporated herein by reference).
   2.2        --  Letter Agreement to Amend Stock Purchase Agreement by and between Exide
                  Electronics Group, Inc. and Fiskars Oy Ab, Fiskars Holdings, Inc. and Deltec
                  Power Systems, Inc., dated February 9, 1996 (filed as Exhibit 10.2 to the
                  Company's Form 8-K, File No. 000-18106, filed on February 21, 1996 and incorporated herein by reference).
   3.1        --  Certificate of Incorporation of the Company, as amended (filed as Exhibit 3 to the Company's Form 10-Q, File No. 000-18106, for the quarter ended March 31, 1995 and incorporated herein by reference).
   3.2        --  Form of Certificate of Designation of the Series G Preferred Stock of the Company
                  (filed as attachment to Schedule 2.1(d) of Exhibit 10.2 to the Company's Form
                  8-K/A, File No. 000-18106, filed on March 22, 1996 and incorporated herein by reference).
   3.3        --  Bylaws of the Company, as amended (filed as Exhibit 3b to the Company's Form
                  10-K, File No. 000-18106, for the fiscal year ended September 30, 1992 and incorporated herein by reference).

EXHIBIT NO.                                          DESCRIPTION
- -----------       ---------------------------------------------------------------------------------
   4.1        --  Indenture, dated as of March 13, 1996, among the Company, the Guarantors and
                  American Bank National Association, as trustee, relating to $125,000,000 principal amount of 11 1/2% Senior Subordinated Notes due 2006.
   4.2        --  Form of 11 1/2% Series A and Series B Senior Subordinated Notes due 2006
                  (included in Exhibit 4.1 hereof).
   4.3        --  Registration Rights Agreement, dated as of March 13, 1996, among the Company, the
                  Guarantors and the Initial Purchasers.
   4.4        --  Warrant Agreement, dated as of March 13, 1996, between the Company and American
                  Bank National Association, as warrant agent, relating to 125,000 Warrants to purchase in the aggregate 643,750 shares of Common Stock.
   4.5        --  Warrant Registration Rights Agreement, dated March 13, 1996, between the Company and the Initial Purchasers.
   4.6        --  Stockholder Agreement, dated March 13, 1996, between the Company and Fiskars Oy
                  Ab.
   4.7        --  Rights Agreement, dated as of November 25, 1992, by and between Exide Electronics
                  Group, Inc. and First Union National Bank of North Carolina (filed as Exhibit 1 to the Company's Current Report on Form 8-K, File No. 000-18106, for the event on
                  November 25, 1992, and incorporated by reference herein).
   4.8        --  Stockholder Agreement between Exide Electronics and Duquesne Enterprises, Inc., dated August 25, 1994, including amendments by a letter agreement dated December
                  14, 1994 and a letter agreement dated January 4, 1995 (filed as Exhibit 2.4 to
                  Exide Electronics' Registration Statement on Form S-4, File No. 33-88324, and
                  incorporated by reference herein).
   4.9        --  Stockholder Agreement between Exide Electronics and Shenkman Capital Management,
                  Inc., dated August 25, 1994, including an Amendment Agreement dated December 14,
                  1994 and an Amendment Agreement dated January 4, 1995 (filed as Exhibit 2.5 to
                  Exide Electronics' Registration Statement on Form S-4, File No. 33-88324, and
                  incorporated by reference herein).
   4.10       --  Registration Rights Agreement between Exide Electronics Group, Inc. and Gilbert
                  Stuart Goodchild, dated September 29, 1994 (filed as Exhibit 4.1 to Exide
                  Electronics' Registration Statement on Form S-3, File No. 33-63969, and
                  incorporated by reference herein).
   4.11       --  Registration Rights Agreement between Exide Electronics Group, Inc. and Carol
                  Elizabeth Amans, dated September 29, 1994 (filed as Exhibit 4.2 to Exide
                  Electronics' Registration Statement on Form S-3, File No. 33-63969, and
                  incorporated by reference herein).
   4.12       --  Registration Rights Agreement between Exide Electronics Group, Inc. and Tony
                  Peter Stuart Goodchild, dated September 29, 1994 (filed as Exhibit 4.3 to Exide
                  Electronics' Registration Statement on Form S-3, File No. 33-63969, and
                  incorporated by reference herein).
   4.13       --  Registration Rights Agreement by and among Exide Electronics, Duquesne and
                  Shenkman Investment Partners L.P., dated as of January 5, 1995 (filed as Exhibit
                  4.7 to Exide Electronics' Registration Statement on Form S-3, File No. 33-88466,
                  and incorporated by reference herein).
   4.14       --  Note Agreement by and among Massachusetts Mutual Life Insurance Company,
                  MassMutual Corporate Investors, MassMutual Participation Investors, and Exide
                  Electronics Group, Inc., dated September 2, 1992, relating to the 8.375%
                  Guaranteed Convertible Subordinated Notes due June 30, 2000 (filed as Exhibit 4m to the Company's Annual Report on Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1992, and incorporated by reference herein).
   5.1        --  Opinion of Smith Helms Mulliss & Moore, L.L.P., regarding the legality of the
                  Series B Notes.

EXHIBIT NO.                                          DESCRIPTION
- -----------       ---------------------------------------------------------------------------------
  10.1        --  Credit Agreement, dated as of March 13, 1996, among the Company, the Guarantors and Morgan Guaranty Trust Company of New York, First Union National Bank of North
                  Carolina, Bank of America Illinois, NationsBank, N.A., ABN AMRO Bank, N.V., as
                  lenders, and Morgan Guaranty Trust Company of New York, as administrative agent, and Bank of America Illinois, as documentation agent.
  10.2        --  Amendment to Credit Agreement, dated as of March 25, 1996, among the Company and the Lenders, the Administrative Agent, the Swing Lender (as defined therein), the
                  Issuing Lender (as defined therein) and the lenders listed on Schedule 2 thereto.
  10.3        --  Security Agreement, dated March 13, 1996, among the Company, the Guarantors and
                  Morgan Guaranty Trust Company of New York, as administrative agent (included in
                  Exhibit 10.1 hereof).
  10.4        --  Pledge Agreement, dated March 13, 1996, among the Company, Exide Electronics
                  Corporation, Exide Electronics USA Holdings Corp., International Power Machines
                  Corporation and Deltec Power Systems, Inc., as pledgors, and Morgan Guaranty
                  Trust Company of New York, as administrative agent (included in Exhibit 10.1 hereof).
  10.5        --  Lease Agreement, dated August 15, 1994 between E.L.E. Properties and Exide
                  Electronics Corporation relating to Registrant's manufacturing facility in
                  Raleigh, North Carolina (filed as Exhibit 10a to the Company's Annual Report on
                  Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1994, and incorporated by reference herein).
  10.6        --  Lease Agreement, dated June 20, 1985, between Corporate Property Associates 5 and
                  Exide Electronics Corporation and First Amendment thereto, relating to
                  Registrant's engineering facility in Raleigh, North Carolina (filed as Exhibit
                  10c to Registration Statement No. 33-31872 on Form S-1 and incorporated by reference herein).
  10.7        --  Lease Agreement, dated May 12, 1994, between Forum Office Partners Three and
                  Exide Electronics Group, Inc., relating to Registrant's corporate headquarters
                  (filed as Exhibit 10 to the Company's Quarterly Report on Form 10-Q, File No.
                  000-18106, for the quarter ended March 31, 1994, and incorporated by reference herein).
  10.8        --  Contract, dated May 6, 1988, between the Directorate of Contracting and
                  Manufacturing, Sacramento Air Logistics Center and Exide Electronics Corporation,
                  and Amendment/Modification Nos. P00001 through P00008 (filed as Exhibit 10c to
                  Registration Statement No. 33-31872 on Form S-1 and incorporated by reference herein).
  10.9        --  Amendment/Modification Nos. P00009 through P000012, between the Directorate of
                  Contracting and Manufacturing, Sacramento Air Logistics Center and Exide
                  Electronics Corporation (filed as Exhibits 10g-j to the Company's Annual Report on Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1990, and incorporated by reference herein).
  10.10       --  Amendment/Modification Nos. P000013 through P000023 between the Directorate of
                  Contracting and Manufacturing, Sacramento Air Logistics Center and Exide
                  Electronics Corporation (filed as Exhibit 10h to the Company's Annual Report on
                  Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1992, and incorporated by reference herein).
  10.11       --  Amendment/Modification Nos. P000024 through P000028 between the Directorate of
                  Contracting and Manufacturing, Sacramento Air Logistics Center and Exide
                  Electronics Corporation (filed as Exhibit 10g to the Company's Annual Report on
                  Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1993, and incorporated by reference herein).

EXHIBIT NO.                                          DESCRIPTION
- -----------       ---------------------------------------------------------------------------------
  10.12       --  Amendment/Modification No. P000029 between the Directorate of Contracting and
                  Manufacturing, Sacramento Air Logistics Center and Exide Electronics Corporation
                  (filed as Exhibit 10(h) to the Company's Annual Report on Form 10-K, File No.
                  000-18106, for the fiscal year ended September 30, 1995, and incorporated by reference herein).
  10.13       --  Contract dated June 20, 1991 between the United States Navy and Exide Electronics
                  Corporation, and Modifications Nos. P00001 through P00003 (filed as Exhibit 10i to the Company's Annual Report on Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1992, and incorporated by reference herein).
  10.14       --  Modifications Nos. P00004 through P00005 to the contract dated June 20, 1991 between the United States Navy and Exide Electronics Corporation (filed as
                  Exhibit 10a to the Company's Quarterly Report on Form 10 -Q, File No. 000-18106,
                  for the quarter ended June 30, 1994, and incorporated by reference herein).
  10.15       --  Modification No. P00006 to the contract dated June 20, 1991 between the United
                  States Navy and Exide Electronics Corporation (filed as Exhibit 10k to the
                  Company's Annual Report on Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1994, and incorporated by reference herein).
  10.16       --  Contract dated April 13, 1992 between the United States Navy and Exide
                  Electronics Corporation, and Amendments Nos. 0001 through 0006 and Modification
                  No. P00001 (filed as Exhibit 10j to the Company's Annual Report on Form 10-K,
                  File No. 000-18106, for the fiscal year ended September 30, 1992, and incorporated by reference herein).
  10.17       --  Modifications Nos. P00002, P00003, P00006 and P00007 to the contract dated April
                  13, 1992 between the United States Navy and Exide Electronics Corporation (filed as Exhibit 10m to the Company's Annual Report on Form 10-K, File No. 000-18106,
                  for the fiscal year ended September 30, 1994, and incorporated by reference herein).
  10.18       --  Modifications Nos. P00004 through P00005 to the contract dated April 13, 1992 between the United States Navy and Exide Electronics Corporation (filed as
                  Exhibit 10b to the Company's Quarterly Report on Form 10-Q, File No. 000-18106,
                  for the quarter ended June 30, 1994, and incorporated by reference herein).
  10.19       --  Agreement, dated as of July 1, 1982, between Exide Corporation and Exide
                  Electronics Corporation relating to the use of the name Exide (filed as Exhibit
                  10f to the Registration Statement No. 33-31872 on Form S-1 and incorporated by reference herein).
  10.20       --  Exide Electronics Group, Inc. 1989 Stock Option Plan (filed as Exhibit 10g to
                  Registration Statement No. 33-31872 on Form S-1 and incorporated by reference herein).
  10.21       --  Employment Agreement, dated February 3, 1995, with Warren J. Johnson (filed as
                  Exhibit 10 to the Company's Quarterly Report on Form 10-Q, File No. 000-18106,
                  for the quarter ended December 31, 1994, and incorporated by reference herein).
  10.22       --  Employment Agreement, dated September 30, 1989, with James A. Risher (filed as
                  Exhibit 10o to the Company's Annual Report on Form 10-K, File No. 000-18106, for
                  the fiscal year ended September 30, 1990, and incorporated by reference herein).
  10.23       --  Employment Agreement, dated March 15, 1990, with William J. Raddi (filed as
                  Exhibit 10p to the Company's Annual Report on Form 10-K, File No. 000-18106, for
                  the fiscal year ended September 30, 1990, and incorporated by reference herein).
  10.24       --  Severance Compensation Plan After Change of Control (filed as Exhibit 10o to
                  Amendment No. 1 of Registration Statement No. 33-31872 on Form S-1 and
                  incorporated by reference herein).
  10.25       --  Revised form of Stock Purchase Agreement for fiscal 1989 Common Stock sales to the Registrant's employees (filed as Exhibit 101 to Amendment No. 3 of
                  Registration Statement No. 33-31872 on Form S-1 and incorporated by reference herein).

EXHIBIT NO.                                          DESCRIPTION
- -----------       ---------------------------------------------------------------------------------
  10.26       --  1989 Stock Option Plan, as amended on August 11, 1992 (filed as Exhibit 10t to the Company's Annual Report on Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1992, and incorporated by reference herein).
  10.27       --  Non-employee Directors' Stock Option Plan, as amended on August 11, 1992 (filed as Exhibit 10u to the Company's Annual Report on Form 10-K, File No. 000-18106,
                  for the fiscal year ended September 30, 1992, and incorporated by reference herein).
  10.28       --  Contract, dated June 5, 1995, between the United States Air Force Sacramento Air
                  Logistics Command and Exide Electronics Corporation (filed as Exhibit P to the
                  Company's Quarterly Report on Form 10-Q, File No. 000-18106, for the quarter ended June 30, 1995, and incorporated by reference herein).
  10.29       --  Exide Electronics Group, Inc. 1995 Directors Stock Option Plan (filed as Appendix
                  B to the Company's Proxy Statement dated January 30, 1995, issued in connection with the Company's Annual Meeting of Stockholders held on February 28, 1995, and incorporated by reference herein).
  10.30       --  Exide Electronics Group, Inc. 1995 Employee Stock Option and Restricted Stock
                  Plan (filed as Appendix A to the Company's Proxy Statement dated January 30,
                  1995, issued in connection with the Company's Annual Meeting of Stockholders held on February 28, 1995, and incorporated by reference herein).
  10.31       --  Exide Electronics Corporation 401 (k) Retirement Benefit Plan Summary Plan
                  Description (filed as Exhibit 4c to Registration Statement No. 33-64121 on Form
                  S-8 and incorporated by reference herein).
  10.32       --  Commercial Lease Agreement dated June 23, 1987 between Northgate V Business Park
                  Associates and the registrant, as amended November 11, 1987, and as supplemented by Supplemental Lease Agreement dated December 9, 1992 (filed as Exhibit 10.1 to
                  International Power Machines Corporation's Annual Report on Form 10-K for the
                  fiscal year ended December 31, 1992, and incorporated by reference herein).
  10.33       --  Agreement dated February 20, 1987 between William L. Zang and the registrant
                  (filed as Exhibit 10.10 to International Power Machines Corporation's Annual
                  Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated by reference herein).
  10.34       --  Company Employee Capital Accumulation and Savings Plan (filed as Exhibit 10.12 to
                  International Power Machines Corporation's Annual Report on Form 10-K for the
                  fiscal year ended December 31, 1992, and incorporated by reference herein).
  10.35       --  Lease Agreement, dated June 8, 1995, between Banks D. Kerr and Exide Electronics
                  Corporation relating to the registrant's offices in Raleigh, North Carolina
                  (filed as Exhibit 10(ff) to the Company's Annual Report on Form 10-K, File No.
                  000-18106, for the fiscal year ended September 30, 1995, and incorporated by reference herein).
  10.36       --  Summary Description of 1995 Management Incentive Plan (filed as Exhibit 10(gg) to the Company's Annual Report on Form 10-K, File No. 000-18106, for the fiscal year ended September 30, 1995, and incorporated by reference herein).
  12.1        --  Statement of Computation of Ratios.
  21.1        --  Subsidiaries of the Company.
  23.1        --  Consent of Smith Helms Mulliss & Moore, L.L.P. (included in their opinion filed as Exhibit 5.1 hereof).
  23.2        --  Consent of Arthur Andersen LLP.
  23.3        --  Consent of Price Waterhouse LLP.
  23.4(a)     --  Consent of KPMG as.
  23.4(b)     --  Consent of KPMG C. Jespersen.

EXHIBIT NO.                                          DESCRIPTION
- -----------       ---------------------------------------------------------------------------------
  23.4(c)     --  Consent of KPMG WIDERI OY AB.
  23.4(d)     --  Consent of KPMG Bohlins AB.
  24.1        --  Power of Attorney (included on the signature pages of this registration statement).
  25.1        --  Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture
                  Act of 1939 of American Bank National Association.
  99.1        --  Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer.


- ---------------

All exhibits have been previously filed.

     (b) Financial Statement Schedules

     The following Financial Statement Schedule is filed as part of the Registration Statement.

     SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                               SCHEDULES OMITTED

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          EXIDE ELECTRONICS GROUP, INC.

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
                                                Chairman of the Board of            May   , 1996
- ---------------------------------------------     Directors
             Conrad A. Plimpton
             /s/  LANCE L. KNOX                 Vice Chairman of the Board of       May 13, 1996
- ---------------------------------------------     Directors
               Lance L. Knox*
           /s/  MARTY R. KITTRELL               Vice President, Chief               May 13, 1996
- ---------------------------------------------     Financial Officer, and
              Marty R. Kittrell                   Treasurer (Principal
                                                  Accounting Officer)
            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher
           /s/  WAYNE L. CLEVENGER              Director                            May 13, 1996
- ---------------------------------------------
             Wayne L. Clevenger*
             /s/  RON E. DOGGETT                Director                            May 13, 1996
- ---------------------------------------------
               Ron E. Doggett*
            /s/  JAMES E. FOWLER                Director                            May 13, 1996
- ---------------------------------------------
              James E. Fowler*
          /s/  DAVID J. MCLAUGHLIN              Director                            May 13, 1996
- ---------------------------------------------
            David J. McLaughlin*
                                                Director                            May   , 1996
- ---------------------------------------------
                Chiaki Tanaka
* By:     /s/  MARTY R. KITTRELL
      ---------------------------------------
      Marty R. Kittrell, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          EXIDE ELECTRONICS CORPORATION

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
           /s/  MARTY R. KITTRELL               Vice President, Chief               May 13, 1996
- ---------------------------------------------     Financial Officer and
              Marty R. Kittrell                   Treasurer (Principal
                                                  Accounting Officer)
                                                Director                            May   , 1996
- ---------------------------------------------
             Conrad A. Plimpton
             /s/  LANCE L. KNOX                 Director                            May 13, 1996
- ---------------------------------------------
               Lance L. Knox*
            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher
* By:     /s/  MARTY R. KITTRELL
      ---------------------------------------
      Marty R. Kittrell, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          EXIDE ELECTRONICS INTERNATIONAL
                                            CORP.

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
           /s/  MARTY R. KITTRELL               Vice President and Treasurer        May 13, 1996
- ---------------------------------------------     (Principal Accounting
              Marty R. Kittrell                   Officer)
                                                Director                            May   , 1996
- ---------------------------------------------
             Conrad A. Plimpton
             /s/  LANCE L. KNOX                 Director                            May 13, 1996
- ---------------------------------------------
               Lance L. Knox*
            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher
* By:     /s/  MARTY R. KITTRELL
      ---------------------------------------
      Marty R. Kittrell, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          INTERNATIONAL POWER MACHINES
                                            CORPORATION

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
           /s/  MARTY R. KITTRELL               Vice President -- Finance           May 13, 1996
- ---------------------------------------------     (Principal Accounting
              Marty R. Kittrell                   Officer)
            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher
          /s/  NICHOLAS J. COSTANZA             Director                            May 13, 1996
- ---------------------------------------------
            Nicholas J. Costanza
                                                Director                            May   , 1996
- ---------------------------------------------
              Warren J. Johnson

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          LECTRO PRODUCTS, INC.

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
           /s/  MARTY R. KITTRELL               Vice President and Chief            May 13, 1996
- ---------------------------------------------     Financial Officer
              Marty R. Kittrell                   (Principal Accounting
                                                  Officer)

            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          DELTEC POWER SYSTEMS, INC.

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher

           /s/  MARTY R. KITTRELL               Director, Senior Vice               May 13, 1996
- ---------------------------------------------     President and Chief
              Marty R. Kittrell                   Financial Officer
                                                  (Principal Accounting
                                                  Officer)

         /s/  NICHOLAS J. CONSTANZA             Director                            May 13, 1996
- ---------------------------------------------
            Nicholas J. Costanza

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          DATATRAX ACQUISITION CORPORATION

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
           /s/  MARTY R. KITTRELL               Vice President and Chief            May 13, 1996
- ---------------------------------------------     Financial Officer
              Marty R. Kittrell                   (Principal Accounting
                                                  Officer)

            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          EXIDE ELECTRONICS USA HOLDINGS CORP.

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
           /s/  MARTY R. KITTRELL               Vice President and Chief            May 13, 1996
- ---------------------------------------------     Financial Officer
              Marty R. Kittrell                   (Principal Accounting
                                                  Officer)

            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          DELTEC ELECTRONICS CORPORATION

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher

           /s/  MARTY R. KITTRELL               Director, Senior Vice               May 13, 1996
- ---------------------------------------------     President and Chief
              Marty R. Kittrell                   Financial Officer
                                                  (Principal Accounting
                                                  Officer)

          /s/  NICHOLAS J. COSTANZA             Director                            May 13, 1996
- ---------------------------------------------
            Nicholas J. Costanza

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 13, 1996.


                                          LORTEC POWER SYSTEMS, INC.

                                          By:      /s/  JAMES A. RISHER
                                            ------------------------------------
                                                      James A. Risher
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------
           /s/  MARTY R. KITTRELL               Senior Vice President and           May 13, 1996
- ---------------------------------------------     Chief Financial Officer
              Marty R. Kittrell                   (Principal Accounting
                                                  Officer)

            /s/  JAMES A. RISHER                Director                            May 13, 1996
- ---------------------------------------------
               James A. Risher

          /s/  NICHOLAS J. COSTANZA             Director                            May 13, 1996
- ---------------------------------------------
            Nicholas J. Costanza

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To Exide Electronics Group, Inc.:

     We have audited, in accordance with generally accepted auditing standards, the financial statements of Exide Electronics Group, Inc. included in this registration statement and have issued our report thereon dated October 25, 1995 (except with respect to the matters discussed in Note 16 to the annual Consolidated Financial Statements, as to which the date is December 13, 1995). Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained on Schedule II is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Raleigh, North Carolina
October 25, 1995

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                      ALLOWANCE FOR DOUBTFUL ACCOUNTS AND
                        CUSTOMER RETURNS AND ADJUSTMENTS
                                 (IN THOUSANDS)

                                               BALANCE                                          BALANCE
                                              BEGINNING                                           END
                FISCAL YEAR                   OF PERIOD       ADDITIONS       DEDUCTIONS       OF PERIOD
- --------------------------------------------  ---------       ---------       ----------       ---------
1993........................................   $ 1,745         $ 1,714         $   (599)        $ 2,860
1994........................................   $ 2,860         $ 1,475         $ (2,187)        $ 2,148
1995........................................   $ 2,148         $ 1,495         $ (1,126)        $ 2,517

                                       S-2